FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207132-12

July 17, 2017

Free Writing Prospectus

Structural and Collateral Term Sheet

$931,648,876

(Approximate Initial Mortgage Pool Balance)

$802,140,000

(Offered Certificates)

CD 2017-CD5 Mortgage Trust

As Issuing Entity

Citigroup Commercial Mortgage Securities Inc.

As Depositor

CD 2017-CD5 Mortgage Trust Commercial Mortgage Pass-Through
Certificates, Series 2017-CD5

Citi Real Estate Funding Inc.

German American Capital Corporation

Citigroup Global Markets Realty Corp.

As Sponsors and Mortgage Loan Sellers

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and that these materials may not be updated or (3) these materials possibly being confidential, are, in each case, not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Citigroup	Deutsche Bank Securities

Co-Lead Managers and Joint Bookrunners

Drexel Hamilton
Co-Manager

CERTIFICATE SUMMARY

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the preliminary prospectus, dated on or about July 17, 2017, included as part of our registration statement (SEC File No. 333-207132) (the “Preliminary Prospectus”). The Preliminary Prospectus contains material information that is not contained in this Term Sheet (including, without limitation, a detailed discussion of risks associated with an investment in the offered securities under the heading “Risk Factors” in the Preliminary Prospectus). The Preliminary Prospectus is available upon request from Citigroup Global Markets Inc., Deutsche Bank Securities Inc. or Drexel Hamilton, LLC. This Term Sheet is subject to change.

For information regarding certain risks associated with an investment in this transaction, refer to “Risk Factors” in the Preliminary Prospectus. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus.

The Securities May Not Be a Suitable Investment for You

The securities offered by this Term Sheet are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of securities. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity of, the aggregate amount and timing of distributions on and the market value of the offered securities are subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered securities involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the securities. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered securities described in this Term Sheet.

The securities offered by these materials are being offered when, as and if issued. This Term Sheet is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this Term Sheet may not pertain to any securities that will actually be sold. The information contained in this Term Sheet may be based on assumptions regarding market conditions and other matters as reflected in this Term Sheet. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this Term Sheet should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this Term Sheet may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this Term Sheet or derivatives thereof (including options). Information contained in this Term Sheet is current as of the date appearing on this Term Sheet only. Information in this Term Sheet regarding the securities and the mortgage loans backing any securities discussed in this Term Sheet supersedes all prior information regarding such securities and mortgage loans. None of Citigroup Global Markets Inc., Deutsche Bank Securities Inc. or Drexel Hamilton, LLC provides accounting, tax or legal advice.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus). See also “Legal Investment” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CERTIFICATE SUMMARY

OFFERED CERTIFICATES

Offered Classes	Expected Ratings (Moody’s / Fitch / KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Initial Pass-Through Rate(4)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(5)	Expected Principal Window(5)
Class A-1	Aaa(sf) / AAAsf / AAA(sf)	$32,096,000		30.000%	[__]%	(6)	2.92	9/17 - 7/22
Class A-2	Aaa(sf) / AAAsf / AAA(sf)	$70,987,000		30.000%	[__]%	(6)	4.92	7/22 - 7/22
Class A-3	Aaa(sf) / AAAsf / AAA(sf)	$225,000,000		30.000%	[__]%	(6)	9.75	10/26 - 6/27
Class A-4	Aaa(sf) / AAAsf / AAA(sf)	$252,232,000		30.000%	[__]%	(6)	9.84	6/27 - 7/27
Class A-AB	Aaa(sf) / AAAsf / AAA(sf)	$47,057,000		30.000%	[__]%	(6)	7.27	7/22 - 3/27
Class X-A	Aa1(sf) / AAAsf / AAA(sf)	$730,440,000	(7)	N/A	[__]%	Variable IO(8)	N/A	N/A
Class X-B	NR / AA-sf / AAA(sf)	$39,211,000	(7)	N/A	[__]%	Variable IO(8)	N/A	N/A
Class X-C	NR / A-sf / AAA(sf)	$32,489,000	(7)	N/A	[__]%	Variable IO(8)	N/A	N/A
Class A-S	Aa3(sf) / AAAsf / AAA(sf)	$103,068,000		18.500%	[__]%	(6)	9.92	7/27 - 7/27
Class B	NR / AA-sf / AA(sf)	$39,211,000		14.125%	[__]%	(6)	9.92	7/27 - 7/27
Class C	NR / A-sf / A-(sf)	$32,489,000		10.500%	[__]%	(6)	9.92	7/27 - 7/27

NON-OFFERED CERTIFICATES

Non-Offered Classes	Expected Ratings (Moody’s / Fitch / KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Initial Pass-Through Rate(4)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(5)	Expected Principal Window(5)
Class X-D	NR / BBB-sf / BBB-(sf)	$39,211,000	(7)	N/A	[__]%	Variable IO(8)	N/A	N/A
Class X-E	NR / BB-sf / BB-(sf)	$15,684,000	(7)	N/A	[__]%	Variable IO(8)	N/A	N/A
Class D	NR / BBB-sf / BBB-(sf)	$39,211,000		6.125%	[__]%	(6)	9.92	7/27 - 7/27
Class E	NR / BB-sf / BB-(sf)	$15,684,000		4.375%	[__]%	(6)	9.92	7/27 - 7/27
Class F(9)	NR / B-sf / B(sf)	$8,962,000		3.375%	[__]%	(6)	9.92	7/27 - 7/27
Class G(9)	NR / NR / NR	$30,249,217		0.000%	[__]%	(6)	9.93	7/27 - 8/27
Class R(10)	N/A	N/A		N/A	N/A	N/A	N/A	N/A

NON-OFFERED VERTICAL RISK RETENTION INTEREST

Non-Offered Eligible Vertical Interest	Expected Ratings (Moody’s / Fitch / KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Initial Pass-Through Rate(4)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(5)	Expected Principal Window(5)
VRR Interest(11)	NR / NR / NR	$35,402,658	N/A	[__]%	WAC(12)	9.07	9/17 - 8/27

(1)	It is a condition of issuance that the offered certificates and certain classes of non-offered certificates receive the ratings set forth above. The anticipated ratings shown are those of Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”). Subject to the discussion under “Ratings” in the Preliminary Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Preliminary Prospectus. Moody’s, Fitch and KBRA have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites. Credit ratings referenced throughout this Term Sheet are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

(2)	Approximate, subject to a variance of plus or minus 5%, including in connection with any variation in the certificate balance of the VRR Interest (as defined in footnote 11 below) and/or the HRR Certificates (as defined in footnote 9 below) following calculation of the actual fair value of all of the ABS interests (as such term is defined in Regulation RR) issued by the issuing entity, as described under “Credit Risk Retention” in the Preliminary Prospectus. The certificate balance of the VRR Interest is not included in the certificate balance or notional amount of any other class of certificates listed in the table above, and the VRR Interest is not offered hereby. In addition, the notional amounts of the Class X-A, Class X-B, Class X-C, Class X-D and Class X-E certificates may vary depending upon the final pricing of the classes of Principal Balance Certificates (as defined in footnote (3) below) whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-C, Class X-D or Class X-E certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(3)	The approximate initial credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates are represented in the aggregate. The approximate initial credit support percentages shown in the table above do not take into account the VRR Interest. However, losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates (collectively, the “Non-Vertically Retained Principal Balance Certificates”), on the other hand, pro rata in accordance with their respective outstanding certificate balances. See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus. The VRR Interest and the Non-Vertically Retained Principal Balance Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”.

(4)	Approximate per annum rate as of the Closing Date.

(5)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

(6)	For any distribution date, the pass-through rates on each class of the Non-Vertically Retained Principal Balance Certificates will generally be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate described in clause (ii), or (iv) the weighted average rate described in clause (ii) less a specified percentage, but no less than 0.000%, as described under “Description of the Certificates—Distributions—Pass Through Rates” in the Preliminary Prospectus.

(7)	The Class X-A, Class X-B, Class X-C, Class X-D and Class X-E certificates (collectively, the “Class X Certificates”) will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B, Class X-C, Class X-D and Class X-E certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A certificates will be equal to the aggregate of the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates from time to time. The notional amount of the Class X-B certificates will be equal to the certificate balance of the Class B certificates from time to time. The notional amount of the Class X-C certificates will be equal to the certificate balance of the Class C certificates from time to time. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates from time to time. The notional amount of the Class X-E certificates will be equal to the certificate balance of the Class E certificates from time to time.

(8)	The pass-through rate on the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates as in effect from time to time, as described in the Preliminary Prospectus. The pass-through rate on the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate of the Class B certificates as in effect from time to time, as described in the Preliminary Prospectus. The pass-through rate on the Class X-C certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate of the Class C certificates as in effect from time to time, as described in the Preliminary Prospectus. The pass-through rate on the Class X-D certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate of the Class D certificates as in effect from time to time, as described in the Preliminary Prospectus. The pass-through rate on the Class X-E certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate of the Class E certificates as in effect from time to time, as described in the Preliminary Prospectus.

(9)	In satisfaction of a portion of the retaining sponsor’s risk retention obligations with respect to this transaction, all of the Class F and Class G certificates (collectively, the “HRR Certificates”), in the aggregate initial certificate balance of approximately $39,211,217, and with a fair value expected to represent at least 1.2% of the fair value, as of the Closing Date, of all ABS interests issued by the issuing entity, will constitute an “eligible horizontal residual interest” (as such term is defined in Regulation RR) that is to be purchased and retained by RREF III-D AIV RR, LLC in accordance with the credit risk retention rules applicable to this securitization transaction. See “Credit Risk Retention” in the Preliminary Prospectus.

(10)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in the Preliminary Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

(11)	Citi Real Estate Funding Inc., as the retaining sponsor, is expected to purchase from the depositor, on the Closing Date, an “eligible vertical interest” (as such term is defined in Regulation RR) in the form of a single vertical security with an aggregate initial certificate balance of approximately $35,402,658 (the “VRR Interest”), which is expected to represent approximately 3.8% of the aggregate initial certificate balance of all of the ABS interests issued by the issuing entity. The VRR Interest will be retained by certain retaining parties in accordance with the credit risk retention rules applicable to this securitization transaction. See “Credit Risk Retention” in the Preliminary Prospectus. The VRR Interest is a class of certificates.

(12)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance(2)	$931,648,876
Number of Mortgage Loans	48
Number of Mortgaged Properties	134
Average Cut-off Date Balance	$19,409,352
Weighted Average Mortgage Rate	4.20983%
Weighted Average Remaining Term to Maturity/ARD (months)	113
Weighted Average Remaining Amortization Term (months)(3)	348
Weighted Average Cut-off Date LTV Ratio(4)	54.6%
Weighted Average Maturity Date/ARD LTV Ratio(4)	49.2%
Weighted Average UW NCF DSCR(5)	2.25x
Weighted Average Debt Yield on Underwritten NOI(6)	11.7%
% of Initial Pool Balance of Mortgage Loans that are Fully Amortizing	1.3%
% of Initial Pool Balance of Mortgage Loans that are Amortizing Balloon	18.0%
% of Initial Pool Balance of Mortgage Loans that are Interest Only then Amortizing Balloon	39.1%
% of Initial Pool Balance of Mortgage Loans that are Interest Only	41.7%
% of Initial Pool Balance of Mortgaged Properties with Single Tenants	8.9%
% of Initial Pool Balance of Mortgage Loans with only Subordinate Debt	10.7%
% of Initial Pool Balance of Mortgage Loans with only Mezzanine Debt	10.8%
% of Initial Pool Balance of Mortgage Loans with Mezzanine and Subordinate Debt	11.9%

(1)	With respect to each mortgage loan that is part of a loan combination (as identified under “Collateral Overview—Loan Combination Summary” below), the Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR, Debt Yield on Underwritten NOI and Cut-off Date Balance Per SF / Rooms / Units are calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s), unless otherwise indicated. Other than as specifically noted, the Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR, Debt Yield on Underwritten NOI and Cut-off Date Balance Per SF / Rooms / Units information for each mortgage loan is presented in this Term Sheet without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	Excludes mortgage loans that are interest-only for the entire term.

(4)	The Cut-off Date LTV Ratios and Maturity Date/ARD LTV Ratios presented in this Term Sheet are generally based on the “as-is” appraised values of the related mortgaged properties (as set forth on Annex A to the Preliminary Prospectus), provided, that such LTV ratios may be calculated (i) based on “as-complete”, “as-stabilized” or similar values in certain cases where the completion of certain hypothetical conditions or other events at the property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, (ii) based on an “as-is portfolio value”, which represents the appraised value for a portfolio of mortgaged properties as a whole and not the sum of the appraised values for each of the individual mortgaged properties, or (iii) based on the Cut-off Date Balance net of a related earnout or holdback reserve, in each case as further described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “Certain Definitions” in this Term Sheet and under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(5)	The UW NCF DSCR for each mortgage loan is generally calculated by dividing the UW NCF for the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due. With respect to the Midlink Business Park mortgage loan, the UW NCF DSCR is calculated based on the annual debt service equal to the aggregate of the first 12 payments on the mortgage loan following the Closing Date as set forth in the non-standard amortization schedule set forth in Annex G to the Preliminary Prospectus. See the definition of “UW NCF DSCR” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(6)	The Debt Yield on Underwritten NOI for each mortgage loan is generally calculated as the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is generally calculated as the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of such mortgage loan; provided, that such Debt Yields may be calculated based on the Cut-off Date Balance net of a related earnout or holdback reserve, as further described in the definitions of “Debt Yield on Underwritten NOI” and “Debt Yield on Underwritten NCF” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

KEY FEATURES OF THE CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Citigroup Global Markets Inc. Deutsche Bank Securities Inc.

Co-Manager:	Drexel Hamilton, LLC

Depositor:	Citigroup Commercial Mortgage Securities Inc.

Initial Pool Balance:	$931,648,876

Master Servicer:	Wells Fargo Bank, National Association

Special Servicer:	Rialto Capital Advisors, LLC

Certificate Administrator:	Citibank, N.A.

Trustee:	Wilmington Trust, National Association

Operating Advisor:	Park Bridge Lender Services LLC

Asset Representations Reviewer:	Park Bridge Lender Services LLC

Risk Retention Consultation Parties:	Citi Real Estate Funding Inc. and Deutsche Bank AG, acting through its New York Branch

Credit Risk Retention:

For a discussion on the manner in which the U.S. credit risk retention requirements are being satisfied by Citi Real Estate Funding Inc., as retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus. Note that this securitization transaction is not structured to satisfy the EU risk retention and due diligence requirements.

Closing Date:	On or about August 15, 2017

Cut-off Date:

With respect to each mortgage loan, the due date in August 2017 for that mortgage loan (or, in the case of any mortgage loan that has its first due date subsequent to August 2017, the date that would have been its due date in August 2017 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month)

Determination Date:	The 11th day of each month or next business day, commencing in September 2017

Distribution Date:	The 4th business day after the Determination Date, commencing in September 2017

Interest Accrual:	Preceding calendar month

ERISA Eligible:	The offered certificates are expected to be ERISA eligible, subject to the exemption conditions described in the Preliminary Prospectus

SMMEA Eligible:	No

Payment Structure:	Sequential Pay

Day Count:	30/360

Tax Structure:	REMIC

Rated Final Distribution Date:	August 2050

Cleanup Call:	1.0%

Minimum Denominations:

$10,000 minimum for the offered certificates (except with respect to the Class X-A, Class X-B and Class X-C certificates: $1,000,000 minimum); integral multiples of $1 thereafter for all the offered certificates

Delivery:	Book-entry through DTC

Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

TRANSACTION HIGHLIGHTS

■	$931,648,875 (Approximate) New-Issue Multi-Borrower CMBS:

—	Overview: The mortgage pool consists of 48 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $931,648,876 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $19,409,352 and are secured by 134 mortgaged properties located throughout 28 states

—	LTV: 54.6% weighted average Cut-off Date LTV Ratio

—	DSCR: 2.25x weighted average Underwritten Debt Service Coverage Ratio

—	Debt Yield: 11.7% weighted average Debt Yield on Underwritten NOI

—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-AB

■	Loan Structural Features:

—	Amortization: 58.3% of the mortgage loans by Initial Pool Balance have scheduled amortization:

–	1.3% of the mortgage loans by Initial Pool Balance are fully amortizing

–	18.0% of the mortgage loans by Initial Pool Balance have amortization for the entire term with a balloon payment due at maturity

–	39.1% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity

—	Hard Lockboxes: 54.1% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—	Cash Traps: 100.0% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than a 1.10x coverage, that fund an excess cash flow reserve

—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

–	Real Estate Taxes: 36 mortgage loans representing 63.3% of the Initial Pool Balance

–	Insurance: 22 mortgage loans representing 41.5% of the Initial Pool Balance

–	Replacement Reserves (Including FF&E Reserves): 38 mortgage loans representing 68.5% of the Initial Pool Balance

–	Tenant Improvements / Leasing Commissions: 20 mortgage loans representing 54.2% of the portion of the Initial Pool Balance that is secured by retail, office, mixed use and industrial properties

—	Predominantly Defeasance Mortgage Loans: 86.7% of the mortgage loans by Initial Pool Balance permit defeasance only after an initial lockout period

■	Multiple-Asset Types > 5.0% of the Initial Pool Balance:

—	Mixed Use: 24.6% of the mortgaged properties by allocated Initial Pool Balance are mixed use properties

—	Hospitality: 21.7% of the mortgaged properties by allocated Initial Pool Balance are hospitality properties

—	Office: 19.4% of the mortgaged properties by allocated Initial Pool Balance are office properties

—	Retail: 17.0% of the mortgaged properties by allocated Initial Pool Balance are retail properties (13.3% are anchored retail properties)

—	Self Storage: 8.0% of the mortgaged properties by allocated Initial Pool Balance are self storage properties

—	Industrial: 6.6% of the mortgaged properties by allocated Initial Pool Balance are industrial properties

■	Geographic Diversity: The 134 mortgaged properties are located throughout 28 states, with only two states having greater than 10.0% of the allocated Initial Pool Balance: New York (25.5%) and California (22.6%)

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW

Mortgage Loans by Loan Seller

Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
German American Capital Corporation	21	88	$462,252,893	49.6%
Citi Real Estate Funding Inc.	25	44	358,045,982	38.4
Citigroup Global Markets Realty Corp. and German American Capital Corporation(1)	1	1	100,000,000	10.7
Citigroup Global Markets Realty Corp.	1	1	11,350,000	1.2
Total	48	134	$931,648,876	100.0%

(1)	The General Motors Building mortgage loan is part of a loan combination that was co-originated by Citigroup Global Markets Realty Corp., Deutsche Bank AG, acting through its New York Branch (an affiliate of German American Capital Corporation), Morgan Stanley Bank, N.A. and Wells Fargo Bank, N.A. Such mortgage loan is evidenced by three promissory notes: (i) notes A-3-C2 and A-3-C3-2, with an aggregate outstanding principal balance of $50,000,000 as of the Cut-off Date, as to which Citigroup Global Markets Realty Corp. is acting as mortgage loan seller; and (ii) note A-2-C2-1, with an outstanding principal balance of $50,000,000 as of the Cut-off Date, as to which German American Capital Corporation is acting as mortgage loan seller.

Ten Largest Mortgage Loans(1)(2)

#	Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF/Rooms	Cut-off Date Balance Per SF/Rooms	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio(3)
1	General Motors Building	$100,000,000	10.7%	Mixed Use	1,989,983	$739	4.33x	15.5%	30.6%
2	Olympic Tower	60,000,000	6.4	Mixed Use	525,372	$1,163	2.70x	11.2%	32.2%
3	AHIP Northeast Portfolio IV	56,500,000	6.1	Hospitality	467	$120,985	2.07x	13.9%	56.8%
4	245 Park Avenue	51,250,000	5.5	Office	1,723,993	$626	2.73x	10.7%	48.9%
5	Starwood Capital Group Hotel Portfolio	40,000,000	4.3	Hospitality	6,366	$90,680	2.72x	12.4%	60.4%
6	Brookwood Self Storage LA-MS Portfolio	40,000,000	4.3	Self Storage	1,262,106	$63	2.78x	11.3%	49.6%
7	Midlink Business Park	37,208,049	4.0	Industrial	1,687,012	$22	1.91x	11.8%	74.9%
8	Residence Inn Long Beach	33,959,929	3.6	Hospitality	178	$190,786	1.74x	11.7%	70.0%
9	Embassy Suites Anaheim Orange	33,000,000	3.5	Hospitality	230	$143,478	1.94x	13.3%	56.2%
10	501 Riverside Avenue	32,000,000	3.4	Office	221,932	$144	1.52x	9.9%	61.4%
	Top 10 Total / Wtd. Avg.	$483,917,979	51.9%				2.72x	12.6%	49.8%
	Remaining Total / Wtd. Avg.	447,730,897	48.1				1.73x	10.8%	59.9%
	Total / Wtd. Avg.	$931,648,876	100.0%				2.25x	11.7%	54.6%

(1)	See footnotes to table entitled “Mortgage Pool Characteristics” above.

(2)	With respect to each mortgage loan that is part of a loan combination (as identified under “Collateral Overview—Loan Combination Summary” below), the UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV Ratio are calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s) or other indebtedness. With respect to the General Motors Building mortgage loan, the mortgaged property is also encumbered by subordinate companion loans with an aggregate outstanding principal balance as of the Cut-off Date of $830,000,000. The UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV Ratio for the General Motors Building mortgage loan inclusive of the subordinate companion loans are 2.77x, 9.9% and 47.9% respectively. With respect to the Olympic Tower mortgage loan, the mortgaged property is also encumbered by subordinate companion loans with an aggregate outstanding principal balance as of the Cut-off Date of $149,000,000. The UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV Ratio for the Olympic Tower mortgage loan inclusive of the subordinate companion loans are 2.17x, 9.0% and 40.0% respectively. With respect to the 245 Park Avenue mortgage loan, the mortgaged property is also encumbered by subordinate companion loans with an aggregate outstanding principal balance as of the Cut-off Date of $120,000,000. The UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV Ratio for the 245 Park Avenue mortgage loan inclusive of the subordinate companion loans are 2.45x, 9.6% and 54.3% respectively.

(3)	With respect to certain of the mortgage loans identified above, the Cut-off Date LTV Ratios have been calculated using “as-complete,” “as-stabilized”, “portfolio premium” or similar hypothetical values. Such mortgage loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Loan Combination Summary

Mortgaged Property Name(1)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Controlling Pooling/Trust and Servicing Agreement (“Controlling PSA”)(2)	Master Servicer / Outside Servicer	Special Servicer / Outside Special Servicer
General Motors Building	$100,000,000	10.7%	$1,370,000,000	$830,000,000	$2,300,000,000	BXP 2017-GM	Wells Fargo	AEGON
Olympic Tower	$60,000,000	6.4%	$551,000,000	$149,000,000	$760,000,000	Olympic Tower 2017-OT	KeyBank	KeyBank
245 Park Avenue	$51,250,000	5.5%	$1,028,750,000	$120,000,000	$1,200,000,000	245 Park Avenue Trust 2017-245P	Wells Fargo	AEGON
Starwood Capital Group Hotel Portfolio	$40,000,000	4.3%	$537,270,000	—	$577,270,000	DBJPM 2017-C6	Midland	Midland
Brookwood Self Storage LA-MS Portfolio	$40,000,000	4.3%	$40,000,000	—	$80,000,000	CD 2017-CD5	Wells Fargo	Rialto
IGT Reno	$30,000,000	3.2%	$50,000,000	—	$80,000,000	CD 2017-CD5	Wells Fargo	Rialto
Gurnee Mills	$19,715,907	2.1%	$251,377,818	—	$271,093,725	CSAIL 2016-C7	Wells Fargo	Rialto

(1)	Each of the mortgage loans included in the issuing entity that is secured by a mortgaged property or portfolio of mortgaged properties identified in the table above, together with the related companion loan(s) (each of which is not included in the issuing entity), is referred to in this Term Sheet as a “loan combination”. See “Description of the Mortgage Pool—The Loan Combinations” in the Preliminary Prospectus.

(2)	Each loan combination will be serviced under the related Controlling PSA, and the controlling class representative (or an equivalent entity), if any, under the related Controlling PSA (or such other party as is designated under the related Controlling PSA and/or the related co-lender agreement) will be entitled to exercise the rights of controlling note holder for the subject loan combination.

Mortgage Loans with Existing Mezzanine Debt or Subordinate Debt(1)

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Cut-off Date Total Debt Balance(2)	Wtd. Avg Cut-off Date Total Debt Interest Rate(2)	Cut-off Date Mortgage Loan LTV(3)	Cut-off Date Total Debt LTV(2)	Cut-off Date Mortgage Loan UW NCF DSCR(3)	Cut-off Date Total Debt UW NCF DSCR(2)
General Motors Building	$100,000,000	$1,370,000,000	$830,000,000	—	$2,300,000,000	3.43000%	30.6%	47.9%	4.33x	2.77x
Olympic Tower	$60,000,000	$551,000,000	$149,000,000	$240,000,000	$1,000,000,000	4.20500%	32.2%	52.6%	2.70x	1.55x
245 Park Avenue	$51,250,000	$1,028,750,000	$120,000,000	$568,000,000	$1,768,000,000	4.30000%	48.9%	80.0%	2.73x	1.42x
Midlink Business Park	$37,208,049	—	—	$4,744,651	$41,952,700	4.75000%	74.9%	84.4%	1.91x	1.49x
Embassy Suites Anaheim Orange	$33,000,000	—	—	$8,000,000	$41,000,000	5.59829%	56.2%	69.8%	2.61x	1.34x
IGT Reno	$30,000,000	$50,000,000	—	$17,500,000	$97,500,000	5.11000%	50.9%	62.0%	2.81x	1.53x

(1)	See footnotes to table entitled “Mortgage Pool Characteristics” above.

(2)	All “Total Debt” calculations set forth in the table above include any related pari passu companion loan(s), any related subordinate companion loan(s) and any related mezzanine debt.

(3)	“Cut-off Date Mortgage Loan LTV” and “Cut-off Date Mortgage Loan UW NCF DSCR” calculations include any related pari passu companion loan(s).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Loan Combination Controlling Notes and Non-Controlling Notes

Mortgaged Property Name / Note Detail	Controlling Note(1)(2)	Current Holder of Unsecuritized Note(3)(4)	Current or Anticipated Holder of Securitized Note(4)	Aggregate Cut-off Date Balance
General Motors Building
Notes A-1-S, A-2-S, A-3-S, A-4-S, A-1-C1, A-2-C1, A-3-C1 and A-4-C1	Yes (Note A-1-S)	—	BXP 2017-GM	$725,000,000
Notes A-1-C2 and A-1-C3-1	No	Morgan Stanley Mortgage Capital Holdings LLC	BANK 2017-BNK6(5)	$59,800,000
Notes A-1-C3-2, A-1-C4, A-1-A2 and A-1-A3	No	Morgan Stanley Bank, N.A.	Not Identified	$164,600,000
Notes A-1-A1, A-2-A1, A-3-A1 and A-4-A1	No	Cantor Commercial Real Estate Lending, L.P.	Not Identified	$85,000,000
Note A-2-C2-1	No	Deutsche Bank AG, acting through its New York Branch	CD 2017-CD5	$50,000,000
Notes A-2-C2-2 , A-2-C3, A-2-A2 and A-2-A3	No	Deutsche Bank AG, acting through its New York Branch	Not Identified	$95,200,000
Notes A-3-C2 and A-3-C3-2	No	Citigroup Global Markets Realty Corp.	CD 2017-CD5	$50,000,000
Notes A-3-C3-1, A-3-A2 and A-3-A3	No	Citigroup Global Markets Realty Corp.	Not Identified	$95,200,000
Notes A-4-C2, A-4-C3 and A-4-A2	No	—	WFCM 2017-C38	$115,000,000
Note A-4-A3	No	Wells Fargo Bank, National Association	BANK 2017-BNK6(5)	$30,200,000
Notes B-1-S, B-2-S, B-3-S and B-4-S	No	—	BXP 2017-GM	$830,000,000
Olympic Tower
Notes A-1-S, A-2-S and A-3-S	(6)	—	Olympic Tower 2017-OT	$331,000,000
Notes A-1-C1, A-1-C4 and A-1-C5	No	—	DBJPM 2017-C6	$80,000,000
Notes A-1-C2 and A-1-C3	No	Deutsche Bank AG, acting through its New York Branch	CD 2017-CD5	$60,000,000
Notes A-2-C1 and A-2-C2	No	Goldman Sachs Mortgage Company	Not Identified	$84,000,000
Note A-3-C	No	—	BANK 2017-BNK5	$56,000,000
Notes B-1, B-2 and B-3	(6)	—	Olympic Tower 2017-OT	$149,000,000
245 Park Avenue
Notes A-1-A, A-1-B, A-1-C, A-1-D and A-1-E	Yes (Note A-1-A)	—	245 Park Avenue Trust 2017-245P	$380,000,000
Note A-2-A-1	No	—	JPMCC 2017-JP6	$98,000,000
Notes A-2-A-2 and A-2-C-1-A	No	—	DBJPM 2017-C6	$93,750,000
Note A-2-A-3	No	JPMorgan Chase Bank, National Association	JPMCC 2017-JP7(7)	$75,000,000
Note A-2-A-4	No	JPMorgan Chase Bank, National Association	Not Identified	$32,000,000
Notes A-2-B-1, A-2-B-2 and A-2-B-3	No	Natixis Real Estate Capital LLC	Not Identified	$210,000,000
Notes A-2-C-1-B and A-2-C-2	No	Deutsche Bank AG, acting through its New York Branch	CD 2017-CD5	$51,250,000
Notes A-2-D-1, A-2-D-2 and A-2-D-3	No	Société Générale	Not Identified	$70,000,000
Notes A-2-E-1 and A-2-E-2	No	Barclays Bank PLC	Not Identified	$70,000,000
Notes B-1, B-2, B-3, B-4 and B-5	No	—	245 Park Avenue Trust 2017-245P	$120,000,000
Starwood Capital Group Hotel Portfolio
Notes A-1 and A-7	Yes (Note A-1)	—	DBJPM 2017-C6	$80,000,000
Note A-2-1	No	JPMorgan Chase Bank, National Association	JPMCC 2017-JP7(7)	$45,000,000
Notes A-2-2, A-9 and A-14	No	JPMorgan Chase Bank, National Association	Not Identified	$46,817,500
Note A-3	No	—	BANK 2017-BNK5	$72,500,000
Note A-4	No	Bank of America, N.A.	BANK 2017-BNK6(5)	$59,317,500
Note A-5	No	—	WFCM 2017-C38	$50,000,000
Notes A-6 and A-17	No	Barclays Bank PLC	Not Identified	$81,817,500
Notes A-8 and A-10	No	Deutsche Bank AG, acting through its New York Branch	CD 2017-CD5	$40,000,000
Notes A-11, A-12 and A-13	No	Deutsche Bank AG, acting through its New York Branch	Not Identified	$51,817,500
Notes A-15 and A-16-2	No	Starwood Mortgage Funding II LLC	Not Identified	$35,000,000
Note A-16-1	No	Starwood Mortgage Funding II LLC	JPMCC 2017-JP7(7)	$15,000,000
Brookwood Self Storage LA-MS Portfolio
Note A-1	Yes	Citi Real Estate Funding Inc.	CD 2017-CD5	$40,000,000
Note A-2	No	Citi Real Estate Funding Inc.	Not Identified	$40,000,000
IGT Reno
Note A-1-A	Yes	Citi Real Estate Funding Inc.	CD 2017-CD5	$30,000,000
Note A-1-B	No	Citi Real Estate Funding Inc.	Not Identified	$10,000,000
Note A-2	No	Cantor Commercial Real Estate Lending, L.P.	Not Identified	$40,000,000
Gurnee Mills
Note A-1A	Yes	—	CSAIL 2016-C7	$73,934,652
Notes A-1B and A-3A	No	—	CSMC 2016-NXSR	$59,147,722
Note A-2A	No	—	WFCM 2016-C36	$78,863,629
Note A-2B	No	—	WFCM 2016-LC25	$24,644,884
Notes A-3B and A-4B	No	Deutsche Bank AG, acting through its New York Branch	Not Identified	$14,786,930
Note A-4A	No	Deutsche Bank AG, acting through its New York Branch	CD 2017-CD5	$19,715,907

(1)	The holder(s) of one or more specified controlling notes (collectively, the “Controlling Note”) will be the “controlling note holder(s)” entitled (directly or through a representative) to (a) approve or, in some cases, direct material servicing decisions involving the related loan combination (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard), and (b) in some cases, replace the applicable special servicer with respect to such loan combination with or without cause. See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Directing Holder” in the Preliminary Prospectus.

(2)	The holder(s) of the note(s) other than the Controlling Note (each, a “Non-Controlling Note”) will be the “non-controlling note holder(s)” generally entitled (directly or through a representative) to certain non-binding consultation rights with respect to any decisions as to which the holder of the Controlling Note has consent rights involving the related loan combination, subject to certain exceptions, including that in certain cases where the related Controlling Note is a B-note such consultation rights will not be afforded to the holder(s) of the Non-Controlling Notes until after a control trigger event has occurred with respect to either such Controlling Note or certain certificates backed thereby, in each case as set forth in the related co-lender agreement. See “Description of the Mortgage Pool—The Loan Combinations” in the Preliminary Prospectus.

(3)	Unless otherwise specified, with respect to each loan combination, any related unsecuritized Controlling Note and/or Non-Controlling Note may be further split, modified, combined and/or reissued (prior to its inclusion in a securitization transaction) as one or multiple Controlling Notes or Non-Controlling Notes, as the case may be, subject to the terms of the related co-lender agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with the foregoing, any such split, modified or combined Controlling Note or Non-Controlling Note, as the case may be, may be transferred to one or multiple parties (not identified in the table above) prior to its inclusion in a future commercial mortgage securitization transaction.

(4)	Unless otherwise specified, with respect to each loan combination, each related unsecuritized pari passu Companion Note (both controlling and non-controlling) is expected to be contributed to one or more future commercial mortgage securitization transactions. Under the column “Current or Anticipated Holder of Securitized Note”, (i) the identification of a securitization trust means we have identified an outside securitization that has closed or as to which a preliminary prospectus or final prospectus has printed that has or is expected to include the subject Controlling Note or Non-Controlling Note, as the case may be, (ii) “Not Identified” means no preliminary prospectus or final prospectus has printed that identifies the future outside securitization that is expected to include the subject Controlling Note or Non-Controlling Note, and (iii) “Not Applicable” means the subject Controlling Note or Non-Controlling Note is not intended to be contributed to a future commercial mortgage securitization transaction. Under the column “Current Holder of Unsecuritized Note”, “—” means the subject Controlling Note or Non-Controlling Note is not an unsecuritized note and is currently held by the securitization trust referenced under the “Current or Anticipated Holder of Securitized Note” column.

(5)	The BANK 2017-BNK6 securitization transaction is scheduled to close on or about July 27, 2017.

(6)	With respect to the Olympic Tower loan combination, under the related co-lender agreement, the Olympic Tower 2017-OT Mortgage Trust is the designated “controlling holder”. See “Description of the Mortgage Pool—The Loan Combinations—The Olympic Tower Loan Combination—Consultation and Control” in the Preliminary Prospectus.

(7)	The JPMCC 2017-JP7 securitization transaction is scheduled to close on or about July 31, 2017.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Previously Securitized Mortgaged Properties(1)

Mortgaged Property Name	Mortgage Loan Seller	City	State	Property Type	Cut-off Date Balance / Allocated Cut-off Date Balance	% of Initial Pool Balance	Previous Securitization
General Motors Building	CGMRC, GACC	New York	New York	Mixed Use	$100,000,000	10.7%	(2)
Starwood Capital Group Hotel Portfolio	GACC	Various	Various	Hospitality	$40,000,000	4.3%	(3)
Embassy Suites Anaheim Orange	CREFI	Orange	California	Hospitality	$33,000,000	3.5%	JPMCC 2012-C6
501 Riverside Avenue	CREFI	Jacksonville	Florida	Office	$32,000,000	3.4%	JPMCC 2007-CB20
Town Square Plaza	CREFI	Pottstown	Pennsylvania	Retail	$21,450,000	2.3%	JPMCC 2012-C6
Residence Inn Columbus Easton	CREFI	Columbus	Ohio	Hospitality	$19,926,475	2.1%	BACM 2007-2
Pack Square	GACC	Asheville	North Carolina	Mixed Use	$19,850,000	2.1%	CSMC 2006-C2
Gurnee Mills	GACC	Gurnee	Illinois	Retail	$19,715,907	2.1%	JPMCC 2007-C1; JPMCC 2007-CB20
444 Spear	GACC	San Francisco	California	Office	$17,000,000	1.8%	GCCFC 2007-GG11
5 Points Center	GACC	Huntington Beach	California	Retail	$15,500,000	1.7%	MLCFC 2007-7
Doraville Plaza	CREFI	Doraville	Georgia	Retail	$14,500,000	1.6%	COMM 2014-CR16
FedEx Freight Zion	CREFI	Zion	Illinois	Industrial	$13,483,802	1.4%	MLCFC 2007-9
Forum at the Soncy	GACC	Amarillo	Texas	Retail	$13,250,000	1.4%	GCCFC 2007-GG11
Presidio Office	GACC	San Francisco	California	Office	$13,000,000	1.4%	GCCFC 2007-GG11
Elston & Webster Building	GACC	Chicago	Illinois	Mixed Use	$12,966,304	1.4%	MLCFC 2007-8
Berkshire Square Apartments	CREFI	Indianapolis	Indiana	Multifamily	$12,450,000	1.3%	FREMF 2014-K716
1322 3rd Street Promenade	CREFI	Santa Monica	California	Retail	$11,816,777	1.3%	BSCMS 2007-T28
1150 65th Street	GACC	Emeryville	California	Industrial	$11,000,000	1.2%	GCFC 2007-GG11
Boatyard Shopping Center	CREFI	Fort Bragg	California	Retail	$9,750,000	1.0%	COMM 2007-C9
Summertree Apartments	CREFI	Shreveport	Louisiana	Multifamily	$7,831,472	0.8%	CSMC 2007-C5
Rita Ranch I	CREFI	Tucson	Arizona	Retail	$7,382,855	0.8%	BACM 2007-2
Hampton Inn Greenwood	GACC	Greenwood	South Carolina	Hospitality	$5,479,905	0.6%	CGCMT 2007-C6
Great Oaks Apartments	CREFI	Lufkin	Texas	Multifamily	$5,400,000	0.6%	FNA 2013-M14

(1)	The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the mortgage loan sellers.

(2)	The General Motors Building mortgaged property was previously securitized in the COMM 2005-C6, COMM 2005-LP5, GECMC 2005-C1 and GECMC 2005-C2 transactions.

(3)	The Starwood Capital Group Hotel Portfolio mortgage properties were previously securitized in the WFRBS 2012-C10, WFCM 2012-LC5, GSMS 2012-GCJ9, WFRBS 2013-C11, COMM 2013-CR7, CSMC 2008-C1 and COMM 2013-CRE6 transactions.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Property Types

Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Wtd. Avg. Underwritten NCF DSCR(2)(3)	Wtd. Avg. Cut-off Date LTV Ratio(2)(3)	Wtd. Avg. Debt Yield on Underwritten NOI(2)(3)
Mixed Use	6	$228,816,304	24.6%	3.13x	38.9%	13.1%
Office/Retail	2	160,000,000	17.2	3.72x	31.2%	13.9%
Office/Industrial	1	30,000,000	3.2	2.05x	50.9%	12.6%
Retail/Office/Parking	1	19,850,000	2.1	1.45x	67.8%	9.6%
Office/Industrial/Retail	1	12,966,304	1.4	1.45x	61.7%	11.4%
Single Tenant Retail/Multifamily	1	6,000,000	0.6	2.02x	40.5%	9.1%
Hospitality	74	$202,266,309	21.7%	2.12x	60.7%	13.3%
Extended Stay	27	115,503,078	12.4	2.07x	62.4%	12.9%
Limited Service	43	51,760,545	5.6	2.32x	59.9%	14.3%
Full Service	4	35,002,687	3.8	1.98x	56.5%	13.3%
Office	10	$180,439,602	19.4%	1.97x	55.3%	10.1%
CBD	4	113,250,000	12.2	2.25x	52.8%	10.3%
Suburban	2	30,925,000	3.3	1.53x	61.8%	11.2%
School	1	20,000,000	2.1	1.49x	52.6%	7.4%
Medical Office	3	16,264,602	1.7	1.38x	63.6%	9.3%
Retail	17	$158,128,338	17.0%	1.54x	62.7%	10.7%
Anchored	8	104,649,632	11.2	1.53x	62.0%	11.2%
Unanchored	3	22,075,000	2.4	1.61x	65.0%	10.1%
Super Regional Mall	1	19,715,907	2.1	1.59x	65.0%	9.8%
Single Tenant Retail	4	5,847,799	0.6	1.49x	58.5%	9.5%
Shadow Anchored	1	5,840,000	0.6	1.32x	64.2%	8.8%
Self Storage	21	$74,625,000	8.0%	2.51x	52.1%	10.7%
Industrial	3	$61,691,851	6.6%	1.95x	69.5%	11.2%
Warehouse	1	37,208,049	4.0	1.91x	74.9%	11.8%
Distribution/Warehouse	1	13,483,802	1.4	1.52x	64.2%	9.4%
Flex	1	11,000,000	1.2	2.64x	57.6%	11.3%
Multifamily	3	$25,681,472	2.8%	1.59x	63.8%	9.8%
Total	134	$931,648,876	100.0%	2.25x	54.6%	11.7%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(3)	See footnotes to the table entitled “Mortgage Pool Characteristics” above.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Geographic Distribution

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Aggregate Appraised Value(2)	% of Total Appraised Value	Underwritten NOI(2)	% of Total Underwritten NOI
New York	5	$237,250,000	25.5%	$8,962,800,000	77.9%	$412,930,777	69.5%
California	24	210,269,059	22.6	624,180,000	5.4	45,498,272	7.7
Texas	31	80,059,333	8.6	293,260,000	2.5	20,625,773	3.5
Illinois	8	54,729,196	5.9	504,100,000	4.4	32,523,293	5.5
Louisiana	12	44,818,972	4.8	143,630,000	1.2	8,726,648	1.5
Michigan	4	39,296,824	4.2	95,800,000	0.8	8,073,568	1.4
Maryland	3	32,224,906	3.5	65,400,000	0.6	5,159,015	0.9
Florida	1	32,000,000	3.4	52,100,000	0.5	3,157,686	0.5
Nevada	1	30,000,000	3.2	157,230,000	1.4	10,094,635	1.7
North Carolina	3	26,570,742	2.9	52,190,000	0.5	3,529,333	0.6
Georgia	2	25,850,000	2.8	47,000,000	0.4	3,143,182	0.5
New Jersey	3	25,435,021	2.7	59,700,000	0.5	4,651,879	0.8
Ohio	5	24,675,428	2.6	76,500,000	0.7	6,351,019	1.1
Pennsylvania	5	24,293,511	2.6	61,850,000	0.5	4,898,686	0.8
Indiana	6	15,268,260	1.6	79,700,000	0.7	6,625,862	1.1
Arizona	2	8,094,216	0.9	26,100,000	0.2	1,791,112	0.3
Mississippi	3	5,512,500	0.6	20,400,000	0.2	1,253,054	0.2
South Carolina	1	5,479,905	0.6	8,000,000	0.1	942,355	0.2
Minnesota	3	2,719,087	0.3	22,370,000	0.2	2,011,297	0.3
Washington	2	2,161,270	0.2	47,700,000	0.4	3,867,658	0.7
Virginia	2	1,395,537	0.1	30,800,000	0.3	2,234,852	0.4
Oregon	1	915,255	0.1	20,200,000	0.2	1,708,763	0.3
Kentucky	1	747,609	0.1	16,500,000	0.1	1,388,767	0.2
Oklahoma	2	559,648	0.1	12,900,000	0.1	830,723	0.1
Wyoming	1	425,911	0.0	9,400,000	0.1	753,591	0.1
Connecticut	1	385,132	0.0	8,500,000	0.1	752,132	0.1
Wisconsin	1	367,008	0.0	8,100,000	0.1	603,823	0.1
Arkansas	1	144,545	0.0	4,100,000	0.0	166,883	0.0
Total	134	$931,648,876	100.0%	$11,510,510,000	100.0%	$594,294,638	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2)	Aggregate Appraised Values and Underwritten NOI reflect the aggregate values without any reduction for the pari passu companion loan(s).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Distribution of Cut-off Date Balances
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
1,864,602- 4,999,999	4	$10,887,400	1.2%
5,000,000 - 9,999,999	12	81,684,232	8.8
10,000,000 - 19,999,999	18	262,209,265	28.1
20,000,000 - 29,999,999	3	62,950,000	6.8
30,000,000 - 39,999,999	5	166,167,979	17.8
40,000,000 - 49,999,999	2	80,000,000	8.6
50,000,000 - 59,999,999	2	107,750,000	11.6
60,000,000 - 100,000,000	2	160,000,000	17.2
Total	48	$931,648,876	100.0%

Distribution of UW NCF DSCRs(1)
Range of UW DSCR (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
1.24 - 1.35	6	$50,868,928	5.5%
1.36 - 1.50	11	115,164,103	12.4
1.51 - 1.65	9	139,371,391	15.0
1.66 - 1.80	4	68,059,929	7.3
1.81 - 2.00	4	103,134,524	11.1
2.01 - 3.00	12	352,050,000	37.8
3.01 - 4.33	2	103,000,000	11.1
Total	48	$931,648,876	100.0%
(1) See footnotes (1) and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Amortization Types(1)
Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	13	$388,150,000	41.7%
Interest Only, Then Amortizing(2)	22	363,965,000	39.1
Amortizing (30 Years)	9	147,406,288	15.8
Amortizing (20 Years)	1	12,966,304	1.4
Amortizing (15 Years)	1	5,479,905	0.6
Amortizing (27 Years)	1	1,864,602	0.2
Fully-Amortizing	1	11,816,777	1.3
Total	48	$931,648,876	100.0%
(1) Except for the fully-amortizing mortgage loan, all of the mortgage loans will have balloon payments at maturity date or have an anticipated repayment date, as applicable.
(2) Original partial interest only periods range from 12 to 60 months.

Distribution of Lockboxes
Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Hard	18	$503,990,008	54.1%
Springing	28	353,698,938	38.0
Soft Springing	2	73,959,929	7.9
Total	48	$931,648,876	100.0%

Distribution of Cut-off Date LTV Ratios(1)
Range of Cut-off Date LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
27.2 - 50.0	10	$321,916,777	34.6%
50.1 - 55.0	3	63,000,000	6.8
55.1 - 60.0	8	137,547,799	14.8
60.1 - 65.0	12	197,938,959	21.2
65.1 - 74.9	15	211,245,340	22.7
Total	48	$931,648,876	100.0%
(1) See footnotes (1) and (4) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Maturity Date/ARD LTV Ratios(1)
Range of Maturity Date/ARD LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
0.0 - 0.1	1	$11,816,777	1.3%
0.2 - 29.9	1	5,479,905	0.6
29.9 - 49.9	11	333,564,103	35.8
50.0 - 54.9	18	305,462,257	32.8
55.0 - 59.9	11	140,617,784	15.1
60.0 - 64.9	5	115,133,049	12.4
65.0 – 69.1	1	19,575,000	2.1
Total	48	$931,648,876	100.0%
(1) See footnotes (1) and (4) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Loan Purpose
Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Refinance	31	$599,943,970	64.4%
Acquisition	14	300,975,000	32.3
Recapitalization	2	25,479,905	2.7
Acquisition/Recapitalization	1	5,250,000	0.6
Total	48	$931,648,876	100.0%

Distribution of Mortgage Rates
Range of Mortgage Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
3.430 - 4.000	8	$320,465,907	34.4%
4.001 - 4.500	19	364,783,154	39.2
4.501 - 4.900	21	246,399,814	26.4
Total	48	$931,648,876	100.0%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Distribution of Debt Yield on Underwritten NOI(1)
Range of Debt Yields on Underwritten NOI (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
7.4 - 7.9	1	$20,000,000	2.1%
8.0 - 8.9	7	66,422,855	7.1
9.0 - 9.9	14	156,943,581	16.8
10.0 - 10.9	7	148,775,000	16.0
11.0 - 11.9	7	209,634,282	22.5
12.0 - 12.9	5	89,750,000	9.6
13.0 - 22.2	7	240,123,157	25.8
Total	48	$931,648,876	100.0%
(1) See footnotes (1) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Debt Yield on Underwritten NCF(1)
Range of Debt Yields on Underwritten NCF (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
7.1 - 7.9	2	$35,500,000	3.8%
8.0 - 8.9	11	106,104,327	11.4
9.0 - 9.9	13	169,537,109	18.2
10.0 - 10.9	9	250,634,282	26.9
11.0 - 11.9	4	89,750,000	9.6
12.0 - 12.9	5	149,426,475	16.0
13.0 - 21.6	4	130,696,682	14.0
Total	48	$931,648,876	100.0%
(1) See footnotes (1) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Mortgage Loans with Original Partial Interest Only Periods
Original Partial Interest Only Period (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
12	2	$20,340,000	2.2%
24	5	$64,925,000	7.0%
30	1	$56,500,000	6.1%
36	11	$150,700,000	16.2%
60	3	$71,500,000	7.7%

Distribution of Original Terms to Maturity/ARD
Original Term to Maturity/ARD (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
60	2	$76,075,000	8.2%
106	1	11,816,777	1.3
120	45	843,757,098	90.6
Total	48	$931,648,876	100.0%

Distribution of Remaining Terms to Maturity/ARD
Range of Remaining Terms to Maturity/ARD (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
59	2	$76,075,000	8.2%
104 - 110	2	31,532,685	3.4
115 - 120	44	824,041,191	88.4
Total	48	$931,648,876	100.0%

Distribution of Original Amortization Terms(1)
Original Amortization Term (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	13	$388,150,000	41.7%
106	1	11,816,777	1.3
180	1	5,479,905	0.6
240	1	12,966,304	1.4
300	1	11,350,000	1.2
324	1	1,864,602	0.2
360	30	500,021,288	53.7
Total	48	$931,648,876	100.0%
(1) Except for the fully-amortizing mortgage loan, all of the mortgage loans will have balloon payments at maturity or have an anticipated repayment date, as applicable.

Distribution of Remaining Amortization Terms(1)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	13	$388,150,000	41.7%
104	1	11,816,777	1.3
179	1	5,479,905	0.6
239	1	12,966,304	1.4
300	1	11,350,000	1.2
322	1	1,864,602	0.2
350	1	19,715,907	2.1
357 - 360	29	480,305,381	51.6
Total	48	$931,648,876	100.0%
(1) Except for the fully-amortizing mortgage loan, all of the mortgage loans will have balloon payments at maturity or have an anticipated repayment date, as applicable.

Distribution of Prepayment Provisions
Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Defeasance	40	$787,115,744	84.5%
Yield Maintenance	6	123,666,475	13.3
Defeasance or Yield Maintenance	2	20,866,656	2.2
Total	48	$931,648,876	100.0%

Distribution of Escrow Types
Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Replacement Reserves(1)	38	$638,548,765	68.5%
Real Estate Tax	36	$589,626,837	63.3%
TI/LC(2)	20	$341,181,009	54.2%
Insurance	22	$386,721,104	41.5%
(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of the portion of the Initial Pool Balance secured by retail, office, industrial and mixed use properties.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SHORT TERM CERTIFICATE PRINCIPAL PAY DOWN SCHEDULE

Class A-2 Principal Pay Down(1)(2)

Mortgage Loan Name	Property Type	Cut-off Date Balance	% of Initial Pool Balance	Remaining Loan Term	Underwritten NCF DSCR	Debt Yield on Underwritten NOI	Cut-off Date LTV Ratio
AHIP Northeast Portfolio IV	Hospitality	$56,500,000	6.1%	59	2.07x	13.9%	56.8%
Brookriver Executive Center	Office	$19,575,000	2.1%	59	1.45x	10.4%	72.5%

(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the certificate balance of the Class A-2 certificates assuming a 0% CPR and applying the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus, including the assumptions that (i) no mortgage loan in the pool experiences prepayments prior to its stated maturity date or anticipated repayment date, as applicable, or defaults or losses; (ii) there are no extensions of the maturity date of any mortgage loan in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or, if applicable, anticipated repayment date. Each class of certificates, including the Class A-2 certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account any subordinate debt (whether or not secured by the mortgaged property) that currently exists or is allowed under the terms of any mortgage loan. See Annex A to the Preliminary Prospectus. See the footnotes to the table entitled “Mortgage Pool Characteristics” above.

(2)	See footnotes to the table entitled “Mortgage Pool Characteristics” above.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Allocation Between

VRR Interest and

Non-Vertically

Retained Certificates	The aggregate amount available for distribution to holders of the certificates (including the VRR Interest) on each distribution date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, advances, costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC; and (ii) allocated to amounts available for distribution to the holders of the VRR Interest, on the one hand, and amounts available for distribution to the holders of the remaining certificates (the “Non-Vertically Retained Certificates”), on the other hand. On each distribution date, the portion of such aggregate available funds allocable to: (a) the VRR Interest will be the product of such aggregate available funds multiplied by a fraction, expressed as a percentage, the numerator of which is the initial certificate balance of the VRR Interest, and the denominator of which is the aggregate initial certificate balance of all the classes of Principal Balance Certificates (the “Vertically Retained Percentage”); and (b) the Non-Vertically Retained Certificates will at all times be the product of such aggregate available funds multiplied by the difference between 100% and the Vertically Retained Percentage (such difference, the “Non-Vertically Retained Percentage”). See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.

Distributions	On each Distribution Date, funds available for distribution to holders of the Non-Vertically Retained Certificates (exclusive of any portion thereof that represents the Non-Vertically Retained Percentage of any yield maintenance charges and prepayment premiums) (“Non-Vertically Retained Available Funds”) will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.	Class A-1, A-2, A-3, A-4, A-AB, X-A, X-B, X-C, X-D and X-E certificates: to interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class X-D and Class X-E certificates, up to, and pro rata in accordance with, their respective interest entitlements.

2.	Class A-1, A-2, A-3, A-4 and A-AB certificates: to the extent of Non-Vertically Retained Available Funds allocable to principal received or advanced on the mortgage loans, (i) to principal on the Class A-AB certificates until their certificate balance is reduced to the Class A-AB scheduled principal balance set forth in Annex F to the Preliminary Prospectus for the relevant Distribution Date, then (ii) to principal on the Class A-1 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-AB certificates in clause (i) above, then (iii) to principal on the Class A-2 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-1 certificates in clause (ii) above, then (iv) to principal on the Class A-3 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-2 certificates in clause (iii) above, then (v) to principal on the Class A-4 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-3 certificates in clause (iv) above and then (vi) to principal on the Class A-AB certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-4 certificates in clause (v) above. However, if the certificate balances of each and every class of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates have been reduced to zero as a result of the allocation of mortgage loan losses and other unanticipated expenses to those certificates, then Non-Vertically Retained Available Funds allocable to principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate balances (and the schedule for the Class A-AB principal distributions will be disregarded).

3.	Class A-1, A-2, A-3, A-4 and A-AB certificates: to reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest at their respective pass-through rates.

4.	Class A-S certificates: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) next, to the extent of Non-Vertically Retained Available Funds allocable to principal remaining after distributions in respect of principal to each class of Non-Vertically Retained Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class A-S certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Distributions

(continued)	5.	Class B certificates: (i) first, to interest on the Class B certificates in the amount of their interest entitlement; (ii) next, to the extent of Non-Vertically Retained Available Funds allocable to principal remaining after distributions in respect of principal to each class of Non-Vertically Retained Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse Class B certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

6.	Class C certificates: (i) first, to interest on the Class C certificates in the amount of their interest entitlement; (ii) next, to the extent of Non-Vertically Retained Available Funds allocable to principal remaining after distributions in respect of principal to each class of Non-Vertically Retained Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class C certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

7.	After the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class A-S, Class B and Class C certificates are paid all amounts to which they are entitled on such Distribution Date, the remaining Non-Vertically Retained Available Funds will be used to pay interest and principal and to reimburse (with interest) any unreimbursed losses to the Class D, Class E, Class F and Class G certificates, sequentially in that order and in a manner analogous to the Class C certificates pursuant to clause 6 above.

Realized Losses	The certificate balances of the Principal Balance Certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to such class on such Distribution Date. On each Distribution Date, the Vertically Retained Percentage of any such losses will be applied to the VRR Interest until the related certificate balance is reduced to zero, and the Non-Vertically Retained Percentage of any such losses will be applied to the respective classes of Non-Vertically Retained Principal Balance Certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class G certificates; second, to the Class F certificates; third, to the Class E certificates; fourth, to the Class D certificates; fifth, to the Class C certificates; sixth, to the Class B certificates; seventh, to the Class A-S certificates; and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their then current respective certificate balances. The notional amount of each class of Class X Certificates will be reduced to reflect reductions in the aggregate certificate balance of the class (or classes, as applicable) of Principal Balance Certificates upon which the notional amount of such class of Class X Certificates is based, as a result of allocations of losses realized on the mortgage loans to such class(es) of Principal Balance Certificates (i.e., the notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates resulting from allocations of losses realized on the mortgage loans to such classes of certificates, the notional amount of the Class X-B certificates will be reduced to reflect reductions in the certificate balance of the Class B certificates resulting from allocations of losses realized on the mortgage loans to such class of certificates, the notional amount of the Class X-C certificates will be reduced to reflect reductions in the certificate balance of the Class C certificates resulting from allocations of losses realized on the mortgage loans to such class of certificates, the notional amount of the Class X-D certificates will be reduced to reflect reductions in the certificate balance of the Class D certificates resulting from allocations of losses realized on the mortgage loans to such class of certificates and the notional amount of the Class X-E certificates will be reduced to reflect reductions in the certificate balance of the Class E certificates resulting from allocations of losses realized on the mortgage loans to such class of certificates).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums

and Yield Maintenance

Charges	On each Distribution Date, until the notional amounts of the Class X-A, Class X-B, Class X-C, Class X-D and Class X-E certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, each yield maintenance charge collected on the mortgage loans during the related one-month collection period (or, in the case of an outside serviced mortgage loan, that accompanied a principal prepayment included in the aggregate available funds for such Distribution Date) is required to be distributed to certificateholders (excluding holders of the Class F, Class G and Class R certificates) as follows: (1)(a) first the Non-Vertically Retained Percentage of such yield maintenance charge will be allocated between (i) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class A-S certificates, (ii) the group (the “YM Group B”) of the Class X-B and Class B certificates, (iii) the group (the “YM Group C”) of the Class X-C and Class C certificates, (iv) the group (the “YM Group D”) of the Class X-D and Class D certificates, and (v) the group (the “YM Group E” and, together with the YM Group A, the YM Group B, the YM Group C and the YM Group D, the “YM Groups”) of the Class X-E and Class E certificates, pro rata, based upon the aggregate amount of principal distributed to the classes of Principal Balance Certificates in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of certificates in such YM Group, in the following manner: (i) each class of Principal Balance Certificates in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (X) solely in the case of YM Group A, a fraction whose numerator is the amount of principal distributed to such class of certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in that YM Group on such Distribution Date, (Y) the Base Interest Fraction for the related principal prepayment and such class of certificates, and (Z) the portion of such yield maintenance charge allocated to such YM Group, and (ii) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions with respect to the Principal Balance Certificates in such YM Group will be distributed to the class of Class X Certificates in such YM Group; and (2) the Vertically Retained Percentage of such yield maintenance charge will be distributed to holders of the VRR Interest. If there is more than one class of Principal Balance Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes, the aggregate portion of such yield maintenance charges allocated to such YM Group will be allocated among all such classes of Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the prior sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. However, if such discount rate is greater than or equal to both of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero, and if such discount rate is greater than or equal to the mortgage loan rate described in the preceding sentence, but less than the pass-through rate, the Base Interest Fraction will be one.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

After the notional amounts of the Class X-A, Class X-B, Class X-C, Class X-D and Class X-E certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be allocated: (1) to the extent of the Non-Vertically Retained Percentage thereof, to the holders of the Class F and Class G certificates (collectively), allocable between such classes as provided in the CD 2017-CD5 pooling and servicing agreement; and (2) to the extent of the Vertically Retained Percentage thereof, to the holders of the VRR Interest. No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class R certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Preliminary Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Advances	The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan in the issuing entity and, with respect to all of the mortgage loans serviced under the pooling and servicing agreement for this transaction, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of servicing advances, any related companion loans as described below. P&I advances are subject to reduction in connection with any appraisal reductions that may occur. The special servicer will have no obligation to make any advances, provided that, in an urgent or emergency situation requiring the making of a property protection advance, the special servicer may, in its sole discretion, make a property protection advance and will be entitled to reimbursement from the master servicer for such advance.

Serviced Mortgage

Loans/Outside Serviced

Mortgage Loans	Each of (i) the General Motors Building loan combination, (ii) the Olympic Tower loan combination, (iii) the 245 Park Avenue loan combination, (iv) the Starwood Capital Group Hotel Portfolio loan combination and (v) the Gurnee Mills loan combination constitutes an “outside serviced loan combination,” each related mortgage loan constitutes an “outside serviced mortgage loan” and each related companion loan constitutes an “outside serviced companion loan.” Each outside serviced mortgage loan and each related outside serviced companion loan will be serviced under a servicing agreement other than the CD 2017-CD5 pooling and servicing agreement (such other servicing agreement, an “outside servicing agreement”) as reflected in the “Loan Combination Summary” table above.

All of the mortgage loans transferred to the issuing entity (other than any outside serviced mortgage loan) are sometimes referred to in this Term Sheet as the “serviced mortgage loans” and, together with any serviced companion loans (as defined below), as the “serviced loans” (which signifies that they are being serviced by the master servicer and the special servicer under the CD 2017-CD5 pooling and servicing agreement). Any loan combination serviced under the CD 2017-CD5 pooling and servicing agreement is sometimes referred to in this Term Sheet as a “serviced loan combination” and any companion loan serviced under the CD 2017-CD5 pooling and servicing agreement is sometimes referred to in this Term Sheet as a “serviced companion loan.” See “—Loan Combinations” below.

Appraisal Reduction

Amounts	An Appraisal Reduction Amount generally will be created with respect to a required appraisal loan (which is a serviced loan as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus)) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan. In the case of an outside serviced mortgage loan, any Appraisal Reduction Amounts will be calculated pursuant to, and by a party to, the related outside servicing agreement. In general, any Appraisal Reduction Amount calculated with respect to a loan combination will be allocated first, to any related subordinate companion loan(s) (up to the outstanding principal balance thereof), and then, to the related mortgage loan and any related pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. As a result of an Appraisal Reduction Amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the VRR Interest (to the extent of the Vertically Retained Percentage of the reduction in such P&I advance) and to the most subordinate class(es) of Non-Vertically Retained Certificates (exclusive of the Class R certificates) then outstanding (i.e., first, to the Class G certificates, then, to the Class F certificates, then, to the Class E certificates, then, to the Class D certificates, then, to the Class C certificates, then, to the Class B certificates, then, to the Class A-S certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class X-D and Class X-E certificates) (to the extent of the Non-Vertically Retained Percentage of the reduction in such P&I advance). In general, a serviced loan will cease to be a required appraisal loan, and no longer be subject to an Appraisal Reduction Amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

For purposes of determining the identity of the Controlling Class and the existence of a Control Termination Event, as well as the allocation of voting rights for certain purposes, the Vertically Retained Percentage of Appraisal Reduction Amounts will be allocated to notionally reduce the certificate balance of the VRR Interest, and the Non-Vertically Retained Percentage of Appraisal Reduction Amounts will be allocated to notionally reduce the certificate balances of the Non-Vertically Retained Principal Balance Certificates as follows: first, to the Class G, Class F, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance is notionally reduced to zero; and then to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata based on certificate balance.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Cumulative Appraisal

Reduction Amounts	A “Cumulative Appraisal Reduction Amount”, as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loans, any Collateral Deficiency Amounts then in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a loan combination, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of an outside serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. For purposes of determining the identity of the Controlling Class and the existence of a Control Termination Event, the Non-Vertically Retained Percentage of Collateral Deficiency Amounts will be allocable to the respective Classes of Control Eligible Certificates (as defined below), in reverse alphabetical order of class designation, in a manner similar to the allocation of Appraisal Reduction Amounts to such classes.

“AB Modified Loan” means any corrected mortgage loan that became a corrected mortgage loan (which includes for purposes of this definition any outside serviced mortgage loan that became a “corrected” mortgage loan (or any term substantially similar thereto) pursuant to the related outside servicing agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the trust or the original unmodified mortgage loan.

Age of Appraisals	Appraisals (which can be an update of a prior appraisal) with respect to a serviced loan are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Preliminary Prospectus.

Sale of Defaulted Loans	There will be no “Fair Market Value Purchase Option”. Instead defaulted mortgage loans will be sold in a process similar to the sale process for REO property. With respect to an outside serviced loan combination, the party acting as special servicer with respect to such outside serviced loan combination (as discussed under “—Loan Combinations” below) pursuant to the related outside servicing agreement (the “outside special servicer”) may offer to sell to any person (or may offer to purchase) for cash such outside serviced loan combination in accordance with the terms of the related outside servicing agreement during such time as such outside serviced loan combination constitutes a sufficiently defaulted mortgage loan thereunder and, in connection with any such sale, the related outside special servicer is required to sell both the applicable outside serviced mortgage loan and the related outside serviced companion loan(s) as one loan combination.

Directing Holder	The “Directing Holder” with respect to any mortgage loan or loan combination serviced under the CD 2017-CD5 pooling and servicing agreement will be the Controlling Class Representative.

The applicable directing holder (or equivalent party) with respect to any outside serviced mortgage loan will be (or, if the applicable outside servicing agreement has not yet been executed, is anticipated to be) the controlling class representative (or equivalent entity), if any, under, or such other party as may be designated in, the related outside servicing agreement and/or the related co-lender agreement.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Controlling Class

Representative	The “Controlling Class Representative” will be the controlling class certificateholder or other representative designated by at least a majority of the controlling class certificateholders, by certificate balance. The “Controlling Class” is, as of any time of determination, the most subordinate class of the Control Eligible Certificates that has an aggregate outstanding certificate balance as notionally reduced by any Cumulative Appraisal Reduction Amount allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates, or if no such class meets the preceding requirement, then the Class F certificates will be the controlling class; provided, however, that (at any time that the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates has been reduced to zero without regard to the allocation of Appraisal Reduction Amounts) (A) in the case of any class of Control Eligible Certificates to which the designation of “controlling class” would otherwise shift by operation of this definition, where the certificate balance of such class of Control Eligible Certificates has been reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts) prior to such shift, then designation of “controlling class” will not shift and will remain with the class of Control Eligible Certificates currently designated as the controlling class, and (B) in the case of any class of Control Eligible Certificates which is then designated the “controlling class”, if the certificate balance of such class of Control Eligible Certificates is reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amount), then the designation of “controlling class” will shift to the class of Control Eligible Certificates that is the most subordinate and that also has a remaining certificate balance. The “Control Eligible Certificates” consist of the Class F and Class G certificates. See “The Pooling and Servicing Agreement—Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an excluded mortgage loan.

RREF III-D AIV RR, LLC is expected, on the Closing Date, (i) to purchase the Class F and Class G certificates, and (ii) to be appointed the initial Controlling Class Representative. In addition, RREF III-D AIV RR, LLC (or an affiliate) may purchase the Class X-E and Class E certificates.

Control Termination

Event	A “Control Termination Event” will either (a) occur when no class of the Control Eligible Certificates has an outstanding certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described below under “Control/Consultation Rights” and in the Preliminary Prospectus; provided, however, that a Control Termination Event will in no event exist at any time that the certificate balance of each class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates (without regard to the allocation of Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans, a Control Termination Event will be deemed to exist.

The holders of Certificates representing the majority of the certificate balance of the most senior class of Control Eligible Certificates whose certificate balance is notionally reduced to less than 25% of the initial certificate balance of that class as a result of an allocation of an Appraisal Reduction Amount or a Collateral Deficiency Amount, as applicable, to such class will have the right to challenge the Special Servicer’s Appraisal Reduction Amount determination or a Collateral Deficiency Amount determination, as applicable, and, at their sole expense, obtain a second appraisal of any serviced loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount, under the circumstances described in the Preliminary Prospectus.

Consultation Termination

Event	A “Consultation Termination Event” will either (a) occur when no class of Control Eligible Certificates has an outstanding certificate balance, without regard to the allocation of any Cumulative Appraisal Reduction Amount, that is equal to or greater than 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described below under “Control/Consultation Rights” and in the Preliminary Prospectus; provided, however, that a Consultation Termination Event will in no event exist at any time that the certificate balance of each class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates (without regard to the allocation of Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans, a Consultation Termination Event will be deemed to exist.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Control/Consultation

Rights	So long as a Control Termination Event does not exist, the Controlling Class Representative will be entitled to have consent and/or consultation rights under the CD 2017-CD5 pooling and servicing agreement with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) and other matters with respect to each serviced mortgage loan, except with respect to any serviced mortgage loan as to which the Controlling Class Representative or a holder of more than 50% of the Controlling Class (by certificate balance) is a Borrower Party (any such mortgage loan, an “excluded mortgage loan”).

A “Borrower Party” means either (i) a borrower or mortgagor under a mortgage loan or loan combination or a manager of a related mortgaged property or any affiliate of any of the foregoing, or (ii) a holder or beneficial owner (or an affiliate of any holder or beneficial owner) of any accelerated mezzanine loan. Solely for the purposes of the definition of “Borrower Party”, the term “affiliate” means, with respect to any specified person, (i) any other person controlling or controlled by or under common control with such specified person or (ii) any other person that owns, directly or indirectly, 25% or more of the beneficial interests in such specified person.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain consultation rights under the CD 2017-CD5 pooling and servicing agreement with respect to certain major decisions and other matters with respect to the serviced mortgage loans, other than any excluded mortgage loan.

After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the Controlling Class Representative with respect to the serviced mortgage loans will terminate.

In the event of a change in the Controlling Class, the certificate administrator will be required to promptly contact the current holder(s) of the Controlling Class (or any designee(s) thereof) or (if known to the certificate administrator) one of its affiliates, or, if applicable, any successor Controlling Class Representative or controlling class certificateholder(s), and determine whether any such entity is the holder (or beneficial owner) of at least a majority of the Controlling Class (in effect after such change in Controlling Class) by certificate balance. If at any time the current holder of the Controlling Class (or its designee) or (if known to the certificate administrator) one of its affiliates, or any successor Controlling Class Representative or controlling class certificateholder(s) is no longer the holder (or beneficial owner) of at least a majority of the Controlling Class by certificate balance and the certificate administrator has neither (i) received notice of the then-current holders (or, in the case of book-entry certificates, beneficial owners) of at least a majority of the Controlling Class by certificate balance nor (ii) received notice of a replacement Controlling Class Representative pursuant to the CD 2017-CD5 pooling and servicing agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the certificate administrator receives either such notice.

For so long as the Class F certificates are the Controlling Class, a holder of a majority of the Class F certificates (by principal balance) may waive its right to act as or appoint, and to exercise any of the rights of, a Controlling Class Representative, in which case a Control Termination Event and a Consultation Termination Event will be deemed to exist until the Class F certificates cease to be the Controlling Class or another party becomes the holder of a majority of the Class F certificates (by principal balance).

With respect to each outside serviced loan combination, the applicable outside controlling class representative or other related controlling noteholder pursuant to, and subject to the limitations set forth in, the related outside servicing agreement and the related co-lender agreement will have consent, consultation, approval and direction rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such outside serviced loan combination, as provided for in the related co-lender agreement and in the related outside servicing agreement, and as described under “Description of the Mortgage Pool—The Loan Combinations” in the Preliminary Prospectus. To the extent permitted under the related co-lender agreement, the Controlling Class Representative (so long as a Consultation Termination Event does not exist) may have certain consultation rights with respect to each outside serviced loan combination.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Risk Retention

Consultation Parties	Each risk retention consultation party will have certain non-binding consultation rights with respect to certain major decisions: (i) for so long as no Consultation Termination Event is continuing, with respect to any specially serviced loan (other than any outside serviced mortgage loan); and (ii) during the continuance of a Consultation Termination Event, with respect to any mortgage loan (other than any outside serviced mortgage loan), as further described in the Preliminary Prospectus. Notwithstanding the foregoing, the risk retention consultation parties will not have any consultation rights with respect to any excluded RRCP mortgage loan. Citi Real Estate Funding Inc. and Deutsche Bank AG, acting through its New York Branch are expected to be appointed as the initial risk retention consultation parties.

With respect to any risk retention consultation party, an “excluded RRCP mortgage loan” is a mortgage loan or loan combination with respect to which such risk retention consultation party or the person(s) entitled to appoint such risk retention consultation party is a Borrower Party.

Termination of

Special Servicer	At any time, prior to the occurrence and continuance of a Control Termination Event, the special servicer (but not any outside special servicer for any outside serviced loan combination) may be removed and replaced by the Controlling Class Representative (except with respect to any excluded mortgage loan) with or without cause upon satisfaction of certain conditions specified in the CD 2017-CD5 pooling and servicing agreement.

After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) may request a vote to replace the special servicer (but not any outside special servicer for any outside serviced loan combination). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 66-2/3% of the voting rights allocable to the certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum voted on the matter), or (b) more than 50% of the voting rights of each class of Non-Reduced Certificates (as defined under “Certain Definitions” below) vote affirmatively to so replace.

At any time, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders (as a collective whole), the operating advisor will have the right to recommend the replacement of the special servicer with respect to the serviced mortgage loans (but not any outside special servicer for any outside serviced loan combination), resulting in a solicitation of a certificateholder vote. The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of at least a majority of the aggregate outstanding principal balance of the certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) vote affirmatively to so replace.

“Certificateholder Quorum” means a quorum that, (a) for purposes of a vote to terminate and replace the special servicer or the asset representations reviewer at the request of the holders of certificates evidencing not less than 25% of the voting rights (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes of Principal Balance Certificates) of all certificates (other than the Class R certificates), on an aggregate basis, and (b) for purposes of a vote to terminate and replace the special servicer based on a recommendation of the operating advisor, consists of the holders of certificates evidencing at least 20% of the aggregate of the outstanding principal balances of all certificates, with such quorum including at least three (3) holders that are not affiliated with each other.

The related outside special servicer under each outside servicing agreement generally may be (or, if the applicable outside servicing agreement has not yet been executed, it is anticipated that such outside special servicer may be) replaced by the related outside controlling class representative (or an equivalent party), or the vote of the requisite holders of certificates issued, under the applicable outside servicing agreement (depending on whether or not the equivalent of a control termination event or a consultation termination event exists under that outside servicing agreement) or by any applicable other controlling noteholder in a manner generally similar to the manner in which the special servicer may be replaced under the CD 2017-CD5 pooling and servicing agreement as described in the four preceding paragraphs (although there will be differences, in particular as regards certificateholder votes and the timing of when an outside special servicer may be terminated based on the recommendation of an operating advisor, and in some cases, the related outside servicing agreement may not even include an operating advisor as a party).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Termination of

Special Servicer

(continued)	If the special servicer, to its knowledge, becomes a Borrower Party with respect to a mortgage loan, the special servicer will not be permitted to act as special servicer with respect to that mortgage loan. Subject to certain limitations described in the Preliminary Prospectus, the Controlling Class Representative (so long as it is not itself a Borrower Party and so long as no Control Termination Event shall have occurred and be continuing) will be entitled to appoint a replacement special servicer for that mortgage loan. If the Controlling Class Representative is precluded from appointing a replacement special servicer or, if not so precluded, does not take action to appoint a replacement special servicer, a replacement special servicer will be appointed in the manner specified in the CD 2017-CD5 pooling and servicing agreement.

Servicing Standard	Each of the serviced loans will be serviced and administered by the master servicer and the special servicer pursuant to the terms of the CD 2017-CD5 pooling and servicing agreement. In all circumstances, each of the master servicer and the special servicer is obligated to act in the best interests of the certificateholders and the holders of the serviced companion loans as a collective whole as if such certificateholders and holders of the serviced companion loans constituted a single lender. The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means, for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Voting Rights	At all times during the term of the CD 2017-CD5 pooling and servicing agreement, the voting rights for the certificates will be allocated among the respective classes of certificateholders as follows:

(1)	1% in the aggregate in the case of the respective classes of the Class X Certificates, allocated pro rata based upon their respective notional amounts as of the date of determination (for so long as the notional amount of at least one class of the Class X Certificates is greater than zero), and

(2)	in the case of any class of Principal Balance Certificates, a percentage equal to the product of 99% (or, if the notional amounts of all classes of the Class X Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the certificate balance of such class of Principal Balance Certificates as of the date of determination, and the denominator of which is equal to the aggregate of the certificate balances of all classes of the Principal Balance Certificates, in each case, as of the date of determination, provided, that in certain circumstances described under “The Pooling and Servicing Agreement” in the Preliminary Prospectus, voting rights will only be exercisable by holders of the Non-Reduced Certificates and/or may otherwise be exercisable or allocated in a manner that takes into account the allocation of Appraisal Reduction Amounts.

The voting rights of any class of certificates are required to be allocated among certificateholders of such class in proportion to their respective percentage interests.

The Class R certificates will not be entitled to any voting rights.

Servicing

Compensation	Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e. reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer. Within any prior 12 month period, all such excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided, that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such serviced mortgage loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Servicing

Compensation	Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan, and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such rate as would result in a liquidation fee of $1,000,000, for each serviced loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000. For any serviced loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest and excess interest) on the related serviced loan from the date such serviced loan becomes a corrected mortgage loan through and including the then related maturity date, subject in any case to a minimum workout fee of $25,000.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default, but the special servicer may collect and retain appropriate fees from the related borrower in connection with the subject liquidation or workout.

In the case of an outside serviced loan combination, calculation of the foregoing amounts payable to the related outside servicer or outside special servicer may be different than as described above. For example, the extent to which modification fees and penalty fees are applied to offset expenses may be different and liquidation fees and workout fees may be subject to different caps or no caps.

Operating Advisor	The operating advisor will, in general and under certain circumstances described in the Preliminary Prospectus, have the following rights and responsibilities with respect to the serviced mortgage loans:

●	reviewing the actions of the special servicer with respect to specially serviced loans and with respect to certain major decisions regarding non-specially serviced loans as to which the operating advisor has consultation rights;

●	reviewing reports provided by the special servicer to the extent set forth in the CD 2017-CD5 pooling and servicing agreement;

●	reviewing for accuracy certain calculations made by the special servicer;

●	issuing an annual report generally setting forth, among other things, its assessment of whether the special servicer is performing its duties in compliance with the servicing standard and the CD 2017-CD5 pooling and servicing agreement and identifying any material deviations therefrom;

●	recommending the replacement of the special servicer if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders (as a collective whole); and

●	after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, consulting on a non-binding basis with the special servicer with respect to certain major decisions in respect of the applicable serviced mortgage loan(s) and/or related companion loan(s).

An “Operating Advisor Consultation Trigger Event” will occur when the aggregate outstanding certificate balance of the HRR Certificates (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to the HRR Certificates) is 25% or less of the initial aggregate certificate balance of the HRR Certificates. With respect to excluded mortgage loans, an Operating Advisor Consultation Trigger Event will be deemed to exist.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the CD 2017-CD5 pooling and servicing agreement with respect to any outside serviced mortgage loan or any related REO property.

The operating advisor will be subject to termination and replacement if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such termination and replacement is affirmatively voted for by the holders of more than 50% of the voting rights allocable to the Non-Reduced Certificates of those holders that exercise their right to vote (provided that holders entitled to exercise at least 50% of the voting rights allocable to the Non-Reduced Certificates exercise their right to vote within 180 days of the initial request for a vote). The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

See “The Pooling and Servicing Agreement—Operating Advisor” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Asset Representations

Reviewer	The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans) held by the issuing entity as of the end of the applicable collection period are at least 60 days delinquent in respect of their related monthly payments or balloon payment, if any (for purposes of this paragraph, “delinquent loans”) or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the aggregate outstanding principal balance of such delinquent loans constitutes at least 20% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans) held by the issuing entity as of the end of the applicable collection period.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice of such request to all certificateholders and the asset representations reviewer by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the affirmative vote of certificateholders evidencing at least 75% of the voting rights allocable to those holders that exercise their right to vote (provided that holders representing the applicable Certificateholder Quorum exercise their right to vote within 180 days of the initial request for a vote), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the CD 2017-CD5 pooling and servicing agreement by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution

Provisions	The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the CD 2017-CD5 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In addition, any other certificateholder or certificate owner may deliver, within the time frame provided in the CD 2017-CD5 pooling and servicing agreement, a written notice requesting the right to participate in any dispute resolution consultation that is conducted by the enforcing servicer following the enforcing servicer’s receipt of the notice described in the preceding sentence.

“Resolved” means, with respect to a Repurchase Request, (i) that any material breach of representations and warranties or a material document defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a “loss of value payment”, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the CD 2017-CD5 pooling and servicing agreement. See “The Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Credit Risk Retention	This securitization transaction will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. An economic interest in the credit risk of the mortgage loans in this transaction is expected to be retained pursuant to Regulation RR (17 CFR § 246.1 et seq) promulgated under Section 15G (“Regulation RR”), as a combination of (A) an “eligible vertical interest” in the form of the VRR Interest, and (B) an “eligible horizontal residual interest” in the form of the HRR Certificates. Citi Real Estate Funding Inc. will act as retaining sponsor under Regulation RR and is expected to (i) offset a portion of its risk retention obligation by transferring a portion of the VRR Interest to Deutsche Bank AG, acting through its New York Branch, an originator of certain of the mortgage loans included in this securitization transaction, on the Closing Date, (ii) satisfy a portion of its risk retention obligation by transferring the remaining portion of the VRR Interest to Citigroup Global Markets Realty Corp., a “majority-owned affiliate” of the retaining sponsor and an originator of certain of the mortgage loans included in this securitization transaction, and (iii) satisfy a portion of its risk retention requirements through the purchase by a third party purchaser of the HRR Certificates, on the Closing Date. For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied by Citi Real Estate Funding Inc. as retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.

Investor Communications	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the CD 2017-CD5 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the CD 2017-CD5 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

Deal Website	The certificate administrator will maintain a deal website including, but not limited to:

—all special notices delivered.

—summaries of final asset status reports.

—all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates.

—an “Investor Q&A Forum” and a voluntary investor registry.

Cleanup Call	On any Distribution Date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates and the notional amounts of the Class X-A, Class X-B, Class X-C, Class X-D and Class X-E certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the CD 2017-CD5 pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class R certificates) for the mortgage loans remaining in the issuing entity, as further described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in the Preliminary Prospectus.

The Certificates involve certain risks and may not be suitable for all investors. For information regarding certain risks associated with an investment in the Certificates, see “Risk Factors” in the Preliminary Prospectus. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CERTAIN DEFINITIONS (continued)

■	“ADR”: For any hospitality property, average daily rate.

■	“Appraised Value”: With respect to each mortgaged property and any date of determination, the most current appraised value of such mortgaged property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than 12 months prior to the origination date of the related mortgage loan. The Appraised Value for each mortgaged property is an “as-is” appraised value, except as set forth under the definition of “Appraised Value” in, and/or in the footnotes to Annex A to, the Preliminary Prospectus.

■	“Borrower Sponsor”: The indirect owner, or one of the indirect owners, of the related borrower (in whole or in part) that may or may not have control of the related borrower. The Borrower Sponsor may be, but is not necessarily, the entity that acts as the guarantor of the non-recourse carveouts.

■	“Cut-off Date LTV Ratio”: With respect to each mortgage loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that mortgage loan (together with the Cut-off Date Balance of any related pari passu companion loan(s) in the case of a loan combination, but without regard to any subordinate companion loan(s)) divided by (2) the Appraised Value of the related mortgaged property or portfolio of mortgaged properties, except as set forth under the definition of “Cut-off Date LTV Ratio” in, and in the footnotes to Annex A to, the Preliminary Prospectus, including, without limitation, that for certain mortgage loans, the Cut-off Date LTV Ratio may have been calculated using (i) an “as-complete”, “as-stabilized” or similar value for the related mortgaged property or mortgaged properties, (ii) an “as-is portfolio value”, which represents the appraised value for a portfolio of mortgaged properties as a whole and not the sum of the appraised values for each of the individual mortgaged properties or (iii) the related Cut-off Date Balance for such mortgage loan less a related earnout or holdback reserve.

■	“FF&E”: Furniture, fixtures and equipment.

■	“GLA”: Gross leasable area.

■	“Hard Lockbox”: The borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender; provided, that hospitality, mixed use and multifamily properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the related property manager into the lockbox account controlled by the lender.

■	“Maturity Date/ARD LTV Ratio”: With respect to each mortgage loan, the ratio, expressed as a percentage of (1) the Balloon Balance of that mortgage loan (together with the Balloon Balance of any related pari passu companion loan(s) in the case of a loan combination, but without regard to any subordinate companion loan(s)), divided by (2) the Appraised Value of the related mortgaged property or portfolio of mortgaged properties, except as set forth under the definition of “Maturity Date/ARD LTV Ratio” in, and in the footnotes to Annex A to, the Preliminary Prospectus, including, without limitation, that for certain mortgage loans, the Maturity Date/ARD LTV Ratio may have been calculated using (i) an “as-complete”, “as-stabilized” or similar value for the related mortgaged property or mortgaged properties, or (ii) an “as-is portfolio value”, which represents the appraised value for a portfolio of mortgaged properties as a whole and not the sum of the appraised values for each of the individual mortgaged properties.

■	“MSA”: Metropolitan statistical area.

■	“Non-owned Anchor(s)”: Tenants that occupy space equal to or greater than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-owned Junior Anchor(s)”: Tenants that occupy space equal to or greater than 10,000 SF at the related mortgaged property and less than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-Reduced Certificates”: Each class of certificates (other than Class R and Class X Certificates) that has an outstanding certificate balance as may be notionally reduced by any appraisal reduction amounts allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate balance of that class of certificates minus all principal payments made on such class of certificates.

■	“Occupancy Cost”: With respect to any mortgaged property, total rental revenues divided by total sales.

■	“Owned Anchor(s)”: Tenants that lease space equal to or greater than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned GLA”: With respect to any particular mortgaged property, the GLA of the space that is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Junior Anchor(s)”: Tenants that lease space equal to or greater than 10,000 SF and less than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or beds that are leased or rented (as applicable), solely with respect to the aggregate leased space, available rooms, units or beds in the property that is owned by the related borrower. In some cases Owned Occupancy was based on assumptions regarding occupancy, such as assumptions that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months after the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related mortgaged property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“Owned Outparcel(s)”: Freestanding tenants that occupy space at the mortgaged property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is owned by the related borrower and is part of the collateral for the related mortgage loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CERTAIN DEFINITIONS (continued)

■	“Owned Tenant(s)”: Tenants whose leased space at the related mortgaged property is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by each applicable rating agency engaged by the depositor that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then current rating assigned by that rating agency to any class of certificates. However, such confirmation will be deemed received or not required in certain circumstances as further described in the Preliminary Prospectus. See “The Pooling and Servicing Agreement—Rating Agency Confirmations” in the Preliminary Prospectus.

■	“RevPAR”: With respect to any hospitality property, revenues per available room.

■	“SF”: Square feet.

■	“Soft Lockbox”: An account into which either (i) the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account (rather than tenants directly depositing such amounts), or (ii) in the case of hospitality and multifamily properties, all credit card receivables, cash, checks and “over the counter” receipts are deposited into the lockbox account by the borrower or property manager (rather than credit card companies directly depositing credit card receivables); provided, that in the case of certain flagged hospitality properties, the property manager may instead be required to deposit only the portion of rents that is payable to the borrower, which may be net of hotel reserves, management fees and operating expenses that are payable to the property manager.

■	“Soft Springing Lockbox”: An account initially established as a Soft Lockbox; provided, that upon the occurrence of an event of default or one or more specified trigger events under the related loan documents, the lockbox account converts to a Hard Lockbox.

■	“Springing Lockbox”: An account that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the related loan documents.

■	“Total Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or beds that are leased or rented (as applicable), for the aggregate leased space, available rooms, units or beds at the mortgaged property, including any space that is owned by the related borrower and is part of the collateral in addition to any space that is owned by the applicable tenant and not part of the collateral for the related mortgage loan. In some cases Total Occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months after the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related mortgaged property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“TRIPRA”: Terrorism Risk Insurance Program Reauthorization Act of 2015.

■	“TTM”: Trailing twelve months.

■	“Underwritten Expenses”: With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related sponsor and generally derived from historical expenses at the mortgaged property(-ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

■	“Underwritten NCF”: With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related sponsor has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization. With respect to each of the General Motors Building, Olympic Tower, 245 Park Avenue and 444 Spear mortgage loans, in the case of certain investment grade-rated or institutional tenants at the related mortgaged property, Underwritten NCF is based on the “straight line” rent of those tenants generally over the lesser of the term of the related lease and the term of the related mortgage loan (or, in the case of the General Motors Building mortgage loan, the term of the related lease which extends beyond the term of such mortgage loan). Underwritten NCF for other mortgage loans may also include straight line rent for certain tenants. The Underwritten NCF for each mortgaged property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the mortgaged property to differ materially from the Underwritten NCF set forth in this Term Sheet. In some cases, historical net cash flow for a particular mortgaged property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the mortgaged property, may be less (and, perhaps, materially less) than the Underwritten NCF shown in this Term Sheet for such mortgaged property. No representation is made as to the future cash flows of the mortgaged properties, nor are the Underwritten NCFs set forth in the Preliminary Prospectus intended to represent such future cash flows. See “Risk Factors—Underwritten Net Cash Flow Could be Based on Incorrect or Failed Assumptions” in the Preliminary Prospectus.

■	“Underwritten NOI”: With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related sponsor, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan (or loan combination, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties. The Underwritten NOI for each mortgaged property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the mortgaged property to differ materially from the Underwritten NOI set forth in this Term Sheet. In some cases, historical net operating income for a particular mortgaged property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the mortgaged property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this Term Sheet for such mortgaged property. With respect to each of the General Motors Building, Olympic Tower, 245 Park Avenue and 444 Spear mortgage loans, in the case of certain investment grade-rated or institutional tenants at the related mortgaged property, Underwritten NOI is based on the “straight line” rent of those tenants over the lesser of the term of the related lease and the term of the related mortgage loan (or, in the case of

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CERTAIN DEFINITIONS (continued)

the General Motors Building mortgage loan, the term of the related lease which extends beyond the term of such mortgage loan). Underwritten NOI for other mortgage loans may also include straight line rent for certain tenants. No representation is made as to the future cash flows of the mortgaged properties, nor are the Underwritten NOIs set forth in this Term Sheet intended to represent such future cash flows.

■	“Underwritten Revenues”: With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related sponsor and generally derived from the rental revenue (which may include rental revenue related to reimbursement of tenant improvements and leasing commissions) based on leases in place, leases that have been executed but the tenant is not yet paying rent, month-to-month leases (based on current rent roll and annualized), leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take as described under “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus to the extent material, and in certain cases contractual rent steps generally within 10 months following the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related sponsor; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental and self storage properties, the related sponsor either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month period or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to mortgaged properties with leases with rent increases or rent decreases during the term of the related mortgage loan, Underwritten Revenues were based on the average rent over the term of the mortgage loan. In some cases, the related sponsor included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance. See “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: General Motors Building

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: General Motors Building

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: General Motors Building

MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS
New York
MANHATTAN
BROOKLYN
Upper West Side
Upper East Side
West New York
Astoria
Long Island City
Midtown
Hoboken
Jersey City
SoHo
Financial District
Central Park
Carnegie Hall
Times Square
United Nations
Madison Square Garden
Empire State Building
Metropolitan Museum of Art
Natural History Museum
NYU
JFK Stadium
Hudson River
East River
General Motors Building
767 Fifth Avenue
New York, NY 10153
Central Park
Central Park Zoo
Gapstow Bridge
Hallett Nature Sanctuary
The Pond
The Cop Cot
Center Drive
Cuts Rock
E 67TH STREET
E 66TH STREET
E 65TH STREET
E 64TH STREET
E 63RD STREET
E 62ND STREET
E 61ST STREET
W 59TH STREET
W 58TH STREET
W 57TH STREET
W 56TH STREET
W 55TH STREET
W 54TH STREET
W 53RD STREET
W 52ND STREET
W 51ST STREET
W 50TH STREET
W 49TH STREET
W 48TH STREET
FIFTH AVENUE
MADISON AVENUE
PARK AVENUE
LEXINGTON AVENUE
THIRD AVENUE
SIXTH AVENUE
SEVENTH AVENUE
BROADWAY
7th Regiment Army Conservatory
Temple Emanuel
Plaza Athenee
Central Presbyterian
Royale Condos
Lowell
Colony Club
Beekman Hotel
Melrose Hotel
The Pierre, A Taj Hotel
Barney's
Sherry Netherland
Apple
Plaza Hotel
Bloomingdale's
One Beacon Court
Bloomberg HQ
Solow Building
Bergdorf Goodman
745 Fifth
Four Seasons
Carnegie Hall
590 Madison
432 Park
Sony Building
Trump Tower
1345 Sixth
New York Hilton Hotel
Museum of Modern Art (MOMA)
399 Park
Citigroup Center
Lipstick Building
Calyon Building
CBS Building
666 Fifth
Seagram Bldg
AXA Center
Sperry Rand Building
345 Park
Radio City Music Hall
International Building
Saint Patrick's Cathedral
Time & Life Building
RCA Building
ROCKEFELLER CENTER
1230 Sixth
Waldorf Astoria Hotel
745 Seventh
1251 Sixth
McGraw-Hill Building
750 Seventh
Morgan Stanley
JP Morgan Chase
277 Park
245 Park
485 Park
380 Madison
Helmsley Building
Park Ave Atrium
Roosevelt Hotel
NY Marriott Marquis Hotel
1166 Sixth
1180 Sixth
Celanese Building
N Q R

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: General Motors Building

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller(3)		CGMRC / GACC
Location (City/State)	New York, New York	Cut-off Date Balance(4)		$100,000,000
Property Type	Mixed Use	Cut-off Date Balance per SF(2)		$738.70
Size (SF)	1,989,983	Percentage of Initial Pool Balance		10.7%
Total Occupancy as of 6/1/2017(1)	95.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/1/2017(1)	95.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1968 / 2017	Mortgage Rate		3.43000%
Appraised Value	$4,800,000,000	Original Term to Maturity (Months)		120
Appraisal Date	5/8/2017	Original Amortization Term (Months)		NAP
Borrower Sponsor	Boston Properties Limited Partnership; 767 LLC; Sungate Fifth Avenue LLC	Original Interest Only Period (Months) First Payment Date	120 7/9/2017
Property Management	Boston Properties Limited Partnership	Maturity Date	6/9/2027

Underwritten Revenues	$334,764,418
Underwritten Expenses	$107,458,009	Escrows(5)
Underwritten Net Operating Income (NOI)	$227,306,409		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$221,544,794	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	30.6%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	30.6%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	4.45x / 4.33x	TI/LC(6)	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	15.5% / 15.1%	Other(6)	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Pari Passu Notes	$1,470,000,000	63.9%	Loan Payoff	$1,606,000,000	69.8%
Junior Non-Trust Notes	830,000,000	36.1	Principal Equity Distribution	652,892,324	28.4
			Closing Costs	41,107,676	1.8

Total Sources	$2,300,000,000	100.0%	Total Uses	$2,300,000,000	100.0%

(1)	Occupancy includes Under Armour, which has an executed lease but is not expected to be in occupancy at the General Motors Building Property until January 1, 2019.

(2)	DSCR, LTV, Debt Yield and Balance / SF calculations are based on the aggregate outstanding principal balance of the General Motors Building Senior Pari Passu Notes (as defined below) and exclude the outstanding principal balance of the General Motors Building Junior Non-Trust Notes (as defined below).

(3)	The General Motors Building Loan Combination (as defined below) was co-originated by Citigroup Global Markets Realty Corp. (“CGMRC”), Deutsche Bank AG, acting through its New York Branch (“DBNY”) (an affiliate of German American Capital Corporation (“GACC”)), Wells Fargo Bank, National Association (“Wells Fargo”), and Morgan Stanley Bank, N.A. (“MSBNA”).

(4)	The Cut-off Date Balance of $100,000,000 represents the non-controlling notes A-2-C2-1, A-3-C2 and A-3-C3-2 which are part of a loan combination evidenced by 36 notes having an aggregate outstanding principal balance as of the Cut-off Date of $2,300,000,000. The related companion loans are evidenced by (i) 29 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $1,370,000,000 and (ii) four junior notes with an aggregate outstanding principal balance as of the Cut-off Date of $830,000,000.

(5)	See “Escrows” below.

(6)	At closing, Boston Properties Limited Partnership (“BPLP”) provided a guaranty in lieu of depositing (i) $107,946,183 for existing tenant improvement and leasing commission costs and (ii) $161,161,013 in existing gap rent and free rent obligations.

■	The Mortgage Loan. The mortgage loan (the “General Motors Building Loan”) is part of a loan combination (the “General Motors Building Loan Combination”) evidenced by 36 notes comprising (i) 32 senior pari passu notes (collectively the “General Motors Building Senior Pari Passu Notes”) with a combined outstanding principal balance as of the Cut-off Date of $1,470,000,000, and (ii) four junior pari passu notes (collectively, the “General Motors Building Junior Non-Trust Notes”) with a combined outstanding principal balance as of the Cut-off Date of $830,000,000. The General Motors Building Junior Non-Trust Notes are subordinate to the General Motors Building Senior Pari Passu Notes as and to the extent described in “Description of the Mortgage Pool—The Loan Combinations—The General Motors Building Loan Combination” in the Preliminary Prospectus. The aggregate outstanding principal balance as of the Cut-off Date of all the notes evidencing the General Motors Building Loan Combination is $2,300,000,000. The General Motors Building Loan Combination is secured by the borrower’s fee simple interest in a Class A mixed use, office and retail building located in New York, New York (the “General Motors Building Property”). The General Motors Building Loan, which is evidenced by the non-controlling notes A-2-C2-1, A-3-C2, and A-3-C3-2, has an aggregate outstanding principal balance as of the Cut-off Date of $100,000,000 and represents approximately 10.7% of the Initial Pool Balance. The related companion loans are evidenced by 29 senior pari passu notes (collectively, the “General Motors Building Senior Pari Passu Companion Loans”) which have an aggregate outstanding principal balance as of the Cut-off Date of $1,370,000,000 and the General Motors Building Junior Non-Trust Notes, as detailed in the note summary table below. The General Motors Building Loan Combination was originated by CGMRC, DBNY, Wells Fargo, and MSBNA, on June 7, 2017. CGMRC is expected to contribute notes A-3-C2 and A-3-C3-2 to this securitization transaction, which notes have an aggregate outstanding principal balance of $50,000,000 as of the Cut-off Date, and GACC is expected to contribute note A-2-C2-1 to this securitization transaction, which note has an outstanding principal balance of $50,000,000 as of the Cut-off Date. Each note evidencing the General Motors Building Loan Combination has an interest rate of 3.43000% per annum. The borrower utilized the proceeds of the General Motors Building Loan Combination to refinance the existing debt on the General Motors Building Property, return equity to the borrower sponsors, fund reserves and pay origination costs.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: General Motors Building

Note Summary

Note	Current or Anticipated Holder of Securitized Note	Cut-off Date Balance
General Motors Building Loan
A-2-C2-1, A-3-C2, and A-3-C3-2	CD 2017-CD5	$100,000,000(1)
General Motors Building Senior Pari Passu Companion Loans
A-1-S, A-1-C1, A-2-S, A-2-C1, A-3-S, A-3-C1, A-4-S and A-4-C1	BXP 2017-GM	$725,000,000
A-1-C2, A-1-C3-1, and A-4-A3	BANK 2017-BNK6(2)	$90,000,000
A-1-C3-2, A-1-C4, A-1-A2, and A-1-A3	MSBNA	$164,600,000
A-1-A1, A-2-A1, A-3-A1, and A-4-A1	CCRE(3)	$85,000,000
A-2-C2-2, A-2-C3, A-2-A2, and A-2-A3	DBNY	$95,200,000
A-3-A2, A-3-A3, and A-3-C3-1	CGMRC	$95,200,000
A-4-C2, A-4-C3 and A-4-A2	WFCM 2017-C38	$115,000,000
General Motors Building Junior Non-Trust Notes
B-1-S, B-2-S, B-3-S, and B-4-S	BXP 2017-GM	$830,000,000

(1)	Each of CGMRC and GACC is expected to contribute $50,000,000 to the CD 2017-CD5 trust.

(2)	Expected to be contributed to the related securitization upon closing of such securitization.

(3)	Cantor Commercial Real Estate Lending L.P.

The General Motors Building Loan Combination had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The General Motors Building Loan Combination requires payment of interest only until the scheduled maturity date, which is the due date in June 2027. Voluntary prepayment of the General Motors Building Loan Combination without payment of a yield maintenance premium is permitted on or after the due date in December 2026. Defeasance of the General Motors Building Loan Combination with direct, non-callable obligations of the United States of America or other obligations which are “government securities” is permitted under the General Motors Building Loan Combination documents at any time after the earlier of June 7, 2020 or the second anniversary of the securitization of the last portion of the General Motors Building Loan Combination.

■	The Mortgaged Property. The General Motors Building Property is a 50-story office building comprised of approximately 1,989,983 total SF, including approximately 188,000 SF of retail space in the two-story retail base that wraps around the building and the below grade concourse. Originally developed in 1968 for the General Motors Corporation to serve as its headquarters, the General Motors Building Property occupies the entire city block bound by 58th Street, 59th Street, Madison Avenue and Fifth Avenue on the southeast corner of Central Park. The Fifth Avenue frontage of the General Motors Building Property features an open plaza with seating and is topped by the glass Apple cube, which serves as the entrance to Apple’s store in the below grade concourse. Because of its location, the General Motors Building Property features excellent light and unobstructed, protected views of Central Park from every office floor.

The General Motors Building Property is 95.0% leased as of June 1, 2017 by a diverse roster of office and retail tenants. Approximately 54.0% of the General Motors Building Property’s gross leasable area (“GLA”) is leased by investment grade or large law firm tenants, which contribute approximately 49.0% of the General Motors Building Property’s underwritten gross rent. The General Motors Building Property serves as the global headquarters for Weil, Gotshal & Manges (“Weil”) (24.6% of GLA, 19.4% of underwritten gross rent), headquarters for Aramis (15.1% of GLA, 12.4% of underwritten gross rent), is expected to serve as a flagship retail location for Under Armour (2.5% of GLA, 10.2% of underwritten gross rent), BAMCO (5.3% of GLA, 7.4% of underwritten gross rent) and Apple’s flagship retail store (5.3% of GLA, 6.6% of underwritten gross rent). The top five tenants by underwritten gross rent at the General Motors Building Property occupy 52.8% of GLA and comprise 56.1% of the underwritten gross rent. The weighted average remaining lease term for the top five tenants is approximately 11.7 years, and the weighted average remaining lease term for the entire General Motors Building Property is approximately 9.4 years.

The General Motors Building Property has retained two original office tenants since it was constructed in 1968 – Weil and Aramis, which represent a combined 39.7% of GLA and 31.8% of underwritten gross rent. Weil executed an early renewal of its lease in September 2014, extending it through August 2034 at an initial rent of $114.00 per SF,

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: General Motors Building

representing a premium to its existing weighted average in place gross rent of $92.37 per SF. The General Motors Building Property has retail frontage in the Upper Fifth Avenue retail submarket, which runs along Fifth Avenue between 49th Street and 60th Street, and is leased by Apple, Under Armour and Cartier, as well as frontage in the Madison Avenue retail submarket which is leased by Tumi and JP Morgan Chase.

The General Motors Building Property has a nine year average historical occupancy of 97.4% dating back to 2008. Since acquiring the General Motors Building Property in 2008 and through 2016, based on information provided by the borrower, the borrower has invested approximately $98.0 million in capital expenditures for tenant improvements and other capital projects at the General Motors Building Property.

As of June 1, 2017, the General Motors Building Property was approximately 95.0% leased to 38 tenants. The top five tenants by underwritten gross rent at the General Motors Building Property lease 52.8% of GLA and comprise 56.1% of the underwritten gross rent, and the top ten tenants by underwritten gross rent at the General Motors Building Property lease 67.3% of GLA and comprise 73.9% of the underwritten gross rent. The weighted average underwritten base rent for office tenants in the top 10 is $110.51 per SF and the weighted average underwritten base rent for retail tenants in the top 10 is $361.70 per SF.

The majority of the General Motors Building Property’s annual underwritten rent comes from office tenants (73.2%), with the remaining underwritten rent coming from retail tenants (26.3%) and storage space (0.4%).

The following table presents certain information relating to historical leasing at the General Motors Building Property:

Historical Leased %(1)

	2008	2009	2010	2011	2012	2013	2014	2015	2016	As of 6/1/2017(2)
Owned Space	98.5%	97.5%	98.5%	98.2%	95.5%	96.9%	98.5%	96.7%	96.3%	95.0%

(1)	As provided by the borrower and which represents occupancy as of July 31 for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll.

The following table presents certain information relating to historical average annual rent per SF at the General Motors Building Property:

Historical Average Base Rent per SF(1)

	2014	2015	2016	As of 6/1/2017(2)(3)
Base Rent per SF	$99.08	$97.37	$103.95	$118.01

(1)	As provided by the borrower.

(2)	Based on the underwritten rent roll.

(3)	Based on the entire General Motors Building Property of 1,989,983 SF, which includes vacant SF.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: General Motors Building

The following table presents certain information relating to the General Motors Building Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Weil, Gotshal & Manges(4)	NR / NR / NR	489,867	24.6%	$51,278,352	19.3%	$104.68	8/31/2034	2, 5-year options
Under Armour(5)	NR / Baa2 / BB+	49,582	2.5	29,999,945	11.3	605.06	6/30/2034	2, 5-year options
Aramis(6)	NR / A2 / A+	299,895	15.1	27,530,236	10.3	91.80	3/31/2020	2, 5-year options
BAMCO(7)	NR / NR / NR	105,579	5.3	21,290,010	8.0	201.65	5/31/2035	1, 5-year option
Apple(8)	NR / Aa1 / AA+	105,748	5.3	18,057,615	6.8	170.76	1/31/2034	3, 5-year options
Perella Weinberg	NR / NR / NR	130,155	6.5	12,392,687	4.7	95.21	1/31/2022	N/A
JP Morgan Chase	A+ / A3 / A-	7,500	0.4	10,980,750	4.1	1,464.10	5/31/2021	1, 5-year option
Cartier	NR / NR / NR	11,745	0.6	8,891,545	3.3	757.05	12/31/2018	2, 10-year options
Balyasny Asset Management(9)	NR / NR / NR	63,606	3.2	8,150,250	3.1	128.14	12/31/2027	1, 5-year option
GM(10)	BBB- / Baa3 / BBB	76,200	3.8	7,010,400	2.6	92.00	3/31/2020	N/A
Ten Largest Owned Tenants		1,339,877	67.3%	$195,581,790	73.4%	$145.97
Remaining Tenants		550,242	27.7	70,735,275	26.6	128.55
Vacant		99,864	5.0	0	0.0	0.00
Total / Wtd. Avg. All Tenants		1,989,983	100.0%	$266,317,065	100.0%	$140.90

(1)	Based on the underwritten rent roll dated June 1, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent and UW Base Rent $ per SF exclude $11,269,632 ($5.66 per SF) of straight line rents through the tenants’ respective lease terms associated with Weil ($6,010,916) and Apple ($4,107,800), as well as four other tenants, which are included in the “Cash Flow Analysis” table below.

(4)	Weil leases 100,024 SF of space through August 31, 2019 and 389,843 SF through August 31, 2034. Weil has the right to terminate (a) its 20,791 SF of below grade storage space, at any time, and (b) either (i) its 38,900 SF of space on the 22nd floor or (ii) its 39,900 SF of space on the 32nd floor, on or after August 31, 2022. Weil most recently extended its lease for 389,843 SF of its space through August 2034 at an initial base rent of $114.00 per SF, above its current in place weighted average gross rent of $92.37 per SF. BPLP, one of the borrower sponsors, provided a payment guaranty for the gap rent between Weil’s current rent and Weil’s underwritten rent which commences in September 2019.

(5)	Under Armour’s lease commences on the substantial completion of landlord’s work, which is projected to be January 1, 2019. Under Armour has the right to terminate its lease if its space is not delivered by July 1, 2019 and the failure to deliver the space is not due to tenant-caused delays or force majeure. Under Armour’s space is currently occupied by Apple while the Apple Cube Space (as defined below) and expansion is under construction. Under Armour is not currently in occupancy or paying rent. BPLP provided a payment guaranty with respect to Under Armour’s gap rent (for the difference between the rent being paid by Apple for the space anticipated to be occupied by Under Armour and the rent that will be due upon commencement of Under Armour’s lease) as well as with respect to Under Armour’s free rent. Under Armour has 12 months of free rent, equal to $30,000,000, beginning after its lease commencement date.

(6)	Aramis subleases 9,725 SF of its space on the 46th floor to GF Capital Management at $107.00 per SF.

(7)	BAMCO has executed a renewal to extend its lease to May 2035, commencing in January 2024 for a weighted average base rent of approximately $201.65 per SF. BAMCO’s in place weighted average base rent is approximately $147.77 per SF. BPLP provided a payment guaranty with respect to BAMCO’s gap rent between closing and the renewal rent commencing in January 2024. After the expiration of the guaranty by BPLP, the lower of market or in place rent has been underwritten.

(8)	Apple is temporarily occupying the space expected to be occupied by Under Armour once Under Armour’s lease commences, while the Apple Cube Space and expansion is under construction. Apple is obligated to vacate its temporary space by December 31, 2018 and has the right to terminate its entire lease if its space is not delivered by February 3, 2020, subject to force majeure. Apple leases 2,754 SF of storage space through December 31, 2018 and 102,994 SF through January 1, 2034. Apple has 17 months of free rent, equal to $9,562,500, on its 21,907 SF of expansion space commencing in August 2017. Once Apple has moved back into its expanded and redeveloped space, it will be required to pay 2.25% in percentage rent above $200,000,000 a year in sales. BPLP provided a guaranty for the estimated gap percentage rent of $8,962,500, as well as with respect to Apple’s free rent in the amount of $9,562,000.

(9)	Balyasny Asset Management may terminate its lease effective December 31, 2022 with a minimum of one year’s notice and payment of a termination fee. Balyasny Asset Management has six months of free rent on its 34th floor space, totaling $1,481,625.

(10)	GM subleases 38,100 SF on the 14th floor to Grosvenor Capital at $80.00 per SF and 38,100 SF on the 16th floor to Reservoir Operations at $85.00 per SF.

The following table presents the lease rollover schedule at the General Motors Building Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(3)	# of Expiring Tenants
2017	11,226	0.6%	0.6%	$993,600	0.4%	$88.51	1
2018	52,373	2.6	3.2%	15,456,871	5.8	295.13	3
2019	106,096	5.3	8.5%	9,123,113	3.4	85.99	2
2020	532,016	26.7	35.3%	50,741,831	19.1	95.38	6
2021	35,486	1.8	37.0%	16,570,250	6.2	466.95	3
2022	144,898	7.3	44.3%	14,412,478	5.4	99.47	2
2023	2,747	0.1	44.5%	1,870,937	0.7	681.08	1
2024	38,100	1.9	46.4%	3,429,000	1.3	90.00	1
2025	66,347	3.3	49.7%	6,783,128	2.5	102.24	2
2026	48,201	2.4	52.1%	9,096,994	3.4	188.73	2
2027	99,324	5.0	57.1%	12,273,236	4.6	123.57	5
2028 & Thereafter	753,305	37.9	95.0%	125,565,627	47.1	166.69	10
Vacant	99,864	5.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	1,989,983	100.0%		$266,317,065	100.0%	$140.90	38

(1)	Calculated based on approximate square footage occupied by each Owned Tenant unless otherwise specified.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Expiration Schedule.

(3)	UW Base Rent and UW Base Rent $ per SF exclude $11,269,632 of total underwritten straight line rents associated with Weil ($6,010,916), which leases 100,024 SF of space through August 31, 2019 and 389,843 SF through August 31, 2034, and Apple ($4,107,800) which leases 2,754 SF of storage space through December 31, 2018 and 102,994 SF through January 1, 2034, as well as four other tenants.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: General Motors Building

Major Tenants

Weil, Gotshal & Manges (489,867 SF, 24.6% of GLA, 19.3% of underwritten base rent). Weil, an international corporate law firm, has its global headquarters at the General Motors Building Property. Founded in 1931, Weil currently has over 1,100 lawyers in 19 offices worldwide. Weil’s specialty practice areas include litigation, corporate, restructuring, tax and benefits. Weil was ranked #15 in a legal industry publication ranking for profits per partner for 2016. Weil is an original tenant at the General Motors Building Property, having been in continuous occupancy since 1968 and has expanded its space multiple times in its 49 years at the General Motors Building Property. Weil most recently extended its lease for 389,843 SF of its space through August 2034 at an initial base rent of $114.00 per SF, above its current in-place weighted average gross rent of $92.37 per SF. BPLP provided a payment guaranty for the gap rent between Weil’s current rent and Weil’s underwritten rent which commences in September 2019. Weil has the right to terminate (a) its 20,791 SF of below grade storage space, at any time, and (b) either (i) its 38,900 SF of space on the 22nd floor or (ii) its 39,900 SF space on the 32nd floor, on or after August 31, 2022.

Aramis (299,895 SF, 15.1% of GLA, 10.3% of underwritten base rent). The General Motors Building Property serves as headquarters for Aramis, a brand launched in 1964 by The Estée Lauder Companies. Aramis was the first prestige men’s fragrance to be sold in department stores and continues to be engaged in the men’s fragrance and grooming retail category. Aramis is an original tenant at the General Motors Building Property, having been in continuous occupancy since 1968. Aramis currently subleases 9,725 SF of its space that is noncontiguous on the 46th floor, and has two five-year extension options remaining, each with eighteen months’ notice at 95% of fair market rents.

Under Armour (49,582 SF, 2.5% of GLA, 11.3% of underwritten base rent). Under Armour is a developer, manufacturer and retailer of performance apparel, footwear and accessories for men, women and youth. Under Armour’s space at the General Motors Building Property is expected to be used as its flagship “Under Armour Brand House” retail store. Under Armour’s lease commences on the substantial completion of landlord’s work, which is projected to be January 1, 2019. Under Armour has the right to terminate its lease if its space is not delivered by July 1, 2019 and the failure to deliver the space is not due to tenant-caused delays or force majeure. Under Armour’s space is currently occupied by Apple while the Apple Cube Space (as defined below) and expansion is under construction. Under Armour is not currently in occupancy or paying rent. BPLP provided a payment guaranty with respect to Under Armour’s gap rent (for the difference between the rent being paid by Apple for the space anticipated to be occupied by Under Armour and the rent that will be due upon commencement of Under Armour’s lease) and free rent due to Under Armour. Under Armour will have 12 months of free rent, equal to $30,000,000, beginning after its lease commencement date.

BAMCO (105,579 SF, 5.3% of GLA, 8.0% of underwritten base rent). BAMCO is a privately owned investment manager that provides services to investment companies and manages separate client-focused equity portfolios. BAMCO is a subsidiary of Baron Capital Group Inc., both of which are headquartered at the General Motors Building Property. BAMCO has executed a renewal to extend its lease to May 2035, commencing in January 2024 for a weighted average base rent of approximately $201.65 per SF. BAMCO’s in place weighted average base rent is approximately $147.77 per SF. BPLP provided a payment guaranty with respect to BAMCO’s gap rent between closing and the renewal rent commencing in January 2024. After the expiration of the guaranty by BPLP, the lower of market or in place rent has been underwritten.

Apple (105,748 SF, 5.3% of GLA, 6.8% of underwritten base rent). Apple is a designer, developer and retailer of consumer electronics, computer software and online services headquartered in Cupertino, California. Apple has its flagship retail location at the General Motors Building Property underneath a 35-foot glass cube at the center of the pedestrian plaza on the Fifth Avenue side of the General Motors Building Property (the “Apple Cube Space”). Apple recently executed an extension for 102,994 SF through January 2034 and is currently occupying the former FAO Schwarz space on the 58th Street side of the General Motors Building Property, while its store undergoes a renovation to expand its space by approximately 34,000 SF, increasing ceiling heights by lowering the floor approximately five feet and adding storage space and back of house capacity by expanding into formerly dark space located below grade. Apple is obligated to vacate its temporary space by December 31, 2018 and has the right to terminate its entire lease if its expanded Apple Cube Space is not delivered by February 3, 2020, subject to force majeure. Apple leases 2,754 SF of storage space through December 31, 2018 and 102,994 SF through January 1, 2034. Apple has 17 months of free rent, equal to $9,562,500, on its 21,907 SF of expansion space commencing in August 2017. BPLP provided a payment guaranty with respect to Apple’s free rent.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: General Motors Building

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the General Motors Building Property:

Cash Flow Analysis(1)

	2013	2014	2015	2016	Underwritten(2)	Underwritten $ per SF(2)
Base Rent(2)	$188,477,818	$197,172,437	$193,759,747	$206,851,492	$266,317,065	$133.83
Straight Line Rent(3)	0	0	0	0	11,269,632	5.66
Rent Abatements(4)	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	16,547,756	8.32
Reimbursements	29,544,790	35,800,858	38,501,366	39,027,298	27,629,542	13.88
Mark to Market(5)	0	0	0	0	17,100,676	8.59
Apple Percentage Rent	13,435,678	11,075,213	9,266,920	5,301,583	4,921,916	2.47
Direct Utilities	2,040,806	2,298,058	2,229,659	1,242,134	2,345,676	1.18
Service Income	2,596,805	2,976.371	3,277,203	3,357,322	4,425,456	2.22
Other Income(6)	16,176,651	7,995,847	2,733,268	569,626	754,455	0.38
Gross Revenue	$252,272,548	$257,318,784	$249,768,162	$256,349,455	$351,312,174	$176.54
Vacancy & Credit Loss	0	0	0	0	(16,547,756)	(8.32)
Effective Gross Income	$252,272,548	$257,318,784	$249,768,162	$256,349,455	$334,764,418	$168.22

Real Estate Taxes	$48,843,713	$56,588,425	$64,304,184	$69,746,440	$76,093,094	$38.24
Insurance	5,185,870	4,151,381	3,138,234	2,868,853	2,820,108	1.42
Management Fee(7)	5,242,237	5,338,307	5,478,829	5,405,290	1,000,000	0.50
Other Operating Expenses	24,989,132	25,925,053	26,335,253	26,903,526	27,544,807	13.85
Total Operating Expenses	$84,260,952	$92,003,166	$99,256,499	$104,924,109	$107,458,009	$54.00

Net Operating Income(8)	$168,011,596	$165,315,617	$150,511,664	$151,425,346	$227,306,409	$114.23
TI/LC	0	0	0	0	5,363,618	2.69
Capital Expenditures	0	0	0	0	397,997	0.20
Net Cash Flow	$168,011,596	$165,315,617	$150,511,664	$151,425,346	$221,544,794	$111.33

Occupancy	96.9%	98.5%	96.7%	96.3%	95.0% (9)
NOI Debt Yield(10)	11.4%	11.2%	10.2%	10.3%	15.5%
NCF DSCR(10)	3.29x	3.23x	2.94x	2.96x	4.33x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent and Underwritten $ per SF reflects contractual rents as of June 1, 2017, and includes rent steps through June 2018. Various adjustments have been made to the in place rents which are detailed below:

(i)	Apple is currently undergoing a major renovation to their Apple Cube Space. During the renovations, Apple is occupying the former FAO Schwarz space as temporary space until the earlier of the completion of their renovations or the outside kick out date of December 31, 2018. Base rent for Apple as of January 2019 has been underwritten in conjunction with the Under Armour lease commencement date. Apple is currently paying annual contractual rent of $12,500,004 on the temporary space, which steps up to $24,000,000 annually in August 2018 in addition to their existing lease for the Apple Cube Space. Lenders are underwriting $18,057,615 in base rent and $19,429,881 in gross rent (base rent plus recoveries) for Apple.

(ii)	Under Armour has executed a lease commencing in January 2019 for the space that is currently occupied by Apple as temporary space. Contractual rent has been underwritten for Under Armour based on the rent due date as of January 2019 when the lease is expected to commence. BPLP provided a payment guaranty for the gap rent between the rent Apple is currently paying to occupy its temporary space and the rent that will be due under Under Armour’s lease once such lease commences.

(iii)	Weil has executed a renewal for 389,843 SF of its space through August 2034, commencing in September 2019. Underwritten Base Rent for Weil uses rents effective as of September 2019. With respect to the space not extended, contractual in-place rent inclusive of 12 months’ rent steps and existing recoveries has been underwritten. BPLP provided a payment guaranty for the gap rent between Weil’s current rent and their underwritten rent which commences in September 2019.

(iv)	BAMCO has executed a renewal to extend its lease to May 2035, commencing in January 2024 for a weighted average base rent of approximately $201.65 per SF. BAMCO’s in place weighted average base rent is approximately $147.77 per SF. The gap rent between closing and the renewal rent commencing in January 2024 is guaranteed by BPLP. After the expiration of the guaranty by BPLP, the lower of market or in place rent has been underwritten.

(v)	Continental Grain is currently subleasing from GM and has executed a direct lease commencing in April 2020 on the expiration of their existing sublease. GM is currently paying $92.00 per SF in base rent. Continental Grain’s direct rent in 2020 of $110.00 per SF has been underwritten. BPLP provided a guaranty for the gap rent until 2020.

(3)	Underwritten Straight Line Rent is based on net present value of future contractual rent steps after June 1, 2018 for investment grade tenants and law firm tenants included in a listing of the largest 100 United States law firms through the tenants’ lease expirations (which in the case of certain tenants, expire beyond the loan term). Tenants with underwritten straight line rents include Weil ($6,010,916), Apple ($4,107,800) and four other tenants.

(4)	Apple has an abatement period for its percentage rent component that commences in October 2017 until it has moved into its expanded and redeveloped space. Once Apple has moved back into its expanded and redeveloped space, it will be required to pay 2.25% in percentage rent above $200,000,000 a year in sales. BPLP provided a guaranty for the estimated gap percentage rent. Underwritten Apple Percentage Rent is equal to the average Apple sales from 2013 through 2016 over the new $200,000,000 breakpoint and the 2.25% percentage rent.

(5)	Rents have been marked up or down, as applicable, based on the appraiser’s conclusion of market rents.

(6)	Underwritten Other Income primarily consists of net antenna income.

(7)	Contractual management fee is equal to 2.0% of effective gross income. Underwritten management fee is capped at $1,000,000.

(8)	The Net Operating Income for the period beginning on January 1, 2017 and ending on March 31, 2017 was $49,643,832.

(9)	Underwritten Occupancy includes Under Armour, which has an executed lease but is not expected to be in occupancy at the General Motors Building Property until January 1, 2019.

(10)	NOI Debt Yield and NCF DSCR calculations are based on the aggregate outstanding principal balance of the General Motors Building Senior Pari Passu Notes and exclude the outstanding principal balance of the General Motors Building Junior Non-Trust Notes.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: General Motors Building

■	Appraisal. According to the appraisal, the General Motors Building Property has an “as-is” appraised value of $4,800,000,000 as of May 8, 2017.

Appraisal Approach(1)	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$4,600,000,000	N/A	3.50%
Discounted Cash Flow Approach	$4,800,000,000	6.00%	4.50	%(2)

(1)	Based on the “as-is” appraised value.

(2)	Represents the terminal capitalization rate.

■	Environmental Matters. Based on a Phase I environmental report dated May 9, 2017, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the General Motors Building Property.

■	Market Overview and Competition. The General Motors Building Property is located on the entire city block bound by Fifth Avenue and Madison Avenue between East 58th Street and East 59th Street. This area of Midtown Manhattan is known as the Madison/Fifth Avenue subdistrict and is considered one of Manhattan’s premier office locations according to the appraisal. The General Motors Building Property is surrounded by many of New York’s landmarks, restaurants, hotels, shops and tourist attractions, made accessible by the presence of several major transportation hubs. The General Motors Building Property is located within the boundaries of the Plaza District, which is generally bound by 47th Street to the south and 65th Street to the north, and from Avenue of the Americas to the East River.

As of the first quarter of 2017, the three office statistical areas that comprise the Plaza District contain 81.1 million SF of Class A office space, 6.4 million SF of Class B office space and 481,485 SF of Class C office space. Historically, the Plaza District has evidenced the highest rents in Midtown Manhattan due to the demand generated by its location and quality space, according to the appraisal. As of the first quarter of 2017, the Class A office space in the Plaza District had a direct vacancy rate of 9.4% and average asking rents of $99.69 per SF, above the direct primary Midtown Manhattan average of $88.93 per SF.

According to the appraisal, as of the first quarter of 2017, the Madison/Fifth Avenue subdistrict consisted of approximately 19.8 million SF of Class A office space and had a direct vacancy rate of 11.0% and overall direct weighted average asking rents of $110.15 per SF. Overall vacancy of Class A office space in the Madison/Fifth Avenue subdistrict dropped by 2.0% from 13.3% in the first quarter 2016 to 11.3% in the first quarter 2017, the lowest quarterly total since the first quarter of 2008. Direct weighted average Class A office rental rates increased by $5.10 per SF over the same time period.

The following table presents certain information relating to the Class A Office Market for the Plaza District:

Plaza District - Class A Office Market Summary(1)

	Inventory (SF)	Overall Vacancy	Direct Vacancy	Direct Rental Rate	YTD Leasing Activity
Madison/Fifth	19,782,877	11.8%	11.0%	$110.15	296,980
Park Avenue	21,842,808	12.4%	9.2%	$101.41	249,730
Sixth Avenue/Rockefeller Center	39,485,121	10.9%	8.8%	$92.13	890,591
Total / Wtd. Avg.	81,110,806	11.5%	9.4%	$99.69	1,437,301

(1)	Source: Appraisal.

The appraiser identified 10 comparable recent office leases ranging in tenant size from 4,002 SF to 110,025 SF. The comparable leases are all located in buildings similar in class to the General Motors Building Property, and in the General Motors Building Property’s general competitive market according to the appraisal. The comparable leases have terms ranging from 6 to 15 years and exhibit a range of rents from $108.50 per SF to $180.00 per SF, with an average of $148.95 per SF, prior to adjustments. After adjustments for rent concessions, the comparables’ rents range from $125.19 per SF to $189.50 per SF, with an average of $156.50 per SF. Free rent concessions ranged from zero to 13 months. Tenant improvement allowances ranged from $35.00 per SF to $100.00 per SF. The comparable leases are outlined in the following chart.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: General Motors Building

The following table presents certain information relating to recent office leasing activity for the General Motors Building Property’s office market:

Recent Office Leasing Activity(1)
Address	590 Madison Avenue	520 Madison Avenue	375 Park Avenue	9 West 57th Street	650 Madison Avenue	450 Park Avenue	399 Park Avenue	9 West 57th Street	375 Park Avenue	375 Park Avenue
Year Built	1982	1982	1958	1971	1987	1972/2003	1961	1971	1958	1958
Office GLA (SF)	1,016,413	849,600	830,009	1,500,000	521,544	247,242	1,250,000	1,500,000	830,009	830,009
No. Stories	43	43	38	50	27	33	39	50	38	38
Lease Information
Tenant Name	Cemex	CIC Union	Servcorp NYC	Qatar Investment Authority	Carson Family Trust	Banco Bradesco	Morgan Stanley	Zimmer Partners	Fried Frank	Strategic Asset Services
Floor(s) Leased	Pt. 27th	Ent. 36th-37th	Pt. 26th	Pt. 38th	Pt. 26th	Ent. 32nd-33rd	Ent. 12th, Ent. 23rd, Ent. 24th	Pt. 33rd	Pt. 36th-37th	Pt. 20th
Lease Date	Feb-2017	Jan-2017	Jan-2017	Jan-2017	Jan-2017	Dec-2016	Jul-2016	Jul-2016	Jun-2016	May-2016
Term (Years)	15	10	10	10	10	13	15	10	6	7
Lease Type	Gross	Gross	Gross	Gross	Gross	Gross	Gross	Gross	Gross	Gross
Tenant Size	5,903	46,822	9,572	14,000	4,002	21,822	110,025	20,100	11,703	16,000
Rent per SF	$145.00	$127.00	$173.00	$180.00	$120.00	$149.00	$108.50	$155.00	$167.00	$165.00
Rent Steps	$155.00 (Yr. 5)	$136.00 (Yr. 6)	$183.00 (Yr. 6)	$185.00 (Yr. 6)	$130.00 (Yr. 6)	$159.00 (Yr. 6)	$118.50 (Yr. 6)	$165.00 (Yr. 6)	$174.00 (Yr. 5)	$170.00 (Yr. 5)
	$165.00 (Yr. 10)	$145.00 (Yr. 11)					$128.50 (Yr. 11)
Free Rent (Months)	8	13	4	6	6	11	10	0	6	3
Workletter (per SF)	$75.00	$77.50	$40.00	$65.00	$65.00	$70.00	$90.00	$110.00	$100.00	$35.00
Adjustments
Rent Concessions	$2.89	($1.81)	$14.53	$9.50	$6.50	$0.96	($0.13)	$11.50	$8.92	$22.68
Effective Adjusted Rent per SF	$147.89	$125.19	$187.53	$189.50	$126.50	$149.96	$108.37	$166.50	$175.92	$187.68

(1)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: General Motors Building

The following table presents certain information relating to the appraiser’s concluded office rental rate for the General Motors Building Property:

Office Market Rent Conclusion(1)
Market Rent	Floors	Rent per SF
	3 to 6	$110.00
	7 to 10	$115.00
	11 to 16	$120.00
	17 to 26	$140.00
	27 to 37	$155.00
	38 to 43	$175.00
	44 to 50	$210.00
Tenant Category	Minor	Major
Size	Partial Floor	Full Floor
Lease Term (years)	10	15
Free Rent (months)	10	12
Tenant Improvements (per SF)	$65.00	$70.00
Lease Type (reimbursements)	Mod. Gross	Mod. Gross
Contract Rent Increase Projection	10.0% in Year 6	10.0% in every 5 years

(1)	Source: Appraisal.

The appraisal identified 29 comparable office properties totaling approximately 20.0 million SF that exhibited a gross rental range of $75.00 per SF to $200.00 per SF and a weighted average occupancy rate of approximately 90.5% for direct space. Of the 29 buildings surveyed, seven are considered directly competitive with the General Motors Building Property in terms of building classification, asking rents, rentable office area and current occupancy. The directly competitive properties exhibited a gross rental range of $85.00 per SF to $200.00 per SF and a weighted average direct occupancy of approximately 86.0%, and excluding 9 West 57th Street, the average direct occupancy rate for these buildings is 94.0%, compared to 90.5% for all the competitive buildings compared with the General Motors Building Property, and 91.3% for Class A space within Midtown as a whole.

Directly Competitive Buildings(1)
Property	Office Area (GLA SF)	Direct Available SF	Sublease Available SF	% Occupied (Direct)	% Occupied (Total)	Direct Asking Rent (per SF)
						Low	High
650 Madison Avenue	521,544	18,094	0	96.5%	96.5%	$120.00	$130.00
660 Madison Avenue	239,113	0	6,676	100.0%	97.2%	N/A	N/A
667 Madison Avenue	267,135	59,435	0	77.8%	77.8%	$135.00	$195.00
712 Fifth Avenue	457,281	31,408	9,813	93.1%	91.0%	$85.00	$140.00
375 Park Avenue	830,009	7,650	0	99.1%	99.1%	$150.00	$180.00
390 Park Avenue	260,000	36,979	10,726	85.8%	81.7%	$185.00	$185.00
9 West 57th Street	1,500,000	416,505	0	72.2%	72.2%	$110.00	$200.00
Total / Wtd. Avg.	4,075,082	570,071	27,215	86.0%	85.3%	$85.00	$200.00

(1)	Source: Appraisal.

The General Motors Building Property is located in both the Upper Fifth Avenue retail submarket, which is defined as Fifth Avenue between the north side of 49th Street to the south side of 60th Street, as well as the Madison Avenue retail submarket, which is defined as Madison Avenue between the north side of 57th Street and the south side of 72nd Street. The appraiser noted that the leasing markets along Fifth Avenue and Madison Avenue are among those with the highest rental rates in Manhattan and the United States as a whole. As of the first quarter 2017, direct asking rents in the Upper Fifth Avenue retail submarket and Madison Avenue retail submarket were $3,123 per SF and $1,407 per SF, respectively. The availability, the number of available retail spaces available divided by the total number of retail spaces in a given market, was 17.4% for the Upper Fifth Avenue retail submarket and 22.9% for the Madison Avenue retail submarket, for the first quarter 2017. The appraisal identified 8 recent comparable retail leases which are detailed in the following chart.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: General Motors Building

The following table presents certain information relating to recent retail leasing activity in the General Motors Building Property’s retail market:

Comparable Retail Leases(1)
Address	723 Madison Avenue	650 Fifth Avenue	680 Madison Avenue	683 Fifth Avenue	685 Fifth Avenue	683 Madison Avenue	730 Fifth Avenue	650 Madison Avenue
Tenant Name	Paule Ka	Nike	Tom Ford	Stuart Weitzman	Coach	Bally’s	Zegna	Moncler
Frontage	Madison Avenue	Fifth Avenue & 52nd Street	61st Street & Madison Avenue	Fifth Avenue	Fifth Avenue & 54th Street	Madison Avenue & 61st Street	West 57th Street	Madison Avenue & East 60th Street
Lease Date	Dec-16	Dec-16	Aug-16	Jun-16	Feb-16	Jan-16	Feb-16	Sep-15
Original Term	10	15.5	10	10	10	10	15	10
Lease Type	Gross	Gross	Gross	Gross	Gross	Gross	Gross	Gross
Tenant Size (SF)	867 Grade	7,008 Grade	3,470 Grade	1,281 Grade	4,627 Grade	3,013 Grade	1,600 Grade	3,000 Grade
	415 LL	4,706 LL	5,000 2nd		5,247 LL		850 LL
	379 2nd	9,500 2nd			1,601 Mezz		1,600 Mezz
		12,000 3rd			6,337 2nd		7,530 2nd
		12,000 4th			6,337 3rd
12,000 5th
12,000 6th
Base Rent	$1,452,225	$33,190,000	$6,300,000	$5,000,000	$21,000,000	$5,001,580	$7,200,000	$4,500,000
Base Rent (per SF)	$1,600 Grade	$3,500 Grade	$1,650 Grade	$3,903 Grade	$3,550 Grade	$1,660 Grade	$3,515 Grade	$1,500 Grade
	$50 LL	$50 LL	$115 2nd		$150 LL		$150 LL
	$125 2nd	$350 2nd			$200 Mezz		$200 Mezz
		$200 3rd			$400 2nd		$150 2nd
		$75 4th			$150 3rd
$75 5th
$75 6th
Escalations	N/A	% Incr. / Yr.	N/A	& Incr. / Yr.	9% Incr. / 3 Yrs.	% Incr. / Yr.	% Incr. / Yr.	% Incr. / Yr.
Free Rent (Months)	5	6	6	6	9	6	6	6
Workletter (per SF)	$0.00	$508.00	$1,534.83	$0.00	$869.60	$0.00	$1,727.12	$0.00

(1)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: General Motors Building

The following table presents certain information relating to the appraiser’s concluded retail rental rate for the General Motors Building Property:

Retail Market Rent Conclusion(1)
Tenant Category	Rent per SF
Retail (Lobby)	$140.00
Retail (Basement)	$250.00
Retail (Concourse)	$75.00
Retail (Madison Corner)	$1,250.00
Retail (Madison Midblock)	$1,200.00
Retail (Fifth Avenue)	$1,500.00
Retail (2nd Floor)	$250.00
Lease Term (years)	10
Free Rent (mos)	6
Tenant Improvements (Per SF)	$0.00
Lease Type (reimbursements)	Mod. Gross
Contract Rent Increase Projection	10.0% in year 6

(1)	Source: Appraisal.

■	The Borrower. The borrower is 767 Fifth Partners LLC, a single-purpose, single-asset Delaware limited liability company. Legal counsel for the borrower delivered a non-consolidation opinion in connection with the origination of the General Motors Building Loan Combination. The sponsors for the General Motors Building Loan are BPLP, a Delaware limited partnership, 767 LLC, a Delaware limited liability company, and Sungate Fifth Avenue LLC, a Delaware limited liability company. Other than the borrower, no person or entity guarantees the non-recourse carveouts or provides environmental indemnities with respect to the General Motors Building Loan Combination. Boston Properties, Inc. (“Boston Properties”) is a self-administered and self-managed publicly traded real estate investment trust that conducts its business through BPLP, which in turn holds all of Boston Properties’ interests. BPLP is one of the largest owners, managers and developers of Class A office properties in the United States, with significant presence in five markets: Boston, Los Angeles, New York, San Francisco and Washington, D.C. As of May 31, 2017, BPLP owned or had interests in 175 commercial real estate properties, aggregating approximately 48.2 million net rentable SF. New York is BPLP’s largest market by net operating income, generating annualized net operating income of approximately $452 million as of the first quarter of 2017. For the same time period, BPLP reported that its New York CBD portfolio was 94.3% leased at an average rental rate of $102.50 per SF with over 3.4 million SF of office space under development nationwide. BPLP’s office buildings under development are 65% pre-leased and include Salesforce Tower in San Francisco, California, which is expected to be the tallest building in San Francisco when complete.

■	Escrows. During the continuance of a Cash Management Sweep Period (as defined below), the borrower is required to deposit on each due date an amount equal to one-twelfth of (i) the taxes that the lender reasonably estimates will be payable during the next ensuing 12 months, and (ii) the insurance premiums that the lender reasonably estimates will be payable for renewal of the coverage afforded by the policies upon their expiration, provided that the borrower’s obligation to deposit such amount is provisionally suspended upon delivery to the lender of evidence satisfactory to the lender that some or all of the policies of insurance required to be maintained by the borrower pursuant to the General Motors Building Loan documents are maintained pursuant to blanket insurance policies which blanket insurance policies otherwise comply with the requirements of the General Motors Building Loan documents. Notwithstanding the foregoing, in connection with the origination of the General Motors Building Loan, the borrower has the right to deliver the lender a guaranty (a “BPLP Guaranty”) from BPLP (in the context of the BPLP Guaranty, the “BPLP Guarantor”), in lieu of making the payments to any of the reserve accounts, so long as BPLP’s senior

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: General Motors Building

unsecured credit rating is BBB or higher by S&P and Baa3 or higher by Moody’s (the “BPLP Guarantor Required Rating”). The aggregate amount guaranteed under any such BPLP Guaranty (together with any cash delivered by the borrower to the lender in lieu of making the deposits to any reserve accounts and/or any letter of credit delivered by the borrower to the lender) related to any such purpose, must at all times be at least equal to the aggregate amount which the borrower is required to have on deposit for such purpose. The aggregate amount guaranteed under any such BPLP Guaranty will be reduced as the borrower expends funds for the purposes which such funds would have otherwise been deposited in the reserve account. The aggregate amount of any BPLP Guaranty may not at any time exceed 11.8% of the outstanding principal balance of the General Motors Building Loan Combination.

In the event of any downgrade, withdrawal or qualification of the rating of BPLP Guarantor by any rating agency such that BPLP Guarantor no longer satisfies the BPLP Guarantor Required Rating, within 10 business days of such downgrade, withdrawal or qualification, the borrower is required to (i) deposit with the lender cash in the amount of the guaranteed obligations under each BPLP Guaranty then outstanding, and/or (ii) provide the lender with a letter of credit with a face amount equal to the guaranteed obligations under each BPLP Guaranty then outstanding.

At closing, BPLP provided a BPLP Guaranty in lieu of depositing $107,946,183 for existing tenant improvement and leasing commission costs and $161,161,013 in existing gap rent and free rent obligations.

■	Lockbox and Cash Management. The General Motors Building Loan documents require a hard lockbox with springing cash management. The General Motors Building Loan documents required the borrower to deliver tenant direction letters at closing, directing tenants to pay rent directly to a lender-controlled lockbox account and require rents received by the borrower or the property manager with respect to the General Motors Building Property be deposited into such lockbox account within five business days after receipt thereof during the term of the General Motors Building Loan. During the continuance of a Cash Management Sweep Period (as defined below), all amounts in the lockbox account are required to be swept to a lender-controlled cash management account on a daily basis and, provided no event of default under the General Motors Building Loan documents is continuing, applied to payment of debt service and funding of required reserves, with the remainder (i) to the extent a Cash Management Sweep Period is continuing, first applied to pay monthly operating expenses and then deposited into an excess cash flow reserve and held by the lender as additional collateral for the General Motors Building Loan; provided, however, if no event of default is continuing, such funds are required to be disbursed to the borrower within ten days after the lender’s receipt of a written request from the borrower (at its election) (a) to pay shortfalls on debt service on the General Motors Building Loan Combination, (b) to disburse monthly operating expenses (including payments to any affiliate of the borrower if set forth in the approved annual budget or otherwise approved by the lender) as set forth in the approved annual budget and extraordinary expenses reasonably approved by the lender, (c) to pay capital expenditures (other than payments to any affiliate of the borrower unless set forth in the approved annual budget or otherwise approved by the lender) subject to the satisfaction of certain capital expenditure release conditions and (d) to pay tenant improvement costs, tenant improvement allowances or leasing expenses as set forth in the approved annual budget or incurred on commercially reasonable terms in connection with leases which do not require the lender’s approval, subject to satisfaction of certain tenant improvement release conditions or leasing commission/allowance release conditions, and (ii) to the extent no Cash Management Sweep Period is continuing, to be swept into the borrower’s operating account. After the occurrence and during the continuance of an event of default under the General Motors Building Loan documents, the lender may apply any funds in the cash management account to amounts payable under the General Motors Building Loan (and/or toward the payment of expenses of the General Motors Building Property), in such order of priority as the lender may determine.

A “Cash Management Sweep Period” will commence upon the occurrence of (a) an event of default under the General Motors Building Loan documents or (b) the debt service coverage ratio being less than 1.20x as of the last day of any calendar quarter and will terminate upon (x) in the case of clause (a), the cure of such event of default, and (y) in the case of clause (b) (A) the debt service coverage ratio of the General Motors Building Loan Combination being 1.20x or greater for one calendar quarter and no event of default is continuing or (B) the borrower’s delivery of (x) cash in an amount that would have to be prepaid to bring the debt service coverage ratio to 1.20x to be held as an additional reserve fund, (y) a letter of credit satisfying the requirements in the General Motors Building Loan documents or (z) so long as BPLP’s senior unsecured credit rating is BBB or higher by S&P and Baa3 or higher by Moody’s, a guaranty by BPLP, in each case in an amount that would be required to be prepaid in order for the debt service coverage ratio to equal at least 1.20x.

■	Property Management. The General Motors Building Property is managed by BPLP, a borrower affiliate. The lender has the right to direct the borrower to terminate the property management agreement and replace the property

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: General Motors Building

manager if (i) the property manager becomes insolvent or a debtor in an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or any voluntary bankruptcy or insolvency proceeding; (ii) an event of default under the General Motors Building Loan Combination documents has occurred and is continuing; (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (iv) a default by the property manager under the property management agreement has occurred and is continuing beyond all applicable notice and cure periods. The borrower has the right to replace the property manager without the lender’s consent, provided no event of default is continuing under the General Motors Building Loan documents with a Qualified Manager (as defined below) provided that the borrower enters into a replacement property management agreement on an arms-length basis and commercially reasonable market terms and a subordination of management agreement reasonably acceptable to the lender, and, if such Qualified Manager is an affiliate of the borrower, upon delivery of a new non-consolidation opinion.

A “Qualified Manager” means (a) any affiliate of BPLP, (b) a property manager which has at least ten years’ experience in the management of Class-A office buildings in Manhattan, New York which at the time of its engagement as property manager of the General Motors Building Property has under management at least five million leasable SF comprising at least ten Class-A office buildings, provided that such property manager is not the subject of a bankruptcy or similar insolvency proceeding; or (c) any other management organization approved by the lender in its reasonable discretion, for which the lender shall have received a rating agency confirmation in connection therewith.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to 100% of the full replacement cost of the General Motors Building Property with no deductible in excess of $100,000 (except with respect to earthquake and windstorm coverage), plus a business interruption insurance policy that provides 18 months of business interruption coverage with an additional extended period of indemnity for up to six months after the physical loss has been repaired. Notwithstanding the foregoing, in the event TRIPRA is no longer in effect, in no event is the borrower required to pay insurance premiums for terrorism insurance exceeding two times the amount of the then-current annual premium for the required comprehensive all risk insurance (excluding any terrorism, earthquake or flood component thereof) and business income/rent loss insurance (“Terrorism Premium Cap”) and, if the cost of such terrorism insurance exceeds the Terrorism Premium Cap, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Premium Cap. Provided that TRIPRA remains in effect, the borrower is permitted to maintain terrorism coverage from a captive insurance company pursuant to the conditions of the General Motors Building Loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: Olympic tower

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: Olympic tower

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: Olympic tower

Olympic Tower
645, 647, and 651 Fifth Avenue
10 East 52nd Street
New York, NY 10022
New York
MANHATTAN
Upper West Side
Upper East Side
West New York
Astoria
Long Island City
Hoboken
Jersey City
Financial District
SoHo
NYU
Midtown
Times Square
Carnegie Hall
United Nations
Empire State Building
Madison Square Garden
Natural History Museum
Metropolitan Museum of Art
Central Park
BROOKLYN
ROCKEFELLER CENTER
TIMES SQUARE
Central Park Zoo
Plaza Hotel
General Motors Bldg
Bloomingdale's
Bloomberg HQ
Sony Building
Museum of Modern Art (MOMA)
New York Hilton Hotel
CBS Building
666 Fifth
Calyon Building
Sperry Rand Building
AXA Center
Radio City Music Hall
International Building
Saint Patrick's Cathedral
Time & Life Building
RCA Building
McGraw-Hill Building
Seagram Bldg
345 Park
399 Park
Citigroup Center
Waldorf Astoria Hotel
277 Park
245 Park
Met Life Building
Grand Central Terminal
Helmsley Building
Chrysler Bldg
Grand Hyatt
US Post Office
Graybar Building
Bank of America Tower
New York Public Library
JP Morgan Chase
Roosevelt Hotel
Bank of America Plaza
PlayStation Theater
NY Marriott Marquis Hotel
Morgan Stanley
E 63RD STREET
E 62ND STREET
E 61ST STREET
E 60TH STREET
W 59TH STREET
E 59TH STREET
W 58TH STREET
E 58TH STREET
W 57TH STREET
W 56TH STREET
W 55TH STREET
W 54TH STREET
W 53RD STREET
W 52ND STREET
W 51ST STREET
W 50TH STREET
W 49TH STREET
E 45TH STREET
E 44TH STREET
W 44TH STREET
E 43RD STREET
W 43RD STREET
E 42ND STREET
W 42ND STREET
FIFTH AVENUE
MADISON AVENUE
PARK AVENUE
LEXINGTON AVENUE
THIRD AVENUE
SIXTH AVENUE
SEVENTH AVENUE
BROADWAY

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: Olympic tower

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller(2)		GACC
Location (City/State)	New York, New York	Cut-off Date Balance(3)		$60,000,000
Property Type	Mixed Use	Cut-off Date Balance per SF(1)		$1,162.99
Size (SF)	525,372	Percentage of Initial Pool Balance		6.4%
Total Occupancy as of 4/27/2017	98.8%	Number of Related Mortgage Loans		NAP
Owned Occupancy as of 4/27/2017	98.8%	Type of Security		Leasehold(4)
Year Built / Latest Renovation	1905, 1930, 1973 / NAP	Mortgage Rate		3.95394737%
Appraised Value	$1,900,000,000	Original Term to Maturity (Months)		120
Appraisal Date	4/1/2017	Original Amortization Term (Months)		NAP
Borrower Sponsor	OMERS Administration Corporation;	Original Interest Only Period (Months)		120
Crown Olympic Partners LLC		First Payment Date		6/6/2017
Property Management	Oxford I Asset Management USA Inc.	Maturity Date		5/6/2027

Underwritten Revenues	$94,904,955
Underwritten Expenses	$26,624,023	Escrows(5)
Underwritten Net Operating Income (NOI)	$68,280,932		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$66,136,694	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	32.2%	Insurance	$298,431	$0
Maturity Date LTV Ratio(1)	32.2%	Replacement Reserve	$25,989,597	$0
DSCR Based on Underwritten NOI / NCF(1)	2.79x / 2.70x	TI/LC	$21,357,936	$0
Debt Yield Based on Underwritten NOI / NCF(1)	11.2% / 10.8%	Other(6)	$13,997,581	$153,680

Sources and Uses

Sources	$	%	Uses	$	%
Senior Pari Passu Notes	$611,000,000	61.1%	Principal Equity Distribution	$665,800,015	66.6%
Junior Non-Trust Notes	149,000,000	14.9	Loan Payoff	249,903,892	25.0
Mezzanine Debt	240,000,000	24.0	Reserves	61,643,545	6.2
			Closing Costs	22,652,548	2.3
Total Sources	$1,000,000,000	100.0%	Total Uses	$1,000,000,000	100.0%

(1)	DSCR, LTV, Debt Yield and Balance / SF calculations are based on the aggregate outstanding principal balance of the Olympic Tower Senior Pari Passu Notes (as defined below) and exclude the aggregate outstanding principal balance of the Olympic Tower Junior Non-Trust Notes (as defined below).

(2)	The Olympic Tower Loan Combination (as defined below) was originated by Deutsche Bank AG, acting through its New York Branch (“DBNY”) (an affiliate of German American Capital Corporation), Goldman Sachs Mortgage Company and Morgan Stanley Bank, N.A. (“MSBNA”).

(3)	The Cut-off Date Balance of $60,000,000 represents the non-controlling notes A-1-C2 and A-1-C3, which are part of a loan combination evidenced by 14 notes having an aggregate outstanding principal balance as of the Cut-off Date of $760,000,000. The related companion loans are evidenced by (i) nine senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $551,000,000 and (ii) three junior notes with an aggregate outstanding principal balance as of the Cut-off Date of $149,000,000.

(4)	The collateral consists of the borrower’s (A) leasehold interest in all or a portion of four buildings (as described below under “The Mortgaged Property”) and (B) sub-leasehold interest in a parcel of the land (as described below under “The Mortgaged Property”).

(5)	See “—Escrows” below.

(6)	Other upfront escrows include $11,843,236 for rent concessions and $2,154,345 for ground rent.

■	The Mortgage Loan. The mortgage loan (the “Olympic Tower Loan”) is part of a loan combination (the “Olympic Tower Loan Combination”) evidenced by 14 notes comprising (i) 11 senior pari passu notes (collectively the “Olympic Tower Senior Pari Passu Notes”) with a combined outstanding principal balance as of the Cut-off Date of $611,000,000, and (ii) three junior pari passu notes (collectively, the “Olympic Tower Junior Non-Trust Notes”) with a combined outstanding principal balance as of the Cut-off Date of $149,000,000. The Olympic Tower Junior Non-Trust Notes are subordinate to the Olympic Tower Senior Pari Passu Notes as and to the extent described in “Description of the Mortgage Pool—The Loan Combinations—The Olympic Tower Loan Combination” in the Preliminary Prospectus. The aggregate outstanding principal balance as of the Cut-off Date of all the notes evidencing the Olympic Tower Loan Combination is $760,000,000. The Olympic Tower Loan Combination is secured by the borrower’s leasehold and subleasehold interest in four buildings comprising a mixed use office and retail property located in New York, New York (the “Olympic Tower Property”). The Olympic Tower Loan is evidenced by non-controlling notes A-1-C2 and A-1-C3, has an outstanding principal balance as of the Cut-off Date of $60,000,000 and represents approximately 6.4% of the Initial Pool Balance. The related companion loans are evidenced by nine Olympic Tower Senior Pari Passu Notes which have an aggregate outstanding principal balance as of the Cut-off Date of $551,000,000 (collectively, the “Olympic Tower Senior Pari Passu Companion Loans”), and the Olympic Tower Junior Non-Trust Notes, as detailed in the note summary table below. The Olympic Tower Loan Combination was originated by DBNY, Goldman Sachs Mortgage Company and MSBNA on May 1, 2017. Each note evidencing the Olympic Tower Loan Combination has an interest rate of 3.95394737% per annum. The borrower utilized the proceeds of the Olympic Tower Loan Combination to refinance the existing debt on the Olympic Tower Property, return equity to the borrower sponsors, fund reserves and pay origination costs.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: Olympic tower

The Olympic Tower Loan, which is evidenced by notes A-1-C2 and A-1-C3, received a credit assessment of Baa2 by Moody’s, AAA by Fitch and BBB by KBRA.

Note Summary

Note	Current or Anticipated Holder of Securitized Note	Cut-off Date Balance
Olympic Tower Loan
A-1-C2, A-1-C3	CD 2017-CD5	$60,000,000
Olympic Tower Senior Pari Passu Companion Loans
A-1-S, A-2-S, A-3-S	Olympic Tower 2017-OT	$331,000,000
A-1-C1, A-1-C4, A-1-C5	DBJPM 2017-C6	$80,000,000
A-2-C1, A-2-C2	Goldman Sachs Mortgage Company	$84,000,000
A-3-C	BANK 2017-BNK5	$56,000,000
Olympic Tower Junior Non-Trust Notes
B-1, B-2, B-3	Olympic Tower 2017-OT	$149,000,000

The Olympic Tower Loan Combination had an initial term of 120 months and has a remaining term of 117 months as of the Cut-off Date. The Olympic Tower Loan Combination requires interest only payments throughout the entire term. The scheduled maturity date of the Olympic Tower Loan Combination is the due date in May 2027. Voluntary prepayment of the Olympic Tower Loan Combination is permitted on or after the due date in November 2026. Defeasance of the Olympic Tower Loan Combination with direct, non-callable obligations of the United States of America or other obligations which are “government securities” is permitted at any time after the earlier of May 1, 2020 and the second anniversary of the securitization of the last portion of the Olympic Tower Loan Combination.

■	The Mortgaged Property. The Olympic Tower Property, built in separate phases in 1905, 1930 and 1973, is comprised of the borrower’s (A) leasehold interest in four buildings, including (i) a commercial condominium unit consisting of approximately 388,170 SF of office space across floors 3 - 21 and 36,556 SF of retail space across two sublevel floors and floors 1–2, which is part of a 52-story Class A mixed-use building located at 645 Fifth Avenue, New York, New York, (ii) an adjacent five-story building totaling 55,000 SF of ground and upper floor luxury retail occupied by Cartier, located at 651 Fifth Avenue, (iii) an adjacent five-story building totaling 20,000 SF of ground and upper level luxury retail occupied by Versace U.S.A., Inc., located at 647 Fifth Avenue, New York, New York and (iv) a 25,646 SF seven-story Class A office and retail building, located at 10 East 52nd Street, New York, New York, and (B) sub-leasehold interest in an approximately 2,211 SF parcel of land underlying a portion of the Olympic Tower Property. Above the condominium portion of the Olympic Tower Property is a 230-unit residential condominium (and, together with the condominium portion of the Olympic Tower Property, the “645 Fifth Avenue Condominium”). The residential condominium is not collateral for the Olympic Tower Loan. The 645 Fifth Avenue Condominium board consists of nine managers, four of which are appointed by the commercial unit owner (which right was assigned to the borrower pursuant to the ground lease). The 645 Fifth Avenue Condominium board is not controlled by the borrower. However, all decisions that affect only the commercial unit or the common areas enjoyed exclusively by the commercial unit and that do not affect the residential condominium unit require a majority vote of the managers elected by the commercial unit owner that are present at a meeting at which a quorum (a majority of the managers) is present. The 645 Fifth Avenue Condominium building was developed by Aristotle Onassis and designed by Skidmore, Owings & Merrill. When it was built originally in 1973, the building was one of the first mixed-use condominiums in New York City. The borrower sponsors plan to complete an approximately $26.0 million lobby renovation in the Olympic Tower Property, which is expected to commence in July 2017.

The Olympic Tower Property has an eight year average historical occupancy of 97.2%, excluding the underwritten occupancy. The five largest tenants at the Olympic Tower Property comprise 437,322 SF, representing 83.2% of the GLA and 72.1% of underwritten gross rent. The Olympic Tower Property is a flagship location for Cartier, the New

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: Olympic tower

York headquarters for the NBA Properties, Inc., the North American headquarters for Richemont North America, Inc. and the corporate headquarters for MSD Capital, L.P.

The Olympic Tower Property is situated on Fifth Avenue in Manhattan, which is considered among the most expensive retail corridors in the world according to the appraisal. The retail space located on Fifth Avenue is in proximity to the Waldorf-Astoria Hotel and numerous flagship stores, including MoMA Architecture & Design, Lord & Taylor and Saks Fifth Avenue, and to Central Park and the Empire State Building. The Olympic Tower Property’s retail tenants include the boutiques of Versace, FURLA, H. Stern, J. Choo, Armani Exchange and a flagship location of Cartier.

The Olympic Tower Property is 98.8% leased to a tenant roster of office and retail tenants. The five largest tenants by GLA are NBA Properties, Inc. (36.5% of GLA, 17.4% of underwritten gross rent), Richemont North America, Inc. (24.1% of GLA, 10.7% of underwritten gross rent), Cartier (10.5% of GLA, 24.9% of underwritten gross rent), MSD Capital, L.P. (8.4% of GLA, 4.3% of underwritten gross rent) and Versace U.S.A., Inc. (3.8% of GLA, 14.8% of underwritten gross rent). The top five tenants at the Olympic Tower Property occupy 83.2% of the GLA, comprise 72.1% of the underwritten gross rent and exhibit a weighted average remaining lease term of 13.5 years. The underwritten gross rent represents the base rent and recoveries for each tenant.

The following table presents certain information relating to historical leasing at the Olympic Tower Property:

Historical Leased %(1)(2)

	2008	2009	2010	2011	2012	2013	2014	2015	2016	UW (April 2017)(3)
645 Fifth Avenue	94.30%	99.10%	95.80%	94.80%	97.40%	98.70%	100.00%	94.40%	94.40%	98.50%
647 Fifth Avenue	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
651 Fifth Avenue	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10 East 52nd	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Wtd. Avg.	95.40%	99.30%	96.60%	95.80%	97.90%	98.90%	100.00%	95.50%	95.50%	98.80%

(1)	Source: borrower sponsor and third party market reports.

(2)	Represents occupancy as of December 31 for the indicated year unless otherwise specified.

(3)	Based on the underwritten rent roll dated April 27, 2017.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: Olympic tower

The following table presents certain information relating to the major tenants at the Olympic Tower Property:

Ten Largest Owned Tenants Based on Underwritten Gross Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Gross Rent	% of Total UW Gross Rent	UW Gross Rent $ per SF	Lease Expiration	Renewal / Extension Options
Cartier(3)	NR / NR / NR	55,000	10.5%	$23,077,964	24.9%	$419.60	7/31/2037	NA
NBA Properties, Inc.(4)(5)	NR / NR / NR	191,957	36.5	16,115,256	17.4	$83.95	Various	2, 5-year options
Versace U.S.A., Inc.(3)	NR / NR / NR	20,000	3.8	13,704,210	14.8	$685.21	12/31/2023	1, 5-year option
Richemont North America, Inc.(6)	NR / NR / NR	126,386	24.1	9,952,132	10.7	$78.74	7/31/2028	NA
Armani Exchange	NR / Ba2 / BB	10,475	2.0	7,239,724	7.8	$691.14	1/31/2022	NA
H. Stern	NR / NR / NR	8,749	1.7	4,250,337	4.6	$485.81	1/31/2022	NA
MSD Capital, L.P.	NR / NR / NR	43,979	8.4	3,955,892	4.3	$89.95	3/31/2022	1, 5-year option
Fig and Olive - 10 E	NR / NR / NR	6,917	1.3	762,594	0.8	$110.25	6/30/2022	1, 5-year option
Schafer Cullen Capita	NR / NR / NR	8,977	1.7	703,936	0.8	$78.42	1/31/2023	1, 5-year option
ASO Public Benefit Foundation	NR / NR / NR	12,073	2.3	657,170	0.7	$54.43	9/30/2029	1, 5-year option
Ten Largest Owned Tenants		484,513	92.2%	$80,419,215	86.8%	$165.98
Remaining Tenants(7)		34,391	6.5	12,273,862	13.2	$356.89
Vacant		6,468	1.2	0	0.0	$0.00
Total / Wtd. Avg. All Tenants		525,372	100.0%	$92,693,077	100.0%	$178.63

(1)	Based on the underwritten rent roll dated April 27, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Tenant GLA listed for Cartier and Versace U.S.A., Inc. is an approximation based on the total building SF of the Cartier building and Versace building, respectively.

(4)	NBA Properties, Inc. has the one-time right, before July 1, 2018, to terminate its lease as to (a) a portion of its space on the 12th floor or (b) the entire 20th floor of the Olympic Tower Property upon written notice. NBA Properties, Inc. also has the one-time right to terminate its lease as to either (i) its uppermost floor of office space or (ii) the entire space leased to the tenant on the lowermost floor of office space after January 1, 2026 by providing at least 18 months prior notice and payment of a termination fee. NBA Properties, Inc. also has the one-time right to vacate or surrender all or a portion of the Swing Space (as defined below) upon 180 days’ prior written notice (and certain additional requirements). Moreover, the tenant may extend the term of the Swing Space for the full term of the other leased premises upon 180 days’ written notice. The “Swing Space” is comprised of the entire 11th floor of the Olympic Tower Property and 5,350 SF on the 12th floor of the Olympic Tower Property. NBA Properties, Inc. was granted a free rent period from July 2018 through December 2018, which was reserved for at loan closing.

(5)	NBA Properties, Inc. leases 163,117 SF of space, including 794 SF of storage space, with an expiration date of December 31, 2035. Unless NBA Properties, Inc. exercises its option to extend the term of the Swing Space for the full term of the other leased premises, the 28,840 SF of space known as the Swing Space will expire on April 6, 2020. Upon exercising its expansion option to include all or a portion of the Swing Space under its lease, NBA Properties, Inc. will be granted an additional eight months of free rent on the Swing Space, which has not been reserved for. NBA Properties, Inc. was granted 12 months of free rent on the Swing Space, five months of which were reserved upfront at loan closing.

(6)	Richemont North America, Inc. is entitled to free rent on a single suite (Suite 902—2,791 SF) of its space through December 2017.

(7)	Longchamp (1.1% of GLA, 6.8% of underwritten gross rent) is not yet in occupancy and has not yet begun paying rent. Longchamp recently executed a lease, expected to commence on December 1, 2017, to backfill the space to be vacated by Swatch. Swatch exercised an early termination option and is expected to vacate its space in October 1, 2017, subject to an extension option until November 1, 2017. The borrower reserved $1,041,666 in gap rent at loan origination for the transition of the space.

The following table presents the lease rollover schedule at the Olympic Tower Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Gross Rent	% of Total UW Gross Rent	UW Gross Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2017	0	0.0	0.0%	0	0.0	$0.00	0
2018	5,626	1.1	1.1%	660,229	0.7	$117.35	2
2019	6,918	1.3	2.4%	655,859	0.7	$94.80	2
2020	31,314	6.0	8.3%	1,691,304	1.8	$54.01	3
2021	975	0.2	8.5%	97,255	0.1	$99.75	1
2022	70,120	13.3	21.9%	16,208,547	17.5	$231.15	4
2023	30,477	5.8	27.7%	14,513,600	15.7	$476.21	3
2024	6,677	1.3	29.0%	538,434	0.6	$80.64	1
2025	2,110	0.4	29.4%	179,536	0.2	$85.09	1
2026	0	0.0	29.4%	0	0.0	$0.00	0
2027	5,811	1.1	30.5%	6,263,334	6.8	$1,077.84	1
2028 & Thereafter	358,876	68.3	98.8%	51,884,980	56.0	$144.58	5
Vacant	6,468	1.2	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	525,372	100.0%		$92,693,077	100.0%	$178.63	23

(1)	Calculated based on approximate square footage occupied by each Owned Tenant unless otherwise specified.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: Olympic tower

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Olympic Tower Property:

Cash Flow Analysis

	2014	2015	2016	Underwritten	Underwritten $ per SF
Total Minimum/Base Rent(1)	$67,699,023	$76,002,330	$79,607,342	$85,478,957	$162.70
Rent Steps(2)	0	0	0	2,682,845	5.11
Net Present Value Rent Credit(3)	0	0	0	1,807,706	3.44
Value of Vacant Space(4)	0	0	0	290,095	0.55
Gross Potential Rent	$67,699,023	$76,002,330	$79,607,342	$90,259,603	$171.80
CAM / Other	1,928,140	3,510,841	5,419,802	8,176,679	15.56
Total Recoveries	$1,928,140	$3,510,841	$5,419,802	$8,176,679	$15.56
Miscellaneous Revenue	1,478,130	1,620,636	401,486	114,528	0.22
Total Other Income	$1,478,130	$1,620,636	$401,486	$114,528	$0.22
Total Gross Income	$71,105,293	$81,133,807	$85,428,630	$98,550,810	$187.58
Less: Vacancy(5)	0	0	0	(3,645,856)	(6.94)
Effective Gross Income	$71,105,293	$81,133,807	$85,428,630	$94,904,955	$180.64
Total Expenses	21,121,302	23,050,850	24,792,052	26,624,023	50.68
Net Operating Income	$49,983,991	$58,082,957	$60,636,578	$68,280,932	$129.97
Reserves for Replacements	0	0	0	131,343	0.25
Leasing Commissions	0	0	0	1,440,628	2.74
Tenant Improvements	0	0	0	572,266	1.09
Net Cash Flow	$49,983,991	$58,082,957	$60,636,578	$66,136,694	$125.89

Occupancy	100.0%	95.5%	95.5%	98.8%
NOI Debt Yield(6)	8.2%	9.5%	9.9%	11.2%
NCF DSCR(6)	2.04x	2.37x	2.48x	2.70x

(1)	The increase in Underwritten Total Minimum/Base Rent is primarily due to (i) the NBA Properties, Inc. 28,840 SF expansion attributing approximately $1.6 million to base rent and (ii) contractual rent increases for in-place tenants.

(2)	Credit given to contractual rent steps through April 1, 2018 for all tenants.

(3)	Net present value step rent credit for NBA Properties, Inc. Richemont North America, Inc. and Cartier through the earlier of the lease expiration or loan maturity using a 7.0% discount rate.

(4)	Based on the weighted average of $85.00 per SF for vacant office space, $40.00 per SF for vacant second floor retail space and $10.00 per SF for vacant basement space.

(5)	Blend of 5.0% of the Gross Potential Rent and Total Recoveries for office and 3.0% of the Gross Potential Rent and Total Recoveries for retail.

(6)	NOI Debt Yield and NCF DSCR calculations are based on the aggregate outstanding principal balance of the Olympic Tower Senior Pari Passu Notes and exclude the outstanding principal balance of the Olympic Tower Junior Non-Trust Notes.

■	Appraisal. According to the appraisal, the Olympic Tower Property had an “as-is” appraised value of $1,900,000,000 as of April 1, 2017.

Appraisal Approach(1)	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$1,950,000,000	N/A	3.25%
Discounted Cash Flow Approach	$1,900,000,000	5.50%	4.50%(2)

(1)	Based on the “as-is” appraised value.

(2)	Represents the terminal capitalization rate.

■	Environmental Matters. Based on a Phase I environmental report dated March 21, 2017, the environmental consultant did not identify evidence of any recognized environmental conditions (other than the continued implementation of the existing asbestos operations and maintenance program currently in place at the Olympic Tower Property).

■	Market Overview and Competition. The Olympic Tower Property is located on Fifth Avenue between East 51st Street and East 52nd Street. This area of Midtown Manhattan is known as the Madison/Fifth Avenue subdistrict within the Plaza Office District and is considered one of Manhattan's premier office locations according to the appraisal. The Olympic Tower Property is surrounded by many New York landmarks, restaurants, hotels, retail shops and tourist attractions, made accessible by the presence of several transportation options.

The three office statistical areas that comprise the Plaza Office District contain 81.8 million SF of Class A office space, 4.9 million SF of Class B office space and 368,885 SF of Class C office space. Historically, the Plaza District has evidenced the highest rents in Midtown due to the demand generated by its location and quality space, according to the appraisal. As of the fourth quarter of 2016, the Class A office space in the Plaza Office District had a direct vacancy rate of 8.9% and average asking rents of $98.53 per SF, above the direct primary Midtown Class A average

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: Olympic tower

of $87.14 per SF. As of the fourth quarter of 2016, the Madison/Fifth Avenue subdistrict consisted of approximately 21.1 million SF of Class A office space and had a direct vacancy rate of 10.6% and overall direct weighted average asking rents of $107.68 per SF. Class A overall vacancy in the Madison/Fifth Avenue subdistrict dropped 1.5% during the quarter to 11.5%, its lowest level in almost eight years.

The following table presents certain information relating to the Plaza Office District Class A space as of the fourth quarter of 2016:

Plaza Office District Class A Market Summary(1)
	Inventory (SF)	Overall Vacancy	Direct Vacancy	Direct Wtd. Avg. Class A Rent per SF	YTD Leasing Activity (SF)
Park Avenue	21,842,808	10.5%	7.8%	$102.15	1,229,021
Madison / Fifth	21,140,425	11.5%	10.6%	$107.68	1,315,131
Sixth / Rockefeller Center	38,838,121	10.2%	8.5%	$90.40	2,728,707
Total / Wtd. Avg.	81,821,354	10.6%	8.9%	$98.00	5,272,859

(1)	Source: Appraisal.

The appraiser identified 35 comparable office properties totaling approximately 14.8 million SF that exhibited a rental range of $66.00 per SF to $200.00 per SF and a weighted average occupancy rate of approximately 83.7% for direct space.

Of the 35 buildings, six are considered directly competitive with the Olympic Tower Property in terms of the building classification, asking rents, rentable office SF and current occupancy. The directly competitive properties exhibited a gross rental range of $75.00 per SF to $140.00 per SF and a weighted average occupancy of approximately 92.1%. The higher end of the rental range reflects asking rents on the higher floors of the comparables, which are physically located above the Olympic Tower Property’s highest floor (25th floor). The average direct occupancy rates for these buildings is approximately 93.1%, compared to approximately 83.7% for all the competitive buildings compared with the Olympic Tower Property and approximately 91.7% for Class A space within Midtown Manhattan as a whole.

The appraiser concluded that the Olympic Tower Property should command office rental rates averaging in the mid $80’s per SF and maintain a stabilized occupancy of over 90.0%.

Directly Competitive Buildings(1)
	Office Area (GLA)	Direct Available SF	Sublease Available SF	% Occupied (Direct)	% Occupied (Total)	Direct Asking Rent (per SF)
Property						Low	High
Olympic Tower Property(2)	406,899	2,201	0	99.5%	99.5%
650 Fifth Avenue	327,570	48,525	0	85.2%	85.2%	$75.00	$90.00
712 Fifth Avenue	457,281	31,408	9,813	93.1%	91.0%	$85.00	$140.00
717 Fifth Avenue	405,192	13,718	0	96.6%	96.6%	$110.00	$110.00
725 Fifth Avenue	190,000	14,900	0	92.2%	92.2%	$100.00	$100.00
535 Madison Avenue	415,000	14,765	0	96.4%	96.4%	$105.00	$105.00
540 Madison Avenue	258,511	19,112	10,900	92.6%	88.4%	$85.00	$107.00
Total / Wtd. Avg.(3)	2,053,554	142,428	20,713	93.1%	92.1%

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated April 27, 2017.

(3)	Total / Wtd. Avg. does not include the Olympic Tower Property.

The Olympic Tower Property is located in the Upper Fifth Avenue Retail submarket, which is defined as Fifth Avenue between the north side of 49th Street to the south side of 60th Street. The Upper Fifth Avenue Retail submarket is the strongest retail submarket in Manhattan, and the second most expensive retail corridor in the world, according to the appraisal. As of the fourth quarter of 2016, direct asking rents in the submarket were $2,924 per SF. The availability, the number of available retail spaces available divided by the total number of retail spaces in a given market, was 15.9% as of the fourth quarter of 2016 with 11 units available for lease in the submarket.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: Olympic tower

The appraisal concluded to the following market rents per space type at the Olympic Tower Property, using 10 retail rent comparables.

Retail Lease Market Rent Conclusions(1)
645 Fifth Avenue Corner	Floor	Market Rent per SF	647 5th Avenue	Floor	Market Rent per SF
Armani Exchange	Basement	$200.00	Versace U.S.A., Inc.	Basement	$50.00
Armani Exchange	Grade	$3,500.00	Versace U.S.A., Inc.	Grade	$3,500.00
Armani Exchange	Second Floor	$200.00	Versace U.S.A., Inc.	Second	$350.00
645 Fifth Avenue Midblock	Floor	Market Rent per SF	Versace U.S.A., Inc.	Third	$200.00
H. Stern	Basement	$50.00	Versace U.S.A., Inc.	Fourth	$100.00
H. Stern	Grade	$3,500.00	Versace U.S.A., Inc.	Fifth	$100.00
H. Stern	Second Floor	$200.00	651 5th Avenue	Floor	Market Rent per SF
Longchamp USA, Inc.	Basement	$50.00	Cartier	Basement	$50.00
Longchamp USA, Inc.	Grade	$3,500.00	Cartier	Grade	$3,250.00
FURLA	Basement	$50.00	Cartier	Second	$200.00
FURLA	Grade	$3,500.00	Cartier	Third	$100.00
645 Fifth Avenue Side Street	Floor	Market Rent per SF	Cartier	Fourth	$70.00
J. Choo	Basement	$50.00	Cartier	Fifth	$70.00
J. Choo	Grade	$450.00	10 East 52nd Street	Floor	Market Rent per SF
J. Choo	Mezz	$250.00	Fig and Olive	Basement	$50.00
645 Fifth Avenue Atrium	Floor	Market Rent per SF	Fig and Olive	Grade	$200.00
Grano 52 - Cipriani	Grade	$45.00	Fig and Olive	Second	$75.00
ASO Public Benefit Foundation	Basement	$30.00
To-Be-Leased	Basement	$50.00	Storage Space		$30.00
645 Fifth Avenue 2nd Floor	Floor	Market Rent per SF
IGV	Second Floor	$100.00
To-Be-Leased	Second Floor	$100.00

(1)	Source: Appraisal.

■	The Borrower. The borrower, OT Real Estate Owner LLC, is a single purpose entity and Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. Legal counsel for the borrower delivered a non-consolidation opinion in connection with the origination of the Olympic Tower Loan Combination. The sponsors of the borrower are OMERS Administration Corporation (“OMERS”) and Crown Olympic Partners LLC. Oxford Properties Group (“Oxford”) is the real estate investment arm of and a subsidiary of OMERS. Crown Olympic Partners LLC is an affiliate of Crown Acquisitions (“Crown”). The nonrecourse carve-out guarantors are OPG Investment Holdings (US), LLC, Crown Retail Services LLC, Centurian Management Corporation and Crown 600 Broadway LLC, on a joint and several basis. The Olympic Tower Loan recourse does not cover the typical nonrecourse carve-outs; provided it will cover certain acts of the related borrower and/or its principals specified in the Olympic Tower Loan documents, including certain voluntary or involuntary collusive bankruptcy-related events, provided, however, that any recourse with respect to bankruptcy-related events is capped at an amount equal to 10.0% of the original principal balance of the Olympic Tower Loan Combination, plus reasonable out-of-pocket costs and expenses (including court costs and reasonable, out-of-pocket attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservation of the lender’s rights under the guaranty. Notwithstanding the foregoing, there is no limitation on guarantor recourse liability if any bankruptcy-related event in any way results in a termination, surrender or rejection of the Olympicgold Ground Lease (as defined below) or an amendment or modification of the Olympicgold Ground Lease in a manner adverse to the lender without the lender’s prior written consent.

OMERS is one of Canada’s largest pension funds with over $85.2 billion of net assets as of year-end 2016. Oxford Properties Group is the global real estate investment arm of OMERS. Established in 1960, Oxford manages real estate for itself and on behalf of its co-owners and investment partners with offices across Canada and in New York, Washington, Boston, London and Luxembourg. Oxford’s approximately $41.0 billion real estate portfolio consists of approximately 60 million SF and over 150 properties that total approximately 3,600 hotel rooms and over 9,500 residential units located across Canada, Western Europe and US markets. Recently completed development projects include 600 Massachusetts Avenue and MNP Tower totaling 670,000 SF in Washington, DC and Vancouver, Canada as well as the Leadenhall Building, a 600,000 SF office development located in London, UK. Other Oxford investments include 900 New York Avenue in Washington, DC, One Memorial Drive in Cambridge, Massachusetts,

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: Olympic tower

retail units on New Bond Street in London, UK and the Hudson Yards development in New York, New York. Crown’s portfolio of ownership interests includes over 50 assets in markets such as New York, Chicago, San Francisco, Las Vegas and Miami.

■	Escrows. In connection with the origination of the Olympic Tower Loan Combination, the borrower deposited (i) $25,989,597 into a replacement reserve account for lobby renovations, (ii) $21,357,936 into a TI/LC reserve account for outstanding tenant allowances, (iii) $11,843,236 into a free rent reserve account, $7,030,771 of which relates to the largest tenant, NBA Properties, Inc. and $113,966 of which relates to the second largest tenant, Richemont North America, Inc. and the remaining portion of the reserve relates to two smaller tenants, Grano 52 and Longchamp, with free rent periods through July 2017 and June 2018 respectively, (iv) $2,154,345 into a ground rent reserve account (including $307,360, which is equal to the ground rent that was paid on May 1, 2017 and June 1, 2017) and (v) $298,431 into an insurance reserve account.

On each monthly payment date, the borrower is required to deposit an amount equal to the aggregate ground rent (currently $153,680) that will be payable under the ground leases for the month immediately following the month in which such monthly payment occurs into a ground rent reserve account.

Upon the occurrence and during the continuance of a Trigger Period (as defined below), on a monthly basis, the borrower is required to deposit reserves of (i) 1/12th of estimated annual taxes, (ii) provided an acceptable blanket insurance policy is no longer in place, 1/12th of annual insurance premiums (excluding insurance premiums for insurance policies permitted to be maintained by the condominium board for the condominium included in the Olympic Tower Property or by a tenant, in lieu of the borrower maintaining such insurance policies), (iii) $8,700 into a replacement reserve account, (iv) $65,253 into a TI/LC reserve account and (v) 1/12th of estimated common charges for the commercial condominium unit.

■	Lockbox and Cash Management. The Olympic Tower Loan is structured with a hard lockbox and in place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the clearing account controlled by the lender. All funds in the clearing account are required to be transferred on a daily basis into a deposit account controlled by the lender, and applied to all required payments and reserves as set forth in the Olympic Tower Loan documents. Provided no Trigger Period is continuing, excess cash in the deposit account will be disbursed to the borrower in accordance with the Olympic Tower Loan documents. During the continuance of a Trigger Period, all excess cash is required to be retained in a lender account.

A “Trigger Period” will commence upon the occurrence of (i) an event of default under the Olympic Tower Loan or under any mezzanine loan or (ii) the commencement of a Low Debt Yield Trigger Period (as defined below), and end if, (A) with respect to a Trigger Period continuing pursuant to clause (i), the event of default commencing the Trigger Period has been cured and such cure has been accepted by the lender or the applicable mezzanine lender (and no other event of default is then continuing) or (B) with respect to a Trigger Period continuing due to clause (ii), the Low Debt Yield Trigger Period has ended.

A “Low Debt Yield Trigger Period” will commence if, as of the last day of any calendar quarter, (a) the debt yield (on the Olympic Tower Loan Combination) is less than 6.84% or (b) the debt yield (on the Olympic Tower Loan Combination and mezzanine loan) is less than 5.20%, and will cease to exist if (i) the debt yield (on the Olympic Tower Loan Combination) is at least 6.84% and (ii) the debt yield (on the Olympic Tower Loan Combination and mezzanine loan) is at least 5.20%, in each case as of the last day of the calendar quarter.

■	Property Management. The Olympic Tower Property is managed by Oxford I Asset Management USA Inc., an affiliate of the borrower. The lender has the right to direct the borrower to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding ; (ii) an event of default under the Olympic Tower Loan Combination documents has occurred and is continuing; (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds (other than misappropriation committed by an employee or agent of the property manager who is not a senior executive and which is promptly remedied by the property manager); or (iv) a default by the property manager of a material obligation under the property management agreement has occurred and is continuing beyond any applicable notice and cure period. The borrower has the right to replace the property manager without the lender's consent, provided no event of default is continuing under the Olympic Tower Loan Combination documents with a Qualified Manager (as defined below) provided that the borrower enters into a replacement property management agreement on terms substantially the same as the management agreement entered into at origination,

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: Olympic tower

or if such agreement is with a Specified Qualified Manager (as defined below) on such Specified Qualified Manager’s then customary form, and a subordination of management agreement.

A “Qualified Manager” means (i) a property management company that is affiliated with certain of the borrower sponsors, (ii) Jones Lang LaSalle, CB Richard Ellis or Cushman & Wakefield (and their respective successors), or certain of their affiliates, in each case, so long as such manager is not the subject of a bankruptcy or similar insolvency proceeding (a “Specified Qualified Manager”), or (iii) with respect to each of the office and retail component of the Olympic Tower Property, (A) is a reputable and either nationally or regionally recognized property management company having at least five years’ experience in the management of institutional “Class A” office properties similar to the Olympic Tower Property, or of retail properties similar to the retail component of the Olympic Tower Property, as applicable (in each case exclusive of the Olympic Tower Property), located in central business districts of major urban centers of the United States of America and/or Canada, or its affiliate, (B) has under management no less than 5,000,000 leasable square footage of office space or 500,000 leasable square footage of retail space, as applicable, or is an affiliate of a person with such space under management, and (C) is not the subject of a bankruptcy or similar insolvency proceeding.

■	Mezzanine or Secured Subordinate Indebtedness. The Olympic Tower Loan Combination includes the Olympic Tower Junior Non-Trust Notes with an aggregate original principal balance of $149,000,000, which notes were contributed to the Olympic Tower 2017-OT mortgage trust. In addition, a $240,000,000 mezzanine loan was funded concurrently with the origination of the Olympic Tower Loan Combination to OT Real Estate Mezz A LLC, which mezzanine loan was subsequently sold to Teachers Insurance and Annuity Association of America (51.0% interest) and Mirae Asset Maps US Professional Investment Private Real Estate Investment Trust 10 (49.0% interest). The mezzanine loan is coterminous with the Olympic Tower Loan Combination and accrues interest at a fixed per annum rate equal to 5.0000%. An intercreditor agreement is in place with respect to the Olympic Tower Loan Combination and the related mezzanine loan.

■	Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Ground Lease. The Olympic Tower Property is subject to a ground lease with Olympicgold, L.L.C. that commenced on September 30, 1975 and that expires on September 30, 2074 (the “Olympicgold Ground Lease”). Olympicgold, L.L.C., as the successor-in-interest under the Olympicgold Ground Lease to The Equitable Life Assurance Society of the United States, is the fee owner of substantially all of the land underlying the Olympic Tower Property. In addition, the Charles Pochari estate, Ellen Gradt, Thomas R. Pochari, Sr. and Violet A. Curley (the “Pochari Family”) is the fee owner of a 2,211 SF parcel of land underlying a portion of the Olympic Tower Property (the “Pochari Parcel”). Olympicgold L.L.C. leases the Pochari Parcel from the Pochari Family pursuant to a ground lease (the “Pochari Ground Lease”), that commenced in January 1968 and expires on January 22, 2067. In connection with the origination of the Olympic Tower Loan Combination, the Pochari Family delivered an estoppel certificate to the lender pursuant to which the Pochari Family agreed that (i) the lender will have all rights, remedies, powers and privileges of a leasehold mortgagee under the Pochari Ground Lease and (ii) it will recognize the lender as a leasehold mortgagee with respect to all such rights, remedies, powers and privileges notwithstanding that the leasehold interest under the Pochari Ground Lease is not directly encumbered by the lender’s mortgage. Olympicgold, L.L.C. is not required to enter into a new lease with a leasehold mortgagee in the event that the Olympicgold Ground Lease is terminated (whether in connection with the borrower’s bankruptcy, the borrower’s default thereunder, or otherwise). For additional information, see “The Borrower” above.

The Olympicgold Ground Lease rent is equal to $1.75 million per year, with no contractual increases or future resets. The Pochari Ground Lease commenced January 23, 1968 and expires on January 22, 2067. At the commencement of the Pochari Ground Lease term, the Pochari Ground Lease rent was equal to $26,000 per year and is subject to a cost of living increase; the rent is currently equal to $94,160 in 2017.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: Olympic tower

■	Terrorism Insurance. So long as TRIPRA is in effect, the borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Olympic Tower Property (plus 36 months of business interruption coverage), provided that so long as TRIPRA is in effect and continues to cover both foreign and domestic acts, the lender is required to accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. If TRIPRA is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Olympic Tower Loan as described in the preceding sentence, but in that event the borrower is not required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property insurance required under the related loan documents (without giving effect to the cost of the terrorism components of such property insurance), and if the cost of terrorism insurance exceeds such amount, then the lender may, at its option (1) purchase such terrorism policy, with the borrower paying such portion of the insurance premiums equal to such amount and the lender paying the remainder or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the insurance premiums with respect to such policy to such amount. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

(THIS PAGE INTENTIONALLY LEFT BLANK)

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: AHIP NORTHEAST PORTFOLIO IV

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: AHIP NORTHEAST PORTFOLIO IV

Scranton
Middletown
Newburgh
NEW YORK
Wilkes-Barre
Milton
Freeland
Stroudsburg
New York
LEHIGH VALLEY INTERNATIONAL AIRPORT
JOHN F. KENNEDY INTERNATIONAL AIRPORT
Newark
Bethlehem
PENNSYLVANIA
Allentown
READING REGIONAL AIRPORT
Quakertown
Harrisburg
HARRISBURG INTERNATIONAL AIRPORT
Reading
PERKIOMEN VALLEY AIRPORT
Trenton
King of Prussia
Lancaster
NEW JERSEY
Philadelphia
PHILADELPHIA INTERNATIONAL AIRPORT
Cherry Hill
YORK AIRPORT
Wilmington
Newark
MARYLAND
Atlantic City
Baltimore
BALTIMORE/WASHINGTON INTERNATIONAL THURGOOD MARSHALL AIRPORT
Annapolis
Washington D.C.
DELAWARE
Atlantic Ocean

AHIP Northeast Portfolio IV

1	Residence Inn Baltimore White Marsh	4980 Mercantile Road	Baltimore, Maryland
2	Hampton Inn Suites Arundel BWI Airport	7027 Arundel Mills Circle	Hanover, Maryland
3	Residence Inn Neptune at Gateway Centre	230 Jumping Brook Road	Neptune, New Jersey
4	Residence Inn Atlantic City Egg Harbor Township	3022 Fire Road	Egg Harbor, New Jersey

MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: AHIP NORTHEAST PORTFOLIO IV

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	4	Loan Seller		GACC
Location (City/State)	Various	Cut-off Date Balance		$56,500,000
Property Type	Hospitality	Cut-off Date Balance per Room		$120,985.01
Size (Rooms)	467	Percentage of Initial Pool Balance		6.1%
Total Occupancy as of 3/31/2017	85.2%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/31/2017	85.2%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate		4.46000%
Appraised Value(1)	$99,500,000	Original Term to Maturity (Months)		60
Appraisal Date(1)	Various	Original Amortization Term (Months)		360
Borrower Sponsor	American Hotel Income Properties REIT Inc.	Original Interest Only Period (Months)		30
Property Management(2)	Various	First Payment Date		8/6/2017
		Maturity Date		7/6/2022

Underwritten Revenues	$18,686,275
Underwritten Expenses	$10,850,250	Escrows(3)
Underwritten Net Operating Income (NOI)	$7,836,026
Underwritten Net Cash Flow (NCF)	$7,088,575		Upfront	Monthly
Cut-off Date LTV Ratio(1)	56.8%	Taxes	$525,599	$75,768
Maturity Date LTV Ratio(1)	54.5%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	2.29x / 2.07x	FF&E(4)	$0	$0
Debt Yield Based on Underwritten NOI / NCF	13.9% / 12.5%	Other(5)	$2,876,745	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$56,500,000	59.4%	Purchase Price	$91,300,000	95.9%
Principal’s New Cash Distribution	38,673,902	40.6	Reserves	3,402,345	3.6
			Closing Costs	471,558	0.5

Total Sources	$95,173,902	100.0%	Total Uses	$95,173,902	100.0%

(1)	The Appraised Value represents the “as complete” appraised value. The “as-is” appraised value for the AHIP Northeast Portfolio IV Properties (as defined below) is $92,500,000 as of June 1, 2017. Based on the “as-is” appraised value, the Cut-off Date LTV Ratio and Maturity Date LTV are 61.1% and 58.6%, respectively.
(2)	Property Management companies include One MD Hanover HI Management LLC, One MD Baltimore 4980 Management LLC, One NJ Egg Harbor 3022 Management LLC and One NJ Neptune 230 Management LLC.

(3)	See “—Escrows” below.

(4)	Beginning with the payment date in July 2019, borrowers are required to deposit an amount equal to the greater of (i) one-twelfth of an amount equal to 4% of annual gross rent estimated in the AHIP Northeast Portfolio IV borrowers’ approved annual budget for the fiscal year and (ii) the then-current amount required by the franchise agreements for approved capital expenditures and replacement of the furniture, fixtures and equipment (“FF&E”) into an FF&E reserve.

(5)	Other reserves include $2,864,145 upfront for a property improvement plan (“PIP”) and deferred maintenance of $12,600. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “AHIP Northeast Portfolio IV Loan”) is secured by the borrowers’ fee simple interest in a hospitality portfolio consisting of four hotels comprised of 467 rooms located in Maryland and New Jersey (the “AHIP Northeast Portfolio IV Properties”). The AHIP Northeast Portfolio IV Loan had an original principal balance of $56,500,000, has an outstanding principal balance as of the Cut-off Date of $56,500,000 and represents approximately 6.1% of the Initial Pool Balance. The AHIP Northeast Portfolio IV Loan, which has an interest rate of 4.46000% per annum, was originated by Deutsche Bank AG, acting through its New York Branch (“DBNY”) on June 22, 2017. The proceeds of the AHIP Northeast Portfolio IV Loan, along with approximately $38.7 million of equity contributed by the sponsor, were used to acquire the AHIP Northeast Portfolio IV Properties for an allocated purchase price of $91.3 million, fund reserves and pay origination costs.

The AHIP Northeast Portfolio IV Loan had an initial term of 60 months and has a remaining term of 59 months as of the Cut-off Date. The AHIP Northeast Portfolio IV Loan requires monthly payments of interest only through the due date in January 2020, after which it requires monthly payments of principal and interest based on a 30-year amortization schedule. The scheduled maturity date of the AHIP Northeast Portfolio IV Loan is the due date in July 2022. Voluntary prepayment of the AHIP Northeast Portfolio IV Loan is permitted on or after the due date in April 2022. Defeasance of the AHIP Northeast Portfolio IV Loan with direct, non-callable obligations of the United States of America or other obligations which are “government securities” is permitted under the AHIP Northeast Portfolio IV Loan documents at any time after the second anniversary of the closing date of the CD 2017-CD5 securitization.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: AHIP NORTHEAST PORTFOLIO IV

■	The Mortgaged Properties. The AHIP Northeast Portfolio IV Loan is secured by the borrower’s fee simple interest in a portfolio of four hotels (three extended stay and one limited service) containing a total of 467 rooms. The hotels are located in the cities of Baltimore and Hanover in Maryland and Neptune and Egg Harbor in New Jersey (each a “Property” and together, the “AHIP Northeast Portfolio IV Properties” or the “AHIP Northeast Portfolio IV”). The four AHIP Northeast Portfolio IV Properties include:

▪	Residence Inn Baltimore White Marsh is a 131-room extended stay hotel located in Baltimore, Maryland and is subject to a franchise agreement with Marriott International, Inc. that expires in 2023 with a 10-year extension option;

▪	Hampton Inn Suites Arundel BWI Airport Property is a 130-room limited service hotel located in Hanover Maryland and is subject to a franchise agreement with Hilton Franchise Holding LLC that expires in 2032, without an option for renewal. The Hampton Inn Suites Arundel BWI Airport Property is subject to an option to purchase the hotel in favor of the original developer. See “Purchase Option” below.

▪	Residence Inn Neptune at Gateway Centre is a 105-room extended stay hotel located in Neptune, New Jersey and is subject to a franchise agreement with Marriott International, Inc. that expires in 2027 with a 10-year extension option;

▪	Residence Inn Atlantic City Egg Harbor Township is a 101-room extended stay hotel located in Egg Harbor, New Jersey and is subject to a franchise agreement with Marriott International, Inc. that expires in 2028 with a 10-year extension option;

The AHIP Northeast Portfolio IV Properties were built between 2002 and 2008 and the seller spent approximately $4.8 million ($10,245 per room) on capital improvements between 2013 and 2014. In June 2017, American Hotel Income Properties REIT LP (“AHIP REIT Inc.”) purchased the AHIP Northeast Portfolio IV Properties as part of a larger 18-hotel portfolio sold by MCR Development for a total portfolio purchase price of approximately $395,000,000, of which $91,300,000 ($195,503 per room) was allocated for the AHIP Northeast Portfolio IV. Following the origination of the AHIP Northeast Portfolio IV Loan, the borrowers are required to complete a $2,864,145 ($6,133 per room) franchise-required PIP, which was reserved for at loan origination. The projected PIP completion date is in 2019, with a majority of the work expected to be completed in 2018.

A summary of each individual portfolio property is provided below:

Portfolio Summary
Property Name	City / State	Rooms	Year Built / Renovated	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value(1)	UW NCF	% of UW NCF	TTM Occupancy(2)	TTM RevPAR Penetration(2)
Residence Inn Baltimore White Marsh	Baltimore, MD	131	2003 / 2013, 2014	$17,035,176	30.2%	$30,000,000	$2,196,929	31.0%	88.6%	134.9%
Hampton Inn Suites Arundel BWI Airport	Hanover, MD	130	2002 / 2013	14,763,819	26.1%	26,000,000	1,883,716	26.6%	85.2%	133.7%
Residence Inn Neptune at Gateway Centre	Neptune, NJ	105	2007 / 2014	13,912,060	24.6%	24,500,000	1,669,981	23.6%	83.7%	168.0%
Residence Inn Atlantic City Egg Harbor Township	Egg Harbor, NJ	101	2008 / 2014	10,788,945	19.1%	19,000,000	1,337,948	18.9%	82.3%	217.6%
Total / Weighted Average		467		$56,500,000	100.0%	$99,500,000	$7,088,575	100.0%	85.2%	155.1%

(1)	The Appraised Value represents the “as complete” appraised value.

(2)	TTM Occupancy and TTM RevPAR Penetration are as of the trailing 12 months ending March 31, 2017.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: AHIP NORTHEAST PORTFOLIO IV

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the AHIP Northeast Portfolio IV Properties:

Cash Flow Analysis
	2014	2015	2016	TTM 3/31/2017	Underwritten	Underwritten per Room(1)
Room Revenue	$17,221,770	$17,725,201	$18,839,734	$18,717,803	$18,216,892	$39,008
Food & Beverage Revenue	0	0	0	0	0	0
Other Revenue	479,377	532,026	485,850	480,952	469,384	1,005
Total Revenue	$17,701,147	$18,257,227	$19,325,584	$19,198,755	$18,686,275	$40,013

Room Expense	$3,982,437	$4,025,167	$4,096,393	$4,102,849	$4,018,140	$8,604
Food & Beverage Expense	0	0	0	0	0	0
Other Expense	184,640	183,672	162,436	157,961	153,720	329
Total Departmental Expense	$4,167,077	$4,208,839	$4,258,829	$4,260,810	$4,171,860	$8,933
Total Undistributed Expense	5,389,822	5,439,993	5,674,164	5,641,037	5,550,721	11,886
Total Fixed Charges	1,117,271	1,095,468	1,095,402	1,079,497	1,127,670	2,415
Total Operating Expenses	$6,507,093	$6,535,461	$6,769,566	$6,720,534	$6,678,390	$14,301

Net Operating Income	$7,026,977	$7,512,927	$8,297,189	$8,217,411	$7,836,026	$16,779
FF&E	708,046	730,289	773,023	767,950	747,451	1,601
Net Cash Flow	$6,318,932	$6,782,638	$7,524,166	$7,449,461	$7,088,575	$15,179

Occupancy	83.4%	83.0%	85.6%	85.2%	84.1%
NOI Debt Yield	12.4%	13.3%	14.7%	14.5%	13.9%
NCF DSCR	1.85x	1.98x	2.20x	2.18x	2.07x

(1)	Underwritten per Room is based on a total of 467 rooms.

■	Appraisal. According to the appraisal, the AHIP Northeast Portfolio IV Properties had an “as complete” appraised value of $99,500,000 as of June 1, 2018 for the Residence Inn Baltimore White March Property, Residence Inn Neptune at Gateway Centre Property and Residence Inn Atlantic City Egg Harbor Township Property and as of June 1, 2019 for the Hampton Inn Suites Arundel BWI Airport Property. The aggregate “as is” appraised value for the AHIP Northeast Portfolio IV Properties on an individual basis is $92,500,000 as of June 1, 2017.

Appraisal Approach	Value	Discount Rate	Terminal Capitalization Rate
Discounted Cash Flow(1)	$99,500,000	10.25%	8.5%

(1)	Based on the completion of the in place PIP.

■	Environmental Matters. According to the Phase I environmental reports dated as of May 2017, there are no recommendations for further action at the AHIP Northeast Portfolio IV Properties.

■	Market Overview and Competition. All four of the of the AHIP Northeast Portfolio IV Properties each outperform their competitive sets with a RevPAR index ranging from 133.7% to 217.6% based on travel research reports for the TTM ending March 31, 2017.

The following table presents certain information relating to occupancy, ADR and RevPAR at the AHIP Northeast Portfolio IV Properties:

Historical Statistics(1)(2)

	AHIP Northeast Portfolio IV			Competitive Set			Penetration
	2015	2016	TTM 3/31/2017	2015	2016	TTM 3/31/2017	2015	2016	TTM 3/31/2017
Occupancy	83.1%	84.0%	85.3%	66.5%	66.4%	67.9%	124.9%	126.4%	125.7%
ADR	$121.77	$125.42	$129.21	$101.38	$103.76	$104.73	120.1%	120.9%	123.4%
RevPAR	$101.20	$105.32	$110.21	$67.45	$68.92	$71.08	150.0%	152.8%	155.1%

(1)	Source: March 2017 travel research report.
(2)	Based on weighted average statistics of the AHIP Northeast Portfolio IV Properties.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: AHIP NORTHEAST PORTFOLIO IV

Residence Inn Baltimore / White Marsh, Maryland

The Residence Inn Baltimore White Marsh Property is located approximately 13 miles northeast of the Baltimore Maryland CBD, just off Interstate 95 near the intersection with Maryland Route 43. The surrounding area is home to headquarters and regional offices of various national and international companies, such as the Social Security Administration, T. Rowe Price Associates, Greater Baltimore Medical Center, Towson University, McCormick & Company, UMBC, Sheppard Pratt Health Systems, Johns Hopkins University, Exelon and M&T Bank. According to the appraisal, nearby tourist attractions in the city of Baltimore include cultural and historic sites such as the Walters Art Museum, the Maryland Zoo in Baltimore, the Howard Peters Rawling Conservatory and Botanic Gardens of Baltimore, and Patterson Park. There are also numerous colleges and universities located in the surrounding area including Johns Hopkins University, Loyola University Maryland, Towson University, Morgan State University and the Community College of Baltimore County.

According to the appraisal, the Residence Inn Baltimore White Marsh Property’s estimated demand segmentation is approximately 60% commercial, 25% leisure and 15% meeting & group.

The appraisal identified a 120 room Springhill Suites Marriott that is currently under construction as part of the Greenleigh at Crossroads mixed-use development and is expected to be completed in February 2018. Given the similarities in location, target market and ADR positioning, the appraiser considers the hotel to be fully competitive with the Residence Inn Baltimore White Marsh Property.

Residence Inn Baltimore White Marsh Property Historical Statistics(1)

	Residence Inn Baltimore White Marsh Property			Competitive Set				Penetration
	2015	2016	TTM 3/31/2017	2015	2016	TTM 3/31/2017	2015	2016	TTM 3/31/2017
Occupancy	83.7%	85.1%	88.6%	69.9%	74.1%	74.5%	119.8%	114.9%	118.9%
ADR	$119.25	$121.73	$124.60	$106.78	$110.02	$109.83	111.7%	110.6%	113.5%
RevPAR	$99.79	$103.61	$110.35	$74.61	$81.48	$81.78	133.7%	127.2%	134.9%

(1)	Source: March 2017 travel research report.

Hampton Inn Suites Arundel BWI Airport / Hanover, Maryland

The Hampton Inn Suites Arundel BWI Airport Property is located in Hanover, Maryland in Anne Arundel County, approximately five miles southwest of the Baltimore-Washington International Airport (“BWI Airport”). The BWI Airport is one of three major airports serving the Baltimore-Washington metropolitan area with 25.1 million passengers in 2016, representing a 5.5% increase in passenger traffic year-over-year. The airport serves Southwest Airlines, Delta Airlines, American Airlines, Spirit Airlines, United Airlines and JetBlue Airways. From 2013 to 2016, BWI Airport underwent a $125 million expansion project to modernize its facilities and to expand its international terminal. In February 2017, the Board of Public Works announced approval of a $60 million expansion project of BWI Airport’s international terminal. The expansion is projected to add six new airline gates, inclusive of two full-service gates and four arrival-only gates. The Hampton Inn Suites Arundel BWI Airport Property is approximately 13 miles southwest of Baltimore and 28 miles northeast of Washington D.C. accessible by the MD 295 and Interstate 95, major thoroughfares which are both located within six miles west of the Hampton Inn Suites Arundel BWI Airport Property.

According to the appraisal, the Hampton Inn Suites Arundel BWI Airport Property’s estimated demand segmentation is approximately 50% commercial, 15% meeting and group and 35% leisure.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: AHIP NORTHEAST PORTFOLIO IV

The appraisal identified one new hotel project, a 310-room full service Live! Hotel which is anticipated to open in 2018. Due to the full service nature of the hotel with added leisure amenities and a boutique brand, the appraiser concluded the new supply will be 25% competitive with the Hampton Inn Suites Arundel BWI Airport Property.

Hampton Inn Suites Arundel BWI Airport Property Historical Statistics(1)

	Hampton Inn Suites Arundel BWI Airport Property			Competitive Set			Penetration
	2015	2016	TTM 3/31/2017	2015	2016	TTM 3/31/2017	2015	2016	TTM 3/31/2017
Occupancy	89.0%	84.9%	85.2%	76.9%	74.9%	76.2%	115.7%	113.2%	111.8%
ADR	$123.11	$127.06	$126.76	$107.01	$108.52	$105.97	115.0%	117.1%	119.6%
RevPAR	$109.51	$107.81	$108.02	$82.28	$81.33	$80.78	133.1%	132.6%	133.7%

(1)	Source: March 2017 travel research report.

Residence Inn Neptune / Neptune Township, New Jersey

The Residence Inn Neptune at Gateway Centre Property is located in Neptune Township, New Jersey in Monmouth County. The county contains the northernmost portion of the Jersey Shore, which serves as a popular beach, boating, and fishing area during the summer months. Monmouth County benefits from accessibility to the Garden State Parkway which connects to Interstates 195 and 95 and provides access to Trenton (43 miles west), New York City (56 miles north), Philadelphia (72 miles southwest). Monmouth County also benefits from rail service via the New Jersey Transit North Jersey Coast Line, which offers several stops along the coast including Red Bank, Little Silver, Monmouth Park, Long Branch, Elberon, Allenhurst and Asbury Park. The Asbury Park station is located approximately four miles east of the Residence Inn Neptune at Gateway Centre Property and is the closest access point for rail service. The area’s principal industries include transportation, utilities, education, health services, professional services, and leisure hospitality services. The area is home to several colleges and universities, including Fairleigh-Dickinson University, Monmouth University and Brookdale Community College in addition to nearby Rutgers University in New Brunswick. Monmouth County offers over 50 miles of beachfront with many boardwalks, shops, restaurants and other establishments.

According to the appraisal, the Residence Inn Neptune at Gateway Centre Property estimated demand segmentation is approximately 25% commercial, 20% meeting and group, 25% leisure, and 30% extended stay.

The appraiser notes that there is no new supply proposed or under construction in the area.

Residence Inn Neptune at Gateway Centre Property Historical Statistics(1)

	Residence Inn Neptune at Gateway Centre Property			Competitive Set			Penetration
	2015	2016	TTM 3/31/2017	2015	2016	TTM 3/31/2017	2015	2016	TTM 3/31/2017
Occupancy	79.4%	84.5%	83.6%	63.9%	62.1%	65.0%	124.2%	136.1%	128.6%
ADR	$125.04	$130.49	$138.91	$99.48	$101.88	$106.36	125.7%	128.1%	130.6%
RevPAR	$99.30	$110.26	$116.13	$63.60	$63.25	$69.13	156.1%	174.3%	168.0%

(1)	Source: March 2017 travel research report.

Residence Inn Atlantic City / Egg Harbor, New Jersey

The Residence Inn Atlantic City Egg Harbor Township Property is located in Egg Harbor Township, New Jersey, approximately 10 miles northwest of Atlantic City. The property is also located proximate to Black Horse Pike and the Garden State Parkway. The area’s principal industries include casino gaming, health care, aviation testing and engineering, agriculture, professional and business services, retail industry, and boat building, among others. Additionally, according to the appraiser, over the course of the last decade, the county has made an effort to develop tourist attractions outside of the casino industry such as Bader Field, which was repositioned from its prior use as a general aviation airport to a sport, recreation and concert venue. In addition to tourism and leisure, there are significant commercial and government demand generators in the area. The Egg Harbor Township is home to the Federal Aviation Administration’s William J. Hughes Technical Center, the nation’s premier air transportation system laboratory, as well as the primary office for one of Lockheed Martin’s aerospace subsidiaries – Lockheed Martin

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: AHIP NORTHEAST PORTFOLIO IV

Integrated Systems, Inc. There are also a number of medical centers and organizations in the surrounding area including Shore Medical Center, Bacharach Rehabilitation Hospital and AtlantiCare.

According to the appraisal, the Residence Inn Atlantic City Egg Harbor Township Property’s estimated demand segmentation is approximately 50% government, 25% leisure, 20% commercial and 5% meeting and group.

The appraisal identified two properties that may compete with the Homewood Suites – Egg Harbor property. There is a newly constructed 101-room Hampton Inn Atlantic City/Absecon that opened in June 2017 and a proposed 114-room Home2Suites by Hilton that is expected to open in July 2018 and will offer amenities similar to those of the Homewood Suites – Egg Harbor. The appraiser considers these hotels to be 100% competitive given the Hilton family brand affiliations and similarities in location, target market, and ADR positioning.

Residence Inn Atlantic City Egg Harbor Township Property Historical Statistics(1)

	Residence Inn Atlantic City Egg Harbor Township Property			Competitive Set				Penetration
	2015	2016	TTM 3/31/2017	2015	2016	TTM 3/31/2017	2015	2016	TTM 3/31/2017
Occupancy	78.7%	80.8%	82.9%	51.6%	50.1%	51.5%	152.6%	161.5%	160.9%
ADR	$119.91	$122.80	$128.25	$89.12	$91.46	$94.83	134.5%	134.3%	135.2%
RevPAR	$94.34	$99.26	$106.34	$45.95	$45.78	$48.87	205.3%	216.8%	217.6%

(1)	Source: March 2017 travel research report.

■	The Borrowers. The borrowers are AHIP MD Baltimore 4980 Properties LLC, AHIP MD Baltimore 4980 Enterprises LLC, AHIP NJ Egg Harbor 3022 Properties LLC, AHIP NJ Egg Harbor 3022 Enterprises LLC, AHIP MD Hanover 7027 Properties LLC, AHIP MD Hanover 7027 Enterprises, LLC, AHIP NJ Neptune Properties LLC and AHIP NJ Neptune Enterprises LLC (each, a “AHIP Northeast Portfolio IV Borrower”) and together the “AHIP Northeast Portfolio IV Borrowers”), each a Delaware limited liability company, structured to be bankruptcy remote with two independent directors. Each individual property has two related borrowers comprised of a fee owner and an operating lessee. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the AHIP Northeast Portfolio IV Loan.

The sponsor of the borrowers and non-recourse carveout guarantor for the AHIP Northeast Portfolio IV Loan is American Hotel Income Properties REIT Inc. (“AHIP REIT Inc.”). The AHIP REIT Inc. is the United States holding company for all of American Hotel Income Properties REIT LP’s (“AHIP REIT L.P.”) U.S. assets. AHIP REIT L.P., (TSX:HOT.UN), is a publicly owned real estate investment trust that invests in the real estate markets across United States. AHIP REIT L.P. invests in transportation oriented select-service, and limited service hotel portfolios in close proximity to railroads, airports, highway interchanges and other transportation hubs servicing as demand generators. AHIP REIT L.P. was formed in 2012 and is based in Vancouver, British Columbia.

Following the acquisition of the AHIP Northeast Portfolio Properties, AHIP REIT Inc. has holdings of 113 hotel properties totaling approximately 11,570 guestrooms across the United States.

■	Escrows. On the origination date of the AHIP Northeast Portfolio IV Loan, the borrowers funded a reserve of (i) $525,599 for real estate taxes, (ii) $2,864,145 to be used towards the property improvement plan work as described in the loan documents and (iii) $12,600 for deferred maintenance.

On a monthly basis, the borrowers are required to deposit $75,768 for real estate taxes. Monthly deposits of one-twelfth of the annual insurance premiums are currently waived so long as an acceptable blanket policy remains in place. Beginning with the payment date in July 2019, borrowers are required to deposit an amount equal to the greater of (i) one-twelfth of an amount equal to 4% of annual gross rent estimated in the AHIP Northeast Portfolio IV Borrowers’ approved annual budget for the fiscal year and (ii) the then-current amount required by the franchise agreements for approved capital expenditures and replacement of the FF&E is required to be deposited into an FF&E reserve.

■	Lockbox and Cash Management. The AHIP Northeast Portfolio IV Loan provides for a hard lockbox and springing cash management. All credit card receipts are required to be deposited directly into a clearing account controlled by the lender and the borrowers and the property managers are required to deposit all other rent and payments into the clearing account within one day of receipt. Unless a Trigger Period (defined below) is ongoing, all amounts on deposit

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: AHIP NORTHEAST PORTFOLIO IV

in the clearing account are required to be swept daily into the borrowers’ account. During a Trigger Period, all amounts on deposit in the clearing account are required to be swept daily into an account controlled by the lender.

A “Trigger Period” will comment upon the occurrence of (i) an event of default or (ii) the debt service coverage ratio falling below 1.25x as of any calendar quarter; and will end if, (A) with respect to a Trigger Period continuing pursuant to clause (i), the event of default commencing the Trigger Period has been cured and such cure has been accepted by lender (and no other event of default is then continuing) or (B) with respect to a Trigger Period continuing due to clause (ii), the debt service coverage ratio is at least 1.30x for two consecutive calendar quarters.

■	Property Management. The AHIP Northeast Portfolio IV Properties are managed by One MD Hanover HI Management LLC, One MD Baltimore 4980 Management LLC, One NJ Egg Harbor 3022 Management LLC and One NJ Neptune 230 Management LLC, affiliates of One Lodging Management, Inc. The lender has the right to direct the borrowers to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding; (ii) an event of default under the AHIP Northeast Portfolio IV Loan documents has occurred and is continuing; (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (iv) a default by the property manager under the property management agreement has occurred and is continuing beyond any applicable notice and cure period. The borrowers have the right to replace the property manager without the lender’s consent, provided no event of default is continuing under the AHIP Northeast Portfolio IV Loan documents, with a Qualified Manager (as defined below) provided that the borrowers enter into a replacement property management agreement and a subordination of management agreement on term reasonably acceptable to the lender, and, if the new property manager is an affiliate of the borrowers, deliver an updated non-consolidation opinion.

A “Qualified Manager” means, (i) so long as the borrowers are owned and controlled by the non-recourse carveout guarantor, a property manager owned and/or controlled by the guarantor or (ii) an unaffiliated property manager of any Property that (A) is a reputable, nationally or regionally recognized management company having at least five years’ experience in the management of similar type hotels, (B) at the time of its engagement as property manager manages at least 20 hotels with at least 3,000 rooms in the aggregate and (C) is not the subject of a bankruptcy or similar insolvency proceeding.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Partial Release of Collateral. The AHIP Northeast Portfolio IV Borrowers may obtain the release of an individual property after the defeasance lockout expiration date in connection with a bona fide third-party sale of any such individual property, subject to terms and conditions set forth in the loan documents, including but not limited to: (i) defeasance of an amount equal to 110% of the allocated loan amount for the property to be released; (ii) the debt service coverage ratio of the remaining properties is at least the greater of (x) 2.01x and (y) the debt service coverage ratio immediately prior to such release; (iii) the loan to value ratio of the remaining properties is no more than the lesser of (x) 56.8% and (y) the aggregate loan to value immediately prior to such release, provided, however, that the loan to value ratio condition will not apply if, after giving effect to such sale and defeasance, the debt yield for the remaining properties is 15.0% or higher and (iv) compliance with REMIC requirements.

■	Purchase Option. The Hampton Inn Suites Arundel BWI Airport Property is subject to a purchase option in favor of the original developer under a master declaration with respect to such Property (the “HIS Arundel Declaration”), in the event that the owner of such Property (i) discontinues operations of the improvements (i.e. fails to regularly open and operate for business to the general public in good faith on a daily basis) in accordance with the HIS Arundel Declaration (subject to exclusions for renovations and casualties) for a continuous period of 180 days or (ii) violates the HIS Arundel Declaration (including without limitation a use restriction that requires the Property to be operated as a limited service hotel under a Marriott or Hilton flag, a limit on the amount of income from sales of alcoholic beverages at the Property, requirements regarding the construction of the improvements, and obligations to pay assessments), as finally determined by a court of competent jurisdiction, and such violation, in the developer’s reasonable judgment, materially adversely affects the developer or certain neighboring and adjacent properties in the overall development. The purchase price for the purchase option set forth in the HIS Arundel Declaration is the “fair market value” that a seller, willing but not obligated to sell, would accept (as then encumbered and improved) and which a buyer, willing but not obligated to purchase, would pay therefor. See “Description of the Mortgage Pool —Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” in the Preliminary Prospectus;

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: AHIP NORTHEAST PORTFOLIO IV

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism (or at least does not specifically exclude the same) in an amount equal to the full replacement cost of the AHIP Northeast Portfolio IV Properties plus 24 months of business interruption insurance. For so long as TRIPRA is in effect and continues to cover both foreign and domestic acts, the lender is required to accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: 245 park avenue

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: 245 park avenue

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: 245 park avenue

MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS
245 Park Avenue
245 Park Avenue
New York, New York 10167
ROCKEFELLER CENTER
TURTLE BAY
MIDTOWN
Museum of Modern Art (MOMA)
399 Park
Citigroup Center
Lipstick Building
CBS Building
666 Fifth
Seagram Bldg
Sperry Rand Building
345 Park
Radio City Music Hall
International Building
Saint Patrick's Cathedral
RCA Building
Waldorf Astoria Hotel
277 Park
JP Morgan Chase
380 Madison
485 Park
Roosevelt Hotel
Helmsley Building
Park Ave Atrium
Met Life Building
US Post Office
Graybar Building
Grand Central Terminal
425 Lexington
Chrysler Bldg
Grand Hyatt
One Vanderbilt
Mobil Bldg
New York Public Library
Bryant Park
HSBC Tower
90 Park
420 Fifth
200 Madison
Empire State Building
Herald Towers
E 42ND STREET
Upper West Side
Metropolitan Museum of Art
Natural History Museum
West New York
Upper East Side
Astoria
Central Park
Carnegie Hall
Long Island City
Midtown
Times Square
United Nations
Madison Square Garden
Empire State Building
New York
MANHATTAN
Hoboken
NYU
SoHo
Jersey City
Financial District
BROOKLYN

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: 245 park avenue

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller(4)		GACC
Location (City/State)	New York, New York	Cut-off Date Balance(5)		$51,250,000
Property Type	Office	Cut-off Date Balance per SF(1)(3)		$606.91
Size (SF)(1)	1,779,515	Percentage of Initial Pool Balance		5.5%
Total Occupancy as of 2/28/2017(1)(2)	91.2%	Number of Related Mortgage Loans		None
Owned Occupancy as of 2/28/2017(1)(2)	91.2%	Type of Security		Fee Simple
Year Built / Latest Renovation	1965 / 2006	Mortgage Rate		3.66940%
Appraised Value	$2,210,000,000	Original Term to Maturity (Months)		120
Appraisal Date	4/1/2017	Original Amortization Term (Months)		NAP
Borrower Sponsor	HNA Group	Original Interest Only Period (Months)	120
Property Management	Brookfield Properties Management LLC	First Payment Date	7/1/2017
		Maturity Date		6/1/2027

Underwritten Revenues	$177,756,680
Underwritten Expenses	$62,448,738	Escrows(6)
Underwritten Net Operating Income (NOI)	$115,307,942		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$109,564,903	Taxes	$0	$3,878,518
Cut-off Date LTV Ratio(3)	48.9%	Insurance	$227,000	$113,500
Maturity Date LTV Ratio(3)	48.9%	Replacement Reserve	$47,738	$47,738
DSCR Based on Underwritten NOI / NCF(3)	2.87x / 2.73x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(3)	10.7% / 10.1%	Other(7)	$11,431,608	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Pari Passu Notes	$1,080,000,000	47.1%	Purchase Price	$2,210,000,000	96.4%
Junior Non-Trust Notes	120,000,000	5.2	Closing Costs	70,356,233	3.1
Mezzanine Loan A	236,500,000	10.3	Reserves	11,706,346	0.5
Mezzanine Loan B	221,000,000	9.6
Mezzanine Loan C	110,500,000	4.8
Borrower Sponsor Equity	524,062,579	22.9
Total Sources	$2,292,062,579	100.0%	Total Uses	$2,292,062,579	100.0%

(1)	Based on remeasured net rentable area of 1,779,515 SF in accordance with current Real Estate Board of New York standards, which is the basis for the SF in future leasing. The property’s contractual SF is 1,723,993 SF as leased.

(2)	Occupancy includes HNA Capital USA LLC (an affiliate of the borrower sponsor) and MIO Partners (together, approximately 2.7% of the remeasured net rentable area), which have executed leases but have not yet taken occupancy.

(3)	DSCR, LTV, Debt Yield and Balance / SF calculations are based on the aggregate outstanding principal balance of the 245 Park Avenue Senior Pari Passu Notes (as defined below) and excludes the aggregate outstanding principal balance of the 245 Park Avenue Junior Non-Trust Notes (as defined below).

(4)	The 245 Park Avenue Loan Combination (as defined below) was co-originated by Deutsche Bank AG, acting through its New York Branch (“DBNY”) (an affiliate of German American Capital Corporation), JPMorgan Chase Bank, National Association (“JPMorgan Chase Bank”), Natixis Real Estate Capital LLC (“Natixis”), Barclays Bank PLC (“Barclays”), and Société Générale.

(5)	The Cut-off Date Balance of $51,250,000 represents the non-controlling notes A-2-C-1-B and A-2-C-2, which are part of a loan combination evidenced by 25 notes having an aggregate outstanding principal balance as of the Cut-off Date of $1,200,000,000. The related companion loans are evidenced by (i) 18 senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $1,028,750,000 and (ii) five junior notes with an aggregate outstanding principal balance as of the Cut-off Date of $120,000,000.

(6)	See “—Escrows” below.

(7)	Other reserves include $10,298,441 for outstanding tenant improvements and leasing commissions and $1,133,167 for free rent. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “245 Park Avenue Loan”) is part of a loan combination (the “245 Park Avenue Loan Combination”) evidenced by 25 notes comprising (i) 20 senior pari passu notes (collectively the “245 Park Avenue Senior Pari Passu Notes”) with a combined outstanding principal balance as of the Cut-off Date of $1,080,000,000, and (ii) five junior notes (collectively, the “245 Park Avenue Junior Non-Trust Notes”) with a combined outstanding principal balance as of the Cut-off Date of $120,000,000. The 245 Park Avenue Junior Non-Trust Notes are subordinate to the 245 Park Avenue Senior Pari Passu Notes as and to the extent described in “Description of the Mortgage Pool—The Loan Combinations—The 245 Park Avenue Loan Combination” in the Preliminary Prospectus. The aggregate outstanding principal balance as of the Cut-off Date of all the notes evidencing the 245 Park Avenue Loan Combination is $1,200,000,000. The 245 Park Avenue Loan Combination is secured by the borrower’s fee simple interest in a 44-story, remeasured 1,779,515 SF Class A office tower that occupies the entire city block between 46th Street and 47th Street and Park Avenue and Lexington Avenue in Midtown Manhattan, New York (the “245 Park Avenue Property”). The 245 Park Avenue Loan, which is evidenced by the non-controlling notes A-2-C-1-B and A-2-C-2, has an outstanding principal balance as of the Cut-off Date of $51,250,000 and represents approximately 5.5% of the Initial Pool Balance. The related companion loans are evidenced by 18 245 Park Avenue Senior Pari Passu Notes which have an aggregate outstanding principal balance as of the Cut-off Date of $1,028,750,000 (collectively, the “245 Park Avenue Senior Pari Passu Companion Loans”) and the 245 Park Avenue Junior Non-Trust Notes, as detailed in the note summary table below. The 245 Park Avenue Loan Combination was originated by DBNY, JPMorgan Chase Bank, Natixis, Barclays and Société Générale on May 5, 2017. Each note evidencing the 245 Park Avenue Loan Combination has an interest rate of 3.66940% per annum. The borrower utilized the proceeds of the 245 Park Avenue Loan Combination along with $524,062,579 of equity and $568,000,000 of mezzanine loans to finance the acquisition of the 245 Park Avenue Property, fund reserves and pay origination costs.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: 245 park avenue

The 245 Park Avenue Loan, which will be contributed to the CD 2017-CD5 securitization transaction, received a credit assessment of BBB- by Fitch and BBB by KBRA.

Note Summary

Note	Current or Anticipated Holder of Securitized Note	Cut-off Date Balance
245 Park Avenue Loan
A-2-C-1-B, A-2-C-2	CD 2017-CD5	$51,250,000
245 Park Avenue Senior Pari Passu Companion Loans
A-1-A, A-1-B, A-1-C, A-1-D, A-1-E	245 Park Avenue Trust 2017-245P	$380,000,000
A-2-A-1	JPMCC 2017-JP6	$98,000,000
A-2-A-2, A-2-C-1-A	DBJPM 2017-C6	$93,750,000
A-2-B-1, A-2-B-2, A-2-B-3	Natixis	$210,000,000
A-2-A-3	JPMCC 2017-JP7(1)	$75,000,000
A-2-A-4	JPMorgan Chase Bank	$32,000,000
A-2-D-1, A-2-D-2, A-2-D-3	Société Générale	$70,000,000
A-2-E-1, A-2-E-2	Barclays	$70,000,000
245 Park Avenue Junior Non-Trust Notes
B-1, B-2, B-3, B-4, B-5	245 Park Avenue Trust 2017-245P	$120,000,000

(1)	Expected to be contributed to the related securitization upon closing of such securitization.

The 245 Park Avenue Loan Combination had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The 245 Park Avenue Loan Combination requires payment of interest only until the scheduled maturity date, which is the due date of the 245 Park Avenue Loan Combination in June 2027. Voluntary prepayment of the 245 Park Avenue Loan Combination without payment of any prepayment premium is permitted on or after the due date in March 2027. Defeasance of the 245 Park Avenue Loan Combination with direct, non-callable obligations of the United States of America or other obligations, which are “government securities” is permitted under the 245 Park Avenue Loan Combination documents at any time after the earlier of (i) the second anniversary of the securitization of the last portion of the 245 Park Avenue Loan Combination and (ii) July 1, 2020.

■	The Mortgaged Property. The 245 Park Avenue Property is a 44-story Class A office tower located along Park Avenue between 46th Street and 47th Street that consists of remeasured 1,720,136 SF of office space on 42 floors, remeasured 57,799 SF of retail space and remeasured 1,580 SF of lobby retail space in Midtown Manhattan, New York. The 245 Park Avenue Property is one of approximately 12 buildings that feature direct underground access to Grand Central Terminal, Metro North Transit and the 4, 5, 6, 7 and S subway lines. The 245 Park Avenue Property features views of the New York cityscape from the upper floors and is identified as a New York City “trophy quality” office property due to its location, floor layout, construction quality and long-term credit tenancy, according to the appraisal.

The 245 Park Avenue Property is 91.2% leased (based on remeasured net rentable area) to 19 tenants, including 64.7% leased to investment grade tenants: Société Générale (33.3% of GLA, Moody’s A2/S&P A), which is headquartered at the 245 Park Avenue Property, JPMorgan Chase Bank (13.4% of GLA, Moody’s Aa3/S&P A+/Fitch AA-), Rabobank (6.3% of GLA, Moody’s Aa2/S&P A+/Fitch AA-) and features other institutional tenants, including Major League Baseball (“MLB”) (12.6% of GLA, NR) and Angelo Gordon (6.4% of GLA, NR).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: 245 park avenue

The 245 Park Avenue Property has demonstrated average occupancy of 94.0% since 2008. The following table presents certain information relating to historical leasing at the 245 Park Avenue Property:

Historical Leased %(1)(2)(3)

	2008	2009	2010	2011	2012	2013	2014	2015	2016	As of 2/28/2017(4)
Owned Space	95.1%	92.8%	93.8%	95.6%	95.8%	93.6%	93.6%	93.6%	95.0%	91.2%

(1)	Source: borrower sponsor and third party market reports.

(2)	Represents occupancy as of December 31 for the indicated year unless otherwise specified.

(3)	Based on remeasured gross leasable area of 1,779,515 SF.

(4)	Based on the underwritten rent roll dated February 28, 2017 and includes HNA Capital USA LLC (an affiliate of the borrower sponsor) and MIO Partners (together, approximately 2.7% of the remeasured gross leasable area), which have executed leases but have not yet taken occupancy.

The following table presents certain information relating to the major tenants at the 245 Park Avenue Property:

Ten Largest Owned Tenants Based on Gross Leasable Area(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA(3)	% of GLA(3)	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(4)	Lease Expiration
Société Générale(5)(6)(7)	NR / A2 / A	593,344	33.3%	$34,584,340	27.4%	$61.50	10/31/2032
JPMorgan Chase Bank(6)(8)	AA- / Aa3 / A+	237,781	13.4	11,817,255	9.4	$52.42	10/31/2022
MLB(9)	NR / NR / NR	224,477	12.6	27,515,096	21.8	$124.75	10/31/2022
Angelo Gordon	NR / NR / NR	113,408	6.4	9,185,805	7.3	$81.00	5/31/2026
Rabobank	AA- / Aa2 / A+	112,662	6.3	15,132,666	12.0	$138.00	9/30/2026
Ares Capital	BBB / NR / BBB	97,101	5.5	8,231,410	6.5	$83.91	5/31/2026
HNA Capital US LLC(10)	NR / NR / NR	38,382	2.2	2,840,342	2.3	$74.00	1/31/2026
Regus Business Centre	NR / NR / NR	38,383	2.2	3,224,088	2.6	$84.00	9/30/2021
WisdomTree Investments(11)	NR / NR / NR	37,924	2.1	2,768,379	2.2	$73.00	8/31/2029
The Norinchukin Bank	NR / A1 / A	37,342	2.1	3,598,254	2.9	$99.00	3/31/2022
Ten Largest Office Tenants		1,530,804	86.0%	$118,897,635	94.2%	$80.31
Other Occupied Office		87,822	4.9	6,950,418	5.5	$81.36
Total Occupied Office		1,618,626	91.0%	125,848,054	99.7%	$80.36
Retail(12)		2,736	0.2	245,446	0.2	$89.71
Lobby Retail		1,580	0.1	84,000	0.1	$61.27
Total Occupied		1,622,942	91.2%	$126,177,500	100.0%	$80.36
Vacant Office		120,299	6.8	0	0.0	$0.00
Vacant Retail		36,274	2.0	0	0.0	$0.00
Total / Wtd. Avg.		1,779,515	100.0%	$126,177,500	100.0%	$80.36

(1)	Based on the underwritten rent roll dated February 28, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Based on remeasured net rentable SF of 1,779,515, which is the basis for the square footage in future leasing.

(4)	Based on 1,723,993 contractual SF.

(5)	Société Générale, the largest tenant by both net rentable area and base rent at the 245 Park Avenue Property is a French multinational banking and financial services company, which utilizes the 245 Park Avenue Property as its United States headquarters. In 2010, Société Générale executed a sublease from JPMorgan Chase Bank for 562,347 contractual SF through October 31, 2022. Additionally, in 2010, Société Générale executed a 10-year direct lease with the prior owner of the 245 Park Avenue Property for a total of 593,344 remeasured SF which has a start date of November 1, 2022 at (i) approximately $88.00 per SF for the first five years of the term and (ii) a base rent for the second five year period of the term equal to the higher of the rent payable for the first five years and a fair market rental value (not to exceed $110 per SF). Société Générale’s direct lease has a base year of 2013. In addition, Société Générale subleases 36,425 contractual SF to Brunswick Group, LLC and 36,425 contractual SF to MIO Partners, Inc. The terms shown for Société Générale in the table above are based on JPMorgan Chase Bank’s direct lease.

(6)	JPMorgan Chase Bank subleases 562,347 contractual SF to Société Générale through October 31, 2022. In 2010, Société Générale executed a 10-year direct lease with the prior owner for 593,344 remeasured SF which has a start date of November 1, 2022 at (i) approximately $88.00 per SF for the first five years of the term and (ii) a base rent for the second five-year period of the term equal to the higher of the rent payable for the first five years and a fair market rental value (not to exceed $110 per SF). Société Générale’s direct lease has a base year of 2013 and two, five-year renewal options and in addition, Société Générale subleases 36,425 contractual SF to Brunswick Group, LLC and 36,425 contractual SF to MIO Partners, Inc.

(7)	Société Générale has the right to terminate either the highest floor or the highest two full floors that it leases (if such floors are contiguous) under either the related sublease described above or under its direct lease with the borrower, with notice by May 1, 2021. Société Générale may not exercise the option if all or any portion of the termination space is covered by a non-disturbance agreement granted by the borrower.

(8)	In total, JPMorgan Chase Bank currently has a contractual lease for 787,785 SF at the 245 Park Avenue Property. Of JPMorgan Chase Bank’s total leased square footage, a space of 752,033 SF has been subleased to Société Générale, Houlihan Lokey Inc., The Nemec Agency, Pierpont Capital Holdings LLC and JLL. Details of the subleased space are described below. The JPMorgan Chase Bank space does not include the 562,347 SF of space subleased to Société Générale due to the fact that Société Générale has executed a direct lease for this space which begins November 1, 2022. JPMorgan Chase Bank subleases 90,556 contractual SF to Houlihan Lokey Inc., 49,133 contractual SF to The Nemec Agency, 34,058 contractual SF to Pierpont Capital Holdings LLC and 15,939 contractual SF to JLL through October 30, 2022. The JPMorgan Chase Bank space also includes 17,813 contractual SF of retail space that it leases at the 245 Park Avenue Property. The terms shown for JPMorgan Chase Bank in the table above are based on its direct lease. JPMorgan Chase Bank may not extend any portion of its lease currently subleased to Société Générale pursuant to its sublease agreement with Société Générale.

(9)	MLB, which is headquartered at the 245 Park Avenue Property, subleases 37,385 contractual SF to the National Bank of Australia, 24,840 contractual SF to Houlihan Lokey Inc. and 10,525 contractual SF to Anthos USA Inc. through October 30, 2022. MLB does not have any remaining renewal options. The terms shown for MLB in the table above are based on its direct lease. MLB has announced that it plans to vacate its space at the end of its lease term and that it signed a lease at another location and declared its intention to move into that space in 2019, which is approximately three years prior to its lease expiration. If MLB does not renew its lease 12 months before its lease expiration date or if MLB vacates or abandons all or substantially all of its premises, a Cash Sweep Event (as defined below) will occur.

(10)	The HNA Capital US LLC space was originally leased to Heineken Americas Inc. from January 2010 through January 2026. On May 4, 2017, Heineken Americas Inc. assigned its space at the 245 Park Avenue Property to HNA Capital US LLC, an affiliate of the borrower sponsor.

(11)	WisdomTree Investments has the right to terminate its lease effective as of August 20, 2024, with 12 months’ notice and the payment of a termination fee.

(12)	Excludes 17,813 contractual square feet of Retail space leased by JPMorgan Chase Bank.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: 245 park avenue

The following table presents the lease rollover schedule at the 245 Park Avenue Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA(3)	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(3)	# of Expiring Tenants
MTM	0	0.0%	0.00%	$0	0.0%	$0.00	0
2017	0	0.0	0.0%	0	0.0	$0.00	0
2018	13,352	0.8	0.8%	1,282,100	1.0	$96.02	2
2019	0	0.0	0.8%	0	0.0	$0.00	0
2020	22,502	1.3	2.1%	1,597,404	1.3	$70.99	1
2021	38,382	2.2	4.3%	3,224,088	2.6	$84.00	1
2022(4)	505,781	29.3	33.6%	45,017,995	35.7	$89.01	6
2023	0	0.0	33.6%	0	0.0	$0.00	0
2024	0	0.0	33.6%	0	0.0	$0.00	0
2025	0	0.0	33.6%	0	0.0	$0.00	0
2026	376,592	21.8	55.5%	36,765,311	29.1	$97.63	6
2027	10,538	0.6	56.1%	937,882	0.7	$89.00	1
2028 & Thereafter	602,931	35.0	91.1%	37,352,719	29.6	$61.95	2
Vacant	153,915	8.9	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.(5)	1,723,993	100.0%		$126,177,500	100.0%	$80.36	19

(1)	Based on the underwritten rent roll dated February 28, 2017 and includes rent steps through April 2018.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

(3)	Based on 1,723,993 contractual SF.

(4)	JPMorgan Chase Bank subleases 562,347 SF to Société Générale through October 31, 2022. In 2010, Société Générale executed a direct lease with the prior owner that has a start date of November 1, 2022 and is for an initial term of 10 years, with two five-year extension options. The lease maturity of this space is reflected as 2032 in the table above.

(5)	Includes 2,661 SF of building office space.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: 245 park avenue

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 245 Park Avenue Property:

Cash Flow Analysis(1)

	2013		2014		2015		2016		TTM 3/31/2017		Underwritten		Underwritten $ per SF(2)
Base Rent(3)	$115,989,804		$118,736,577		$125,320,974		$128,705,034		$129,095,683		$126,177,500		$73.19
Straight Line Rent(4)	0		0		0		0		0		10,341,838		6.00
Gross Up Vacancy	0		0		0		0		0		16,425,575		9.53
Reimbursements(5)	27,691,051		31,667,499		34,635,748		37,032,022		37,903,249		40,918,609		23.73
Other Income(6)	121,531		488,183		704,333		1,901,893		1,888,513		318,732		0.18
Gross Revenue(7)	$143,802,385		$150,892,259		$160,661,056		$167,638,950		$168,887,445		$194,182,255		$112.64

Vacancy & Credit Loss	0		0		0		0		0		(16,425,575)		(9.53)
Effective Gross Income	$143,802,385		$150,892,259		$160,661,056		$167,638,950		$168,887,445		$177,756,680		$103.11

Real Estate Taxes	$31,228,362		$33,582,407		$38,909,581		$41,944,835		$42,664,886		$46,542,219		$27.00
Insurance	952,957		1,101,838		1,329,464		1,135,167		1,116,805		1,362,000		0.79
Management Fee	2,990,820		3,051,734		3,136,355		3,827,798		3,884,560		1,000,000		0.58
Other Operating Expenses	13,227,004		14,597,974		14,617,951		14,015,188		13,544,519		13,544,519		7.86
Total Operating Expenses	$48,399,143		$52,333,953		$57,993,351		$60,922,988		$61,210,770		$62,448,738		$36.22

Net Operating Income(7)	$95,403,242		$98,558,306		$102,667,705		$106,715,962		$107,676,675		$115,307,942		$66.88
TI/LC	0		0		0		0		0		5,191,362		3.01
Capital Expenditures	0		0		0		0		0		551,678		0.32
Net Cash Flow	$95,403,242		$98,558,306		$102,667,705		$106,715,962		$107,676,675		$109,564,903		$63.55

Occupancy	93.6%		93.6%		93.6%		95.0%		91.2	%(8)	91.2	%(8)
NOI Debt Yield(9)	8.8%		9.1%		9.5%		9.9%		10.0%		10.7%
NCF DSCR(9)	2.37	x	2.45	x	2.56	x	2.66	x	2.68	x	2.73	x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Based on 1,723,993 contractual SF.

(3)	Underwritten Base Rent is based on the rent roll as of February 28, 2017 and includes rent steps through April 2018.

(4)	Average rent for investment-grade tenants over the lesser of the 245 Park Avenue Loan Combination term and the applicable lease term. With respect to the Société Générale subleased space, rent steps are underwritten based on the average of the JPMorgan Chase Bank base rent of $61.50 per SF through October 2022 and base rent pursuant to Société Générale’s direct lease of $88.00 per SF through the remainder of the loan term.

(5)	Reimbursements are calculated on a tenant-by-tenant basis according to each tenant’s reimbursement methodology. Reimbursements for the JPMorgan Chase Bank space subleased to Société Générale are underwritten pursuant to the triple-net JPMorgan Chase Bank lease; upon the commencement of Société Générale’s direct modified gross lease in October 2022, the tenant is instead required to reimburse expenses over a base year of 2013.

(6)	Other Income consists of licensing fees, utility fees, generator fees and other miscellaneous items.

(7)	The increase in Underwritten Gross Revenue from TTM 3/31/2017 is primarily due to the inclusion of rent steps, which are underwritten (i) for non-investment-grade tenants, through April 2018 and (ii) for investment-grade tenants, the average base rent over the lesser of the 245 Park Avenue Loan Combination term and the applicable lease term. With respect to the Société Générale subleased space, rent steps are underwritten based on the average of the JPMorgan Chase Bank base rent of $61.50 per SF through October 2022 and base rent pursuant to Société Générale’s direct lease of $88.00 per SF through the remainder of the loan term. The increase in 2016 Net Operating Income from 2015 Net Operating Income is primarily due to an increase in occupancy from 93.6% to 95.0% and an increase in the weighted average base rent per SF from approximately $72.69 per SF to approximately $74.66 per SF.

(8)	Based on remeasured gross leasable area of 1,779,515 SF which includes HNA Capital USA LLC (an affiliate of the borrower sponsor) and MIO Partners (together, approximately 2.7% of the remeasured gross leasable area), which have executed leases but have not yet taken occupancy.

(9)	NOI Debt Yield and NCF DSCR calculations are based on the aggregate outstanding principal balance of the 245 Park Avenue Senior Pari Passu Notes and exclude the aggregate outstanding principal balance of the 245 Park Avenue Junior Non-Trust Notes.

■	Appraisal. According to the appraisal, the 245 Park Avenue Property had an “as-is” appraised value of $2,210,000,000 as of April 1, 2017.

Appraisal Approach(1)	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$2,260,000,000	N/A	4.75%
Discounted Cash Flow Approach	$2,200,000,000	6.25%	5.00%(2)
Land Value	$1,040,000,000	N/A	N/A

(1)	Based on the “as-is” appraised value.

(2)	Represents the terminal capitalization rate.

■	Environmental Matters. Based on a Phase I environmental report dated April 19, 2017, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the 245 Park Avenue Property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: 245 park avenue

■	Market Overview and Competition. The 245 Park Avenue Property is located in Midtown Manhattan, home to numerous national and multinational corporations, such as BlackRock, the Blackstone Group, Colgate-Palmolive, JPMorgan Chase Bank and NBC. The 245 Park Avenue Property is situated on the entire city block bound by Park Avenue and Lexington Avenue between East 46th Street and East 47th Street and is surrounded by many of New York’s landmarks and tourist attractions including Grand Central Terminal, Rockefeller Center, Radio City Music Hall, and St. Patrick’s Cathedral as well as a number of luxury hotels such as the Waldorf Astoria, The Four Seasons and the New York Palace. According to the appraisal, Park Avenue is widely considered to be one of the premier office corridors in the United States due to its central location, prestigious tenancy, proximity to Grand Central Station and other amenities.

The 245 Park Avenue Property is situated within the Park Avenue submarket, which includes Park Avenue between 43rd Street and 65th Street. According to the appraisal, the Park Avenue office submarket had approximately 21.8 million SF of office inventory, direct weighted average Class A asking rents of $102.15 per SF and a vacancy rate of 10.5% as of the fourth quarter of 2016.

The appraisal identified 32 comparable buildings totaling approximately 23.5 million SF that exhibited a gross rental range of $65.00 per SF to $200.00 per SF and a weighted average occupancy rate of approximately 90.5% for direct space. The appraisal identified seven of the comparable buildings as directly competitive with the 245 Park Avenue Property in terms of building classification, asking rents, rentable office area and current occupancy. The directly competitive properties exhibited a gross rental range of $85.00 per SF to $125.00 per SF and a weighted average direct occupancy of approximately 96.0%.

Directly Competitive Buildings(1)
Property	Office Area (GLA SF)	Direct Available SF	Sublease Available SF	% Occupied (Direct)	% Occupied (Total)	Direct Asking Rent (per SF)
						Low	High
200 Park Avenue	2,254,274	88,047	0	96.1%	96.1%	$86.00	$96.00
277 Park Avenue	1,529,945	35,420	24,618	97.7%	96.1%	$85.00	$125.00
299 Park Avenue	899,000	83,649	0	90.7%	90.7%	$95.00	$120.00
300 Park Avenue	690,800	0	32,196	100.0%	95.3%	N/A	N/A
320 Park Avenue	716,683	39,436	4,516	94.5%	93.9%	$98.00	$103.00
345 Park Avenue	1,600,519	0	0	100.0%	100.0%	N/A	N/A
350 Park Avenue	500,800	0	17,135	100.0%	96.6%	N/A	N/A
Total / Wtd. Avg.	8,192,021	246,552	78,465	97.0%	96.0%	$88.81	$109.14

(1)	Source: Appraisal.

The appraiser identified 11 office rent comparables from other Class A buildings in Midtown Manhattan, base rent across approximately 1,716,177 SF of recently executed leases ranging from $79.00 per SF for lower floors to $127.00 per SF for upper floors.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: 245 park avenue

The following table presents certain information relating to recent office leasing activity in the 245 Park Avenue Property’s office market:

Class A Office Rent Comparables(1)

Address	Tenant	GLA (SF)	Floor	Execution Date	Lease Term (Years)	Base Rent	Type	Rent Steps
277 Park Avenue	Visa	24,618	50	April 2016	10	$116.00	Gross	$124 - Year 6
280 Park Avenue	Orix USA Corporation	20,123	40	March 2017	10	110.00	Gross	$117 - Year 6
520 Madison Avenue	CIC Union Europeenne International et Cie	46,822	36-37	Jan 2017	15	127.00	Gross	$136 - Year 6 / $145 - Year 11
Total/ Wtd. Avg.	(Floors 36-50)	91,563				$120.31
1177 Avenue of the Americas	Kramer Levin Naftalis & Frankel LLP	219,000	22-30	March 2017	15	80.00	Gross	$87 - Year 6 / $94 - Year 11
280 Park Avenue	Wells Fargo	49,316	27	Feb 2017	10	110.00	Gross	$117 - Year 6
Total / Wtd. Avg.	(Floors 22-30)	268,316				$85.51
237 Park Avenue	Permanent Mission of Canada to the UN	77,873	19-20	Sept 2016	15	79.00	Gross	$85 - Year 6 / $91 - Year 11
599 Lexington Avenue	Vroom	31,337	17-18	Feb 2017	11	85.00	Gross	$91 - Year 6
90 Park Avenue	Alston & Bird	122,000	12-15	May 2016	10	80.00	Gross	$85 - Year 6
Total / Wtd. Avg.	(Floors 12-20)	231,210				$80.34
75 Rockefeller Plaza	Merrill Lynch Wealth Management	124,063	GL, 2-5	June 2016	15	82.50	Gross	$85 - Year 6 / $94.50 - Year 11
Total / Wtd. Avg.	(Floors GL-5)	124,063				$82.50
399 Park Avenue	Morgan Stanley	110,025	12, 23-24	July 2016	15	108.50		$118.50 - Year 6 / $128.50 - Year 11
1285 Avenue of the Americas	UBS	891,000	GL, 2-5, 8, 19, 37-39	May 2016	15	79.00		$85 - Year 6 / $93 - Year 11
Total / Wtd. Avg. (Non-Contiguous Floors)		1,001,025				$82.24
Grand Total / Wtd. Avg.		1,716,177				$84.55

(1)	Source: Appraisal.

The following table presents certain information relating to the appraiser’s concluded office rental rate for the 245 Park Avenue Property:

Office Market Rent Conclusion(1)

Market Rent	Floors	Rent per SF
	2 to 5	$85.00
	7 to 20	$88.00
	21 to 26	$92.00
	27 to 35	$100.00
	36 to 42	$110.00
	43 to 44	$120.00
Tenant Category	Minor	Major
Size	Partial Floor	Full Floor
Lease Term (years)	10	15
Tenant Improvements (per SF)	$60.00	$70.00
Lease Type (reimbursements)	Mod. Gross	Mod. Gross
Contract Rent Increase Projection	10.0% in Year 6	10.0% in every 5 years

(1)	Source: Appraisal.

The following table presents certain information relating to recent retail leasing activity in the 245 Park Avenue Property’s retail market:

Class A Office Rent Comparables(1)
Address	Tenant	GLA (SF)	Floor	Execution Date	Lease Term (Years)	Base Rent	Type	Rent Steps
485 Lexington Avenue	Gregory’s Coffee	639	Grade	Jan 2017	15	$338.00	Gross	N/A
485 Lexington Avenue	Hudson Allergy	1,363	Grade	Jan 2017	15	275.00	Gross	N/A
485 Lexington Avenue	Dr. Smood	1,612	Grade	Jan 2017	15	310.00	Gross	N/A
330 Madison Avenue	Confidential	642	Grade	Dec 2016	10	330.00	Gross	N/A
374 Park Avenue	Union Bank	2,294	Grade	Sept 2016	10	365.00	Gross	N/A
135 East 50th Street	Irving Farm Coffee Roasters	1,500	Grade	June 2016	10	185.00	Gross	N/A
301 Madison Avenue	Fed Ex	1,890	Grade	March 2016	10	285.00	Gross	N/A
320 Park Avenue	Little Beet	3,400	Grade	Sept 2015	10	150.00	Gross	N/A
Grand Total / Wtd. Avg.		13,340				$259.81

(1)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: 245 park avenue

The following table presents certain information relating to the appraiser’s concluded retail rental rate for the 245 Park Avenue Property:

Retail Market Rent Conclusion(1)

Tenant Category	Rent per SF
Retail - Lobby	$125.00
Retail (Lexington Grade)	$275.00
Retail (Lexington 2nd Fl)	$85.00
Retail (47 Street)	$110.00
Retail (Park Avenue Large)	$125.00
Retail (Park Avenue Small)	$250.00
Lease Term (years)	10
Lease Type (reimbursements)	Mod. Gross
Contract Rent Increase Projection	10.0% in year 6

(1)	Source: Appraisal

■	The Borrower. The borrower is 245 Park Avenue Property LLC, a Delaware limited liability company structured to be bankruptcy remote with two independent directors in its borrower structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 245 Park Avenue Loan Combination. The nonrecourse carve-out guarantor is 181 West Madison Holding LLC, an affiliate of the borrower sponsor, HNA Group (“HNA”). HNA is a China based global Fortune 500 conglomerate with core divisions of aviation, hospitality, tourism, real estate, retail, finance, logistics, shipbuilding and eco-tech. In 2016, HNA reported total assets of approximately $140.0 billion with reported revenues of approximately $87.0 billion. HNA Finance’s main business is leasing and insurance and it also provides financial services such as securities, banking, futures, fund and investment banking. HNA Real Estate focuses on the development and management of central business district and urban real estate assets and, as of December 31, 2016, it had 34 real estate investments in over 40 cities. HNA owns more than $1.3 billion of United States commercial real estate including 850 Third Avenue, 1180 Sixth Avenue, the Cassa Hotel at 70 West 45th Street and two golf courses, Nicklaus Club Monterey in Monterey, California and Somers Pointe Country Club in Somers, New York. In 2016, HNA purchased a 25% stake in Hilton Worldwide Holdings Inc. from Blackstone Group LP for $6.5 billion.

■	Escrows. In connection with the origination of the 245 Park Avenue Loan Combination, the borrower funded reserves of (i) $10,298,441 for outstanding TI/LC, (ii) $1,133,167 for free rent, (iii) $227,000 for insurance and (iv) $47,738 for a replacement reserve account.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the 245 Park Avenue Loan Combination, (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates (initially $3,878,518) will be necessary to pay taxes over the then succeeding 12-month period, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates ($113,500 initially) will be necessary to pay insurance premiums upon the expiration of the insurance policies, (iii) a capital expenditures reserve equal to $47,738 (approximately $0.32 per remeasured SF annually), and (iv) commencing on May 1, 2025 and continuing on a monthly basis, $446,775 ($3.00 per remeasured SF annually) into a TI/LC rollover reserve. The borrower is also required to deposit any lease modification fees, settlement of claims against third parties related to any lease, any rejection, termination, cancellation or surrender fee and any holdover rents or use and occupancy fees from any current or former tenants. Additionally, during a Cash Sweep Event (as defined below), all excess cash is required to be swept into the lease sweep reserve account.

In lieu of depositing any reserve amounts required under the 245 Park Avenue Loan documents in cash, the borrower may deliver to the lender one or more letters of credit for all or any portion of the deposit requirements. The amount of any such letter(s) of credit may not exceed 10% of the 245 Park Avenue Loan Combination unless such excess is permitted under a new non-consolidation opinion delivered to the lender.

■	Lockbox and Cash Management. The 245 Park Avenue Loan documents require a hard lockbox with springing cash management. The 245 Park Avenue Loan documents require the borrower to direct tenants to pay rent directly

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: 245 park avenue

to a lender-controlled lockbox account and require that all other money received by the borrower with respect to the 245 Park Avenue Property be promptly deposited into such lockbox account following receipt. All amounts in the lockbox account are required to be swept to the borrower’s operating account, unless a Cash Sweep Event (as defined below) is continuing, in which event such funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the 245 Park Avenue Loan documents. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of (a) an event of default under the 245 Park Avenue Loan Combination or an event of default under the mezzanine loans, (b) the bankruptcy or insolvency of the borrower or property manager (in the case of the property manager, to the extent such action results in the cash or bank accounts associated with the 245 Park Avenue Property being subsumed in the action or that has a material adverse effect on the 245 Park Avenue Property or the value or security of the lender’s interests), (c) the date the debt service coverage ratio (as calculated in the 245 Park Avenue Loan documents) for the 245 Park Avenue Loan Combination and mezzanine loans based on underwritten net cash flow falls below 1.15x at the end of any quarter, based on the trailing three-month period or (d) the failure of MLB to renew all or substantially all of its premises at least 12 months before its lease expiration date or if MLB vacates or abandons all or substantially all of its premises (provided that any sweep, in the case of (d), will be capped at $85.00 per SF with respect to the space leased by MLB) (a “Tenant Trigger Event”).

A Cash Sweep Event may be cured in accordance with the following conditions: (i) with respect to a Cash Sweep Event caused solely by clause (a) above, the acceptance of a cure by the applicable lender of the related event of default, (ii) with respect to a Cash Sweep Event caused by clause (b) above, solely with respect to the manager, if the borrower replaces such manager within 60 days of such action in accordance with the 245 Park Avenue Loan documents, (iii) with respect to a Cash Sweep Event caused solely by clause (c) above, either (1) the achievement of a debt service coverage ratio for the 245 Park Avenue Loan Combination and mezzanine loans of at least 1.15x for six consecutive months based on the trailing three-month period or (2) the borrower effects a DSCR Cure (as defined below) or (iv) with respect to a Cash Sweep Event caused solely by a Tenant Trigger Event, the occurrence of a Tenant Trigger Cure (as defined below). Each Cash Sweep Event cure is also subject to the following conditions: (x) no other event of default has occurred and is continuing, (y) a cure may not occur more than five times in the aggregate during the term of the loan (except that there are no limits on the number of times a DSCR Cure may occur and a DSCR Cure is excluded from the foregoing limit) and (z) the borrower may not cure a Cash Sweep Event caused by a bankruptcy or insolvency of the borrower.

A “DSCR Cure” means such time that: (a) the borrower delivers a letter of credit with a notional amount which, if applied to the 245 Park Avenue Loan Combination and each mezzanine loan, would result in a debt service coverage ratio of at least 1.15x based upon the trailing three-month period immediately preceding the date of determination and (b) no Cash Sweep Event resulting from a separate event has occurred which has not been cured; provided that (x) the amount of the letter of credit (together with the amount of any other letters of credit that have been delivered by the borrower under the 245 Park Avenue Loan Combination documents) may not exceed 10% of the 245 Park Avenue Loan Combination, unless an acceptable new non-consolidation opinion is delivered and (y) the borrower has no reimbursement obligations with respect to such letter of credit.

A “Tenant Trigger Cure” means either (x) the replacement of MLB with one or more tenants approved by the lender if required under the 245 Park Avenue Loan documents, leasing not less than 90% of the leasable area of the MLB space (including any portion of the space retained by MLB), which tenant(s) are in occupancy and paying full contractual rent, without right of offset or free rent credit, as evidenced by an estoppel certificate or (y) during the period of any Cash Sweep Event from and after a Tenant Trigger Event, excess cash flow is deposited in the cash management account in an amount equal to or exceeding $85.00 per rentable SF with respect to the space demised under the MLB lease.

■	Property Management. The 245 Park Avenue Property is managed by Brookfield Properties Management LLC, a Delaware limited liability company, a third party and prior owner of the 245 Park Avenue Property. The lender has the right to direct the borrower to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in a voluntary or involuntary bankruptcy or insolvency proceeding or (ii) an event of default under the 245 Park Avenue Loan documents has occurred and is continuing. The borrower has the right to replace the property manager, provided no event of default is continuing under the 245 Park Avenue Loan documents and upon 60 days’ prior notice to the lender, with a property manager that is a

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: 245 park avenue

Qualified Manager. Under the 245 Park Avenue Loan documents, a “Qualified Manager” includes (a) any affiliate of Brookfield Properties Management LLC, (b) any of Vornado Realty Trust, SL Green Management LLC, Blackstone Group L.P., Cushman and Wakefield, Inc. and Newmark & Company Real Estate, Inc. or any of their respective affiliates, (c) a nationally recognized property management company having at least 7.5 million rentable square feet under management (excluding the 245 Park Avenue Property), including at least 5.0 million rentable square feet under management in office properties in New York City or (d) in the reasonable judgment of the lender, a reputable and experienced management organization (which may be an affiliate of borrower) possessing experience in managing properties similar in size, scope, use and value as the 245 Park Avenue Property, provided, that, in each case, if required by the lender, borrower shall have obtained (i) with respect to clause (d), a rating agency confirmation and (ii) with respect to clauses (b), (c) and (d), if such entity is an affiliate of borrower, a new non-consolidation opinion.

■	Mezzanine or Secured Subordinate Indebtedness. In connection with the origination of the 245 Park Avenue Loan Combination, which included the $120,000,000 245 Park Avenue Junior Non-Trust Notes, the originators funded a $568,000,000 mezzanine loan that consists of a $236,500,000 mezzanine loan A, a $221,000,000 mezzanine loan B and a $110,500,000 mezzanine loan C. The mezzanine loan A accrues interest at a per annum fixed rate of 5.00000%, the mezzanine loan B accrues interest at a per annum fixed rate of 5.70000% and the mezzanine Loan C accrues interest at a per annum fixed rate of 6.85000%. The mezzanine loans are interest-only for the full term of the loans and are coterminous with the 245 Park Avenue Loan Combination. The mortgage and mezzanine lenders have entered into an intercreditor agreement. Some of the mezzanine loans have been sold, while the remaining are expected to be sold to institutional investors.

■	Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to 100% of the full replacement cost of the 245 Park Avenue Property with a waiver of depreciation, with no deductible greater than $250,000, plus a business interruption insurance policy that provides 24 months of business interruption coverage with an additional extended period of indemnity for up to six months after the physical loss has been repaired. If TRIPRA is no longer in effect, borrower is not required to spend on terrorism insurance more than the two times the amount of the insurance premium payable by borrower at such time for casualty and business interruption insurance required under the 245 Park Avenue Loan Combination (without giving effect to the cost of the terrorism and earthquake components of such coverage) at the time that such terrorism coverage is excluded from the applicable policy (on a going forward basis after TRIPRA expires). If the cost of such terrorism coverage exceeds such amount, borrower is required to purchase the maximum amount of terrorism coverage available with funds equal to such amount. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

Seattle
WA
Portland
OR
ID
Boise
Missoula
MT
Billings
ND
Fargo
Bismarck
MN
Minneapolis
SD
Rapid City
WY
Casper
Cheyenne
NE
Salt Lake City
UT
NV
Reno
Sacramento
San Francisco
San Jose
CA
Las Vegas
St George
Denver
CO
Colorado Springs
Flagstaff
AZ
Phoenix
Tucson
Los Angeles
San Diego
Albuquerque
NM
Las Cruces
KS
Wichita
Kansas City
Omaha
IA
Des Moines
St Louis
MO
Oklahoma City
Tulsa
Fort Worth
Dallas
TX
Austin
San Antonio
Houston
Shreveport
LA
AR
Little Rock
Memphis
MS
Jackson
New Orleans
WI
Milwaukee
Chicago
IL
Indianapolis
IN
MI
Detroit
OH
Cleveland
Cincinnati
KY
Lexington
Nashville
TN
Birmingham
AL
Atlanta
GA
SC
NC
Charlotte
VA
Richmond
WV
Pittsburgh
PA
Baltimore
Washington DC
Philadelphia
New York
NJ
NY
Albany
Buffalo
Toronto
VT
NH
MA
Boston
CT
RI
Jacksonville
Orlando
Tampa
FL
Miami
Gulf of Mexico
MEXICO
PACIFIC OCEAN
ATLANTIC OCEAN

Starwood Capital Group Hotel Portfolio

	PROPERTY NAME	CITY, STATE		PROPERTY NAME	CITY, STATE
1	Larkspur Landing Sunnyvale	Sunnyvale, CA	34	Larkspur Landing Folsom	Folsom, CA
2	Larkspur Landing Milpitas	Milpitas, CA	35	Springhill Suites Chicago Naperville Warrenville	Warrenville, IL
3	Larkspur Landing Campbell	Campbell, CA	36	Holiday Inn Express & Suites Paris	Paris, TX
4	Larkspur Landing San Francisco	South San Francisco, CA	37	Toledo Homewood Suites	Maumee, OH
5	Larkspur Landing Pleasanton	Pleasanton, CA	38	Grand Rapids Homewood Suites	Grand Rapids, MI
6	Larkspur Landing Bellevue	Bellevue, WA	39	Cheyenne Fairfield Inn and Suites	Cheyenne, WY
7	Larkspur Landing Sacramento	Sacramento, CA	40	Fairfield Inn Laurel	Laurel, MD
8	Hampton Inn Ann Arbor North	Ann Arbor, MI	41	Courtyard Akron Stow	Stow, OH
9	Larkspur Landing Hillsboro	Hillsboro, OR	42	Larkspur Landing Roseville	Roseville, CA
10	Larkspur Landing Renton	Renton, WA	43	Towneplace Suites Bloomington	Bloomington, IN
11	Holiday Inn Arlington Northeast Rangers Ballpark	Arlington, TX	44	Hampton Inn Danville	Danville, PA
12	Residence Inn Toledo Maumee	Maumee, OH	45	Holiday Inn Norwich	Norwich, CT
13	Residence Inn Williamsburg	Williamsburg, VA	46	Hampton Inn Suites Longview North	Longview, TX
14	Hampton Inn Suites Waco South	Waco, TX	47	Springhill Suites Peoria Westlake	Peoria, IL
15	Holiday Inn Louisville Airport Fair Expo	Louisville, KY	48	Hampton Inn Suites Buda	Buda, TX
16	Courtyard Tyler	Tyler, TX	49	Shawnee Hampton Inn	Shawnee, OK
17	Hilton Garden Inn Edison Raritan Center	Edison, NJ	50	Racine Fairfield Inn	Racine, WI
18	Hilton Garden Inn St Paul Oakdale	Oakdale, MN	51	Hampton Inn Selinsgrove Shamokin Dam	Shamokin Dam, PA
19	Residence Inn Grand Rapids West	Grandville, MI	52	Holiday Inn Express & Suites Terrell	Terrell, TX
20	Peoria, AZ Residence Inn	Peoria, AZ	53	Westchase Homewood Suites	Houston, TX
21	Hampton Inn Suites Bloomington Normal	Normal, IL	54	Holiday Inn Express & Suites Tyler South	Tyler, TX
22	Courtyard Chico	Chico, CA	55	Holiday Inn Express & Suites Huntsville	Huntsville, TX
23	Hampton Inn Suites Kokomo	Kokomo, IN	56	Hampton Inn Sweetwater	Sweetwater, TX
24	Hampton Inn Suites South Bend	South Bend, IN	57	Comfort Suites Buda Austin South	Buda, TX
25	Courtyard Wichita Falls	Wichita Falls, TX	58	Fairfield Inn & Suites Weatherford	Weatherford, TX
26	Hampton Inn Morehead	Morehead City, NC	59	Holiday Inn Express & Suites Altus	Altus, OK
27	Residence Inn Chico	Chico, CA	60	Comfort Inn & Suites Paris	Paris, TX
28	Courtyard Lufkin	Lufkin, TX	61	Hampton Inn Suites Decatur	Decatur, TX
29	Hampton Inn Carlisle	Carlisle, PA	62	Holiday Inn Express & Suites Texarkana East	Texarkana, AR
30	Springhill Suites Williamsburg	Williamsburg, VA	63	Mankato Fairfield Inn	Mankato, MN
31	Fairfield Inn Bloomington	Bloomington, IN	64	Candlewood Suites Texarkana	Texarkana, TX
32	Waco Residence Inn	Waco, TX	65	Country Inn & Suites Houston Intercontinental Airport East	Humble, TX
33	Holiday Inn Express Fishers	Fishers, IN

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	65	Loan Seller(5)		GACC
Location (City/State)	Various	Cut-off Date Balance(6)		$40,000,000
Property Type	Hospitality	Cut-off Date Balance per Room(4)		$90,680.18
Size (Rooms)	6,366	Percentage of Initial Pool Balance		4.3%
Total Occupancy as of 3/31/2017	74.6%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/31/2017	74.6%	Type of Security(7)	Fee Simple / Leasehold
Year Built / Latest Renovation	Various / Various	Mortgage Rate		4.48600%
Appraised Value(1)	$956,000,000	Original Term to Maturity (Months)		120
Appraisal Date	4/23/2017	Original Amortization Term (Months)		NAP
Borrower Sponsor	SCG Hotel Investors Holdings, L.P	Original Interest Only Period (Months)		120
Property Management(2)	Various	First Payment Date		7/1/2017
		Maturity Date		6/1/2027

Underwritten Revenues	$213,600,210
Underwritten Expenses	$142,270,818	Escrows(8)
Underwritten Net Operating Income (NOI)(3)	$71,329,392		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$71,329,392	Taxes	$0	$0
Cut-off Date LTV Ratio(1)(4)	60.4%	Insurance	$0	$0
Maturity Date LTV Ratio(1)(4)	60.4%	FF&E	$0	$727,736
DSCR Based on Underwritten NOI / NCF(3)(4)	2.72x / 2.72x	Larkspur Landing Capital Work	$6,385,000	$0
Debt Yield Based on Underwritten NOI / NCF(3)(4)	12.4% / 12.4%	Other(9)	$5,883,991	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$577,270,000	100.0%	Loan Payoff	$425,033,863	73.6%
			Principal Equity Distribution	130,991,748	22.7
			Reserves	12,268,991	2.1
			Closing Costs	8,975,399	1.6
Total Sources	$577,270,000	100.0%	Total Uses	$577,270,000	100.0%

(1)	The “As Portfolio” Appraised Value of $956.0 million for the Starwood Capital Group Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “As is” value of the individual properties. The sum of the “As is” and “As Renovated” values, as applicable, for each of the properties on an individual basis is $889.2 million, which represents a Cut-off Date LTV Ratio and a Maturity Date LTV Ratio of 64.9%. Additionally, the aggregate “As is” value for the individual properties as of April 23, 2017 is $884.7 million, which results in a Cut-off Date LTV Ratio and a Maturity Date LTV Ratio of 65.3%

(2)	Property Management companies include Hersha Hospitality Management L.P., First Hospitality Group, Inc., TMI Property Management, L.L.C., Schulte Hospitality Group, Inc. and Pillar Hotels and Resorts, LLC.
(3)	Underwritten Net Operating Income (NOI) is calculated net of the FF&E reserve. Inclusive of the FF&E reserve, NOI would be $80,062,223, and DSCR and Debt Yield calculations based on Underwritten NOI would be 3.05x and 13.9% respectively.

(4)	DSCR, LTV, Debt Yield, and Balance / Room calculations are based on the approximately $577.3 million Starwood Capital Group Hotel Portfolio Loan Combination (as defined below).

(5)	The Starwood Capital Group Hotel Portfolio Loan Combination (as defined below) was co-originated by Deutsche Bank AG, acting through its New York Branch (“DBNY”) (an affiliate of German American Capital Corporation), JPMorgan Chase Bank, National Association (“JPMorgan Chase Bank”), Barclays Bank PLC (“Barclays”) and Bank of America, National Association (“BofA”).

(6)	The Cut-off Date Balance of $40,000,000 represents the non-controlling notes A-8 and A-10 which are part of a loan combination evidenced by 19 pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $577,270,000. The related companion loans, are evidenced by 17 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $537,270,000.

(7)	One of the 65 properties - Hilton Garden Inn Edison Raritan Center - is secured by the applicable borrower’s leasehold interest. See “—Ground Leases” herein.

(8)	See “—Escrows” below.

(9)	Other reserves include $5,883,991 upfront for general capital work and springing for capital work and ground rent. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Starwood Capital Group Hotel Portfolio Loan”) is part of a loan combination (the “Starwood Capital Group Hotel Portfolio Loan Combination”) evidenced by 19 pari passu notes that are collectively secured by the borrowers’ fee simple, leasehold and operating leasehold interests in a hospitality portfolio consisting of 65 properties and 6,366 rooms located across 21 states throughout the continental United States. The Starwood Capital Group Hotel Portfolio Loan, which is evidenced by notes A-8 and A-10, represents a non-controlling interest in the Starwood Capital Group Hotel Portfolio Loan Combination, had an aggregate original principal balance of $40,000,000, has an outstanding principal balance as of the Cut-off Date of $40,000,000 and represents approximately 4.3% of the Initial Pool Balance. The related companion loans (collectively, the “Starwood Capital Group Hotel Portfolio Companion Loans”) had an aggregate original principal balance of $537,270,000, and have an aggregate outstanding principal balance as of the Cut-off Date of $537,270,000. The Starwood Capital Group Hotel Portfolio Loan Combination was originated by DBNY, JPMorgan Chase Bank, Barclays and BofA on May 24, 2017, and had an original principal balance of $577,270,000, has an outstanding principal balance as of the Cut-off Date of $577,270,000 and accrues interest at an interest rate of 4.48600% per annum. The borrowers utilized the proceeds of the Starwood Capital Group Hotel Portfolio Loan Combination to retire the existing debt of the Starwood Capital Group Hotel Portfolio Property, return equity to the borrower sponsor, fund reserves and pay origination costs.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

Note Summary

Note	Current or Anticipated Holder of Securitized Note	Cut-off Date Balance
Starwood Capital Group Hotel Portfolio Loan
A-8, A-10	CD 2017-CD5	$40,000,000
Starwood Capital Group Hotel Portfolio Companion Loans
A-1, A-7	DBJPM 2017-C6	$80,000,000
A-3	BANK 2017-BNK5	$72,500,000
A-5	WFCM 2017-C38	$50,000,000
A-2-1, A-16-1	JPMCC 2017-JP7(1)	$60,000,000
A-2-2, A-9, A-14	JPMorgan Chase Bank	$46,817,500
A-6, A-17	Barclays	$81,817,500
A-4	BANK 2017-BNK6(1)	$59,317,500
A-11, A-12, A-13	DBNY	$51,817,500
A-15, A-16-2	Starwood Mortgage Funding II LLC(2)	$35,000,000

(1)	Expected to be contributed to the related securitization upon closing of such securitization.
(2)	Starwood Capital Mortgage Funding II LLC is an affiliate of the Starwood Capital Group Hotel Portfolio borrowers. The related co-lender agreement provides that Starwood Capital Mortgage Funding II LLC will have no non-controlling noteholder rights.

The Starwood Capital Group Hotel Portfolio Loan Combination had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The Starwood Capital Group Hotel Portfolio Loan Combination requires interest only payments on each due date. The scheduled maturity date of the Starwood Capital Group Hotel Portfolio Loan Combination is the due date in June 2027. Following the first business day after the payment date in June 2018, provided that no event of default has occurred and is continuing under the Starwood Capital Group Hotel Portfolio Loan Combination documents, the borrowers have the right to prepay the Starwood Capital Group Hotel Portfolio Loan Combination in whole or in part on any business day on or before the payment date in March, 2027, provided that the borrowers pay the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the Starwood Capital Group Hotel Portfolio Loan Combination is pre-payable without penalty on or after the business day following the payment date in March, 2027.

■	The Mortgaged Properties. The Starwood Capital Group Hotel Portfolio Loan Combination is secured by the fee simple, leasehold and operating leasehold interests in 65 hospitality properties located across 21 states, totaling 6,366 rooms (each a “Property” and together, the “SCG Hotel Portfolio Properties” or the “SCG Hotel Portfolio”).

A summary detailing the composition of the portfolio by property sub-type is provided below:

Property Sub-Type
Property Sub-Type	# Hotels	Rooms	% Rooms	UW NCF	% of Total UW NCF	Appraised Value(1)	Per Room	TTM RevPAR Penetration(2)
Extended Stay	22	2,244	35.2%	$35,078,267	49.2%	$441,700,000	$196,836	112.5%
Limited Service	40	3,734	58.7	32,572,979	45.7	403,300,000	108,007	131.5
Full Service	3	388	6.1	3,678,146	5.2	44,200,000	113,918	106.4
Total / Wtd. Avg.	65	6,366	100.0%	$71,329,392	100.0%	$956,000,000	$150,173	123.3%

(1)	The “As Portfolio” Appraised Value of $956.0 million for the SCG Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “As is” value of the individual properties. The sum of the value of the “As is” and “As Renovated” values, as applicable, for the individual properties is $889.2 million. Additionally, the aggregate “As is” value for the individual properties as of April 23, 2017 is $884.7 million.
(2)	TTM RevPAR Penetration is calculated based on operating statements provided by the borrowers and competitive set data provided by a third party hospitality research report. The individual property sub-types and the SCG Hotel Portfolio weighted averages are weighted based on total room count.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

A summary of each individual Starwood Capital Group Hotel Portfolio property is provided below:

Starwood Capital Group Hotel Portfolio Property Summary
Property Name	City / State	Rooms	Year Built / Renovated	Allocated Loan Amount	% Allocated Loan Amount	Appraised Value(1)	UW NCF	%UW NCF	TTM Occupancy	TTM RevPAR Penetration(2)
Larkspur Landing Sunnyvale(3)	Sunnyvale, CA	126	2000 / NAP	$34,068,063	5.9%	$52,100,000	$4,171,961	5.8%	83.8%	105.3%
Larkspur Landing Milpitas(3)	Milpitas, CA	124	1998 / NAP	28,706,103	5.0	43,900,000	3,562,157	5.0	85.7%	111.6%
Larkspur Landing Campbell(3)	Campbell, CA	117	2000 / NAP	25,240,446	4.4	38,600,000	3,199,426	4.5	84.3%	93.3%
Larkspur Landing San Francisco(3)	South San Francisco, CA	111	1999 / NAP	20,793,943	3.6	31,800,000	2,426,585	3.4	84.9%	83.6%
Larkspur Landing Pleasanton(3)	Pleasanton, CA	124	1997 / NAP	20,336,214	3.5	31,100,000	2,438,362	3.4	82.9%	87.8%
Larkspur Landing Bellevue(3)	Bellevue, WA	126	1998 / NAP	18,112,963	3.1	27,700,000	2,173,526	3.0	78.8%	108.6%
Larkspur Landing Sacramento(3)	Sacramento, CA	124	1998 / NAP	13,535,680	2.3	20,700,000	1,816,912	2.5	83.0%	110.0%
Hampton Inn Ann Arbor North	Ann Arbor, MI	129	1988 / 2015	13,208,731	2.3	20,200,000	1,836,126	2.6	73.9%	123.7%
Larkspur Landing Hillsboro(3)	Hillsboro, OR	124	1997 / NAP	13,208,731	2.3	20,200,000	1,708,763	2.4	74.1%	77.6%
Larkspur Landing Renton(3)	Renton, WA	127	1998 / NAP	13,077,951	2.3	20,000,000	1,694,132	2.4	80.3%	103.3%
Holiday Inn Arlington Northeast Rangers Ballpark	Arlington, TX	147	2008 / 2013	12,554,833	2.2	19,200,000	1,537,247	2.2	78.3%	100.5%
Residence Inn Toledo Maumee	Maumee, OH	108	2008 / 2016	12,424,054	2.2	19,000,000	1,468,871	2.1	81.7%	142.7%
Residence Inn Williamsburg	Williamsburg, VA	108	1999 / 2012	11,900,936	2.1	18,200,000	1,358,744	1.9	73.0%	158.8%
Hampton Inn Suites Waco South	Waco, TX	123	2008 / 2013	10,985,479	1.9	16,800,000	1,414,791	2.0	77.7%	116.2%
Holiday Inn Louisville Airport Fair Expo	Louisville, KY	106	2008 / NAP	10,789,310	1.9	16,500,000	1,388,767	1.9	72.9%	102.1%
Courtyard Tyler	Tyler, TX	121	2010 / 2016	10,593,141	1.8	16,200,000	1,253,360	1.8	58.8%	125.6%
Hilton Garden Inn Edison Raritan Center(4)	Edison, NJ	132	2002 / 2014	10,593,141	1.8	16,200,000	1,317,397	1.8	78.1%	135.7%
Hilton Garden Inn St Paul Oakdale	Oakdale, MN	116	2005 / 2013	10,462,361	1.8	16,000,000	1,689,847	2.4	80.0%	141.9%
Residence Inn Grand Rapids West(5)	Grandville, MI	90	2000 / 2017	10,331,582	1.8	15,800,000	1,106,127	1.6	72.6%	115.2%
Peoria, AZ Residence Inn	Peoria, AZ	90	1998 / 2013	10,266,192	1.8	15,700,000	1,158,027	1.6	80.8%	145.9%
Hampton Inn Suites Bloomington Normal	Normal, IL	128	2007 / 2015	10,200,802	1.8	15,600,000	1,396,943	2.0	70.8%	123.5%
Courtyard Chico	Chico, CA	90	2005 / 2015	10,004,633	1.7	15,300,000	1,439,185	2.0	84.6%	157.5%
Hampton Inn Suites Kokomo	Kokomo, IN	105	1997 / 2013	9,677,684	1.7	14,800,000	1,255,566	1.8	77.9%	158.5%
Hampton Inn Suites South Bend	South Bend, IN	117	1997 / 2014	9,677,684	1.7	14,800,000	1,232,210	1.7	69.9%	113.2%
Courtyard Wichita Falls	Wichita Falls, TX	93	2009 / 2017	9,219,956	1.6	14,100,000	1,095,610	1.5	77.4%	106.0%
Hampton Inn Morehead(5)	Morehead City, NC	118	1991 / 2017	8,958,397	1.6	13,700,000	1,094,065	1.5	66.6%	139.7%
Residence Inn Chico	Chico, CA	78	2005 / 2014	8,696,838	1.5	13,300,000	1,208,180	1.7	88.0%	166.0%
Courtyard Lufkin(5)	Lufkin, TX	101	2009 / 2017	8,304,499	1.4	12,700,000	738,285	1.0	64.9%	105.9%
Hampton Inn Carlisle	Carlisle, PA	97	1997 / 2014	8,239,109	1.4	12,600,000	1,116,905	1.6	76.1%	175.6%
Springhill Suites Williamsburg	Williamsburg, VA	120	2002 / 2012	8,239,109	1.4	12,600,000	876,108	1.2	71.7%	106.8%
Fairfield Inn Bloomington	Bloomington, IN	105	1995 / 2015	8,173,720	1.4	12,500,000	1,271,230	1.8	87.1%	106.3%
Waco Residence Inn	Waco, TX	78	1997 / 2012	7,977,550	1.4	12,200,000	912,234	1.3	82.0%	112.5%
Holiday Inn Express Fishers(5)	Fishers, IN	115	2000 / 2012	7,454,432	1.3	11,400,000	951,428	1.3	67.1%	90.5%
Larkspur Landing Folsom(3)	Folsom, CA	84	2000 / NAP	7,258,263	1.3	11,100,000	858,864	1.2	86.4%	98.1%
Springhill Suites Chicago Naperville Warrenville	Warrenville, IL	128	1997 / 2013	6,865,924	1.2	10,500,000	667,822	0.9	67.1%	96.1%
Holiday Inn Express & Suites Paris	Paris, TX	84	2009 / NAP	6,800,535	1.2	10,400,000	798,480	1.1	72.6%	126.5%
Toledo Homewood Suites(5)	Toledo, OH	78	1997 / 2014	6,800,535	1.2	10,400,000	944,205	1.3	82.2%	123.0%
Grand Rapids Homewood Suites(5)	Grand Rapids, MI	78	1997 / 2013	6,604,365	1.1	10,100,000	739,572	1.0	84.1%	113.7%
Cheyenne Fairfield Inn and Suites	Cheyenne, WY	60	1994 / 2013	6,146,637	1.1	9,400,000	753,591	1.1	74.6%	117.6%
Fairfield Inn Laurel	Laurel, MD	109	1988 / 2013	6,146,637	1.1	9,400,000	657,471	0.9	79.9%	139.2%
Courtyard Akron Stow	Stow, OH	101	2005 / 2014	6,015,858	1.0	9,200,000	886,115	1.2	65.9%	98.4%
Larkspur Landing Roseville(3)	Roseville, CA	90	1999 / NAP	5,688,909	1.0	8,700,000	786,149	1.1	79.5%	96.9%
Towneplace Suites Bloomington	Bloomington, IN	83	2000 / 2013	5,688,909	1.0	8,700,000	850,105	1.2	89.1%	101.3%
Hampton Inn Danville	Danville, PA	71	1998 / 2013	5,623,519	1.0	8,600,000	728,609	1.0	80.0%	222.0%
Holiday Inn Norwich	Norwich, CT	135	1975 / 2013	5,558,129	1.0	8,500,000	752,132	1.1	56.7%	116.3%
Hampton Inn Suites Longview North	Longview, TX	91	2008 / 2013	5,492,740	1.0	8,400,000	650,443	0.9	63.8%	129.8%
Springhill Suites Peoria Westlake	Peoria, IL	124	2000 / 2013	5,492,740	1.0	8,400,000	470,046	0.7	63.3%	89.1%
Hampton Inn Suites Buda	Buda, TX	74	2008 / NAP	5,427,350	0.9	8,300,000	853,603	1.2	74.5%	139.5%
Shawnee Hampton Inn(5)	Shawnee, OK	63	1996 / 2013	5,427,350	0.9	8,300,000	618,775	0.9	77.6%	146.0%
Racine Fairfield Inn(5)	Racine, WI	62	1991 / 2016	5,296,570	0.9	8,100,000	603,823	0.8	68.6%	154.1%
Hampton Inn Selinsgrove Shamokin Dam	Shamokin Dam, PA	75	1996 / 2013	5,165,791	0.9	7,900,000	687,279	1.0	75.6%	184.0%
Holiday Inn Express & Suites Terrell	Terrell, TX	68	2007 / 2013	4,904,232	0.8	7,500,000	605,485	0.8	84.0%	183.5%
Westchase Homewood Suites(5)	Houston, TX	96	1998 / 2016	4,746,774	0.8	9,800,000	379,742	0.5	63.4%	142.9%
Holiday Inn Express & Suites Tyler South	Tyler, TX	88	2000 / 2015	4,708,062	0.8	7,200,000	599,880	0.8	65.9%	132.5%
Holiday Inn Express & Suites Huntsville	Huntsville, TX	87	2008 / 2013	4,511,893	0.8	6,900,000	689,387	1.0	65.5%	243.3%
Hampton Inn Sweetwater	Sweetwater, TX	72	2009 / NAP	4,119,555	0.7	6,300,000	400,369	0.6	62.9%	132.2%
Comfort Suites Buda Austin South	Buda, TX	72	2009 / NAP	3,465,657	0.6	5,300,000	541,569	0.8	76.8%	109.7%
Fairfield Inn & Suites Weatherford	Weatherford, TX	86	2009 / 2016	3,269,488	0.6	5,000,000	311,718	0.4	63.4%	91.1%
Holiday Inn Express & Suites Altus	Altus, OK	68	2008 / 2013	2,649,352	0.5	4,600,000	211,948	0.3	67.4%	151.2%
Comfort Inn & Suites Paris	Paris, TX	56	2009 / NAP	2,354,031	0.4	3,600,000	251,060	0.4	67.4%	146.2%
Hampton Inn Suites Decatur	Decatur, TX	74	2008 / 2013	2,252,646	0.4	3,600,000	180,212	0.3	64.6%	228.4%
Holiday Inn Express & Suites Texarkana E.	Texarkana, AR	88	2009 / NAP	2,086,036	0.4	4,100,000	166,883	0.2	66.5%	100.5%
Mankato Fairfield Inn	Mankato, MN	61	1997 / 2016	1,869,354	0.3	3,600,000	149,548	0.2	58.0%	100.2%
Candlewood Suites Texarkana	Texarkana, TX	80	2009 / 2014	1,445,301	0.3	2,600,000	115,624	0.2	75.0%	110.1%
Country Inn & Suites Houston Intercontinental Airport East(6)	Humble, TX	62	2001 / 2017	1,372,592	0.2	3,200,000	109,807	0.2	54.1%	86.8%
Total / Weighted Average		6,366		$577,270,000	100.0%	$889,200,000	$71,329,392	100.0%	74.6%	123.3%
Total w/ Portfolio Premium						$956,000,000

(1)	The “As Portfolio” Appraised Value of $956.0 million for the SCG Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “As is” value of the individual properties. The sum of the value of the “As is” and “As Renovated” values, as applicable, for the individual properties is $889.2 million. Additionally, the aggregate “As is” value for the individual properties as of April 23, 2017 is $884.7 million.
(2)	TTM RevPAR Penetration is calculated based on operating statements provided by the borrowers and competitive set data provided by a third party hospitality research report. The SCG Hotel Portfolio weighted average is weighted based on total room count.
(3)	The Larkspur Landing properties operate pursuant to a licensing agreement with an affiliate of the borrower sponsor, which may be cancelled by either party on 60 days’ notice.
(4)	Hilton Garden Inn Edison Raritan Center is subject to a ground lease, which commenced in September 2001 for a term of 75 years with current annual ground rent of $275,517.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

(5)	“As-Renovated” appraised values are shown for nine properties, the Residence Inn Grand Rapids West, Hampton Inn Morehead, Courtyard Lufkin, Waco Residence Inn, Toledo Homewood Suites, Grand Rapids Homewood Suites, Westchase Homewood Suites, Shawnee Hampton Inn, and Racine Fairfield Inn Properties, which values assume the completion of certain property improvements, for which the lender has fully reserved.
(6)	Country Inn & Suites Houston Intercontinental Airport East was out of service due to flood damage from May 2016 through January 2017. The borrowers used insurance proceeds of nearly $1,100,000 to renovate the property, which is currently back online.

The SCG Hotel Portfolio Properties are comprised of 65 hotels offering a range of amenities, spanning the limited service, full service and extended stay varieties. The hotels range in size from 56 to 147 rooms with an average count of 98 rooms. The portfolio benefits from geographic diversity, in addition to an overall granular property mix. No individual portfolio property accounts for more than 2.3% of total rooms or 5.8% of underwritten net cash flow. Further, the top 10 properties based on allocated loan amount account for 19.4% of total rooms and 35.1% of underwritten net cash flow. All 65 hotels in the SCG Hotel Portfolio are operated pursuant to management agreements with: Hersha (39 hotels), First Hospitality (nine hotels), TMI (nine hotels), Schulte (six hotels) or Pillar (two hotels). The summary of SCG Hotel Portfolio Properties’ six brands and 14 flags is provided below:

Starwood Capital Group Hotel Portfolio Brand Summary
Brand	# Hotels	Rooms	% of Rooms	Allocated Loan Amount ($)	Allocated Loan Amount ($)/Room	Appraised Value(1)	LTV(1)	UW NCF	% UW NCF
Larkspur Landing(2)
Larkspur Landing	11	1,277	20.1%	$200,027,266	$156,638	$305,900,000	65.4%	$24,836,836	34.8%
Total Larkspur Landing Marriott(2)	11	1,277	20.1%	$200,027,266	$156,638	$305,900,000	65.4%	$24,836,836	34.8%
Residence Inn	6	552	8.7%	$61,597,152	$111,589	$94,200,000	65.4%	$7,212,183	10.1
Courtyard	5	506	7.9%	44,138,087	$87,229	67,500,000	65.4%	5,412,556	7.6
Fairfield Inn & Suites	6	483	7.6%	30,902,406	$63,980	48,000,000	64.4%	3,747,382	5.3
SpringHill Suites	3	372	5.8%	20,597,773	$55,370	31,500,000	65.4%	2,013,975	2.8
TownePlace Suites	1	83	1.3%	5,688,909	$68,541	8,700,000	65.4%	850,105	1.2
Total Marriot Hilton	21	1,996	31.4%	$162,924,327	$81,625	$249,900,000	65.2%	$19,236,201	27.0%
Hampton Inn & Suites	14	1,337	21.0%	$104,456,837	$78,128	$159,900,000	65.3%	$13,465,895	18.9
Hilton Garden Inn	2	248	3.9%	21,055,502	$84,901	32,200,000	65.4%	3,007,244	4.2
Homewood Suites	3	252	4.0%	18,151,674	$72,030	30,300,000	59.9%	2,063,519	2.9
Total Hilton IHG	19	1,837	28.9%	$143,664,013	$78,206	$222,400,000	64.6%	$18,536,658	26.0%
Holiday Inn Express	7	598	9.4%	$33,114,542	$55,375	$52,100,000	63.6%	$4,023,491	5.6
Holiday Inn	3	388	6.1%	28,902,272	$74,490	44,200,000	65.4%	3,678,146	5.2
Candlewood	1	80	1.3%	1,445,301	$18,066	2,600,000	55.6%	115,624	0.2
Total IHG Choice	11	1,066	16.7%	$63,462,115	$59,533	$98,900,000	64.2%	$7,817,261	11.0%
Comfort Inn	2	128	2.0%	$5,819,688	$45,466	$8,900,000	65.4%	$792,628	1.1
Total Choice Carlson	2	128	2.0%	$5,819,688	$45,466	$8,900,000	65.4%	$792,628	1.1%
Country Inn & Suites	1	62	1.0%	$1,372,592	$22,139	$3,200,000	42.9%	$109,807	0.2
Total Carlson	1	62	1.0%	$1,372,592	$22,139	$3,200,000	42.9%	$109,807	0.2%
Total	65	6,366	100.0%	$577,270,000	$90,680	$956,000,000	60.4%	$71,329,392	100.0%

(1)	The “As Portfolio” Appraised Value of $956.0 million of the SCG Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “As is” value of the individual properties. The sum of the value of the “As is” and “As Renovated” values, as applicable, for the individual properties is $889.2 million. Additionally, the aggregate “As is” value for each individual property as of April 23, 2017 is $884.7 million.

(2)	The Marriott and Larkspur Landing brand/flag are affiliated with Starwood Capital Group, L.P. The Larkspur Landing properties operate pursuant to licensing agreements with an affiliate of the borrower sponsor, which may be terminated by either party upon 60 days’ notice, as further described below.

The hotels range in age from seven to 42 years old with an average age of approximately 16 years and 59.0% of the portfolio based on underwritten net cash flow has been renovated since 2012. Approximately $84.8 million ($13,319 per room) of capital expenditures have been made since 2012 in order to update the SCG Portfolio Properties. Going forward, the borrowers have budgeted for approximately $28.8 million ($4,519 per room) in capital expenditures through 2019, of which approximately $5.9 million ($924 per room) is related to brand mandated property improvement plans. At origination, the borrowers reserved the approximately $5.9 million in capital expenditures related to brand mandated property improvement plans. Additionally, at origination, the borrowers reserved approximately $6.4 million ($5,000 per Larkspur Landing branded room) for any future capital work or FF&E associated with the Larkspur Landing properties. The Larkspur Landing properties operate pursuant to licensing agreements with an affiliate of the borrower sponsor, which may be terminated upon 60 days’ notice, as further described below. The remaining budgeted capital expenditures have not been reserved for and the borrower is not required under the Starwood Capital Group Hotel Portfolio Loan Combination to complete the related capital improvements.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

A summary of both historical and budgeted capital expenditures at the SCG Hotel Portfolio Properties is provided below:

Historical & Budgeted Capital Expenditures(1)
	2012	2013	2014	2015	2016	2017B(2)	2018B(2)	2019B(2)	Total(2)
Total	$15,974,481	$28,295,183	$14,870,099	$10,258,955	$15,388,521	$11,852,877	$5,093,750	$11,818,750	$113,552,617
Per Room	$2,509	$4,445	$2,336	$1,612	$2,417	$1,862	$800	$1,857	$17,837

(1)	Source: Borrowers.
(2)	The budgeted capital expenditures have not been reserved for and the borrower is not required under the Starwood Capital Group Hotel Portfolio Loan Combination to complete the related capital improvements.

A summary of franchise agreement expirations during the term of the loan is provided below:

	Franchise Expiration Rollover
Year Ending December 31	Expiring # Hotels	Expiring Rooms	Expiring % Rooms	UW NCF	% of Total UW NCF	Cumulative Rooms Expiring	Cumulative % of Rooms Expiring	Cumulative UW NCF Expiring	Cumulative % of UW NCF Expiring
2017	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2018	1	90	1.8	1,158,027	2.5	90	1.8	$1,158,027	2.5
2019	3	337	6.6	2,892,322	6.2	427	8.4	$4,050,349	8.7
2020	0	0	0.0	0	0.0	427	8.4	$4,050,349	8.7
2021	1	62	1.2	603,823	1.3	489	9.6	$4,654,173	10.0
2022	21	2,025	39.8	18,055,211	38.8	2,514	49.4	$22,709,384	48.8
2023	0	0	0.0	0	0.0	2,514	49.4	$22,709,384	48.8
2024	0	0	0.0	0	0.0	2,514	49.4	$22,709,384	48.8
2025	4	378	7.4	4,634,247	10.0	2,892	56.8	$27,343,631	58.8
2026	1	128	2.5	1,396,943	3.0	3,020	59.3	$28,740,574	61.8
2027	2	140	2.8	1,022,042	2.2	3,160	62.1	$29,762,616	64.0
2028 & Beyond	21	1,929	37.9	16,729,941	36.0	5,089	100.0	$46,492,556	100.0
Total(1)	54	5,089	100.0%	$46,492,556	100.0%

(1)	The above Franchise Expiration Rollover is exclusive of the Larkspur Landing properties, which operate pursuant to a licensing agreement with an affiliate of the borrower sponsor, which is subject to cancellation by either party upon 60 days’ notice. The Larkspur Landing brand/flag is owned by an affiliate of Starwood Capital Group. At origination, the borrowers reserved approximately $6.4 million for any future capital work or FF&E expenditures associated with the Larkspur Landing properties.

The SCG Hotel Portfolio benefits from well-known brand and flag affiliations, as well as related customer loyalty programs. Approximately 60.2% based on room count and 53.0% based on underwritten net cash flow of the portfolio properties are associated with Marriott or Hilton affiliated flags, providing the portfolio with institutional brand affiliations across the majority of the portfolio properties. Approximately 20.1% based on room count and 34.8% by underwritten net cash flow of the portfolio properties are associated with the Larkspur Landing brand, all of which are located on the west coast. Larkspur Landing is an upscale select service and extended stay brand, which began operation in the 1990s. The Larkspur Landing properties operate pursuant to a licensing agreement between the related operating companies (as licensee) and an affiliate of Starwood Capital Group (as licensor), which effectively owns the licensing rights to the Larkspur Landing brand/flag. The Larkspur Landing licensing agreement for each individual property, as applicable, calls for an annual license fee in the amount of $10 and may be terminated upon 60 days’ notice of termination by either the licensor or the licensee. Per the terms of the loan documents, the Larkspur Landing licensing agreements may not be terminated by the borrowers during the term of the loan unless the borrowers replace the Larkspur Landing flag with a qualified franchisor (as defined in the loan documents).

In the event of any franchise or license agreement expiration, termination or cancellation in violation of the loan documents, a full excess cash flow sweep will be triggered, as further described in “Lockbox and Cash Management” herein. Additionally, there is a recourse carve-out for any material amendment, modification, expiration, cancellation or termination of any franchise or Larkspur Landing license agreement in violation of the loan documents without the prior written consent of the lender.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Starwood Capital Group Hotel Portfolio Properties:

Cash Flow Analysis
	2014	2015	2016	TTM 3/31/2017(1)	Underwritten	Underwritten per Room(2)
Room Revenue	$192,509,535	$202,927,905	$206,707,091	$205,120,564	$206,046,538	$32,367
Food & Beverage Revenue	4,481,265	5,413,425	5,367,185	5,436,865	5,449,118	856
Other Revenue	2,518,145	1,839,946	2,161,754	2,093,187	2,104,554	331
Total Revenue	$199,508,945	$210,181,276	$214,236,030	$212,650,616	$213,600,210	$33,553

Room Expense	$43,419,428	$44,601,150	$46,539,452	$46,836,463	$47,702,619	$7,493
Food & Beverage Expense	3,731,961	4,181,990	3,877,875	3,826,532	3,826,294	601
Other Expense	2,076,802	754,103	883,759	857,468	857,390	135
Total Departmental Expense	$49,228,191	$49,537,243	$51,301,086	$51,520,462	$52,386,303	$8,229
Total Undistributed Expense	56,768,412	60,404,169	61,876,151	62,127,172	62,263,971	9,781
Total Management Fee	6,387,948	6,809,293	6,853,190	6,818,728	7,967,134	1,252
Total Fixed Charges	10,592,272	10,840,419	10,979,711	10,915,631	10,920,578	1,715
Total Operating Expense	$122,976,823	$127,591,124	$131,010,138	$131,381,993	$133,537,986	$20,977

EBITDA	$76,532,121	$82,590,153	$83,225,892	$81,268,623	$80,062,224	$12,577

FF&E	7,980,358	8,583,513	8,756,495	8,693,699	8,732,831	1,372
Net Operating Income / Net Cash Flow	$68,551,763	$74,006,639	$74,469,397	$72,574,924	$71,329,392	$11,205

Occupancy	73.7%	74.8%	74.7%	74.6%	74.6%
NOI Debt Yield(3)	11.9%	12.8%	12.9%	12.6%	12.4%
NCF DSCR(3)	2.61x	2.82x	2.84x	2.76x	2.72x

(1)	Country Inn & Suites Houston Intercontinental Airport East was out of service due to flood damage from May 2016 through January 2017. The borrowers used insurance proceeds of nearly $1,100,000 to renovate the property, which is currently back online and in ramp up.
(2)	Underwritten per Room is based on a total of 6,366 rooms.
(3)	Based on the Starwood Capital Group Hotel Portfolio Loan Combination amount.

■	Appraisal. According to the appraisal, the Starwood Capital Group Hotel Portfolio Properties had an “As Portfolio” appraised value of $956,000,000 as of April 23, 2017. The “As Portfolio” value applies an 8.1% premium to the aggregate “As is” value of the individual properties. The sum of the “As is” and “As Renovated” values, as applicable, for each of the properties on an individual basis is $889.2 million.

Appraisal Approach	Value	Discount Rate	Terminal Capitalization Rate
Mortgage-Equity	$947,000,000	NAP	8.0%
EBITDA Multiple Based on First-Year EBITDA	958,000,000	11.50%	NAP
EBITDA Multiple Based on Second-Year EBITDA	959,000,000	11.25%	NAP
Direct Capitalization	962,000,000	7.75%	NAP
Discounted-Cash-Flow Analysis	943,000,000	10.25%	NAP
Reconciled “As Is” Market Value of Subject Portfolio	$956,000,000	7.72%	8.0%

■	Environmental Matters. The Phase I environmental reports dated between March and April 2017 (each, an “ESA”) recommended no further action at the SCG Hotel Portfolio Properties, with the exception of the Hampton Inn Morehead and Hampton Inn Carlisle properties. With respect to the Hampton Inn Morehead property, the ESA recommended that certain surveys and limited subsurface investigations be conducted. With respect to the Hampton Inn Carlisle property, the ESA recommended that a regulatory file review be conducted. The borrowers obtained an environmental insurance policy in lieu of any post-origination remediation work for the Hampton Inn Morehead and Hampton Inn Carlisle properties. The policy was issued by Great American E&S Insurance Company with individual and aggregate claim limits of $1.0 million and a $25,000 deductible. The policy names the lender as a named insured, was paid in full on the origination date, and has an expiration date of May 24, 2030. The loan documents require that such environmental insurance include the same coverages, terms, conditions and endorsements (and may not be amended without the prior written consent of the lender) as the lender environmental policy approved at origination.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

■	Market Overview and Competition. The SCG Hotel Portfolio Properties are located across 21 states and 56 cities, covering a broad geographical area with no individual state accounting for more than 16.8% of the portfolio’s total rooms or 30.7% of underwritten net cash flow. California represents the largest exposure to a single state, with 10 properties totaling 30.7% of underwritten net cash flow. Texas represents the second largest exposure to a single state, with 20 properties totaling 18.8% of total underwritten net cash flow. No other state accounts for more than 7.8% of total underwritten net cash flow.

The following table presents certain information relating to occupancy, ADR and RevPAR at the Starwood Capital Group Hotel Portfolio Properties:

Regional Summary
Region	# Hotels	Rooms	% of Rooms	TTM Occupancy(1)	TTM ADR(1)	TTM RevPAR(1)	TTM RevPAR Penetration(1)	UW NCF	% of UW NCF
California	10	1,068	16.8%	84.2%	$145.56	$122.71	108.5%	$21,907,781	30.7%
Texas	20	1,753	27.5	70.2%	$104.82	$73.59	131.2%	13,438,906	18.8
Indiana	5	525	8.2	77.4%	$109.06	$83.34	114.0%	5,560,538	7.8
Washington	2	253	4.0	79.6%	$122.67	$97.56	105.9%	3,867,658	5.4
Michigan	3	297	4.7	76.2%	$131.21	$99.85	118.5%	3,681,825	5.2
Ohio	3	287	4.5	76.3%	$121.58	$92.95	121.8%	3,299,191	4.6
Illinois	3	380	6.0	67.1%	$104.93	$70.56	103.1%	2,534,810	3.6
Pennsylvania	3	243	3.8	77.1%	$123.01	$94.83	191.7%	2,532,793	3.6
Virginia	2	228	3.6	72.3%	$118.96	$86.15	131.4%	2,234,852	3.1
Minnesota	2	177	2.8	72.4%	$120.21	$89.03	127.6%	1,839,395	2.6
Oregon	1	124	1.9	74.1%	$115.72	$85.79	77.6%	1,708,763	2.4
Kentucky	1	106	1.7	72.9%	$135.94	$99.11	102.1%	1,388,767	1.9
New Jersey	1	132	2.1	78.1%	$126.40	$98.76	135.7%	1,317,397	1.8
Arizona	1	90	1.4	80.8%	$120.72	$97.54	145.9%	1,158,027	1.6
North Carolina	1	118	1.9	66.6%	$108.23	$72.10	139.7%	1,094,065	1.5
Oklahoma	2	131	2.1	72.3%	$94.31	$68.74	148.7%	830,723	1.2
Wyoming	1	60	0.9	74.6%	$118.88	$88.74	117.6%	753,591	1.1
Connecticut	1	135	2.1	56.7%	$131.41	$74.49	116.3%	752,132	1.1
Maryland	1	109	1.7	79.9%	$97.48	$77.87	139.2%	657,471	0.9
Wisconsin	1	62	1.0	68.6%	$115.68	$79.34	154.1%	603,823	0.8
Arkansas	1	88	1.4	66.5%	$75.50	$50.18	100.5%	166,883	0.2
Total / Wtd. Avg.	65	6,366	100.0%	74.6%	$119.07	$88.81	123.3%	$71,329,392	100.0%

(1)	TTM Occupancy, TTM ADR and TTM RevPAR are based on borrower-provided operating statements dated as of March 31, 2017, and weighted based on available rooms and occupied rooms, as applicable. TTM RevPAR Penetration is calculated based on operating statements provided by the borrowers and competitive set data for each property provided by a third party hospitality research report, and weighted based on total rooms. The variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the SCG Hotel Portfolio Properties are attributable to variances in reporting methodologies and/or timing differences.

Historically, the portfolio as a whole has outperformed its competitive set with occupancy, ADR and RevPAR penetration rates each in excess of 100.0% for 2014 through the trailing 12-month period ending March 31, 2017. Additionally, on a more granular level, the portfolio generally has outperformed on an individual basis, with 80.1% of the portfolio based on room count achieving a RevPAR penetration in excess of 100.0% for the trailing 12-month period ending March 31, 2017.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

The following table presents certain information relating to historic occupancy, ADR and RevPAR at Starwood Capital Group Hotel Portfolio Properties:

Historical Statistics(1)

	Starwood Capital Group Hotel Portfolio			Competitive Set(2)			Penetration(3)
	Occupancy(4)	ADR(4)	RevPAR(4)	Occupancy(4)	ADR(4)	RevPAR(4)	Occupancy(4)	ADR(4)	RevPAR(4)
2014	73.7%	$112.28	$82.80	66.0%	$103.25	$67.56	111.7%	108.7%	122.6%
2015	74.8%	$116.76	$87.29	66.6%	$108.28	$71.42	112.2%	107.8%	122.2%
2016	74.7%	$119.48	$89.23	65.9%	$110.28	$71.95	113.4%	108.3%	124.0%
T-12 Mar 2017	74.6%	$119.07	$88.81	65.9%	$110.31	$72.05	113.1%	107.9%	123.3%

(1)	The variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the SCG Hotel Portfolio are attributable to variances in reporting methodologies and/or timing differences.

(2)	Competitive Set data for each individual property provided from a third party hospitality research report.

(3)	Penetration Factor data for each individual property is calculated based on operating statements provided by the borrowers and competitive set data provided by a third party hospitality research report. Portfolio level statistics are weighted based on total room count.

(4)	Based on operating statements provided by the borrowers and weighted based on available rooms and occupied rooms, as applicable.

■	The Borrowers. The borrowers consists of 92 single purpose, Delaware limited liability companies and 36 single purpose, Delaware limited partnerships, each structured to be bankruptcy remote, with two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Starwood Capital Group Hotel Portfolio Loan Combination.

The sponsor of the borrowers and nonrecourse carve-out guarantor is SCG Hotel Investors Holdings, L.P., an affiliate of Starwood Capital Group (“SCG”). The aggregate recourse to the guarantor related to bankruptcy or insolvency actions may not exceed an amount equal to 20% of the principal balance of the SCG Hotel Portfolio Loan Combination outstanding at the time of the occurrence of such event, plus reasonable third-party costs incurred by the lender in connection with the enforcement of its rights. For additional information, see “Description of the Mortgage Pool–Non-Recourse Carveout Limitations” in the Preliminary Prospectus. SCG is a private alternative investment firm with a primary focus on global real estate. Since its inception in 1991, SCG has raised over $40 billion of equity capital and currently manages over $51 billion in assets. Over the past 26 years, SCG has acquired over $86.5 billion of assets across virtually every major real estate asset class. SCG directly employs over 2,200 professionals and approximately 16,000 additional employees through various portfolio operating companies through offices in Atlanta, Chicago, Greenwich, Hong Kong, London, Los Angeles, Luxembourg, Miami, San Francisco and Washington D.C.

■	Escrows. At origination, the borrowers deposited (i) $6,385,000 into a Larkspur Landing capital and FF&E work reserve account to be used towards capital work and FF&E expenditures only at the Larkspur Landing flagged properties and (ii) $5,883,991 into a general capital work reserve account to be used towards existing capital improvement and property improvement plan work as described in the loan documents.

Upon the occurrence and during the continuance of a Trigger Period (as defined below), on a monthly basis, the borrowers are required to make deposits of (i) one-twelfth of the required annual taxes, (ii) one-twelfth of the annual insurance premiums if, among other things, (a) an acceptable blanket policy is no longer in place or (b) an event of default has occurred and is continuing, and (iii) one-twelfth of the ground rent that lender reasonably estimates will be payable under the ground lease encumbering the single leasehold property.

On a monthly basis, regardless of whether a Trigger Period has occurred and is continuing, the borrowers are required to make deposits equal to one-twelfth of the greater of (a) 4.0% of gross revenue for the calendar month that is two months prior to the applicable payment date and (b) the amount required under the franchise agreement for FF&E work (initially $727,736).

■	Lockbox and Cash Management. The Starwood Capital Group Hotel Portfolio Loan Combination is structured with a soft springing hard lockbox and in place cash management. At origination, the borrowers established seven lender-controlled lockbox accounts. Prior to the occurrence of a Cash Management Trigger Period (as defined below), all sums payable to the borrowers under the related property management agreements, after the property managers have paid all amounts required to be paid under such agreements, are required to be deposited directly into the applicable lender-controlled lockbox account within two business days of receipt. Upon the occurrence and during the continuance of a Cash Management Trigger Period, the borrowers or managers are required to (i) deposit all revenues received by the borrowers and property managers directly into such lockbox accounts within two business days of receipt and (ii) cause all credit card companies or clearing banks to deliver all receipts directly into the applicable lender-controlled lockbox account. All funds in the clearing account are required to be transferred on a daily basis into the applicable lender-controlled cash management account and then to the applicable borrower’s operating

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

account, unless a Trigger Period (as defined below) has occurred and is continuing, in which case such funds are required to be swept each business day into the applicable lender-controlled cash management account and disbursed on each payment date as set forth in the Starwood Capital Group Hotel Portfolio Loan documents. Upon the occurrence and during the continuance of a Trigger Period, all excess cash flow is required to be swept into the applicable cash management account and held by the lender as additional collateral for the Starwood Capital Group Hotel Portfolio Loan Combination.

A “Cash Management Trigger Period” will commence upon the debt service coverage ratio (as calculated in the loan documents) for the SCG Hotel Portfolio Loan Combination falling below 2.00x. A Cash Management Trigger Period will cease to exist upon the debt service coverage ratio (as calculated in the loan documents) being at least 2.00x for two consecutive calendar quarters.

A “Trigger Period” will commence upon (i) an event of default under the loan documents, (ii) any bankruptcy or insolvency action of any property manager, (iii) any termination, expiration or cancellation of a franchise agreement or the Larkspur Landing license agreement in violation of the loan documents, (iv) the debt service coverage ratio (as calculated in the loan documents) for the SCG Hotel Portfolio Loan Combination falling below 1.75x, or (v) any borrower is subject to an involuntary bankruptcy or insolvency action.

A Trigger Period will cease to exist upon: (a) with respect to clause (i) above, a cure of the event of default being accepted by the lender in its sole and absolute discretion, (b) with respect to clause (ii) above, the borrowers entering into a replacement management agreement with a qualified manager within 60 days of the initial bankruptcy or insolvency action (provided that such 60-day period may be extended an additional 30 days upon borrowers’ written request at lender’s reasonable discretion), (c) with respect to clause (iii) above, the borrowers entering into a replacement franchise agreement with a qualified franchisor within 60 days of the existing franchise agreement expiration, cancellation or termination (provided that such 60-day period may be extended an additional 30 days upon borrowers’ written request at lender’s reasonable discretion), (d) with respect to clause (iv) above, the debt service coverage ratio (as defined in the loan documents) being at least 1.75x for two consecutive calendar quarters, which may be achieved by a prepayment of principal or deposit of cash in an amount such that the debt service coverage ratio is at least 1.75x for two consecutive calendar quarters (provided such prepayment is to be accompanied by the applicable yield maintenance premium). In addition, a Trigger Period related to one individual property can be cured by the release of that individual property in accordance with the conditions set forth below under “Partial Release of Collateral”.

■	Property Management. The Starwood Capital Group Hotel Portfolio Properties are subject to operating agreements (“Operating Agreements”) with affiliates of SCG Hotel Investors Holdings, L.P. (the “Operators”) pursuant to which the Operators are responsible for the management of the SCG Hotel Portfolio Properties. The Operators subcontract such management responsibilities under management agreements with the following five managers: Hersha Hospitality Management L.P. (“Hersha”), First Hospitality Group, Inc. (“First Hospitality”), Schulte Hospitality Group, Inc. (“Schulte”), TMI Property Management, L.L.C. (“TMI”) and Pillar Hotels and Resorts, LLC (“Pillar”). The lender has the right to direct the borrowers to terminate the property management agreement and replace the property manager if (i) the property manager becomes the subject of a voluntary or involuntary bankruptcy action, (ii) there exists an event of default under the Starwood Capital Group Hotel Portfolio Loan Combination and the lender has accelerated all or a portion of the debt, or (iii) there exists a monetary or material non-monetary default by the property manager or any other condition under the management agreement, which if not remedied within any applicable notice, grace and/or cure period, would (A) give borrowers the right to terminate the management agreement and (B) reasonably be expected to cause a material adverse effect on the business of the borrowers, their ability to perform under the Starwood Capital Group Hotel Portfolio Loan documents or the SGC Hotel Portfolio Properties. The borrowers have the right to replace the property manager without the lender’s consent, provided no event of default is continuing under the Starwood Capital Group Hotel Portfolio Loan documents, with a Qualified Manager (as defined below) provided that the borrowers enter into a replacement property management agreement and an assignment of management agreement on term reasonably acceptable to the lender, and, if the new property manager is an affiliate of the borrowers, deliver an updated non-consolidation opinion.

A “Qualified Manager” means (a) (i) Starwood Capital Group Global, L.P., (ii) Starwood Capital Group Global II, L.P., or (iii) Starwood Capital Group Global I, L.L.C., as long as such entities are under common control, or any affiliate controlled by the foregoing, (b) SCG Hotel Investors Holdings, L.P., (or any replacement guarantor) or any affiliate under common control with the foregoing, (c) any of First Hospitality Group, Schulte, Aimbridge, TMI Hospitality or Hersha (or a controlled affiliate thereof), or (d) a reputable and experienced manager (which may be an affiliate of a borrower) which, in the reasonable judgment of the lender, possesses experience in managing properties similar in size, class, use and operation as the SGC Hotel Portfolio Properties; provided, that borrowers shall have obtained (i)

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

a rating agency confirmation, with respect to clause (d) only, and (ii) if such person is an affiliate of a borrower, an additional non-consolidation opinion; provided, further, in order for any entity to qualify as a “Qualified Manager” under clauses (a), (b), (c), or (d) above, the lender receives satisfactory search results with respect to such entity.

Management Company Distribution
Management Company	# Hotels	Rooms	% Rooms	UW NCF	% of Total UW NCF	Appraised Value(1)	Per Room
Hersha	39	3,859	60.6%	$44,857,243	62.9%	$565,900,000	$146,644
First Hospitality	9	981	15.4	12,107,023	17.0	137,400,000	$140,061
TMI	9	666	10.5	6,259,518	8.8	87,600,000	$131,532
Schulte	6	692	10.9	5,458,243	7.7	69,700,000	$100,723
Pillar	2	168	2.6	2,647,365	3.7	28,600,000	$170,238
Total	65	6,366	100.0%	$71,329,392	100.0%	$956,000,000	$150,173

(1)	The “As Portfolio” Appraised Value of $956.0 million for the SCG Hotel Portfolio Properties as a whole reflects an 8.1% premium to the aggregate “As is” value of in the individual properties. The sum of the value of the “As is” and “As Renovated” values, as applicable, for each of the properties on an individual basis is $889.2 million. Additionally, the aggregate “As is” value for each individual property as of April 23, 2017 is $884.7 million.

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Future Mezzanine or Secured Subordinate Indebtedness. From and after the date that is the earlier of (i) May 24, 2018 and (ii) the date that all notes comprising the Starwood Capital Group Hotel Portfolio Loan Combination have been securitized, certain direct and indirect owners of the borrowers are permitted to obtain mezzanine financing secured by the direct or indirect ownership interests in the borrowers upon satisfaction of certain terms and conditions including, among others, (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio does not exceed 64.9%, (iii) the combined debt service coverage ratio (calculated as described in the mortgage loan documents) is not less than 2.65x, (iv) in the event that the mezzanine loan bears a floating rate of interest, the mezzanine borrowers have obtained an interest rate cap agreement from a provider reasonably acceptable to the mortgage lender containing a strike rate that provides for a debt service coverage ratio of not greater than 1.75x, (v) the mezzanine lenders have entered into an intercreditor agreement reasonably acceptable to the mortgage lender, and (vi) the borrowers deliver a rating agency confirmation.

■	Ground Lease. The Hilton Garden Inn Edison Raritan Center property is subject to a ground lease, which has a current annual net rent of $275,517 (and is subject to increases every five years under the ground lease) and expires on September 30, 2076, with no extension options. Please see “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Leasehold Interests; Ground Leases”, as well as representation and warranty number 34 under “Annex E-2-A Sponsor Representations and Warranties (German American Capital Corporation)” and the exceptions thereto in the Preliminary Prospectus for additional information regarding the risks associated with this ground lease.

■	Partial Release of Collateral. After June 1, 2018, the borrowers may obtain the release of an individual property or properties from the lien of the Starwood Capital Group Hotel Portfolio Loan Combination subject to, among other terms and conditions: (i) no monetary event of default has occurred and is continuing, (ii) the remaining collateral has a debt service coverage ratio (as calculated in the loan documents) no less than the greater of (a) 2.65x and (b) the debt service coverage ratio in place immediately prior to the release and (iii) payment of a Release Price (as defined below), together with the related yield maintenance premium associated with the Release Price, provided the debt service coverage ratio test may be satisfied with an additional prepayment of principal (with the related yield maintenance premium, as applicable) or a cash deposit with the lender in an amount reasonably determined by the lender to meet such test.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

The “Release Price” is an amount equal to (a) if less than $57,727,000 has been prepaid to date, 105% of the allocated loan amount of each such individual property, (b) if less than $86,590,500 has been prepaid to date, 110% of the allocated loan amount of each such individual property, (c) if less than $115,454,000 has been prepaid to date, 115% of the allocated loan amount of each such individual property and (d) (x) for all amounts prepaid in excess of $115,454,000 or (y) if any release property is to be conveyed to an affiliate of the borrowers, principals, operating companies or guarantors, 120% of the allocated loan amount of each such individual property.

In addition, with respect to the Holiday Inn Express & Suites Terrell property, pursuant to a recorded declaration, Tanger Properties Limited Partnership, together with its successors and assignees, has the right to purchase the property in the event of a breach of the covenants, conditions and restrictions in such declaration. In the event that such purchase option is exercised, the applicable borrower entity is required to promptly cause the release of the property in compliance with the release provisions described above (except that the applicable borrower entity may release the property during the lockout period with payment of the applicable yield maintenance premium). The SCG Hotel Portfolio Loan Combination documents require that any release of such property in connection with the exercise of the purchase option be in compliance with the release provisions described above (except that the release may occur on or prior to June 1, 2018 with payment of the applicable yield maintenance premium). The SCG Hotel Portfolio Loan Combination is recourse to the guarantor for any losses suffered by the lender if and when the purchase option is exercised.

■	Terrorism Insurance. The Starwood Capital Group Hotel Portfolio Loan documents require that the “all risks” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Starwood Capital Group Hotel Portfolio Properties. Terrorism coverage is provided under a stand-alone policy for both foreign and domestic acts with a sublimit of $500,000,000 per occurrence and in the annual aggregate, subject to a $25,000 deductible. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: brookwood self storage la-ms portfolio

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: brookwood self storage la-ms portfolio

MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS
Jackson
MISSISSIPPI
Bienville National Forest
Kisatchie National Forest
Natchez
Homochitto National Forest
Alexandria
LOUISIANA
Hattiesburg
Baton Rouge
Lafayette
Slidell
New Orleans
20
55
49
59
12
10
1
2
3
4
5
6
7
8
9
10
11
12
13

Brookwood Self Storage LA-MS Portfolio

1	Balis Self Storage	3293 Balis Drive	Baton Rouge, LA	70808
2	Feu Follet Self Storage	200 Feu Follet Road	Lafayette, LA	70508
3	Belle Chasse Self Storage	2012 Belle Chasse Highway	Gretna, LA	70056
4	Oak Villa Self Storage	2240 Oak Villa Boulevard	Baton Rouge, LA	70815
5	Harding Self Storage	4455 Harding Boulevard	Baton Rouge, LA	70807
6	Florida Boulevard Self Storage	6536 Florida Boulevard	Baton Rouge, LA	70806
7	Industriplex Self Storage	12340 Industriplex Boulevard	Baton Rouge, LA	70817
8	Ambassador Self Storage	2952 Ambassador Caffery Parkway	Lafayette, LA	70506
9	Interline Self Storage	9059 Interline Avenue	Baton Rouge, LA	70809
10	Flowood Self Storage	131 Howard Wilson Lane	Flowood, MS	39232
11	Pearl Self Storage	4235 Highway 80 East	Pearl, MS	39208
12	Airway Self Storage	8836 Airway Drive	Baton Rouge, LA	70806
13	Highway 18 Self Storage	5651 Highway 18	Jackson, MS	39209

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: brookwood self storage la-ms portfolio

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	13	Loan Seller		CREFI
Location (City/State)	Various, Various	Cut-off Date Balance(3)		$40,000,000
Property Type	Self Storage	Cut-off Date Balance per SF(2)		$63.39
Size (SF)	1,262,106	Percentage of Initial Pool Balance		4.3%
Total Occupancy as of 4/30/2017	85.5%	Number of Related Mortgage Loans(4)		2
Owned Occupancy as of 4/30/2017	85.5%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate		3.94000%
Appraised Value(1)	$161,150,000	Original Term to Maturity (Months)		120
Appraisal Date(1)	Various	Original Amortization Term (Months)		NAP
Borrower Sponsor	Robert Craig Smith	Original Interest Only Term (Months)	120
Property Management	CubeSmart Asset Management, LLC	First Payment Date Maturity Date	8/6/2017 7/6/2027

Underwritten Revenues	$12,361,669
Underwritten Expenses	$3,348,463
Underwritten Net Operating Income (NOI)	$9,013,206	Escrows(5)
Underwritten Net Cash Flow (NCF)	$8,879,611		Upfront	Monthly
Cut-off Date LTV Ratio(2)	49.6%	Taxes	$264,376	$44,063
Maturity Date LTV Ratio(2)	49.6%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	2.82x / 2.78x	Replacement Reserves	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	11.3% / 11.1%	Other(6)	$5,625	$0

	Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$80,000,000	100.0%	Loan Payoff	$52,721,617	65.9%
			Principal Equity Distribution	25,912,792	32.4
			Closing Costs	1,095,591	1.4
			Reserves	270,001	0.3
Total Sources	$80,000,000	100.0%	Total Uses	$80,000,000	100.0%

(1)	The Appraised Value represents the "As Portfolio" bulk appraised value based on individual valuations dated between May 9, 2017 to May 15, 2017, which is inclusive of a $13,100,000 portfolio premium. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based upon the Brookwood Self Storage LA-MS Portfolio Properties' Appraised Value of $161,150,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the sum of the individual “as-is” appraised values of $148,050,000 are each 54.0%.

(2)	Calculated based on the aggregate outstanding principal balance of the Brookwood Self Storage LA-MS Portfolio Loan Combination.

(3)	The Cut-off Date Balance of $40,000,000 represents the controlling note A-1 which is part of a loan combination evidenced by two pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $80,000,000. The related companion loan, which is evidenced by the non-controlling note A-2, has an outstanding principal balance as of the Cut-off Date of $40,000,000, is currently held by Citi Real Estate Funding Inc. (“CREFI”) and is expected to be contributed to one or more future securitization transactions. See “— The Mortgage Loan” below.

(4)	Robert Craig Smith is also the Borrower Sponsor for the Brookwood Self Storage TX Portfolio. See ““—The Borrowers” below.

(5)	See “—Escrows” below.

(6)	Other escrow represents $5,625 for immediate repairs.

■	The Mortgage Loan. The mortgage loan (the “Brookwood Self Storage LA-MS Portfolio Loan”) is part of a loan combination (the “Brookwood Self Storage LA-MS Portfolio Loan Combination”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrowers’ fee interest in a 13 building self storage portfolio located in Louisiana and Mississippi (the “Brookwood Self Storage LA-MS Portfolio Properties”). The Brookwood Self Storage LA-MS Portfolio Loan, which is evidenced by note A-1 and represents the controlling interest in the Brookwood Self Storage LA-MS Portfolio Loan Combination, had an original principal balance of $40,000,000, and has a Cut-off Date Balance of $40,000,000. The Brookwood Self Storage LA-MS Portfolio Loan represents approximately 4.3% of the Initial Pool Balance. The related companion loan (the “Brookwood Self Storage LA-MS Portfolio Companion Loan”), which is evidenced by the non-controlling note A-2, had an original principal balance of $40,000,000, has an outstanding principal balance as of the Cut-off Date of $40,000,000, is currently held by CREFI and is expected to be contributed to one or more future securitization transactions. The Brookwood Self Storage LA-MS Portfolio Loan Combination was originated by CREFI on June 29, 2017, had an original principal balance of $80,000,000 and has an outstanding principal balance as of the Cut-off Date of $80,000,000. The Brookwood Self Storage LA-MS Portfolio Loan Combination accrues interest at an interest rate of 3.94000% per annum. The proceeds of the Brookwood Self Storage LA-MS Portfolio Loan Combination were primarily used to refinance a prior debt secured by the Brookwood Self Storage LA-MS Portfolio Properties, pay origination costs and fund reserves.

The Brookwood Self Storage LA-MS Portfolio Loan Combination had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Brookwood Self Storage LA-MS Portfolio Loan requires payments of interest only during its term. The scheduled maturity date of the Brookwood Self Storage LA-MS Portfolio Loan Combination is the due date in July 2027. Voluntary prepayment of the Brookwood Self Storage LA-MS Portfolio Loan Combination without payment of any prepayment premium is permitted on or after the due date in May 2027. In the event the lender does not make net proceeds from an individual property available to the borrowers for restoration and such proceeds are applied to the debt in accordance with the Brookwood Self Storage LA-MS Portfolio Loan documents, the borrowers may prepay the debt for such individual property (and satisfy the other conditions of the Brookwood Self Storage LA-MS Portfolio Loan documents) and obtain a release of such individual

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: brookwood self storage la-ms portfolio

property. See “—Release of Collateral” below. At any time after the earlier to occur of (i) the second anniversary of the last securitization of any portion of the Brookwood Self Storage LA-MS Portfolio Loan Combination and (ii) June 29, 2021, the Brookwood Self Storage LA-MS Portfolio Loan Combination may be defeased in full with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Brookwood Self Storage LA-MS Portfolio Loan documents.

■	The Mortgaged Properties. The Brookwood Self Storage LA-MS Portfolio Properties consist of 13 self storage properties located in various suburban communities, which were built between 1997 and 2009. The Brookwood Self Storage LA-MS Portfolio Properties total 9,847 units, of which 3,607 units are traditional, non-climate controlled and 6,175 units are climate controlled. Typical amenities across the Brookwood Self Storage LA-MS Portfolio Properties include an electronic gate, keypad entry, video cameras, on-site managers and exterior lighting.

The weighted average occupancy of the Brookwood Self Storage LA-MS Portfolio Properties peaked at 92% in August 2016 predominantly due to a flood in Baton Rouge, Louisiana and to a lesser extent, Lafayette, Louisiana. The August 2016 flood affected 18,750 homes and over 50,000 people throughout the state of Louisiana. During the week of the flood, the Brookwood Self Storage LA-MS Portfolio Properties experienced 1,417 move-ins, which represent 27% of the units located in Baton Rouge. However, since that time, over 57% of those units have moved out. The remaining flood tenants comprise of 11.5% of the overall Baton Rouge units and 6.1% of the total units. As of April 30, 2017, the weighted average occupancy of the Brookwood Self Storage LA-MS Portfolio Properties was 85.5%.

The following table presents certain information relating to the Brookwood Self Storage LA-MS Portfolio Properties:

Property Name	City	State	Cut-off Date Allocated Loan Amount	Total GLA	Year Built / Renovated	Occupancy As of 4/30/2017	Appraised Value		UW NCF
Balis Self Storage	Baton Rouge	LA	$6,041,000	93,075	2001	90.9%	$22,300,000		$1,321,296
Feu Follet Self Storage	Lafayette	LA	4,455,000	157,765	1997, 2000, 2008	82.6%	16,500,000		995,112
Belle Chasse Self Storage	Gretna	LA	3,910,000	130,203	2004	84.9%	14,500,000		867,957
Oak Villa Self Storage	Baton Rouge	LA	3,510,000	121,935	2006	82.4%	13,000,000		791,470
Harding Self Storage	Baton Rouge	LA	3,349,500	87,135	2009	93.6%	12,400,000		720,080
Florida Boulevard Self Storage	Baton Rouge	LA	3,105,000	80,900	2004	94.4%	11,500,000		704,821
Industriplex Self Storage	Baton Rouge	LA	2,917,500	89,300	2007	82.6%	10,800,000		665,338
Ambassador Self Storage	Lafayette	LA	2,794,500	93,110	1998	74.9%	10,350,000		592,011
Interline Self Storage	Baton Rouge	LA	2,620,000	90,963	2006	85.9%	9,700,000		592,799
Flowood Self Storage	Flowood	MI	2,242,500	76,850	2008	92.5%	8,300,000		503,806
Pearl Self Storage	Pearl	MI	1,865,000	74,970	2008	93.2%	6,900,000		420,292
Airway Self Storage	Baton Rouge	LA	1,785,000	82,925	2007	82.9%	6,600,000		405,608
Highway 18 Self Storage	Jackson	MI	1,405,000	82,975	2008	76.8%	5,200,000		299,021
Total / Wtd. Avg.			$40,000,000(1)	1,262,106		85.5%	$148,050,000	(2)	$8,879,611

(1)	The Brookwood Self Storage LA-MS Portfolio Loan has a Cut-off Date Balance of $40,000,000 and is evidenced by the controlling note A-1 which is part of a loan combination evidenced by two pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $80,000,000. The related companion loan, which is evidenced by the non-controlling note A-2, has an outstanding principal balance as of the Cut-off Date of $40,000,000, is currently held by CREFI and is expected to be contributed to one or more future securitization transactions.

(2)	$148,050,000 represents the sum of the individual appraisal values of the Brookwood Self Storage LA-MS Portfolio Properties. The bulk appraisal value for the Brookwood Self Storage LA-MS Portfolio Properties is $161,150,000.

The following table presents certain information relating to the climate controlled versus non-climate controlled units at the Brookwood Self Storage LA-MS Portfolio Properties:

Property Name	Total GLA	Number of Floors	Number of Units	Number of Climate Controlled Units	% of Climate Controlled Units
Balis Self Storage	93,075	3	922	922	100%
Feu Follet Self Storage	157,765	3	989	577	58%
Belle Chasse Self Storage	130,203	2	1,031	569	55%
Oak Villa Self Storage	121,935	2	870	370	43%
Harding Self Storage	87,135	3	665	310	47%
Florida Boulevard Self Storage	80,900	2	649	231	36%
Industriplex Self Storage	89,300	3	772	772	100%
Ambassador Self Storage	93,110	1	753	344	46%
Interline Self Storage	90,963	2	682	414	61%
Flowood Self Storage	76,850	2	617	617	100%
Pearl Self Storage	74,970	2	584	317	54%
Airway Self Storage	82,925	1	676	364	54%
Highway 18 Self Storage	82,975	1	637	368	58%
Total / Wtd. Avg.	1,262,106		9,847	6,175	63%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: brookwood self storage la-ms portfolio

The following table presents certain information relating to historical leasing at the Brookwood Self Storage LA-MS Portfolio Properties:

Historical Leased %(1)

Property Name	2014	2015	2016	As of 4/30/2017
Balis Self Storage	75.0%	78.0%	88.0%	90.9%
Feu Follet Self Storage	62.0%	63.6%	71.6%	82.6%
Belle Chasse Self Storage	52.7%	68.3%	81.1%	84.9%
Oak Villa Self Storage	49.9%	54.0%	72.6%	82.4%
Harding Self Storage	68.2%	75.9%	87.7%	93.6%
Florida Boulevard Self Storage	73.2%	76.9%	86.9%	94.4%
Industriplex Self Storage	42.6%	50.1%	73.7%	82.6%
Ambassador Self Storage	72.4%	79.3%	82.3%	74.9%
Interline Self Storage	50.9%	58.4%	77.5%	85.9%
Flowood Self Storage	64.9%	78.9%	91.5%	92.5%
Pearl Self Storage	62.2%	78.8%	91.5%	93.2%
Airway Self Storage	36.5%	41.0%	66.8%	82.9%
Highway 18 Self Storage	32.8%	46.9%	64.8%	76.8%
Total / Wtd. Avg.	57.2%	65.0%	79.0%	85.5%

(1)	As provided by the borrowers and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Brookwood Self Storage LA-MS Portfolio Properties:

Cash Flow Analysis(1)

	2013	2014	2015	2016	TTM 5/31/2017	Underwritten	Underwritten $ per SF
Base Rent	$7,511,531	$7,800,716	$8,665,780	$10,228,862	$10,959,064	$11,740,854	$9.30
Gross Up Vacancy	0	0	0	0	0	1,922,161	1.52
Total Rent	$7,511,531	$7,800,716	$8,665,780	$10,228,862	$10,959,064	$13,663,015	$10.83
Other Income	650,833	706,176	857,250	1,229,665	1,402,605	1,402,605	1.11
Vacancy & Credit Loss	0	0	0	0	0	(2,703,951)	(2.14)
Effective Gross Income	$8,162,364	$8,506,891	$9,523,030	$11,458,526	$12,361,669	$12,361,669	$9.79

Real Estate Taxes	$493,155	$502,218	$509,533	$525,437	$526,383	$523,516	$0.41
Insurance	103,944	136,955	138,413	144,214	148,162	154,834	0.12
Management Fee	0	41,322	124,749	167,771	222,695	618,083	0.49
Other Operating Expenses	1,274,494	1,399,331	1,589,554	1,709,485	1,868,687	2,052,030	1.63
Total Operating Expenses	$1,871,593	$2,079,826	$2,362,249	$2,546,907	$2,765,927	$3,348,463	$2.65

Net Operating Income	$6,290,771	$6,427,066	$7,160,781	$8,911,619	$9,595,742	$9,013,206	$7.14
Replacement Reserves	0	0	0	0	0	133,596	0.11
Net Cash Flow	$6,290,771	$6,427,066	$7,160,781	$8,911,619	$9,595,742	$8,879,611	$7.04

Occupancy	NAP	57.2%	65.0%	79.0%	83.3%	85.5%
NOI Debt Yield(2)	7.9%	8.0%	9.0%	11.1%	12.0%	11.3%
NCF DSCR(2)	1.97x	2.01x	2.24x	2.79x	3.00x	2.78x

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were are not considered for the underwritten net cash flow.

(2)	Calculated based on the aggregate outstanding principal balance of the Brookwood Self Storage LA-MS Portfolio Loan Combination.

■	Appraisal. As of the appraisal valuation dates ranging from May 9, 2017 to May 15, 2017, the Brookwood Self Storage LA-MS Portfolio Properties had an aggregate “as-is” appraised value of $148,050,000. The “As Portfolio” bulk appraisal value for the Brookwood Self Storage LA-MS Portfolio Properties is $161,150,000 which includes a portfolio premium of $13,100,000.

■	Environmental Matters. According to the Phase I environmental reports dated May 19, 2017, there were no recommendations for further action at the Brookwood Self Storage LA-MS Portfolio Properties.

■	Market Overview and Competition. The Brookwood Self Storage LA-MS Portfolio Properties consist of 13 self storage facilities which are all part of the Southwest Sector as defined by the 2016 Self Storage Almanac. The Southwest Sector has a total of 6,384 facilities which comprise a total of 331,968,000 SF. The second quarter 2016 vacancy for the Southwest Sector was 9.1%.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: brookwood self storage la-ms portfolio

The following table presents the local demographics data at the Brookwood Self Storage LA-MS Portfolio Properties:

Local Demographics Summary

Property Name	City	State	2016 Population (within 1-mi. / 3-mi. / 5-mi. Radius) (1)	2016 Average Household Income (within 1-mi. / 3-mi. / 5-mi. Radius) (2)
Balis Self Storage	Baton Rouge	LA	7,843 / 84,966 / 178,677	$104,623 / $68,991 / $67,148
Feu Follet Self Storage	Lafayette	LA	7,011 / 58,452 / 145,277	$86,478/ $90,038/ $79,349
Belle Chasse Self Storage	Gretna	LA	15,341 /106,688 / 247,882	$69,272 / $63,735 / $66,470
Oak Villa Self Storage	Baton Rouge	LA	4,887 / 67,756 / 192,843	$56,655 / $59,694 / $62,431
Harding Self Storage	Baton Rouge	LA	4,094 / 58,341 / 119,388	$39,693 / $43,411 / $44,359
Florida Boulevard Self Storage	Baton Rouge	LA	10,770 / 84,008 / 209,962	$52,449/ $62,760/ $62,187
Industriplex Self Storage	Baton Rouge	LA	3,271 / 63,073 / 148,978	$94,192 / $93,021 / $91,785
Ambassador Self Storage	Lafayette	LA	10,814 / 65,162 / 135,111	$65,588 / $80,607 $78,980
Interline Self Storage	Baton Rouge	LA	7,465 / 72,187 / 206,054	$80,520 / $79,022 / $78,559
Flowood Self Storage	Flowood	MI	311 / 15,001 / 84,162	$82,777 / $93,801 / $80,281
Pearl Self Storage	Pearl	MI	1,410 / 23,324 / 57,453	$66,463 / $68,096 / $70,650
Airway Self Storage	Baton Rouge	LA	4,990 / 75,813 / 210,818	$67,577 / $64,701 / $65,501
Highway 18 Self Storage	Jackson	MI	2,107 / 39,220 / 102,883	$35,054 / $43,249 /$46,907

(1)	Figures represent the 2016 population within the 1-, 3-, 5-mile radius from the referenced property.

(2)	Figures represent the 2016 average household income within the 1-, 3-, 5-mile radius from the referenced property.

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the Brookwood Self Storage LA-MS Portfolio Properties:

Competitive Set Summary(1)

Property Name	Occupancy Rates As of 4/30/2017	Competitive Set Average Occupancy Rates	Competitive Set Gross Average Asking Rent
Balis Self Storage	90.9%	91.1%	$0.76 per SF - $2.40 per SF
Feu Follet Self Storage	82.6%	84.5%	$0.49 per SF - $2.00 per SF
Belle Chasse Self Storage	84.9%	85.5%	$0.30 per SF - $1.96 per SF
Oak Villa Self Storage	82.4%	83.0%	$0.30 per SF - $3.12 per SF
Harding Self Storage	93.6%	88.6%	$0.50 per SF - $3.12 per SF
Florida Boulevard Self Storage	94.4%	87.0%	$0.41 per SF - $3.12 per SF
Industriplex Self Storage	82.6%	88.9%	$0.38 per SF - $3.08 per SF
Ambassador Self Storage	74.9%	80.5%	$0.42 per SF - $2.40 per SF
Interline Self Storage	85.9%	85.2%	$0.41 per SF - $2.84 per SF
Flowood Self Storage	92.5%	88.1%	$0.62 per SF - $2.44 per SF
Pearl Self Storage	93.2%	85.0%	$0.36 per SF - $2.36 per SF
Airway Self Storage	82.9%	86.5%	$0.47 per SF - $2.60 per SF
Highway 18 Self Storage	76.8%	80.4%	$0.42 per SF - $1.86 per SF
Total / Wtd. Avg.	85.5%

(1)	Source: Appraisal.

■	The Borrowers. The borrowers are Brookwood Holdings LA, L.L.C. and Brookwood Holdings MS, L.L.C., each a single-purpose Delaware limited liability company. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Brookwood Self Storage LA-MS Portfolio Loan. The non-recourse carveout guarantor for the Brookwood Self Storage LA-MS Portfolio Loan is Brookwood Properties, L.L.C., a Louisiana limited liability company (“Brookwood”). If at any time Brookwood does not have a net worth of $80,000,000 and a liquidity of $4,000,000, Robert Craig Smith is required to be added as a guarantor under the guaranty.

Brookwood is a closely held real estate company that was founded by Robert Craig Smith in 1986 and is currently headquartered in Baton Rouge, Louisiana. Brookwood develops, acquires, and manages self-storage properties in Louisiana, Mississippi, and Texas. Brookwood has developed the majority of its portfolio and maintains a long-term ownership strategy. Brookwood’s current portfolio consists of over 35 properties and 3.2 million SF of self-storage.

■	Escrows. On the origination date of the Brookwood Self Storage LA-MS Portfolio Loan Combination, the borrowers funded a reserve of (i) $264,376 for real estate taxes, and (ii) $5,625 for immediate repairs.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: brookwood self storage la-ms portfolio

On each due date, the borrowers are required to fund (i) one-twelfth of the taxes that the lender estimates will be payable over the then-succeeding 12-month period, initially estimated to be $44,063, (ii) at any time the required insurance is not on an approved blanket policy (which it is as of the closing date), one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then-succeeding 12-month period, (iii) $11,133 for replacement reserves, provided, however that such replacement reserve deposits are conditionally waived so long as the debt service coverage ratio is at least 1.40x, and at any time monthly deposits are not waived pursuant to the foregoing, the replacement reserve is capped at an amount equal to 36 months’ worth of deposits (which based on the current monthly payment amount is $400,788), and (iv) upon the occurrence and continuance of a Brookwood Self Storage LA-MS Portfolio Trigger Period (as defined below), an operating expenses reserve and the excess cash flow generated by the Brookwood Self Storage LA-MS Portfolio Properties for the immediately preceding interest accrual period.

■	Lockbox and Cash Management. The Brookwood Self Storage LA-MS Portfolio Loan documents require a springing lockbox with springing cash management, provided that, upon a Brookwood Self Storage LA-MS Portfolio Trigger Period occurring after the termination of the first Brookwood Self Storage LA-MS Portfolio Trigger Period following origination, the lockbox remains in place. During the continuance of a Brookwood Self Storage LA-MS Portfolio Trigger Period, all amounts in the lockbox account are required to be swept into a lender-controlled cash management account on a daily basis and, provided no event of default under the Brookwood Self Storage LA-MS Portfolio Loan documents is continuing, applied to payment of debt service, payment of operating expenses, and funding of required reserves, with the remainder being deposited into an excess cash flow reserve. Provided no event of default under the Brookwood Self Storage LA-MS Portfolio Loan documents is continuing, funds in the excess cash flow reserve are required (i) to the extent a Brookwood Self Storage LA-MS Portfolio Trigger Period is continuing, to be held by the lender as additional collateral for the Brookwood Self Storage LA-MS Portfolio Loan and (ii) to the extent no Brookwood Self Storage LA-MS Portfolio Trigger Period is continuing, to be swept into the borrowers’ operating account. Upon the occurrence and during the continuance of an event of default under the Brookwood Self Storage LA-MS Portfolio Loan documents, the lender may apply any funds in the cash management account to amounts payable under the Brookwood Self Storage LA-MS Portfolio Loan (and/or toward the payment of expenses of the Brookwood Self Storage LA-MS Portfolio Properties), in such order of priority as the lender may determine.

A “Brookwood Self Storage LA-MS Portfolio Trigger Period” means a period (i) commencing upon the occurrence of an event of default under the Brookwood Self Storage LA-MS Portfolio Loan documents and continuing until such event of default is cured and (ii) commencing if the debt service coverage ratio calculated based on a 30-year amortization schedule (“DSCR”) is less than 1.15x for one calendar quarter and continuing until the DSCR is equal to or greater than 1.20x for two consecutive calendar quarters. Notwithstanding the foregoing, no Brookwood Self Storage LA-MS Portfolio Trigger Period will be deemed to expire in the event any other triggering event is then ongoing.

■	Property Management. The Brookwood Self Storage LA-MS Portfolio Properties are currently managed by CubeSmart Asset Management, LLC, an unaffiliated third party. Under the Brookwood Self Storage LA-MS Portfolio Loan documents, the borrowers may terminate the property management agreement and replace the property manager without the lender’s consent if, among other conditions no event of default is continuing and the applicable replacement property manager is approved by the lender in writing (which approval may be conditioned upon the lender’s receipt of a rating agency confirmation). The lender has the right to terminate the management agreement and replace the property manager or require that the borrowers terminate the property management agreement and replace the property manager (i) upon an event of default under the property management agreement, (ii) upon any involuntary bankruptcy or insolvency proceeding that is not dismissed within ninety days of the filing thereof or any voluntary bankruptcy or insolvency proceeding with respect to the property manager, (iii) if there exists a Brookwood Self Storage LA-MS Portfolio Trigger Period or (iv) if the property manager has engaged in fraud, willful misconduct, gross negligence or misappropriation of funds.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: brookwood self storage la-ms portfolio

■	Release of Collateral. In the event the lender does not make net proceeds from an individual property available to the borrowers for restoration and such proceeds are applied to the debt in accordance with the Brookwood Self Storage LA-MS Portfolio Loan documents, the borrowers may prepay the debt for such individual property (and obtain a release of such individual property upon the satisfaction of certain conditions, including, among others: (i) no event of default has occurred and is continuing under the Brookwood Self Storage LA-MS Portfolio Loan documents, (ii) the borrowers have delivered a REMIC opinion with respect to the release in form and substance acceptable to the lender and the rating agencies and such release otherwise satisfies then applicable REMIC rules and regulations, (iii) payment of a release price equal to 115% of the allocated loan amount, (iv) the individual property is conveyed to an entity other than the borrowers, and (v) delivery of a rating agency confirmation if required by the lender.

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Brookwood Self Storage LA-MS Portfolio Properties (plus 15 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering (i) the six months following restoration or (ii) the period of time until such income returns to the same level it was at prior to the loss, whichever occurs first). No deductible will be in excess of $25,000, provided, however, that with respect to windstorm or named storm, such insurance shall provide for no deductible in relation to such coverage in excess of 5% of the total insurable value of the Brookwood Self Storage LA-MS Portfolio Properties. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: midlink business park

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: midlink business park

MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS
Midlink Business Park
5200 East Cork Street
Kalamazoo, MI 49048
Kalamazoo
Parchment
Portage
BURKE ACRES
NORTHSIDE
WEST DOUGLAS
DOWNTOWN
EASTSIDE
ARCADIA
SOUTH SIDE
EDISON
KNOLLWOOD
WESTNEDGE HILL
OAKLAND-WINCHELL
MILWOOD
PARKVIEW HILLS
WEST PORTAGE
Kindleberger Park
Spring Valley Park
Grand Prairie Golf Course
Versluis And Dickinson Park
Borgess Medical Center
Fairmount Park
Maple Hill Pavilion
Kalamazoo West Center
Prairies Golf Club
Western Michigan University
Knollwood Park
Western Michigan University of Engineering
Kalamazoo Country Club
Milham Park Golf Course
Blanche Hull Park
Wings Event Center
Stryker World Headquarters
KALAMAZOO/BATTLE CREEK INTERNATIONAL AIRPORT
Air Zoo Aerospace & Science Museum
Southland Mall
The Crossroads
Portage Creek Bicentennial Park
Moors Golf Club
West Lake
Gourdneck State Game Area
US 131-BR
E MOSEL AVE
E PATERSON ST
W MAIN ST
KING HWY
HOWARD ST
PARKVIEW AVE
E CORK ST
W CENTRE AVE
E CENTRE AVE
Q AVE W
GULL RD
N SPRINKLE RD
S SPRINKLE RD
S PARK ST
PORTAGE ST
OAKLAND DR
S WESTNEDGE AVE
SHAVER RD
RIVERVIEW DR
I-94 BR
131
131B
43
96
94
331
MICHIGAN
Milwaukee
Grand Rapids
Flint
Lansing
Detroit
Lake Michigan
Kalamazoo
Chicago
South Bend
Toledo
Lake Erie
Fort Wayne
INDIANA
OHIO
Columbus
Indianapolis
Dayton

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: midlink business park

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GACC
Location (City/State)	Kalamazoo, Michigan	Cut-off Date Balance		$37,208,049
Property Type	Industrial	Cut-off Date Balance per SF		$22.06
Size (SF)	1,687,012	Percentage of Initial Pool Balance		4.0%
Total Occupancy as of 5/1/2017	87.1%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/1/2017	87.1%	Type of Security		Fee Simple
Year Built / Latest Renovation	1963-1966 / 2003; 2015	Mortgage Rate(1)		4.016779%
Appraised Value	$49,700,000	Original Term to Maturity (Months)		120
Appraisal Date	4/19/2017	Original Amortization Term (Months)		360
Borrower Sponsors	Hackman Capital Partners, LLC; Michael D. Hackman	Original Interest Only Term (Months)	None
Property Management	Hackman Capital Partners, LLC	First Payment Date	8/6/2017
		Maturity Date	7/6/2027

Underwritten Revenues	$7,657,783
Underwritten Expenses	$3,266,039	Escrows(2)
Underwritten Net Operating Income (NOI)	$4,391,743		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,919,557	Taxes	$140,109	$18,652
Cut-off Date LTV Ratio	74.9%	Insurance	$0	$0
Maturity Date LTV Ratio	61.3%	Replacement Reserve(3)	$0	$14,058
DSCR Based on Underwritten NOI / NCF	2.14x / 1.91x	TI/LC(4)	$461,530	$25,264
Debt Yield Based on Underwritten NOI / NCF	11.8% / 10.5%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$37,250,000	86.8%	Loan Payoff	$41,808,618	97.4%
Mezzanine Loan	4,750,000	11.1	Reserves	601,639	1.4
Borrower Equity	932,301	2.2	Closing Costs	522,044	1.2

Total Sources	$42,932,301	100.0%	Total Uses	$42,932,301	100.0%

(1)	The Midlink Business Park Loan has a 10-year term and pays fixed principal and interest payments on a 30-year schedule. See “Annex G- Midlink Business Park Mortgage Loan Amortization Schedule” in the Preliminary Prospectus.

(2)	See “—Escrows” below.

(3)	Replacement Reserve is subject to a cap of $337,402.

(4)	TI/LC rollover reserve is subject to a cap of $700,000.

■	The Mortgage Loan. The mortgage loan (the “Midlink Business Park Loan”) is evidenced by a note in the original principal amount of $37,250,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in an industrial building located in Kalamazoo, Michigan (the “Midlink Business Park Property”). The Midlink Business Park Loan was originated by Deutsche Bank AG, acting through its New York Branch (“DBNY”) (an affiliate of German American Capital Corporation) on June 14, 2017 and represents approximately 4.0% of the Initial Pool Balance. The note evidencing the Midlink Business Park Loan has an outstanding principal balance as of the Cut-off Date of $37,208,049 and an interest rate of 4.016779% per annum. The proceeds of the Midlink Business Park Loan along with a $4,750,000 mezzanine loan and $1,007,301 of borrower equity were primarily used to refinance existing debt secured by the Midlink Business Park Property, pay off preferred equity, fund reserves and pay origination costs.

The Midlink Business Park Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Midlink Business Park Loan requires fixed monthly payments of interest and principal sufficient to amortize the Midlink Business Park Loan on a 30-year amortization schedule. The scheduled maturity date of the Midlink Business Park Loan is the due date in July 2027. Provided that no event of default has occurred and is continuing under the Midlink Business Park Loan documents, at any time after the earlier of the third anniversary of the origination of the Midlink Business Park Loan and the second anniversary of the securitization Closing Date, the Midlink Business Park Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Midlink Business Park Loan documents. Provided that no event of default has occurred and is continuing under the Midlink Business Park Loan documents, voluntary prepayment of the Midlink Business Park Loan without a prepayment premium or yield maintenance charge is permitted on or after the due date in April 2027.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: midlink business park

■	The Mortgaged Property. The Midlink Business Park Property is comprised of a 1,687,012 SF multi-tenant industrial property located in Kalamazoo, Michigan. The Midlink Business Park Property was developed from 1963 to 1966 on a 93.9-acre site as a General Motors stamping plant. The non-recourse carveout guarantor, Hackman Capital Partners, LLC (“Hackman Capital Partners”), acquired the Midlink Business Park Property in 1999 for approximately $23.0 million. Between 2003 and 2005 Hackman Capital Partners repositioned the previous single tenant property into multi-tenant layout by sub-dividing the main building that featured 44 acres under one roof into two buildings separated by a 1,200’ by 240’ truck plaza to accommodate up to 110 bays truck court separating the two buildings. Based on information provided by Hackman Capital Partners, it also reworked the utilities, electrical, HVAC, fire sprinklers, rail systems, loading docks, among other items, to make the site practical for multiple users for a total capital investment of approximately $55.2 million. The total cost basis is approximately $80.7 million ($48 per SF) inclusive of the $2.5 million spent on renovations in 2015. The Midlink Business Park Property is comprised of three buildings. Midlink East is primarily a manufacturing facility containing 857,175 SF (50.8% of GLA) of which 93.2% is occupied by three tenants and features 38 foot to 42 foot clear ceiling heights, 19 dock-high doors and high-capacity cranes that carry up to 50 tons as well as interior and exterior dual rail spur. Midlink West is primarily a warehouse facility containing 811,297 SF (48.1% of GLA) of which 80.4% is occupied by 13 tenants and features 20 foot clear ceiling heights, 27 dock-high doors and access to a rail line. Park Circle is an 18,540 SF building (4.7% GLA) which is 100% leased to a single tenant and features 20 foot clear ceiling heights.

As of May 1, 2017, the Midlink Business Park Property was 87.1% leased to 18 tenants, including two publically traded companies, Kaiser Aluminum Fab Prod (“Kaiser Aluminum”) (NASDAQ: KALU) and Graphic Packaging Intl Inc (NYSE: GPK). Since January of 2016, 408,785 SF of space has been leased at the Midlink Business Park Property, inclusive of expansions by two of its top tenants. Landscape Forms (second largest tenant based on net rentable area) expanded by 91,280 SF in February 2017 and Sigma Machines Inc (third largest tenant based on net rentable area) expanded by 56,000 SF in January 2017, respectively. Additionally, Graphic Packaging Intl Inc, the third largest tenant by square footage, has renewed its lease on the existing 148,000 SF space in June 2017 for three years. Tenants at the Midlink Business Park Property have a weighted average remaining lease term of 8.1 years as of July 2017.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: midlink business park

The following table presents certain information relating to the major tenants at the Midlink Business Park Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Kaiser Aluminum Fab Prod(3)	NR/Ba2/BB+	464,519	27.5%	$1,527,687	29.7%	$3.29	8/31/2033	2, 10-year options
Landscape Forms(4)	NR/NR/NR	256,280	15.2	850,025	16.5	$3.32	Various(5)	2, 5-year options
Sigma Machine Inc	NR/NR/NR	115,264	6.8	459,327	8.9	$3.98	Various(6)	2, 5-year options
Graphic Packaging Intl Inc	NR/NR/NR	150,400	8.9	458,800	8.9	$3.05	11/30/2020	NA
W Soule and Company(7)	NR/NR/NR	78,130	4.6	343,437	6.7	$4.40	Various(8)	NA
HP Products Corporation(9)	NR/NR/NR	62,400	3.7	202,800	3.9	$3.25	11/30/2023	2, 5-year options
Fabri-Kal Corporation	NR/NR/NR	60,000	3.6	195,000	3.8	$3.25	5/31/2020	NA
Tekna Solutionas Inc	NR/NR/NR	51,430	3.0	190,702	3.7	$3.71	11/30/2020	1, 5-year option
Erickson Flooring	NR/NR/NR	52,800	3.1	163,680	3.2	$3.10	4/30/2021	N/A
Softball Fans Inc	NR/NR/NR	33,600	2.0	161,940	3.2	$4.82	3/30/2021	2, 5-year options
Largest Owned Tenants		1,324,823	78.5%	$4,553,398	88.6%	$3.44
Remaining Owned Tenants		144,835	8.6	585,759	11.4	$4.04
Vacant Spaces (Owned Space)		217,354	12.9	0	0.0	$0.00
Total / Wtd. Avg. All Owned Tenants		1,687,012	100.0%	$5,139,157	100.0%	$3.50

(1)	Based on the underwritten rent roll dated May 1, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	The largest tenant at the Midlink Business Park Property, Kaiser Aluminum is a producer of fabricated aluminum products for aerospace/high strength, general engineering, automotive and custom industrial applications. The tenant has been at the Midlink Business Park Property since 2008 and operates pursuant to a lease that expires in August 2033, over six years beyond the loan maturity date. The tenant has a right of first offer to purchase its parcel and/or the Midlink Business Park Property. The right of first offer was waived with respect to the lender’s foreclosure in a recorded subordination, non-disturbance and attornment agreement.

(4)	Landscape Forms, a designer and manufacturer of outdoor furnishings for college, healthcare, corporate campuses, transit, living and recreational spaces, has a termination option any time after August 1, 2022, requiring written notice not less than 180 days prior to the termination date and a termination fee of (a) one half of all rent obligations payable over the remainder of the lease term (including the proportionate share of recoveries) and (b) the unamortized portion of (i) the cost of all improvements contemplated in connection with the lease and (ii) all leasing commissions paid in connection with the lease.

(5)	Landscape Forms occupies two spaces, collectively representing approximately 15.2% of the net rentable area with various lease expirations. The expiration date with respect to 165,000 SF (9.8% of the Midlink Business Park Property’s net rentable area) is July 31, 2025. The expiration date with respect to 91,280 (5.4% of the Midlink Business Park Property’s net rentable area) is January 31, 2020.

(6)	Sigma Machine, Inc., a tier 1 Tesla supplier occupies approximately 6.8% of the net rentable area with various lease expirations. The expiration date with respect to 56,000 SF (3.3% of the Midlink Business Park Property’s net rentable area) is December 31, 2021. The expiration date with respect to 53,664 SF (3.2% of the Midlink Business Park Property’s net rentable area) is April 30, 2024. The expiration date with respect to 5,600 SF (0.3% of the Midlink Business Park Property’s net rentable area) was May 1, 2016 and the tenant is currently occupying such space on a month to month basis.

(7)	W Soule and Company, a full-service custom fabricator and industrial mechanical company, has a termination option as of March 14, 2018, with written notice at least four months prior to the termination date, subject to a termination fee of $66,957.

(8)	W Soule and Company occupies approximately 4.6% of the net rentable area with various lease expirations. The expiration date with respect to 67,805 SF (4.0% of the Midlink Business Park Property’s net rentable area) is March 14, 2021. The expiration date with respect to 10,325 SF (0.6% of the Midlink Business Park Property’s net rentable area) is February 3, 2018.

(9)	HP Products Corporation, a janitorial equipment supplier with 9 locations across the U.S., has a termination option as of if May 31, 2020, with written notice at least nine months prior to the termination date, subject to a termination fee of $100,000.

The following table presents certain information relating to the lease rollover schedule at the Midlink Business Park Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants(2)
MTM	40,000	2.4%	2.4%	$197,033	3.8%	$4.93	6
2017	14,400	0.9	3.2%	61,200	1.2	$4.25	1
2018	10,325	0.6	3.8%	50,772	1.0	$4.92	1
2019	44,735	2.7	6.5%	240,986	4.7	$5.39	3
2020	353,110	20.9	27.4%	1,147,552	22.3	$3.25	4
2021	210,205	12.5	39.9%	828,285	16.1	$3.94	4
2022	0	0.0	39.9%	0	0.0	$0.00	0
2023	62,400	3.7	43.6%	202,800	3.9	$3.25	1
2024	53,664	3.2	46.8%	220,487	4.3	$4.11	1
2025	216,300	12.8	59.6%	680,355	13.2	$3.15	2
2026	0	0.0	59.6%	0	0.0	$0.00	0
2027	0	0.0	59.6%	0	0.0	$0.00	0
2028 & Thereafter	464,519	27.5	87.1%	1,509,687	29.4	$3.25	1
Vacant	217,354	12.9	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	1,687,012	100.0%		$5,139,157	100.0%	$3.50	24

(1)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(2)	Reflects the number of leases expiring in a given year, whereas a single tenant has one to three leases expiring in various years.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: midlink business park

The following table presents certain information relating to historical leasing at the Midlink Business Park Property:

Historical Leased%(1)

	2014	2015	2016	As of 5/1/2017(2)
Owned Space	88.1%	79.5%	80.7%	87.1%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	Based on underwritten rent roll dated May 1, 2017.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Midlink Business Park Property:

Cash Flow Analysis(1)

	2014	2015	2016	TTM 4/30/2017	Underwritten	Underwritten $ per SF
Base Rent	$5,122,588	$4,932,685	$4,988,758	$5,099,725	$5,139,157	$3.05
Contractual Rent Steps(2)	0	0	0	0	93,548	0.06
Gross Up Vacancy	0	0	0	0	978,093	0.58
Total Reimbursement Revenue	1,872,665	1,852,457	1,968,959	2,246,198	2,425,077	1.44
Other Income	78,097	74,163	174,851	303,807	0	0.00
Vacancy & Credit Loss	0	0	0	0	(978,093)	(0.58)
Effective Gross Income	$7,073,350	$6,859,305	$7,132,569	$7,649,730	$7,657,783	$4.54

Real Estate Taxes	133,593	124,620	178,439	203,812	281,909	0.17
Insurance	132,277	136,470	139,574	115,045	115,009	0.07
Management Fee	346,059	332,400	435,453	427,938	306,311	0.18
Other Operating Expenses	2,412,319	2,205,130	2,261,922	2,362,028	2,562,810	1.52
Total Operating Expenses	3,024,248	2,798,620	3,015,388	3,108,823	3,266,039	$1.94

Net Operating Income	$4,049,102	$4,060,685	$4,117,181	$4,540,907	$4,391,743	$2.60
TI/LC	0	0	0	0	303,485	0.18
Capital Expenditures	0	0	0	0	168,701	0.10
Net Cash Flow	$4,049,102	$4,060,685	$4,117,181	$4,540,907	$3,919,557	$2.32

Occupancy	88.1%	79.5%	80.7%	87.1%	86.4%
NOI Debt Yield	10.9%	10.9%	11.1%	12.2%	11.8%
NCF DSCR	1.97x	1.97x	2.00x	2.21x	1.91x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Includes contractual rent increases through April 1, 2018.

■	Appraisal. According to the appraisal, the Midlink Business Park Property had an “as-is” appraised value of $49,700,000 as of April 19, 2017.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$49,700,000	N/A	9.00%

■	Environmental Matters. The Phase I environmental report dated February 13, 2017 identified soil and groundwater contamination as a recognized environmental condition at the Midlink Business Park Property in connection with the historical industrial activities by the General Motors plant at the Midlink Business Park Property prior to 1999 and noted that there is an ongoing Resource Conservation and Recovery Act (“RCRA”) investigation being conducted at the Midlink Business Park Property. The report recommended continuing to monitor the RCRA compliance investigation and modification of a due care plan as necessary. The borrower sponsor’s environmental consultant estimated the anticipated cost of RCRA corrective actions to be approximately $185,000 over the next three years until the RCRA matter is fully resolved. The lender’s environmental consultant determined such estimate was reasonable, but also provided a “reasonable worst case scenario” estimate of $1,500,000. No environmental reserve was provided at loan closing. The borrower purchased a premises environmental liability insurance policy from Great American E & S Insurance Company in favor of the lender with an aggregate and per incident limit of $3,000,000 and a self-insured retention of $50,000 per incident and a thirteen year term expiring June 14, 2030. In addition, the borrower sponsor

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: midlink business park

currently has a 10-year pollution liability policy in place with $5,000,000 in limits which is set to expire in 2021 (but is not obligated to retain or renew such policy).

The Phase I environmental report also identified a controlled recognized environmental condition at the Midlink Business Park Property related to polychlorinated biphenyls (“PCBs”) found in the concrete floors in the basement of the Midlink East building. The approval for the risk-based disposal request for PCB Remediation Waste was received in a letter from the Environmental Protection Agency that outlines steps to be taken for disposal of PCB contaminated waste if future construction or demolition activities take place in the basement of the Midlink East building and that indoor air quality testing be effected during construction or demolition.

■	Market Overview and Competition. The Midlink Business Park Property is located in Kalamazoo County in Michigan, approximately 40 miles from the Indiana border and 50 miles from the coast of Lake Michigan. The Midlink Business Park Property is positioned along the Midwest Interstate 94, a major highway that crosses the Kalamazoo area and is less than three miles from the Kalamazoo Battle Creek International Airport. Major employers within 10-miles of the Midlink Business Park Property represent significant concentration in the pharmaceuticals, healthcare and education industries including Pfizer, Bronson Hospital and Western Michigan University. The Midlink Business Park Property is within 60 miles south of Grand Rapids, 130 miles west of Detroit, 140 miles east of Chicago and 190 miles north of Indianapolis.

The Midlink Business Park Property is located within the Grand Rapids Metro industrial market according to the appraisal. As of the first quarter of 2017, the Grand Rapids market had a total industrial supply of 326.1 million SF within 8,867 buildings and a total vacancy rate of 2.1% and net market rents of $3.78 per SF. More specifically, the Midlink Business Park Property is located within the Kalamazoo County industrial submarket. As of the first quarter of 2017, the Kalamazoo County industrial submarket had a total industrial supply of 27.4 million SF within 783 buildings and a total vacancy rate of 1.9% and net market rents of $4.66 per SF.

The following table presents certain information relating to sales comparables for the Midlink Business Park Property:

Industrial Building Sales Comparables(1)

Property Name	Property Location	Rentable Area (SF)	Sale Date	Sale Price (in millions)
Midlink Business Park Property	Kalamazoo, MI	1,687,012(2)	NA	$49.7(3)
5050 Kendrick St SE	Grand Rapids, MI	301,317	12/2015	$9.40
4400 Matthew Drive	Flint, MI	407,500	11/2015	$10.8
Northline Industrial Center	Romulus, MI	1,089,312	9/2015	$23.3
Plymouth Industrial Property	Plymouth, MI	414,670	8/2015	$11.5
ABB Robotics	Auburn Hills, MI	542,800	4/2014	$23.2
Airport Distribution Center	Romulus, MI	312,000	3/2014	$10.9

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated May 1, 2017.

(3)	Represents the appraised value as of April 19, 2017.

The following table presents certain information relating to recent industrial leasing activity for the Midlink Business Park’s market:

Industrial Lease Comparables(1)

Property Name	Property Location	Tenant Name	Lease Date	GLA (SF)	Lease Term (years)	Base Rent per SF	Lease Type
Midlink Business Park Property	Kalamazoo, MI	Various	Various	1,687,012	14.2(2)	$3.50(2)	Net
Crossroads Distribution Center	Belleville, Wayne County, MI	Bridgestone Americas Tire	4/2016	52,924	10.3	$5.02	Net
28420-28488 Highland Road	Romulus, Wayne County, MI	Matrix Quality Services	4/2016	18,300	5.0	$6.85	Net
28825 Goddard Road	Romulus, Wayne County, MI	Red Bull Distribution	4/2016	31,250	5.0	$7.75	Net
Crossroads Distribution Center	Belleville, Wayne County, MI	C Z Cartage	11/2015	78,300	4.1	$3.60	Net
Crossroads Distribution Center	Belleville, Wayne County, MI	Excel	10/2015	76,504	4.2	$3.60	Net
28420-28488 Highland Road	Romulus, Wayne County, MI	Morse Moving & Storage	5/2015	18,300	5.0	$3.40	Net
24501 Brest Road	Taylor, Wayne County, MI	Motor City Solutions	2/2015	32,000	2.4	$4.50	Net
27050 Trolley Industrial Drive	Taylor, Wayne County, MI	3S International	1/2015	67,200	5.7	$3.46	Net

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated May 1, 2017.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: midlink business park

■	Michigan Tax Free Renaissance Zone: The Midlink Business Park Property is located within a Renaissance Zone, in which taxes are abated for local real property taxes, local personal property taxes, 6-mill state education tax and single business tax. The Midlink Business Park Property’s designation as Kalamazoo’s Renaissance Zone expires in 2018 and the taxes were phased in at 25% in 2015, 50% in 2016 and 75% in 2017. Underwritten tax expense reflects the unabated tax amount for the Midlink Business Park Property.

■	The Borrower. The borrower is Midlink Business Park, LLC, a single-purpose, single-asset entity with an independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Midlink Business Park Loan. The non-recourse carve-out guarantors are Hackman Capital Partners and Michael D. Hackman, on a joint and several basis.

Hackman Capital Partners is a privately-held, real estate investment firm, based in Los Angeles. Founded in 1986, Hackman Capital Partners focuses on the acquisition and management of commercial properties. Hackman Capital Partners has conducted real estate transactions across 41 states, having owned, through affiliated entities, over 400 buildings totaling 35-plus million SF and 24,000 acres of developable land. The firm’s current portfolio includes 30 properties across eight states.

Michael Hackman, the founder of Hackman Capital Partners, began his real estate career in 1978 at Majestic Realty, one of the nation’s largest developers of industrial and commercial real estate headquartered in Los Angeles. Between 1983 and 1986, Michael Hackman joined CB Richard Ellis where he was an industrial broker in the Los Angeles Inland Empire, specializing in industrial building sales, leasing and land transactions before leaving to start Hackman Capital Partners in 1986.

■	Escrows. In connection with the origination of the Midlink Business Park Loan, the borrower funded reserves of (i) $140,109 for real estate taxes and (ii) $461,530 for future leasing expenses.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the Midlink Business Park Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates (initially $18,652) will be necessary to pay taxes over the then succeeding 12-month period, (ii) a capital expenditures reserve equal to $14,058 and subject to a cap of $337,402, (iii) a TI/LC rollover reserve equal to $25,264 and subject to a cap of $700,000 and (iv) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums upon the expiration of the insurance policies. Notwithstanding the foregoing, insurance escrows are waived so long as the Midlink Business Park Property is covered by an acceptable blanket policy (at closing, insurance was maintained under an acceptable blanket policy). Additionally, during a Lease Sweep Period (as defined below), all excess cash is required to be swept into the lease sweep reserve account.

■	Lockbox and Cash Management. The Midlink Business Park Loan documents require a hard lockbox with in-place cash management. The Midlink Business Park Loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and require that all other money received by the borrower with respect to the Midlink Business Park Property be promptly deposited into such lockbox account following receipt. All amounts in the lockbox account are required to be swept to a lender-controlled cash management account every business day and applied on each payment date to the payment of taxes and insurance, debt service and required reserves, approved property operating expenses and mezzanine debt service (see “—Current Mezzanine or Subordinate Indebtedness” below) and, during a Lease Sweep Period (as defined below) and provided no Trigger Period (as defined below) is continuing, excess cash in the deposit account is required to be disbursed to the borrower in accordance with the Midlink Business Park Loan documents. If a Trigger Period is continuing (other than a Trigger Period due to a Lease Sweep Period), excess cash in the deposit account is required to be transferred to an account held by the lender as additional collateral for the Midlink Business Park Loan.

A “Trigger Period” will commence upon the occurrence of (i) an event of default under the Midlink Business Park Loan, (ii) a Low Debt Service Period (as defined below), (iii) a mezzanine loan default or (iv) a Lease Sweep Period (as defined below) and will end upon (a) with respect to clause (i), the date on which such event of default is cured, (b) with respect to clause (ii), the Low Debt Service Period has ended, (c) with respect to clause (iii), the date on which such mezzanine loan default is cured and (d) with respect to clause (iv), such Lease Sweep Period has ended.

A “Low Debt Service Period” will commence if (i) the debt service coverage ratio, as of any calculation date, falls below (a) if the current mezzanine loan is outstanding, 1.15x based on the total debt (i.e. the combined Midlink Business Park Loan balance and mezzanine loan balance) or (b) if the current mezzanine loan is not outstanding,

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: midlink business park

1.45x based on the Midlink Business Park Loan balance (excluding the mezzanine loan balance) and will end when either (x) if the current mezzanine loan is outstanding, the debt service coverage ratio is at least 1.20x based on the total debt and if the current mezzanine loan is not outstanding, 1.50x based on the Midlink Business Park Loan balance for two consecutive calendar quarters or if (y) the borrower deposits the DSCR Collateral (defined below) with the lender (which DSCR Collateral is required to be released to the borrower if the Low Debt Service Period is cured without giving credit to such DSCR Collateral).

“DSCR Collateral” means cash or an acceptable letter of credit in an amount which, if applied to the payment of the principal amount of the Midlink Business Park Loan, would cause the debt service coverage ratio to be (a) if the current mezzanine loan is not outstanding, at least 1.50x based on the Midlink Business Park Loan balance (excluding the mezzanine loan balance) and (b) if the current mezzanine loan is outstanding, 1.20x based on the total debt.

A “Lease Sweep Period” will commence upon the date on which, with respect to a Lease Sweep Lease (defined below), (a) the Lease Sweep Lease (or any material portion thereof ) is surrendered, cancelled or terminated prior to the then current expiration date or receipt of notice from the tenant of its intent to cancel, surrender or terminate the Lease Sweep Lease (or any material portion thereof); (b) the date on which a tenant under a Lease Sweep Lease goes dark at all of its space (or any material portion thereof) at the Midlink Business Park Property, provided, however, that if the tenant under a Lease Sweep Lease is (x) an investment grade entity and (y) continues to pay rent when due, a Lease Sweep Period will not commence; (c) a default by the tenant in the payment of rent, another material monetary obligation or a material non-monetary default, under a Lease Sweep Lease that continues beyond any applicable notice and cure period; (d) the occurrence of certain bankruptcy or insolvency proceedings or events of a tenant under a Lease Sweep Lease or (e) the date that is nine months prior to (1) the termination date of the term of a Lease Sweep Lease if such termination date is to occur on or prior to the stated maturity date of the Midlink Business Park Loan and (2) the stated maturity date of the Midlink Business Park Loan if the termination date of the term of a Lease Sweep Lease is to occur after such stated maturity date and prior to the date that is 24 months after such stated maturity date.

A Lease Sweep Period will end with respect to clauses (a), (b) and (e) above once the applicable event has been cured or the space demised under the Lease Sweep Lease (or applicable portion thereof) has been re-tenanted pursuant to one or more “qualified leases” as defined in the Midlink Business Park Loan documents and, in the lender’s reasonable judgment, sufficient funds (subject to the maximum amount below) have been accumulated in the lease sweep reserve to cover all anticipated tenant improvement and leasing commissions and free and/or abated rent in connection therewith (and any operating shortfalls relating to a delay in the commencement of full rent payments). With respect to clause (b) above, a Lease Sweep Period will end on the date on which the applicable tenant re-commences the operating of its space (or applicable portion thereof). With respect to clause (c) above, a Lease Sweep Period will end on the date on which the subject default has been cured and no other default under such Lease Sweep Lease occurs for a period of three consecutive months following such cure. With respect to clause (d) above, a Lease Sweep Period will end on the date the bankruptcy or insolvency event has terminated and the applicable lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender. With respect to clauses (a) through (e) above, a Lease Sweep Period will end on the date on which $1,625,817 has accumulated in the lease sweep reserve.

A “Lease Sweep Lease” is the Kaiser Aluminum lease or any replacement lease or leases which cover at least 50% of the rentable SF demised under the Kaiser Aluminum lease as of July 14, 2017.

■	Property Management. The Midlink Business Park Property is managed by Hackman Capital Partners, a borrower affiliate. Provided that no event of default is occurring under the Midlink Business Park Loan documents, rating agency and lender approval is not required for the appointment of a Qualified Manager, provided that borrower executes a new property management agreement and management subordination reasonably acceptable to the lender and, if the new manager is a borrower affiliate, delivers an updated non-consolidation opinion..

A “Qualified Manager” means either (i) a property manager owned and/or controlled by Michael D. Hackman or (ii) an unaffiliated property manager that (A) is a reputable, nationally or regionally recognized management company having at least five years’ experience in the management of properties that are similar to the Midlink Business Park Property as to quality, location and type, (B) at the time of its engagement as property manager has at least 2,000,000 leasable square footage of the same property type and (C) is not the subject of a bankruptcy or similar insolvency proceeding. The lender may require the borrower to replace the manager with (x) an unaffiliated manager

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: midlink business park

selected by the borrower that meets the requirements for a Qualified Manager set forth in the Midlink Business Park Loan documents or (y) another property manager chosen by borrower and approved by the lender upon the occurrence of: (i) an event of default under the Midlink Business Park Loan; (ii) a default under the management agreement beyond the cure period; (iii) the insolvency of or commencement of insolvency or bankruptcy proceedings involving the manager; or (iv) if at any time the manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds.

■	The Condominium. One of the parcels of the land included in the Midlink Business Park Property is a condominium unit in the Midlink Industrial Site Condominiums, a horizontal land condominium containing 20 units. The borrower owns Unit 3, which includes the 18,540 SF (4.7% GLA) Park Circle building with an undivided 9.73% interest in the Common Elements. Currently, 5 units (Units 4, 8, 10, 14 and 22, compromising a total of approximately 41.53% of the condominium) have been conveyed to third parties. The borrower sponsor currently controls the board, which has three members. Pursuant to the condominium documents, the board is required to have one member that is not appointed by the borrower sponsor. The borrower sponsor has advised that such an election will be held, but has not yet been completed. A conditional resignation from the borrower sponsor-appointed board members was received at or before closing. Upon a sale of 75% or more of the units, the non-borrower sponsor co-owners will have the right to elect all directors; provided that the borrower sponsor will have the right to designate one director so long as it owns at least 10% of the units.

■	Current Mezzanine or Subordinate Indebtedness. A mezzanine loan, with an original principal balance of $4,750,000, was funded after the funding of the Midlink Business Park Loan. The mezzanine loan accrues interest at a rate of 10.50000% per annum, is coterminous with the Midlink Business Park Loan and requires scheduled principal and interest payments based on a fixed 30-year amortization schedule. The mezzanine loan is held by MSC - Midlink Holdco, LLC.

■	Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. The borrower is permitted to transfer, grant an easement or right of way, or otherwise encumber to or in favor of the Road Commission of Kalamazoo County or any other applicable governmental authority an intersection parcel that does not contain any portion of the improvements and constitutes not more than 0.1 acres) in accordance with the terms of a certain agreement relating to such intersection parcel, without prepayment or defeasance of the Midlink Business Park Loan.

■	Terrorism Insurance. The Midlink Business Park Loan documents require that the “all risks” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Midlink Business Park Property. Any such insurance may be provided through a blanket insurance policy, provided that such policy is required to provide the same protection that a separate policy insuring only the Midlink Business Park Property would provide, as determined by the lender. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: Residence inn long beach

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: Residence inn long beach

MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS
DOWNTOWN LONG BEACH
NORTH PINE
EAST VILLAGE ARTS DISTRICT
WESTGATE
WATERFRONT
FREEWAY ACCESS
CITY PLACE SHOPPING CENTER (UNDER RENOVATION)
PINE SQUARE
THE PIKE OUTLETS
SHORELINE VILLAGE
E 7TH ST
W 6TH ST
E 6TH ST
W 3RD ST
E 3RD ST
W BROADWAY
E BROADWAY
E OCEAN BLVD
E SHORELINE DR
PACIFIC AVE
LONG BEACH BLVD
MAGNOLIA AVE
ATLANTIC AVE
ALAMITOS AVE
GOLDEN SHORE ST
QUEENSWAY BR
QUEENS WAY
S PINE AVE
HARBOR SCENIC DR
THE PROMENADE
Los Angeles River
Rainbow Lagoon
Rainbow Harbor
Queensway Bay
Long Beach Shoreline Marina
Alamitos Beach
Long Beach Convention Center
Long Beach Arena
Long Beach Center for Performing Arts
Aquarium of the Pacific
Catalina Cruise Terminal
Queen Mary
Residence Inn Long Beach
600 Queensway Drive
Long Beach, CA 90802
Los Angeles
Pasadena
Burbank
Glendale
Santa Monica
Culver City
Long Beach
Pacific Ocean
Santa Monica Bay
San Pedro Bay
Torrance
Lakewood
Land Use
Entertainment
Retail
Lodging
Residential
Office & Civic

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: Residence inn long beach

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GACC
Location (City/State)	Long Beach, California	Cut-off Date Balance		$33,959,929
Property Type	Hospitality	Cut-off Date Balance per Room		$190,786
Size (Rooms)	178	Percentage of Initial Pool Balance		3.6%
Total TTM Occupancy as of 3/31/2017	77.6%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 3/31/2017	77.6%	Type of Security		Leasehold
Year Built / Latest Renovation	2009 / 2017	Mortgage Rate		4.55000%
Appraised Value	$48,500,000	Original Term to Maturity (Months)		120
Appraisal Date	4/3/2017	Original Amortization Term (Months)		360
Borrower Sponsor	Ensemble Investments, LLC	Original Interest Only Period (Months)		NAP
Property Management	Residence Inn by Marriott, LLC	First Payment Date		8/6/2017
		Maturity Date		7/6/2027

Underwritten Revenues	$8,970,269
Underwritten Expenses	$4,982,084
Underwritten Net Operating Income (NOI)	$3,988,185	Escrows(1)
Underwritten Net Cash Flow (NCF)	$3,614,172		Upfront	Monthly
Cut-off Date LTV Ratio	70.0%	Taxes	$0	$0
Maturity Date LTV Ratio	56.8%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	1.92x / 1.74x	FF&E	$0	$0
Debt Yield Based on Underwritten NOI / NCF	11.7% / 10.6%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$34,000,000	100.0%	Loan Payoff	$29,339,020	86.3%
			Principal Equity Distribution	4,420,543	13.0
			Closing Costs	240,438	0.7

Total Sources	$34,000,000	100.0%	Total Uses	$34,000,000	100.0%

(1)	Monthly escrows set forth under this heading are springing. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Residence Inn Long Beach Loan”) is secured by a first mortgage encumbering the borrower’s leasehold interest in a 178-room extended stay hotel located in Long Beach, California (the “Residence Inn Long Beach Property”). The Residence Inn Long Beach Loan had an original principal balance of $34,000,000, has an outstanding balance as of the Cut-off Date of $33,959,929 and represents 3.6% of the Initial Pool Balance. The Residence Inn Long Beach Loan was originated by Deutsche Bank AG, acting through its New York Branch (“DBNY”) (an affiliate of German American Capital Corporation) on June 9, 2017. The Residence Inn Long Beach Loan has an interest rate of 4.55000% per annum. The proceeds of the Residence Inn Long Beach Loan were primarily used to refinance existing debt on the Residence Inn Long Beach Property, pay loan origination costs and return equity to the borrower sponsor.

The Residence Inn Long Beach Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The scheduled maturity date of the Residence Inn Long Beach Loan is the due date in July 2027. Voluntary prepayment of the Residence Inn Long Beach Loan is permitted (in whole, but not in part) without penalty on or after the due date in April 2027. Defeasance of the Residence Inn Long Beach Loan with direct, non-callable obligations of the United States of America or other obligations which are government securities is permitted under the Residence Inn Long Beach Loan documents at any time after the second anniversary of the Closing Date for this securitization

■	The Mortgaged Property. The Residence Inn Long Beach Property is an extended stay hotel containing 178 all-suite rooms located in Long Beach, California. The 11-story hotel building is situated on a 2.34 acre site along the banks of the Port of Long Beach and features views of the Pacific Ocean, the Long Beach marina and the Long Beach Downtown. The Residence Inn Long Beach Property operates under a Marriott International, Inc. (“Marriott”) hotel management agreement that expires in December 2034 and has two successive ten-year renewal options.

The borrower developed the Residence Inn Long Beach Property in 2009 and has a total cost basis of $41.9 million which includes the $2.6 million (approximately $14,427 per room) property improvement plan (“PIP”). The sponsor completed Phase I of the renovation in April 2017, which included updates to all of the guestrooms and corridors. Phase II is projected to take place during the month of October 2017 with a focus on common areas.

The Residence Inn Long Beach Property offers complimentary breakfast and evening reception within its 42-seat breakfast area. The hotel also features a fitness center, an outdoor pool, a business center, a sundry shop and four meeting rooms with approximately 1,689 aggregate SF of meeting space. The guestrooms offer apartment-like accommodations and include a mix of 139 studio suites, 29 one-bedroom suites and 10 two-bedroom suites. Each of the guestrooms features a flat-screen television, a desk with a chair, a dresser, nightstands, a couch and a lounge

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: Residence inn long beach

chair. Each room also features a full kitchen with a sink, microwave, full-sized refrigerator, oven and cook top, dishwasher, cookware, dishes and silverware. One- and two-bedroom suites feature separate living and sleeping rooms. The Residence Inn Long Beach Property has 120 parking spaces at the hotel property and 38 leased spaces within a parking lot located less than half a mile away at the Doubletree Hotel Maya. See“—Parking Lease Agreement” below.

The Residence Inn Long Beach Property is subject to a hotel management agreement with Marriott (as opposed to a traditional franchise agreement). Accordingly, Marriott controls revenues, operates the hotel and pays/collects the majority of costs, including, but not limited to taxes, FF&E, insurance, and minor capital repairs. The lender has entered into a subordination, non-disturbance and attornment agreement (“SNDA”) with Marriott subordinating Marriott’s interest in the Residence Inn Long Beach Property to the lien of the mortgage securing the Residence Inn Long Beach Loan and has provided for springing reserves in certain circumstances. See “—Hotel Management” below.

The following table presents certain information relating to the 2016 demand analysis with respect to the Residence Inn Long Beach Property based on market segmentation, as provided in the appraisal for the Residence Inn Long Beach Property:

2016 Accommodated Room Night Demand(1)

Property	Commercial	Meeting and Group	Leisure
Residence Inn Long Beach Property	49%	14%	37%
Doubletree Hotel Maya	40%	15%	45%
Holiday Inn Long Beach Downtown Area	30%	20%	50%
Hilton Long Beach	40%	45%	15%
Crowne Plaza Los Angeles Harbor Hotel	30%	10%	60%
Courtyard Long Beach Downtown	35%	40%	25%
Hyatt Centric The Pike Long Beach	35%	20%	45%
Residence Inn Long Beach	50%	15%	35%

(1)	Source: Appraisal.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Residence Inn Long Beach Property:

Cash Flow Analysis(1)

	2014	2015	2016	TTM 3/31/2017(2)	Underwritten	Underwritten $ per Room
Room Revenue	$7,374,689	$8,315,218	$8,363,578	$8,240,879	$8,340,686	$46,858
Food & Beverage Revenue	16,698	14,126	76,280	50,944	76,280	429
Other Revenue	531,195	469,726	553,303	517,748	553,303	3,108
Total Revenue	$7,922,582	$8,799,070	$8,993,161	$8,809,571	$8,970,269	$50,395

Room Expense	$1,764,605	$1,825,860	$1,870,032	$1,881,498	$1,864,914	$10,477
Food & Beverage Expense	872	586	17,159	16,042	17,159	96
Other Expense	53,712	63,865	60,932	61,704	60,932	342
Total Departmental Expense	$1,819,189	$1,890,311	$1,948,123	$1,959,244	$1,943,005	$10,916
Total Undistributed Expense	2,113,939	2,399,725	2,434,387	2,451,277	2,452,976	13,781
Total Fixed Charges	584,602	597,503	585,167	586,343	586,104	3,293
Total Operating Expenses	$4,517,730	$4,887,539	$4,967,677	$4,996,864	$4,982,084	$27,989

Net Operating Income	$3,404,852	$3,911,531	$4,025,484	$3,812,707	$3,988,185	$22,406
FF&E	212,211	273,210	252,379	243,200	374,013	2,101
Net Cash Flow	$3,192,641	$3,638,321	$3,773,105	$3,569,507	$3,614,172	$20,304

Occupancy(3)	77.5%	81.6%	79.8%	77.6%	80.7%
NOI Debt Yield	10.0%	11.5%	11.9%	11.2%	11.7%
NCF DSCR	1.54x	1.75x	1.81x	1.72x	1.74x

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	During the trailing 12 months, the Residence Inn Long Beach Property was impacted by Phase I of the in place PIP which commenced in the second half of January 2017 and ended in April 2017. In March 2017, approximately 54 rooms were out of inventory each day (1,674 total room nights).

(3)	Occupancy declined between 2015 and TTM 3/31/2017. During such period there were ongoing PIP renovations at the Residence Inn Long Beach Property, as guestrooms were taken off line for renovation between January 2017 through April 2017.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: Residence inn long beach

■	Appraisal. According to the appraisal, the Residence Inn Long Beach Property had an “as-is” appraised value of $48,500,000 as of April 3, 2017. The “as stabilized” appraised value is $53,100,000 as of April 3, 2019. The “as stabilized” value assumes a projected stabilized ADR of $182.77 and a projected stabilized occupancy of 79.0%. Both the “as-is” and “as stabilized” appraised values take into account the reimbursements under the TOT Agreement (as defined below) and assume the TOT Agreement is extended in 2019. The appraisal projects that the $701,000 TOT Agreement amount is paid out between 2017 and 2021, which results in a 2.1% net operating income benefit in 2018 and steps down each year to 0.0% in 2023.

Appraisal Approach	Value	Discount Rate	Terminal Capitalization Rate
Discounted Cash Flow Approach	$48,500,000	10.00%	9.16%

■	Environmental Matters. According to a Phase I environmental report, dated April 11, 2017, there are no recommendations for further action at the Residence Inn Long Beach Property.

■	Market Overview and Competition. The Residence Inn Long Beach Property is located in Long Beach, California approximately 25 miles south of the Los Angeles CBD. According to the appraisal, Los Angeles County is one of the most densely populated areas in the nation and is a major hub for the international trade, business, entertainment, technology, tourism and manufacturing sectors. The area is served by Interstate 710 (Long Beach Freeway) and Interstate 405 (San Diego Freeway), both of which are located within seven miles of the Residence Inn Long Beach Property and facilitate access throughout the region. The Los Angeles International Airport is located approximately 23 miles northwest of the Residence Inn Long Beach Property.

The overall segmentation of the Residence Inn Long Beach Property is 49.0% commercial, as reflected in the “2016 Accommodated Room Night Demand” table above. According to the appraisal, most of the corporate demand generators in the market are within close proximity to the Residence Inn Long Beach Property and include port-related companies as well as corporate users in the aerospace, oil and gas, and health care industries. The ports of Long Beach and Los Angeles are both located within six miles of the Residence Inn Long Beach Property. Together, the ports form the largest import/export center on the West Coast and are among the largest commercial patrons of Long Beach hotels. Aerospace is another significant commercial demand generator in Long Beach and includes companies such as Boeing, Gulfstream Aerospace Corporation and RBH Aerospace, all of which are located within 11 miles of the Residence Inn Long Beach Property. Oil refineries, namely Valero, Tesoro and Phillips 66 are located within 10 miles of the Residence Inn Long Beach Property and bring in corporate travelers to the area. Molina Healthcare, which is located 1.2 miles north of the Residence Inn Long Beach Property, is one of the top employers in the Long Beach area and contributes to the corporate demand as well. The appraisal also included airline crew in the commercial segment, which according to market participants, accounted for approximately 7.5% of total demand for the downtown Long Beach hotels in 2016.

The location of the Residence Inn Long Beach Property provides access to tourist destinations including the Long Beach cruise ship terminal, which is located approximately one mile southeast and is on the same side of Los Angeles River. Carnival Corporation owns and launches its cruises from the Long Beach cruise ship terminal, which features the Queen Mary shop, while other major cruise line companies leave from neighboring Los Angeles Harbor. Cruise ship guests embarking or disembarking cruise ships drive leisure demand in the market. In addition, the Aquarium of the Pacific and Long Beach Memorial Hospital, both of which are located within five miles of Residence Inn Long Beach Property, also drive leisure demand to the area.

The appraiser identified three hotel projects, totaling 366 rooms, which are under construction in Long Beach. However, only two hotels, located more than 10 miles northeast from the Residence Inn Long Beach Property and near the airport are expected to compete directly with the Residence Inn Long Beach Property based on their extended stay market orientations. A 98-room extended-stay Homewood Suites Long Beach Airport is expected to open in the first quarter of 2018 and a 125-room Staybridge Suites Long Beach Airport is planned to replace the west wing of the Holiday Inn Long Beach Airport that currently functions as an independent hotel and is expected to open in the second quarter of 2019.

Despite the addition of the new supply, the appraisal forecasts commercial hotel demand in the Long Beach market to increase 1.0% in 2017, 4.0% in 2018, and 3.0% in 2019, before stabilizing at 1.0% in 2020 and each year thereafter. The appraisal forecasts additional demand derived from the improved organic growth from the addition of new hotel

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: Residence inn long beach

rooms that was constrained in recent years due to the lack of new supply as well as the completion of three infrastructure projects in 2019. The infrastructure projects include the Gerald Desmond Bridge, which is expected to accommodate today’s tallest cargo ships and have an extra vehicle lane in each direction as well as a bicycle and pedestrian path with three scenic overlooks; the $520 million design-build-finance-operate-maintain project on the Long Beach Civic Center, a 400,000 SF convention center located within 2 miles of the Residence Inn Long Beach Property; and the addition of Shoreline Gateway a two-tower retail and residential project with approximately 7,000 SF of retail space and 300 residential units. There can be no assurance that any such projected increase in demand will occur.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Residence Inn Long Beach Property and its competitive set, as provided in a market research report for the Residence Inn Long Beach Property:

Historical Statistics(1)

	Residence Inn Long Beach			Competitive Set			Penetration(2)
	2015	2016	TTM 3/31/2017	2015	2016	TTM 3/31/2017	2015	2016	TTM 3/31/2017
Occupancy	77.3%	81.0%	77.6%	78.7%	77.2%	81.7%	98.2%	104.9%	94.9%
ADR	$148.11	$161.12	$163.56	$124.86	$137.53	$145.22	118.6%	117.1%	112.6%
RevPAR	$114.45	$130.51	$126.84	$98.22	$106.22	$118.70	116.5%	122.9%	106.9%

(1)	Source: March 2017 travel research report.

(2)	During the trailing 12 months, the Residence Inn Long Beach Property was impacted by Phase I of the in place PIP which commenced in the second half of January 2017 and ended in April 2017. In March 2017, approximately 54 rooms were out of inventory each day (1,674 total room nights).

Residence Inn Long Beach Property Competitive Set(1)

Property	Number of Rooms	Year Built
Residence Inn Long Beach	178	2009
Doubletree Hotel Maya	199	1975
Holiday Inn Long Beach Downtown Area	134	1990
Hilton Long Beach	398	1992
Crowne Plaza Los Angeles Harbor Hotel	244	1990
Doubletree Carson	225	1990
Extended Stay America Los Angeles Long Beach Airport	134	1997
Ayres Hotel Seal Beach	112	2002
Total(2)	1,446

(1)	Source: March 2017 travel research report.

(2)	Total excludes the Residence Inn Long Beach Property.

■	The Borrower. The borrower is Portside Partners Holdco, LLC, a single-purpose, single-asset entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Residence Inn Long Beach Loan. The non-recourse carve-out guarantor is Ensemble Investments, LLC (“Ensemble”), a company involved in the investment, management and development of commercial real estate for approximately 30 years. Ensemble has investments in hotels, medical office, and general office assets. Ensemble owns 9 hotels across California (6), New York (1), Arizona (1) and Pennsylvania (1) totaling 1,622 rooms, with two additional hotels currently under development.

■	Escrows. No upfront reserves were taken at origination for the Residence Inn Long Beach Loan. The requirement for the borrower to make monthly deposits for taxes, insurance, and FF&E is waived so long as the borrower has reserved such amounts with Marriott pursuant to the hotel management agreement. In the event that the borrower is no longer reserving such amounts with the hotel manager, the borrower will be required, on a monthly basis, to make monthly deposits of (i) the greater of (x) 4.0% of the projected rents for the prior month and (y) the then-current amount required by the hotel management agreement for approved capital expenditures and the repair and replacement of FF&E (to the extent the hotel management agreement is still in effect) and (ii) one-twelfth of the estimated annual real estate taxes and insurance premiums. However, the requirement to deposit the monthly amount for insurance premiums is waived so long as the borrower is insured under an acceptable blanket policy.

■	Lockbox and Cash Management. The Residence Inn Long Beach Loan is structured with a soft lockbox and springing cash management. All rents and other payments that are due to the borrower from Marriott (after application of such rents as permitted under the hotel management agreement to pay operating expenses, FF&E expenses, Marriott fees, reserves and other costs) are required to be deposited by Marriott directly into a clearing account

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: Residence inn long beach

controlled by lender. Unless a Trigger Period (as defined below) is continuing, all amounts on deposit in the clearing account will be swept daily into the borrower’s account. During the continuance of a Trigger Period, all amounts on deposit in the clearing account are required to be swept daily into an account controlled by the lender and applied as described below.

During the continuance of a Trigger Period, all amounts on deposit with the lender are required to be applied in the following order of priority: (i) to make the required deposit to the tax account; (ii) to make the required deposit, if any, to the insurance account; (iii) to pay the monthly debt service payment; (iv) to make the required deposit to the FF&E reserve account; (v) to pay any other funds due and payable to the lender under the Residence Inn Long Beach Loan documents; (vi) to the borrower in an amount equal to the monthly operating expense budgeted amount; (vii) to the borrower, to pay for approved extraordinary operating expenses not otherwise paid by the hotel manager, not set forth in the annual operating budget and approved by the lender; (viii) if a mezzanine loan is outstanding, to pay funds in the amount of the monthly debt service payment payable under the terms of such mezzanine loan for the next monthly payment date, and (ix) to apply all excess cash flow as follows: (a) in the case of a Trigger Period triggered by clauses (i) or (ii) of the definition of Trigger Period, to the cash collateral account to be held as additional collateral for the Residence Inn Long Beach Loan; (b) in the case of a Trigger Period triggered by clause (iii) of the definition of Trigger Period, to the property improvement plan reserve account; and (c) in the case of a Trigger Period triggered by clause (iv) of the definition of Trigger Period, to the holder of the mezzanine loan in accordance with the related mezzanine loan documents. To the extent ongoing reserves for taxes, insurance and FF&E are being collected, held and paid directly by Marriott or any replacement manager, the borrower’s obligation to make such deposits, and the lender’s obligation to apply funds to such deposits according to the order of priority above, are suspended.

In the event that the hotel management agreement with Marriott is terminated for any reason and is not replaced with a replacement brand management agreement, the borrower is required to cause all gross revenues (i) to be transmitted directly by non-residential tenants of the Residence Inn Long Beach Property and (ii) in the case of sums payable by issuers of credit cards accepted at the Residence Inn Long Beach Property, to be transmitted directly by such issuers of credit cards into the clearing account.

A “Trigger Period” will commence upon the occurrence of (i) an event of default; (ii) a Low Debt Service Period (as defined below); (iii) (a) for so long as the hotel management agreement with Marriott is in effect, a PIP required by Marriott (other than the PIP in effect) and not reserved for by Marriott or (b) if the hotel management agreement with Marriott is not in effect or Marriott is not reserving for the costs of such PIP, a PIP required by the then franchisor or property manager; or (iv) an approved mezzanine loan is outstanding, and will continue until, (a) in the case of clause (i), a cure of such event of default has been accepted by the lender, (b) in the case of clause (ii), the Low Debt Service Period has ended, (c) in the case of clause (iii), (x) for so long as the hotel management agreement with Marriott is in place and Marriott is reserving the required PIP, or (y) if the hotel management agreement with Marriott is not in effect or Marriott is not reserving for the costs of such PIP, an amount equal to 125% of the estimated cost of the PIP is being reserved in a PIP deposit account with the lender, and (d) in the case of clause (iv), the mezzanine loan is no longer outstanding.

A “Low Debt Service Period” occurs upon any date the net cash flow debt service coverage ratio based on the end of the quarter is less than 1.30x, until such time that the debt service coverage ratio is at least 1.35x for two consecutive quarters.

■	Hotel Management. The Residence Inn Long Beach Property is subject to a hotel management agreement with Marriott (as opposed to a traditional franchise agreement). Accordingly, Marriot controls revenues, operates the hotel and collects and pays for the majority of costs, including, but not limited to taxes, FF&E, insurance, and minor capital repairs. The lender has entered into an SNDA with Marriott. The lender has included springing reserves under the Residence Inn Long Beach Loan documents for taxes, insurance, FF&E and any future PIPs in the event that the hotel management agreement with Marriott is no longer in effect, Marriott is not reserving an amount sufficient to pay such expenses, or (except in the case of a future PIP) the borrower does not deliver evidence satisfactory to the lender that such expenses are being timely paid. The hotel management agreement expires in December 2034 and has two successive ten-year renewal options. The lender has the right under the Residence Inn Long Beach Loan documents to require the borrower to replace the manager if there is an event of default of the manager under the management agreement which would entitle the borrower to replace the manager.

■	Mezzanine or Subordinate Indebtedness. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: Residence inn long beach

■	Future Mezzanine or Subordinate Indebtedness. The Residence Inn Long Beach Loan permits an approved mezzanine loan provided, among other things, (i) the mezzanine loan results in combined debt yield of no less than 10.14%, (ii) the combined debt service coverage ratio is no less than 1.66x and (iii) the combined loan-to-value ratio is no more than 70.1%.

■	Release of Collateral. Not permitted.

■	Ground Lease. The Residence Inn Long Beach Property consists of a ground leasehold interest under a ground lease with the City of Long Beach, as ground lessor. The term of the ground lease expires on September 30, 2071 with no extension options. The borrower prepaid all future ground rent payments to the City of Long Beach through the ground lease expiration for $798,500. No future ground rent payments are required under the ground lease.

■	Transient Occupancy Tax Reimbursement. The Residence Inn Long Beach Property benefits from a tax reimbursement under a Transient Occupancy Tax Agreement (“TOT Agreement”), under which the City of Long Beach agreed to compensate the borrower for approximately $1,500,000 in necessary environmental remediation work to the soil at the site of the Residence Inn Long Beach Property when the borrower entered into the ground lease to build the hotel in 2005. Under the TOT Agreement, the City of Long Beach is required to pay the borrower a partial refund of the transient occupancy tax paid to the city for the operation of the Residence Inn Long Beach Property. The tax benefit is the lesser of: (a) 25% of the most recent annual transient occupancy tax collected by the hotel and paid to the city and (b) $150,000 for the year. According to the borrower, the outstanding balance of the reimbursement as of January 1, 2017 was $701,000. At the termination of the TOT Agreement, which is expected in October 2019, the City of Long Beach can either (i) pay the remaining balance with all due interest or (ii) extend the agreement to allow for continued annual payments. The TOT cash flows are transferrable to a new owner, and the lender’s interest is captured by the deed of trust and an assignment of agreements that contains an assignment of the borrower’s interest in the TOT Agreement, which the City of Long Beach has acknowledged. The underwritten cash flow from the TOT Agreement reflects a 10-year straight line average of the tax benefit over the 10 year loan term. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

■	Parking Lease Agreement. The borrower entered into a parking lease agreement in order to meet zoning requirements, under which the Residence Inn Long Beach Property is 37 parking stalls short. The parking lease agreement provides the hotel with an additional 37 additional parking spaces located at the competing Doubletree Hotel Maya, which is less than half a mile from the Residence Inn Long Beach Property and owned by an affiliate of the borrower sponsor. The lender has taken an assignment of the parking lease and received a parking lease estoppel. The parking lessor also has a ground lease with the City of Long Beach, and the city has agreed that, in the event that the affiliate ground lease is ever terminated, the city will provide a direct lease to the borrower.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Residence Inn Long Beach Property. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: embassy suites anaheim orange

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: embassy suites anaheim orange

MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS
Embassy Suites Anaheim Orange
400 North State College Boulevard
Orange, CA 92868
THE COLONY
METROLINK
Anaheim Medical Center
Disneyland California Adventure
Anaheim Gardenwalk
Anaheim Convention Center
PLATINUM TRIANGLE
Honda Center
Stadium Promenade
Angel Stadium of Anaheim
The Village At Orange
Villa Park
Orange
Chapman University
Chapman Medical Center
Garden Grove
UCI Medical Center
The Outlets At Orange
Garden Grove Hospital Med Ctr
Westfield Mainplace
Fairhaven Memorial Park
Garden Grove Park
Bristol Marketplace
Santa Ana College
Western Medical Center-Santa Ana
Willowick Golf Course
Santa Ana
Mile Square Regional Park
Mile Square Golf Course
Centennial Regional Park
Memorial Park
Fountain Valley Regional Hospital
Fountainvalley
Huntington Beach Hospital
Thornton Park
Tustin Legacy (Future Development)
Orange Coast Memorial Medical Center
Bristol Plaza
Von Karman Plaza
The District at Tustin Legacy
Culver Plaza Shopping Center
Irvine
South Coast Plaza
Metro Pointe at South Coast
Metro Center at South Coast
Diamond Jamboree Shopping Center
Irvine Concourse
Westpark Plaza
Costa Mesa
The Camp
The Lab
JOHN WAYNE-ORANGE COUNTY AIRPORT
Harvard Place Shopping Center
Woodbridge Square Center
Orange Coast College
Tewinkle Memorial Park
Park Place Shopping Center
Santa Ana Country Club
Newport Beach Golf Course
Rancho San Joaquin Golf Course
RANCHO SAN JOAQUIN
Vanguard University of Southern California
William R Mason Regional Park
Concordia University Irvine
Eastbluff Village Center
University of California-Irvine
Los Angeles
Long Beach
Anaheim
Orange
Pacific Ocean
San Pedro Bay

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: embassy suites anaheim orange

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CREFI
Location (City/State)	Orange, California	Cut-off Date Balance		$33,000,000
Property Type	Hospitality	Cut-off Date Balance per Room		$143,478.26
Size (Rooms)	230	Percentage of Initial Pool Balance		3.5%
Total TTM Occupancy as of 4/30/2017	89.2%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 4/30/2017	89.2%	Type of Security		Fee Simple
Year Built / Latest Renovation	1989 / 2014	Mortgage Rate		4.41000%
Appraised Value(1)	$58,700,000	Original Term to Maturity (Months)		120
Appraisal Date(1)	4/1/2018	Original Amortization Term (Months)		360
Borrower Sponsor	Edwin Llwyd Ecclestone, Jr.	Original Interest Only Period (Months)		60
Property Management	Embassy Suites Management LLC	First Payment Date		7/6/2017
		Maturity Date		6/6/2027
Underwritten Revenues	$13,697,478
Underwritten Expenses	$9,302,612	Escrows(2)
Underwritten Net Operating Income (NOI)	$4,394,866
Underwritten Net Cash Flow (NCF)	$3,846,967		Upfront	Monthly
Cut-off Date LTV Ratio(1)	56.2%	Taxes	$155,326	$51,775
Maturity Date LTV Ratio(1)	51.4%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	2.21x / 1.94x	FF&E(3)	$0	$45,196
Debt Yield Based on Underwritten NOI / NCF	13.3% / 11.7%	Other(4)	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$33,000,000	57.0%	Purchase Price	$56,500,000	97.5%
Principal’s New Cash Contribution	16,920,000	29.2	Closing Costs	1,287,274	2.2
Mezzanine Debt	8,000,000	13.8	Reserves	155,326	0.3
Other Sources	22,600	0.0
Total Sources	$57,942,600	100.0%	Total Uses	$57,942,600	100.0%

(1)	The Appraised Value represents the “as-complete” appraised value of $58,700,000 as of April 1, 2018 which assumes the completion of a change-of-ownership PIP that was required in connection with the acquisition of the Embassy Suites Anaheim Orange Property. The sponsor posted a letter of credit in the amount of $658,845 which represents 110% of the estimated cost of the change-of-ownership PIP. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the Embassy Suites Anaheim Orange Loan are calculated using the “as-complete” appraised value. The “as-is” appraised value for the Embassy Suites Anaheim Orange Property was $57,000,000 as of April 4, 2017. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio calculated using the “as-is” appraised value are 57.9% and 52.9%, respectively.
(2)	See “-Escrows” below.
(3)	The Embassy Suites Anaheim Orange Loan documents require monthly deposits into the FF&E Reserve equal to the greater of (i) the amount required to be deposited pursuant to the franchise agreement and (ii) one-twelfth of 4% of the greater of (x) gross revenue for the prior year and (y) projected gross revenue for the then current year (initially $45,196). See “—Escrows” below.
(4)	At origination of the Embassy Suites Anaheim Orange Loan, the sponsor posted a letter of credit in the amount of $658,845 which represents 110% of the estimated cost of the change-of-ownership PIP ($598,950) required in connection with the acquisition of the Embassy Suites Anaheim Orange Property.

■	The Mortgage Loan. The mortgage loan (the “Embassy Suites Anaheim Orange Loan”) is evidenced by a note in the original principal amount of $33,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a 230-room full service hotel located in the city of Orange, California (the “Embassy Suites Anaheim Orange Property”). The Embassy Suites Anaheim Orange Loan was originated by Citi Real Estate Funding Inc. on May 9, 2017 and represents approximately 3.5% of the Initial Pool Balance. The note evidencing the Embassy Suites Anaheim Orange Loan had an original principal balance of $33,000,000, has an outstanding principal balance as of the Cut-off Date of $33,000,000 and accrues interest at an interest rate of 4.41000% per annum. The proceeds of the Embassy Suites Anaheim Orange Loan were used to acquire the Embassy Suites Anaheim Orange Property, fund reserves and pay origination costs.

The Embassy Suites Anaheim Orange Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Embassy Suites Anaheim Orange Loan requires interest only payments on each due date through and including the due date occurring in June 2022 and thereafter requires monthly payments of $165,446, which payments include interest and principal based on a 30-year amortization schedule. The scheduled maturity date of the Embassy Suites Anaheim Orange Loan is the due date in June 2027. Provided that no event of default has occurred and is continuing under the Embassy Suites Anaheim Orange Loan documents, at any time after the second anniversary of the securitization Closing Date, the Embassy Suites Anaheim Orange Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Embassy Suites Anaheim Orange Loan documents. Provided that no event of default has occurred and is continuing under the Embassy Suites Anaheim Orange Loan documents, voluntary prepayment of the Embassy Suites Anaheim Orange Loan without a prepayment premium or yield maintenance charge is permitted on or after the due date in March 2027.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: embassy suites anaheim orange

■	The Mortgaged Property. The Embassy Suites Anaheim Orange Property is a 230-room, full service hotel located on approximately 3.0 acres in the city of Orange, California. Built in 1989, the Embassy Suites Anaheim Orange Property underwent an $8.5 million renovation in 2014 when it was converted from a Hilton Suites flag to the current Embassy Suites flag. Following the conversion of the Embassy Suites Anaheim Orange Property to an Embassy Suites flag, the Embassy Suites Anaheim Orange Property experienced gains in occupancy and ADR resulting in a 25.6% increase in room revenue from 2014 to 2016. Per a March 2017 travel research report, the Embassy Suites Anaheim Orange Property ranked first out of the seven properties in its competitive set for both RevPAR and occupancy for the March 31, 2017 trailing twelve-month period.

The Embassy Suites Anaheim Orange Property features a 10-story atrium lobby and amenities which include a restaurant and lounge, 5,176 SF of event space, a fitness center, indoor and outdoor swimming pools and a business center. Guestrooms average 520 SF and include 42-inch flat screen high definition TVs, work desks, high-speed internet, a coffee maker, a microwave and a mini fridge. In connection with the acquisition of the Embassy Suites Anaheim Orange Property, the sponsor is completing a change of ownership PIP with an estimated cost of approximately $598,950. At origination of the Embassy Suites Anaheim Orange Loan, the sponsor posted a letter of credit in the amount of $658,845, which represents 110% of the expected cost of the PIP. The three largest areas the PIP funds are expected to be spent on are mechanical and electrical items, fire safety items, and the elevators and stairwells, as the Embassy Suites Anaheim Property underwent an $8.5 million renovation in 2014. The top 10 corporate accounts at the Embassy Suites Anaheim Orange Property include Danaher, St. Joseph Hospital of Orange, Chapman University, Home Depot and General Electric, with no single account except for Danaher individually contributing to more than 0.9% of total room revenue in 2016.

The following tables present certain information relating to historical Occupancy, ADR and RevPAR at the Embassy Suites Anaheim Orange Property and its competitive set, as provided in a market report:

Historical Statistics(1)

	Embassy Suites Anaheim Orange Property				Competitive Set				Penetration

	12/31/2014	12/31/2015	12/31/2016	TTM 3/31/2017	12/31/2014	12/31/2015	12/31/2016	TTM 3/31/2017	12/31/2014	12/31/2015	12/31/2016	TTM 3/31/2017
Occupancy	77.1%	83.8%	86.8%	88.5%	79.6%	81.9%	82.1%	82.6%	96.8%	102.3%	105.8%	107.2%
ADR	$140.92	$152.82	$156.75	$156.05	$122.75	$129.99	$133.75	$133.70	114.8%	117.6%	117.2%	116.7%
RevPAR	$108.66	$128.00	$136.10	$138.11	$97.75	$106.45	$109.80	$110.39	111.2%	120.2%	124.0%	125.1%

(1)	Source: Travel Research Report.

The following table presents certain information relating to the 2016 demand analysis with respect to the Embassy Suites Anaheim Orange Property based on market segmentation, as provided in the appraisal for the Embassy Suites Anaheim Orange Property:

2016 Accommodated Room Night Demand(1)

Transient	Meeting and Group
87%	13%

(1)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: embassy suites anaheim orange

■	Operating History and Underwritten Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Embassy Suites Anaheim Orange Property:

Cash Flow Analysis(1)

	2014	2015	2016	TTM 4/30/2017	Underwritten	Underwritten $ per Room
Room Revenue	$9,120,894	$10,729,248	$11,457,218	$11,741,448	$11,741,448	$51,050
Food & Beverage Revenue	1,018,673	1,199,116	1,346,400	1,322,513	1,322,513	5,750
Other Revenue(2)	468,443	633,676	593,039	633,517	633,517	2,754
Total Revenue(3)	$10,608,010	$12,562,040	$13,396,657	$13,697,478	$13,697,478	$59,554

Room Expense	2,468,243	2,878,887	3,206,322	3,291,317	3,291,317	14,310
Food & Beverage Expense	902,631	1,041,813	1,161,873	1,161,930	1,161,930	5,052
Other Expense	53,290	9,011	68,472	71,870	71,870	312
Total Departmental Expense	$3,424,164	$3,929,711	$4,436,667	$4,525,117	$4,525,117	$19,674
Total Undistributed Expense	3,389,351	3,853,271	4,064,952	4,136,599	3,925,798	17,069
Total Fixed Charges	446,406	736,709	838,862	831,573	851,697	3,703
Total Operating Expenses	$7,259,921	$8,519,692	$9,340,481	$9,493,289	$9,302,612	$40,446

Net Operating Income	$3,348,089	$4,042,349	$4,056,176	$4,204,189	$4,394,866	$19,108
FF&E	432,133	398,710	560,486	570,894	547,899	2,382
Net Cash Flow	$2,915,956	$3,643,639	$3,495,690	$3,633,295	$3,846,967	$16,726

Occupancy	77.1%	83.8%	86.8%	89.2%	89.2%
NOI Debt Yield	10.1%	12.2%	12.3%	12.7%	13.3%
NCF DSCR	1.47x	1.84x	1.76x	1.83x	1.94x

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other Revenue consists of parking, gift shop, laundry, vending machines, in-house movies, and other miscellaneous sources of revenue.

(3)	The Embassy Suites Anaheim Orange Property was converted from a Hilton Suites flag to its current Embassy Suites flag in 2014, resulting in increases to occupancy and ADR which in turn increased Total Revenue beginning in 2015.

■	Appraisal. According to the appraisal, the Embassy Suites Anaheim Orange Property had an “as-is” appraised value of $57,000,000 as of April 4, 2017 and is expected to have an “as complete” appraised value of $58,700,000 as of April 1, 2018. The “as complete” appraised value of $58,700,000 assumes the completion of a change-of-ownership PIP which was agreed to in connection with the acquisition of the Embassy Suites Anaheim Orange Property.

■	Environmental Matters. According to the Phase I environmental report, dated May 4, 2017, there were no recognized environmental conditions or recommendations for further action at the Embassy Suites Anaheim Orange Property except for the continued implementation of the existing asbestos O&M plan.

■	Market Overview and Competition. The Embassy Suites Anaheim Orange Property is located in the city of Orange, California, approximately 8 miles southeast of Anaheim and 32 miles southeast of Los Angeles. According to the appraisal, the 2017 estimated population within a one-, three- and five-mile radius of the Embassy Suites Anaheim Orange Property was 25,623, 250,825 and 789,053, respectively. According to the appraisal, 2017 estimated average household income within a one-, three- and five-mile radius of the Embassy Suites Anaheim Orange Property was $79,722, $78,583 and $77,693, respectively. Tourism is one of the leading industries in Anaheim, with Disneyland and Knott’s Berry Farm located within 3.5 and 10 miles of the Embassy Suites Anaheim Orange Property, respectively. Star Wars Land, a Disney owned theme park, is currently under construction and is expected to open in early 2019, providing an additional demand driver for the area. The Anaheim Convention Center, which is the largest convention center on the west coast, is located within 2.5 miles of the Embassy Suites Anaheim Orange Property, and averaged approximately 399 conventions and 1,000,000 delegates per year between 2009 and 2015. In March 2015, construction began on an expansion of the convention center that will add 200,000 SF of exhibit and meeting space, as well as a 1,350-space underground parking structure. The expansion of the Anaheim Convention Center is slated for completion in September 2017.

The Embassy Suites Anaheim Orange Property is located within 1.5 miles of the stadiums for both the Los Angeles Angels of Anaheim and Anaheim Ducks. The sponsor has owned the DoubleTree Anaheim property, which is located 0.4 miles from the Embassy Suites Anaheim Orange Property, since 2007. The two largest group accounts at the DoubleTree Anaheim property are visiting MLB and NHL teams. With the acquisition of the Embassy Suites Anaheim Orange Property, the sponsor intends to move some bookings of the visiting MLB and NHL teams from the DoubleTree Anaheim property to the Embassy Suites Anaheim Orange Property. The Embassy Suites Anaheim Orange Property is located adjacent to the platinum triangle district, an 820-acre, mixed-use urban environment that

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: embassy suites anaheim orange

upon full development will include over 17,000 residential units, 13.7 million SF of office space and 4.8 million SF of retail space. Corporate tenants located within the platinum triangle district include CalPERs, Wells Fargo, UC Irvine Medical Center and AmerisourceBergen.

The appraiser identified four properties with varying degrees of competitiveness to the Embassy Suites Anaheim Orange Property. The following table presents certain information related to the competitive properties identified in the appraisal for the Embassy Suites Anaheim Orange Property:

Embassy Suites Anaheim Orange Property Competitive Set(1)

Property	Year Opened	Number of Rooms(2)	Distance (in miles)	Transient Demand	Meeting & Group Demand	Appraiser’s Estimated 2016 Occupancy	Appraiser’s Estimated 2016 ADR	Appraiser’s Estimated 2016 RevPAR
Embassy Suites Anaheim Orange Property	1989	230	—	87.0%	13.0%	87.1%	$156.75	$136.48
DoubleTree by Hilton Anaheim Orange County	1984	461	0.4	80.0%	20.0%	80.0% – 85.0%	$130.00 – $140.00	$110.00 – $115.00
Ayres Hotel Orange	2014	139	0.3	90.0%	10.0%	70.0% – 75.0%	$140.00 – $150.00	$100.00 – $105.00
Alo Hotel	1980	129	0.3	90.0%	10.0%	70.0% – 75.0%	$120.00 – $125.00	$90.00 – $95.00
Embassy Suites Anaheim South Disneyland	2001	375	1.5	85.0%	15.0%	80.0% – 85.0%	$150.00 – $160.00	$130.00 – $140.00
Total / Wtd. Average		1,104		85.0%	15.0%	81.4%	$146.15	$119.03

(1)	Source: Appraisal.

(2)	Total Number of Rooms excludes rooms at the Embassy Suites Anaheim Orange Property.

■	The Borrower. The borrower is 400 Anaheim, LLC, a single-purpose, single-asset Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Embassy Suites Anaheim Orange Loan. The non-recourse carveout guarantor is National Hotel Investor LLC, which is wholly owned by the Revocable Living Trust Agreement of Edwin Llwyd Ecclestone, Jr., for which Edwin Llwyd Ecclestone, Jr. is the sole settlor, trustee and beneficiary. National Hotel Investor LLC had a net worth and liquidity of $75.8 million and $6.7 million, respectively, as of December 31, 2016. The Embassy Suites Anaheim Orange Loan documents require National Hotel Investor LLC to maintain an ongoing net worth and liquidity of $50.0 million and $6.0 million respectively, provided that, should National Hotel Investor LLC’s net worth or liquidity fall below $50.0 million or $6.0 million, respectively, then Edwin Llwyd Ecclestone, Jr. (or, to the extent Edwin Llwyd Ecclestone, Jr., shall have died or been declared legally incapacitated, another affiliate of the borrower that is reasonably acceptable to the lender) will become the non-recourse carveout guarantor for the Embassy Suites Anaheim Orange Loan.

Edwin Llwyd Ecclestone, Jr. has been involved in real estate development since 1962 and currently owns 7 hotels comprising 2,637 rooms across 4 states, including the Embassy Suites Anaheim Orange Property. In addition to the Embassy Suites Anaheim Orange Property, Edwin Llwyd Ecclestone, Jr. has owned the DoubleTree Hilton Anaheim Orange, which is located 0.5 miles south of the Embassy Suites Anaheim Orange Property, since 2007. In 1976, Edwin Llwyd Ecclestone, Jr. began development on both the administrative and golfing headquarters for the PGA of America, the PGA National, located in Palm Beach Gardens, Florida. PGA National contains 5,300 homes, five PGA golf courses, the 339-room PGA National Resort and Spa and a 140,000 SF shopping center.

■	Escrows. On the origination date, the borrower funded reserves of $155,326 for real estate tax expenses with respect to the Embassy Suites Anaheim Orange Property. In lieu of funding an upfront PIP reserve, the borrower posted a $658,845 letter of credit which represents 110% of the borrower’s unfunded obligations as set forth in the change-of-ownership PIP which was established in connection with the 15-year renewal of the franchise agreement.

On each due date, the borrower is required to fund (i) a tax reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes over the then succeeding 12-month period (initially $51,775), (ii) an insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay insurance over the then succeeding 12-month period, provided that the monthly insurance reserve deposit is waived if the borrower is maintaining blanket insurance policies in accordance with the Embassy Suites Anaheim Orange Loan documents and (iii) a reserve for FF&E (initially $45,196), in an amount equal to the greater of (a) the FF&E Payment (as defined below) and (b) the amount of the deposit (if any) then required by the franchisor under the franchise agreement. On each due date during the occurrence of an Embassy Suites Anaheim Orange Trigger Period (as defined below), unless a Reserve Waiver Condition (as defined below) exists, the borrower is required to deposit with the lender an operating expense reserve and the excess cash flow generated by the Embassy Suites Anaheim Orange Property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: embassy suites anaheim orange

A “Reserve Waiver Condition” means (i)(a) the property manager is not subject to any creditor’s rights proceeding, or action, in default under the property management agreement beyond all cure and grace periods thereunder, and income and revenue from the Embassy Suites Anaheim Orange Property is applied in accordance with the Embassy Suites Anaheim Orange Property Loan documents, (b) the property management agreement is in full force and effect, and (c) revenue from the Embassy Suites Anaheim Orange Property is deposited in the applicable hotel account in accordance with the Embassy Suites Anaheim Orange Loan documents (each of clause (a), (b), or (c) above, a “Manager Cash Flow Trigger”) and (ii) the property manager is applying funds in the hotel accounts to the payment of all outstanding approved operating expenses and/or approved extraordinary expenses.

An “FF&E Payment” means, with respect to the monthly payment date, an amount equal to one-twelfth of 4% of the greater of (x) the annual gross revenues for the hotel related operations at the Embassy Suites Anaheim Orange Property for the immediately preceding calendar year as reasonably determined by the lender and (y) the projected annual gross revenues for the hotel related operations at the Embassy Suites Anaheim Orange Property for the calendar year in which such monthly payment date occurs as set forth in the approved annual budget, or if no approved annual budget exists as of the date of determination, an amount reasonably determined by the lender. The FF&E reserve monthly deposit must (A) initially be determined for the balance of the 2017 calendar year as of the origination date and (B) thereafter be adjusted and determined by the lender annually on the monthly payment date in January 2018 and on each monthly payment date falling in each subsequent May thereafter. Notwithstanding anything in the Embassy Suites Anaheim Orange Loan documents to the contrary, the lender may require the borrower to increase the monthly deposits required pursuant to the Embassy Suites Anaheim Orange Loan documents upon 30 days’ notice to the borrower if (1) an Embassy Suites Anaheim Orange Trigger Period (as defined below) is continuing and the lender determines in its reasonable discretion that an increase is necessary to maintain proper maintenance and operation of the Embassy Suites Anaheim Orange Property and/or (2) the lender determines in its reasonable discretion that an increase is necessary to reflect increased FF&E expenditures required under the Hyatt Management Agreement and/or set forth in any amendment to the most recently determined approved annual budget.

■	Lockbox and Cash Management. The Embassy Suites Anaheim Orange Loan is structured with a lender-controlled lockbox in place at origination and in-place cash management. All revenue at the Embassy Suites Anaheim Orange Property is collected by the property manager. The property manager, after retaining appropriate sums for payment of all operating expenses at the Embassy Suites Anaheim Orange Property and all fees and other costs due and payable pursuant to the property management agreement in place among the borrower and property manager, is required to deposit all excess funds into the lender-controlled lockbox account. In the event a Manager Cash Flow Trigger has occurred, the borrower is required to send letters to all credit card companies directing such credit card companies to pay all sums directly to the lender-controlled lockbox account, and the borrower is required to deposit all revenue generated by the Embassy Suites Anaheim Orange Property in the lender-controlled lockbox account. All sums on deposit in the lender-controlled lockbox account are required to be swept on a daily basis into a cash management account for the payment of, among other things, debt service and (unless the same are being paid by the property manager pursuant to the property management agreement) property operating expenses, for the funding of monthly escrows, and for the payment of regularly scheduled monthly debt service payments to the Mezzanine Lender (as defined below), with any excess (i) to the extent the Embassy Suites Anaheim Orange Trigger Period has not occurred and the Mezzanine Lender is not entitled to additional sums beyond regularly scheduled debt service pursuant to the Embassy Suites Anaheim Orange Mezzanine Loan (as defined below), to be returned to the borrower, (ii) to the extent the Embassy Suites Anaheim Orange Trigger Period has occurred, to be held as additional collateral by the lender until the expiration of the applicable Embassy Suites Anaheim Orange Trigger Period after which it is to be returned to the borrower and (iii) to the extent the Embassy Suites Anaheim Orange Trigger Period has not occurred and the Mezzanine Lender is entitled to additional sums beyond regularly scheduled debt service pursuant to the Embassy Suites Anaheim Orange Mezzanine Loan, to be disbursed at the direction of Mezzanine Lender.

An “Embassy Suites Anaheim Orange Trigger Period” means a period (a) commencing upon the occurrence of an event of default under the Embassy Suites Anaheim Orange Loan documents and continuing until the cure or the lender’s waiver of such event of default, (b) commencing upon the occurrence of the debt service coverage ratio including the Embassy Suites Anaheim Orange Mezzanine Loan (as defined below) being less than 1.15x, and continuing until the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters, (c) commencing upon the occurrence of a Franchise Agreement Trigger Event (as defined below) and continuing until the borrower has cured all defaults under the franchise agreement, the borrower and the franchisor have reaffirmed the franchise agreement, and/or the borrower has entered into a new franchise agreement with a new franchisor (which new franchisor and franchise agreement will be subject to lender approval), and to the extent a PIP is required,

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: embassy suites anaheim orange

the applicable PIP reserve has been deposited with the lender, and (d) commencing upon the occurrence of a Franchise Renewal Event (as defined below) and continuing until the applicable Franchise Renewal Event is cured.

A “Franchise Agreement Trigger Event” means the occurrence of any of the following: (i) the borrower being in default under the franchise agreement beyond any applicable notice and cure periods; (ii) the borrower or franchisor giving notice that it is terminating the franchise agreement; (iii) any bankruptcy or similar insolvency of the franchisor, (iv) the property failing to be “flagged” pursuant to the franchise agreement; (v) any termination or cancellation of the franchise agreement and/or the franchise agreement expiring or otherwise failing to otherwise be in full force and effect; and (vi) any permit, whether held by the borrower, property manager, or otherwise, applicable to the franchise agreement ceasing to be in full force and effect.

A “Franchise Renewal Event” means the lender’s receipt of evidence reasonably acceptable to the lender (which such evidence shall include, without limitation, a duly executed estoppel certificate from the applicable franchisor) no later than twelve months prior to the expiration of the franchise agreement that (i) the related franchise agreement has been extended or replaced by a new franchise agreement in accordance with the terms of the Embassy Suites Anaheim Orange Loan documents, in each case, for a term expiring no earlier than three years after the maturity date of the Embassy Suites Anaheim Orange Loan, (ii) such franchise agreement (as so extended) or such replacement franchise agreement, as applicable, is in full force and effect with no defaults thereunder and (iii) to the extent a PIP is required in connection with the foregoing, a deposit has been made to the PIP escrow in accordance with the terms of the Embassy Suites Anaheim Orange Loan documents.

■	Property Management. The Embassy Suites Anaheim Orange Property is currently managed by Embassy Suites Management LLC. Pursuant to the terms of the subordination, non-disturbance and attornment agreement, if the lender or its designee acquires the Embassy Suites Anaheim Orange Property in a foreclosure proceeding or in connection with a similar exercise of remedies, the lender has agreed to non-disturbance of the property manager’s rights pursuant to the property management agreement unless the property manager is in default thereunder beyond applicable notice and cure periods. The borrower has the right to replace the property manager provided that (i) no event of default is continuing under the Embassy Suites Anaheim Orange Loan documents, (ii) the borrower provides the lender with 60 days’ notice, (iii) such replacement is permitted under the Embassy Suites Anaheim Orange Mezzanine Loan documents, (iv) such replacement does not cause a material adverse effect under the franchise agreement, reciprocal easement agreement or parking rights agreements at the Embassy Suites Anaheim Orange Property, and the applicable new manager (and management agreement) are each approved by the lender in writing (which approval may be conditioned upon a ratings agency confirmation).

■	Mezzanine or Subordinate Indebtedness. Concurrently with the funding of the Embassy Suites Anaheim Orange Loan, ACREFI Mortgage Lending, LLC (the “Mezzanine Lender”) funded a mezzanine loan in the amount of $8,000,000 (the “Embassy Suites Anaheim Orange Mezzanine Loan”) to 400 Anaheim Manager, LLC, as mezzanine borrower, which is the direct owner of 100.0% of the limited liability company interests in the borrower. The Embassy Suites Anaheim Orange Mezzanine Loan is secured by a pledge of the mezzanine borrower’s 100% limited liability company interests in the borrower. The Embassy Suites Anaheim Orange Mezzanine Loan carries an interest rate of 10.50000% per annum and is co-terminus with the Embassy Suites Anaheim Orange Loan. The Embassy Suites Anaheim Orange Mezzanine Loan is subject to an intercreditor agreement.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Embassy Suites Anaheim Orange Property, plus business interruption coverage in an amount equal to 100% of the projected net operating income plus fixed expenses of the Embassy Suites Anaheim Orange Property for eighteen months, plus six months of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no greater than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: 501 riverside avenue

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: 501 riverside avenue

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: 501 riverside avenue

MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS
Jacksonville
501 Riverside Avenue
501 Riverside Avenue
Jacksonville, FL 32202
UF Health Jacksonville
URBAN CORE
SPRINGFIELD
NEW TOWN
MID-WESTSIDE
Florida State College at Jacksonville
MIXON TOWN
DOWNTOWN JACKSONVILLE
EAST JACKSONVILLE
SKYWAY
The Prime F. Osborn III Convention Center
Times Union Center for the Performing Arts
The Jacksonville Landing
Hemming Plaza
Confederate Park
Oakland Park
Jacksonville Veterans Memorial Arena
MIDTOWN
BROOKLYN
ACOSTA BRIDGE
St Johns River
Friendship Park
Jessie Ball Dupont Park
Baptist Medical Center Jacksonville
Riverside Park
FIVE POINTS
SOUTHSIDE
SOUTHBANK
Marjenhoff Park
Southside Park
SAN MARCO
Fec Park
James P Small Park
Emmett Reed Park
Henry J Klutho Park
Jefferson Street Park
Grunthal Park
JACKSONVILLE INTERNATIONAL AIRPORT
Jacksonville
St. John's River

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: 501 riverside avenue

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CREFI
Location (City/State)	Jacksonville, Florida	Cut-off Date Balance		$32,000,000
Property Type	Office	Cut-off Date Balance per SF		$144.19
Size (SF)	221,932	Percentage of Initial Pool Balance		3.4%
Total Occupancy as of 5/1/2017	77.1%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/1/2017	77.1%	Type of Security		Fee Simple
Year Built / Latest Renovation	2007 / NAP	Mortgage Rate		4.27000%
Appraised Value	$52,100,000	Original Term to Maturity (Months)		120
Appraisal Date	4/11/2017	Original Amortization Term (Months)		360
Borrower Sponsor	Marvin C. Harden, III	Original Interest Only Period (Months)	36
Property Management	Riverside Asset Management, Inc.	First Payment Date	8/6/2017
		Maturity Date 7/6/2027

Underwritten Revenues	$5,116,833
Underwritten Expenses	$1,959,147	Escrows(1)
Underwritten Net Operating Income (NOI)	$3,157,686		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,878,076	Taxes	$384,402	$42,711
Cut-off Date LTV Ratio	61.4%	Insurance	$31,401	$10,467
Maturity Date LTV Ratio	53.5%	Replacement Reserve(2)	$0	$3,329
DSCR Based on Underwritten NOI / NCF	1.67x / 1.52x	TI/LC(2)	$0	$19,972
Debt Yield Based on Underwritten NOI / NCF	9.9% / 9.0%	Other(3)	$1,113,910	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$32,000,000	85.6%	Loan Payoff	$35,068,581	93.8%
Principal’s New Cash Contribution	5,368,404	14.4	Reserves	1,529,713	4.1
			Closing Costs	770,111	2.1
Total Sources	$37,368,404	100.0%	Total Uses	$37,368,404	100.0%

(1)	See “-Escrows” below.

(2)	The Replacement Reserve is capped at $120,000 and the TI/LC reserve is capped at $718,843.

(3)	The upfront other reserve is comprised of an unfunded obligations reserve ($1,079,110) and a free rent reserve ($34,800). See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “501 Riverside Avenue Loan”) is evidenced by a note in the original principal amount of $32,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a multi-tenant office building located in Jacksonville, Florida (the “501 Riverside Avenue Property”). The 501 Riverside Avenue Loan was originated by Citi Real Estate Funding Inc. on June 30, 2017 and represents approximately 3.4% of the Initial Pool Balance. The note evidencing the 501 Riverside Avenue Loan has an outstanding principal balance as of the Cut-off Date of $32,000,000 and an interest rate of 4.27000% per annum. The proceeds of the 501 Riverside Avenue Loan and $5,368,404 in equity from the borrower sponsor were primarily used to refinance prior debt secured by the 501 Riverside Avenue Property, fund reserves and pay origination costs.

The 501 Riverside Avenue Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The 501 Riverside Avenue Loan requires monthly payments of interest only for the initial 36 months, followed by monthly payments of interest and principal sufficient to amortize the 501 Riverside Avenue Loan over a 30-year amortization schedule. The scheduled maturity date of the 501 Riverside Avenue Loan is the due date in July 2027. At any time after the second anniversary of the securitization Closing Date, the 501 Riverside Avenue Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the 501 Riverside Avenue Loan documents. Voluntary prepayment of the 501 Riverside Avenue Loan is permitted on or after the due date occurring in April 2027 without payment of any prepayment premium.

■	The Mortgaged Property. The 501 Riverside Avenue Property is comprised of a 221,932 SF, 12-story, high-rise office building that is located within Duval County, in Jacksonville, Florida. The 501 Riverside Avenue Property is located on the east side of Riverside Avenue, north of Interstate 95 and east of Interstate 10. According to the appraisal, Riverside Avenue is a primary roadway leading to Downtown Jacksonville, United States Courthouse, Hemming Plaza, the Jacksonville Riverwalk, the Florida Theater and the Moran Times Union Theatre.

The 501 Riverside Avenue Property is located on an approximately 1.9-acre site. It is designed as a multi-tenant property and equipped with video cameras, motion sensors and an access control system which includes door sensors. The 501 Riverside Avenue Property has a security desk that is located in the main lobby area and a security office on the first floor. The 501 Riverside Avenue Property also has a drive-thru teller lane on the lower level of the parking garage that allows customers access to teller functions within the retail bank without having to park. The 501 Riverside Avenue Property also includes an attached, four-story parking garage which contains 652 spaces for a parking capacity of 2.9 spaces per 1,000 SF. In a supply-constrained area, the parking garage, which provides

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: 501 riverside avenue

reserved, non-reserved, validation and cash/credit parking, provides a competitive advantage to the 501 Riverside Avenue Property.

The 501 Riverside Avenue Property is currently 77.1% occupied by 13 tenants. Over the last five years, the occupancy level at the 501 Riverside Avenue Property has averaged approximately 88.3%. The largest tenant at the 501 Riverside Avenue Property is EverBank. In June 2017, EverBank was acquired by and became a wholly owned subsidiary of Teachers Insurance and Annuity Association (TIAA, rated Aa1 by Moody’s and AA+ by S&P). EverBank has been at the 501 Riverside Avenue Property since 2007 and recently renewed its lease through June 30, 2020; the EverBank retail branch lease expires on June 30, 2022. Under the renewed lease, EverBank occupies a total of 54,546 SF, consisting of 50,884 SF of office space and 3,662 SF of retail/branch space, at an average per SF rent of $25.36.

The following table presents certain information relating to historical leasing at the 501 Riverside Avenue Property:

Historical Leased %(1)

	2013	2014	2015	2016	As of 5/1/2017
Owned Space	89.5%	83.1%	87.3%	86.9%(2)	77.1%(2)

(1)	As provided by the borrower and which represents occupancy as of July 31 for the indicated year unless otherwise specified.

(2)	Occupancy at the 501 Riverside Avenue Property decreased due to Adams & Reese LLP downsizing from a full floor, which Adams & Reese was subleasing, to a 12,435 SF space.

The following table presents certain information relating to the major tenants at the 501 Riverside Avenue Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
EverBank(3)	NR / Aa1 / AA+	54,546	24.6%	$1,383,397	32.9%	$25.36	6/30/2020	1, 5-year option(3)
Harden & Associates	NR / NR / NR	29,039	13.1	687,089	16.3	$23.66	5/31/2029	2, 5-year options
BDO	NR / NR / NR	25,442	11.5	636,713	15.1	$25.03	4/30/2022	2, 5-year options
Fisher Tousey Lease & Ball	NR / NR / NR	13,008	5.9	313,864	7.5	$24.13	10/31/2027	2, 5-year options
Adams & Reese LLP	NR / NR / NR	12,435	5.6	304,284	7.2	$24.47	8/31/2023	2, 5-year options
KPMG(4)	NR / Baa3 / NR	10,232	4.6	253,512	6.0	$24.78	12/31/2025	3, 5-year options
Jackson Lewis	NR / NR / NR	8,700	3.9	214,020	5.1	$24.60	8/31/2024	2, 7-year options
Carlson Dental	NR / NR / NR	4,911	2.2	125,525	3.0	$25.56	6/30/2025	2, 5-year options
Bledsoe Jacobson Schmidt	NR / NR / NR	4,673	2.1	107,759	2.6	$23.06	6/30/2021	1, 5-year option
Onsite Physio(5)	NR / NR / NR	3,112	1.4	77,053	1.8	$24.76	6/30/2019	1, 5-year option
Ten Largest Owned Tenants		166,098	74.8%	$4,103,216	97.4%	$24.70
Remaining Tenants		4,931	2.2	107,871	2.6	21.88
Vacant		50,903	22.9	0	0.0	0.00
Total / Wtd. Avg. All Tenants		221,932	100.0%	$4,211,086	100.0%	$24.62

(1)	Based on the underwritten rent roll dated May 1, 2017.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	EverBank leases 50,884 SF of office space at a rent of $24.36 per SF with a lease expiration date of June 30, 2020 and one, five-year renewal option. EverBank also leases 3,662 SF of retail space (used as a bank branch) at a rent of $39.34 per SF with a lease expiration date of June 30, 2022 and two, five-year renewal options.

(4)	KPMG has the option to terminate its lease in September 2022 with nine months’ prior written notice.

(5)	Onsite Physio is subleasing its space to Fisher Tousey Lease & Ball, P.A under a sublease agreement which commenced on March 1, 2017 and expires on June 20, 2019.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: 501 riverside avenue

The following table presents the lease rollover schedule at the 501 Riverside Avenue Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
2017	0	0.0%	0.0%	$0	0.0%	$0.00	0
2018	0	0.0	0.0%	0	0.0	$0.00	0
2019	3,112	1.4	1.4%	77,053	1.8	$24.76	1
2020	50,884	22.9	24.3%	1,239,344	29.4	$24.36	1
2021	4,673	2.1	26.4%	107,759	2.6	$23.06	1
2022	32,381	14.6	41.0%	858,037	20.4	$26.50	4
2023	12,435	5.6	46.6%	304,284	7.2	$24.47	1
2024	10,354	4.7	51.3%	244,619	5.8	$23.63	2
2025	15,143	6.8	58.1%	379,037	9.0	$25.03	2
2026	0	0.0	58.1%	0	0.0	$0.00	0
2027	13,008	5.9	64.0%	313,864	7.5	$24.13	1
2028 & Thereafter	29,039	13.1	77.1%	687,089	16.3	$23.66	1
Vacant	50,903	22.9	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	221,932	100.0%		$4,211,086	100.0%	$24.62	14

(1)	Calculated based on approximate square footage occupied by each Owned Tenant unless otherwise specified.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 501 Riverside Avenue Property:

Cash Flow Analysis(1)(2)

	2013	2014	2015	2016	TTM 3/31/2017	Underwritten	Underwritten $ per SF
Base Rent	$4,638,718	$4,375,424	$4,525,356	$4,775,185	$4,753,938	$4,064,739	$18.32
Contractual Rent Steps(3)	0	0	0	0	0	146,348	0.66
Gross Up Vacancy	0	0	0	0	0	1,269,318	5.72
Reimbursements	280,661	323,718	247,232	200,615	176,186	106,790	0.48
Parking Income	691,009	670,581	747,862	789,036	790,588	790,588	3.56
Other Income(4)	47,352	27,589	19,113	10,359	8,369	8,369	0.04
Gross Revenue	$5,657,740	$5,397,312	$5,539,563	$5,775,195	$5,729,081	$6,386,151	$28.78
Vacancy & Credit Loss	0	0	0	0	0	(1,269,318)	(5.72)
Effective Gross Income	$5,657,740	$5,397,312	$5,539,563	$5,775,195	$5,729,081	$5,116,833	$23.06

Real Estate Taxes	$359,676	$398,903	$426,462	$456,169	$464,291	$482,740	2.18
Insurance	208,139	207,175	188,247	150,272	132,851	119,623	0.54
Management Fee	169,732	161,919	166,187	173,256	171,872	153,505	0.69
Other Operating Expenses	1,265,492	1,263,097	1,212,608	1,135,502	1,201,966	1,203,279	5.42
Total Operating Expenses	$2,003,039	$2,031,094	$1,993,504	$1,915,199	$1,970,980	$1,959,147	$8.83

Net Operating Income	$3,654,701	$3,366,218	$3,546,059	$3,859,996	$3,758,101	$3,157,686	$14.23
TI/LC	0	0	0	0	0	239,663	1.08
Capital Expenditures	0	0	0	0	0	39,948	0.18
Net Cash Flow	$3,654,701	$3,366,218	$3,546,059	$3,859,996	$3,758,101	$2,878,076	$12.97

Occupancy	89.5%	83.1%	87.3%	86.9%	NAV	77.1%
NOI Debt Yield	11.4%	10.5%	11.1%	12.1%	11.7%	9.9%
NCF DSCR	1.93x	1.78x	1.87x	2.04x	1.98x	1.52x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Represents a fiscal year-end of December 31 for the indicated year unless otherwise specified.

(3)	Contractual Rent Steps are underwritten based upon the actual scheduled rent increases through June 1, 2018 ($62,915) and the present value of rent increases for credit tenants ($83,432).

(4)	Other Income includes storage rent and other miscellaneous income items.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: 501 riverside avenue

■	Appraisal. According to the appraisal, the 501 Riverside Avenue Property had an “as-is” appraised value of $52,100,000 as of April 11, 2017 and has a “prospective value upon stabilization” appraised value of $54,800,000 as of May 1, 2019.

Appraisal Approach(1)	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$52,100,000	N/A	7.00%
Discounted Cash Flow Approach	$51,000,000	9.00%	7.50%(2)

(1)	Based on the “as-is” appraised value.

(2)	Represents the terminal capitalization rate.

■	Environmental Matters. Based on a Phase I environmental report dated April 27, 2017, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the 501 Riverside Avenue Property.

■	Market Overview and Competition. The 501 Riverside Avenue Property is located in Jacksonville, Florida within the Downtown Northbank office submarket. The 501 Riverside Avenue Property is located at the corner of Riverside Avenue and Forest Street with access to primary transportation routes including Interstates 95 and 10. According to the appraisal, as of the first quarter of 2017, the Downtown Northbank office market has a total office inventory of 13,052,880 SF with a vacancy rate of 9.5% and average asking rent of $19.96 per SF. Additionally, there are currently no new office projects under development in the Downtown Northbank market. According to the appraisal, the 2016 population within a one-, three- and five-mile radius of the 501 Riverside Avenue Property was 4,434, 79,814 and 183,632, respectively. Additionally, the 2016 average household income within a one-, three- and five-mile radius of the 501 Riverside Avenue Property was $54,053, $51,864 and $49,351, respectively. According to the appraisal, as of the first quarter of 2017, the Downtown Northbank retail market has a total retail inventory of 3,871,146 SF with a vacancy rate of 9.6% and average asking rent of $8.89 per SF.

The following table presents certain information relating to lease comparables for the 501 Riverside Avenue Property:

Office Lease Comparables(1)

	501 Riverside Avenue Property (Subject)	Sutton Place	Lakeside Two	Lakeside Two	Deerwood South
Distance of subject	--	13.3 miles	15.2 miles	15.2 miles	9.1 miles
Year Built / Renovated	2007	2000	2005	2005	1997
Building SF	221,932(2)	65,000	112,306	112,306	126,192
Total Occupancy	77.1%(2)	83.0%	81.0%	81.0%	100.0%
Tenant	--	Triad Financial Services	Ernst & Young	Randrr	The Variable Annuity Insurance
Lease SF	8,700(3)	20,000	15,759	13,865	2,094
Base Rent	$24.60(3)	$24.00	$24.00	$24.00	$22.00

	JTB Center – Carlton Building	Deerwood North 300 & 400
Distance of subject	9.8 miles	8.5 miles
Year Built / Renovated	1999	2004
Building SF	107,353	113,858
Total Occupancy	94.0%	93.0%
Tenant	Electronics for Imaging	Apex Systems
Lease SF	7,003	3,020
Base Rent	$22.00	$24.00

(1)	Source: Appraisal.

(2)	Per underwritten rent roll dated May 1, 2017.

(3)	Represents a new office lease, signed by Jackson Lewis, as of June 1, 2017.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: 501 riverside avenue

■	The Borrower. The borrower is Riverside Avenue Partners, Ltd, a recycled single-purpose Florida limited partnership. The borrower is owned by the following seven entities: H&A Building Investors Partnership, LLP, LBA Building Investors Partnership, L.L.P., VBWRW Offices, LLP, FTLB Offices, LLP, RAP Holdings, LLP, PCEA Building Investors Partnership, LLP and Riverside Avenue Partners GP, Inc. The borrower’s general partner, Riverside Avenue Partners GP, Inc., is a newly formed Delaware corporation and single-purpose entity. Legal counsel for the borrower delivered a non-consolidation opinion in connection with the origination of the 501 Riverside Avenue Loan. The carve-out guarantor is Marvin C. Harden, III, who, together with his family members and related family trusts, owns approximately 32.58% of the borrower and has control of the borrowing entity. Mr. Harden is the Chairman of the Board of Directors and CEO for Harden & Associates, which is one of the leading insurance, risk management and employee benefits firms in southeast Florida.

■	Escrows. On the origination date of the 501 Riverside Avenue Loan, the borrower funded a reserve of (i) $384,402 for real estate taxes, (ii) $31,401 for insurance, (iii) $1,079,110 for an unfunded obligations reserve and (iv) $34,800 for a free rent reserve at the 501 Riverside Avenue Property.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the 501 Riverside Avenue Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period, which is initially estimated to be $42,711, (ii) at the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella insurance policy under the 501 Riverside Avenue Loan documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period, which is initially estimated to be $10,467, (iii) a replacement reserve in the amount of $3,329, subject to a cap of $120,000 and (iv) a tenant improvements and leasing commissions reserve in the amount of $19,972, subject to a cap of $718,843. During a 501 Riverside Avenue Trigger Period (as defined below), the borrower is required to deposit excess cash flow into the excess cash flow account, unless the 501 Riverside Avenue Trigger Period is only continuing due to EverBank failing to extend or renew its lease in accordance with the conditions of the lease and the 501 Riverside Avenue Loan documents for a period of five years, and at least $900,000 exists in the excess cash flow account (or the borrower has provided a letter of credit for such amount) either prior to EverBank’s failure to renew or subsequently due to (i) revenue generated on account of EverBank’s failure to renew or (ii) the borrower depositing $900,000 (or a letter of credit in lieu thereof) into the excess cash account in accordance with the 501 Riverside Avenue Loan documents.

■	Lockbox and Cash Management. The 501 Riverside Avenue Loan documents require a springing lockbox with springing cash management, provided that, upon the second occurrence of a 501 Riverside Avenue Trigger Period, the hard lockbox remains in place. During the continuance of a 501 Riverside Avenue Trigger Period, all amounts in the lockbox account are required to be swept into a lender-controlled cash management account on a daily basis and, provided no event of default under the 501 Riverside Avenue Loan documents is continuing, applied to payment of debt service, payment of operating expenses, and funding of required reserves, with the remainder being deposited into an excess cash flow reserve. Provided no event of default under the 501 Riverside Avenue Loan documents is continuing, funds in the excess cash flow reserve are required (i) to the extent a 501 Riverside Avenue Trigger Period is continuing, to be held by the lender as additional collateral for the 501 Riverside Avenue Loan (provided that the same may be disbursed to pay for leasing costs and other costs of the 501 Riverside Avenue Property provided no event of default under the 501 Riverside Avenue Loan has occurred and is continuing, the lender has approved such use of funds, and certain other conditions are satisfied) and (ii) to the extent no 501 Riverside Avenue Trigger Period is continuing, to be swept to the borrower. Upon the occurrence and during the continuance of an event of default under the 501 Riverside Avenue Loan documents, the lender may apply any funds in the cash management account to amounts payable under the 501 Riverside Avenue Loan (and/or toward the payment of expenses of the 501 Riverside Avenue Property), in such order of priority as the lender may determine.

A “501 Riverside Avenue Trigger Period” means a period commencing upon the earliest of (i) the occurrence and continuance of an event of default under the 501 Riverside Avenue Loan documents, (ii) the debt service coverage ratio being less than 1.15x and (iii) the occurrence of a 501 Riverside Avenue Specified Tenant Trigger Period (as defined below) and expiring upon (x) with regard to any 501 Riverside Avenue Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any 501 Riverside Avenue Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for six consecutive calendar months and (z) with regard to any 501 Riverside Avenue Trigger Period commenced in connection with clause (iii) above, a 501 Riverside Avenue Specified Tenant Trigger Period ceasing to exist in accordance with the 501 Riverside Avenue Loan documents.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: 501 riverside avenue

A “501 Riverside Avenue Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) Specified Tenant (as defined below) being in default under its lease, (ii) Specified Tenant failing to be in actual, physical possession of 30% or more of the Specified Tenant’s space (or applicable portion thereof), failing to be open to the public for business during customary hours and/or “going dark” in 30% or more of the Specified Tenant’s space (or applicable portion thereof), (iii) Specified Tenant giving notice that it is terminating its lease for all or any portion in excess of 30% of, in each case, the Specified Tenant’s space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant’s lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) in whole or in part (excluding any such partial termination or cancellation to the extent the same is consummated pursuant to an amendment to such lease entered into in accordance with the applicable terms and conditions of the 501 Riverside Avenue Loan documents and applies to 30% or less of the Specified Tenant’s space (or applicable portion thereof)) and/or any Specified Tenant’s lease failing to otherwise be in full force and effect; (v) any bankruptcy or similar insolvency of Specified Tenant and (vi) Specified Tenant failing to extend or renew the applicable Specified Tenant’s lease in accordance with the applicable terms and conditions thereof and of the 501 Riverside Avenue Loan documents for at least five years (provided that, solely with respect to EverBank, the trigger in clause (vi) will be deemed to not exist to the extent the borrower has deposited $900,000 (or a letter of credit in lieu thereof) as set forth in the 501 Riverside Avenue Loan documents; and (B) expiring upon (1) the satisfaction of cure conditions in accordance with the 501 Riverside Avenue Loan documents or (2) the borrower re-leasing the entire Specified Tenant’s space (or applicable portion thereof) to one or more new tenants in accordance with the 501 Riverside Avenue Loan documents, each applicable tenant under each such lease accepting the space demised under each such lease with no options to terminate or other “outs” under each such lease (other than those expressly and specifically approved by the lender), each such tenant being in actual, physical occupancy of, and open to the public for business in, the space demised under each such lease and either (A) each such tenant paying full, unabated rent under each such lease or (B) the borrower depositing with the lender the full amount of the abated rent thereunder to be held by the lender as a reserve fund under the 501 Riverside Avenue Loan documents on such terms and conditions as may be reasonably required by the lender.

A “Specified Tenant” means, as applicable, (i) EverBank, as lessee of the Specified Tenant’s space (or any portion thereof), together with its successors and assigns permitted under the applicable lease (individually and collectively (as the context may require), “EverBank”); provided that EverBank will no longer be deemed a Specified Tenant to the extent that its related lease is modified in accordance with the applicable terms and conditions of the 501 Riverside Avenue Loan documents in such a manner as to cause such lease to no longer qualify as a “major lease” under the 501 Riverside Avenue Loan documents, (ii) any other subsequent lessee(s) of the Specified Tenant space (or any portion thereof), provided, that such subsequent lessee(s) shall only be deemed Specified Tenant(s) to the extent the related lease(s) are “major lease(s)” under the 501 Riverside Avenue Loan documents and (iii) any guarantor(s) of the applicable related Specified Tenant’s lease(s).

■	Property Management. The 501 Riverside Avenue Property is managed by Riverside Asset Management, Inc., a borrower affiliate. The lender has the right to direct the borrower to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or any voluntary bankruptcy or insolvency proceeding; (ii) an event of default under the 501 Riverside Avenue Loan documents has occurred and is continuing; (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (iv) a default by the property manager under the property management agreement has occurred and is continuing beyond all applicable notice and cure periods. The borrower has the right to replace the property manager, provided no event of default is continuing under the 501 Riverside Avenue Loan documents and upon 30 days’ prior notice to the lender, with a new or replacement property manager approved by the lender in writing (which such approval may be conditioned upon the lender’s receipt of a rating agency confirmation with respect to such property manager).

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: 501 riverside avenue

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to 100% of the full replacement cost of the 501 Riverside Avenue Property with no deductible in excess of $25,000 (except with respect to earthquake and windstorm coverage, for which no deductible shall be in excess of 5% of the total insurable value of the 501 Riverside Avenue Property), plus a business interruption insurance policy that provides 18 months of business interruption coverage with an additional extended period of indemnity for up to six months after the physical loss has been repaired. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #11: igt reno

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CREFI
Location (City/State)	Reno, NV	Cut-off Date Balance(4)		$30,000,000
Property Type	Mixed Use	Cut-off Date Balance per SF(3)		$63.94
Size (SF)	1,251,179	Percentage of Initial Pool Balance		3.2%
Total Occupancy as of 8/6/2017(1)	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 8/6/2017(1)	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1996 / 2001, 2003, 2005	Mortgage Rate		4.25906%
Appraised Value	$157,230,000	Original Term to Maturity (Months)		120
Appraisal Date	3/29/2017	Original Amortization Term (Months)		360
Borrower Sponsor(2)	AG Net Lease III Corp. and AG Net Lease III (SO) Corp.	Original Interest Only Period (Months)		60
Property Management	Self Managed	First Payment Date		8/6/2017
		Maturity Date		7/6/2027

Underwritten Revenues	$10,961,487
Underwritten Expenses	$866,852	Escrows
Underwritten Net Operating Income (NOI)	$10,094,635		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$9,700,013	Taxes	$0	$0(5)
Cut-off Date LTV Ratio(3)	50.9%	Insurance	$0	$0(5)
Maturity Date LTV Ratio(3)	46.4%	Replacement Reserve	$0	$0(5)
DSCR Based on Underwritten NOI / NCF(3)	2.14x / 2.05x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(3)	12.6% / 12.1%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$80,000,000	51.0%	Purchase Price	$156,000,000	99.4
Principal’s New Cash Contribution	59,383,028	37.9	Closing Costs	883,028	0.6
Mezzanine Debt	17,500,000	11.2

Total Sources	$156,883,028	100.0%	Total Uses	$156,883,028	100.0%

(1)	The IGT Reno Property is currently 100% occupied by the sole tenant and is expected to remain 100% occupied as of August 6, 2017 (the Cut-off Date of the IGT Reno Loan).
(2)	AG Net Lease III Corp. and AG Net Lease III (SO) Corp. are the guarantors of the non-recourse carveouts under the IGT Reno loan
(3)	Calculated based on the aggregate outstanding principal balance of the IGT Reno Loan Combination (as defined below).
(4)	The Cut-off Date Balance of $30,000,000 is evidenced by the controlling note A-1-A, which is part of a $80,000,000 loan combination (the “IGT Reno Loan Combination”) evidenced by three notes. The related companion loans are evidenced by (i) the non-controlling note A-1-B, which has an outstanding principal balance as of the Cut-off Date of $10,000,000, is currently held by Citi Real Estate Funding Inc., and is expected to be contributed to one or more future securitization transactions, and (ii) the non-controlling note A-2, which has an outstanding principal balance as of the Cut-off Date of $40,000,000, is currently held by Cantor Commercial Real Estate Lending L.P., and is expected to be contributed to one or more future securitization transactions.
(5)	During a period when certain triggers have occurred under the IGT Reno Loan documents and neither the borrower nor the sole tenant has made certain required replacements, tax payments, or insurance payments, as applicable, under the IGT Reno Loan documents, the borrower is required to deposit (i) for replacement reserves, $45,154, up to a cap of $2,709,255, (ii) for taxes, one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the next ensuing 12 months assuming that said taxes are to be paid in full, and (ii) one-twelfth of an amount which would be sufficient to pay the insurance premiums due for the renewal of the coverage afforded by the policies upon the expiration thereof.

The following table presents certain information relating to the major tenants at the IGT Reno Property:

Owned Tenant Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA(3)	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
International Game Technology	NR / NR / NR	1,251,179	100.0	$11,000,400	100.0%	$8.79	9/30/2032	3, 5-year options
Ten Largest Owned Tenants		1,251,179	100.0%	$11,000,400	100.0%	$8.79
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Tenants		1,251,179	100.0%	$11,000,400	100.0%	$8.79

(1)	Based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	The IGT Reno Property is comprised of 660,162 SF of office space, 574,718 SF of warehouse space and 16,299 SF of day care space. The allocated rents per SF are $13.24, $3.64, and $10.39 per SF, respectively.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #11: igt reno

The following table presents the lease rollover schedule at the IGT Reno Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
2017	0	0.0%	0.0%	$0	0.0%	$0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027	0	0.0	0.0%	0	0.0	0.00	0
2028 & Thereafter	1,251,179	100.0	100.0%	11,000,400	100.0	8.79	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	1,251,179	100.0%		$11,000,400	100.0%	$8.79	1

(1)	Calculated based on approximate square footage occupied by each Owned Tenant unless otherwise specified.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents certain information relating to historical leasing at the IGT Reno Property:

Historical Leased %(1)(2)

As of 8/6/2017
Owned Space	100.0%

(1)	Based on the underwritten rent roll.

(2)	Due to the recent acquisition of the IGT Reno Property, historical occupancy information is not available.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the IGT Reno Property:

Cash Flow Analysis(1)(2)

	Underwritten	Underwritten $ per SF(3)
Base Rent	$10,680,000	$8.54
Contractual Rent Steps(2)	320,400	0.26
Gross Up Vacancy	0	0.00
Reimbursements	538,007	0.43
Other Income	0	0.00
Gross Revenue	$11,538,407	$9.22

Vacancy & Credit Loss	(576,920)	(0.46)
Effective Gross Income	$10,961,487	$8.76

Real Estate Taxes	$0	$0.00
Insurance	0	0.00
Management Fee	328,845	0.26
Capital Expenditure	538,007	0.43
Total Operating Expenses	$866,852	$0.69

Net Operating Income	$10,094,635	$8.07
TI/LC	394,622	0.32
Capital Expenditures	0	0.00
Net Cash Flow	$9,700,013	$7.75

Occupancy	100.0%
NOI Debt Yield(4)	12.6%
NCF DSCR(4)	2.05x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Due to the recent acquisition of the IGT Reno Property, historical cash flow information is not available.
(3)	Contractual Rent Steps are underwritten based upon the actual scheduled rent increases through April 1, 2018.
(4)	Calculated based on the aggregate outstanding principal balance of the IGT Reno Loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #12: brookwood self storage tx portfolio

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	4	Loan Seller		CREFI
Location (City/State)(1)	Various, Texas	Cut-off Date Balance		$21,500,000
Property Type	Self Storage	Cut-off Date Balance per SF(1)		$62.84
Size (SF)	342,133	Percentage of Initial Pool Balance		2.3%
Total Occupancy as of 4/30/2017	89.6%	Number of Related Mortgage Loans		2
Owned Occupancy as of 4/30/2017	89.6%	Type of Security		Fee Simple
Year Built / Latest Renovation(1)	Various / NAP	Mortgage Rate		3.82000%
Appraised Value(2)	$40,540,000	Original Term to Maturity (Months)		120
Appraisal Date	5/8/2017	Original Amortization Term (Months)		NAP
Borrower Sponsor(3)	Robert Craig Smith	Original Interest Only Period (Months)		120
Property Management	CubeSmart Asset Management, LLC	First Payment Date		8/6/2017
		Maturity Date		7/6/2027

Underwritten Revenues	$4,086,356
Underwritten Expenses	$2,025,621	Escrows
Underwritten Net Operating Income (NOI)	$2,060,736		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,026,523	Taxes	$493,963	$82,327
Cut-off Date LTV Ratio(2)(4)	50.0%	Insurance	$0	$0
Maturity Date LTV Ratio(2)(5)	53.0%	Replacement Reserve(6)	$0	$0
DSCR Based on Underwritten NOI / NCF	2.47x / 2.43x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(4)	10.2% / 10.0%	Other(7)	$1,252,500	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$21,500,000	100.0%	Loan Payoff	$15,594,809	72.5%
			Principal Equity Distribution	3,920,833	18.2
			Reserves	1,746,463	8.1
			Closing Costs	237,895	1.1
Total Sources	$21,500,000	100.0%	Total Uses	$120,125,000	100.0%

(1)	See the Portfolio Summary table below for the Location and Year Built of each of the Brookwood Self Storage TX Portfolio Properties.

(2)	The Appraised Value of $40,540,000 represents the bulk Appraised Value of the Brookwood Self Storage TX Portfolio Properties. The sum of the as-is Appraised Values of the individual Brookwood Self Storage TX Portfolio Properties is $39,000,000.

(3)	Robert Craig Smith is also the Borrower Sponsor for the Brookwood Self Storage LA-MS Portfolio Loan. Brookwood Properties, L.L.C. is the guarantor of the non-recourse carveouts under the Brookwood Self Storage TX Portfolio loan. If at any time Brookwood Properties, L.L.C. does not maintain a net worth of at least $21,500,000 and a liquidity of $2,150,000, Robert Craig Smith is required to be added as a guarantor under the guaranty.

(4)	The Cut-off Date LTV Ratio and the Debt Yield Based on Underwritten NOI / NCF are calculated net of a $1,250,000 holdback reserve. The holdback reserve of $1,250,000 shall be disbursed to the borrower upon satisfaction of certain requirements including, but not limited to, (i) no event of default has occurred and is continuing and (ii) the lender has received evidence that the debt yield equals or exceeds 10.0%. The Cut-off Date LTV Ratio and the Debt Yield Based on Underwritten NOI / NCF calculated based upon the fully funded aggregate Brookwood Self Storage TX Portfolio Loan amount of $21,500,000 and the sum of the “as is” Appraised Values of $39,000,000 are 55.1%, 9.6% and 9.4%, respectively.

(5)	The Maturity Date LTV Ratio is calculated based on the gross loan amount of $21,500,000, which assumes the holdback reserve will be released to the borrower upon satisfaction of the requirements mentioned above. The Maturity Date LTV Ratio calculated based on the sum of the “as is” Appraised Values of $39,000,000 is 55.1%.

(6)	The borrower is required to deposit $2,851 on each due date up to a cap equal to thirty-six monthly payments, and provided further that the borrower has no obligation to make the replacement reserve deposit so long as the debt service coverage ratio is equal to or greater than 1.40x.

(7)	The Other upfront reserve consists of the holdback reserve of $1,250,000 and $2,500 for upfront deferred maintenance.

The following table presents certain information relating to the Brookwood Self Storage TX Portfolio Properties:

Portfolio Summary

Property Name	City	State	Cut-off Date Allocated Loan Amount	Total GLA	Occupancy As of 4/30/2017(1)	Appraised Value	Year Built / Renovated	UW NCF
Double Creek Self Storage	Round Rock	TX	$6,800,000	105,585	86.7%	$11,200,000	2007 / NAP	$672,421
Rolling Oaks Self Storage	San Antonio	TX	5,400,000	81,013	92.6%	9,800,000	2008 / NAP	493,212
Leander Self Storage	Leander	TX	5,400,000	83,640	91.8%	9,700,000	2015 / NAP	516,648
Ingram Park Self Storage	San Antonio	TX	3,900,000	71,895	88.0%	8,300,000	2008 / NAP	344,241
Total / Wtd. Avg.			$21,500,000	342,133	89.6%	$40,540,000(2)		$2,026,523

(1)	Based on the underwritten rent roll dated April 30, 2017.

(2)	The Appraised Value of $40,540,000 represents the bulk Appraised Value of the Brookwood Self Storage TX Portfolio Properties. The sum of the “as-is” Appraised Values of the individual Brookwood Self Storage TX Portfolio Properties is $39,000,000.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #12: brookwood self storage tx portfolio

The following table presents certain information relating to historical leasing at the Brookwood Self Storage TX Portfolio Properties:

Historical Leased %(1)

Property Name	2015	2016	TTM 5/31/2017
Double Creek Self Storage	87.3%	89.4%	91.3%
Rolling Oaks Self Storage	91.0%	93.6%	93.9%
Leander Self Storage	51.8%(2)	85.5%	89.0%
Ingram Park Self Storage	89.4%	92.1%	91.4%
Total / Wtd. Avg.	79.9%	90.0%	91.4%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Brookwood Self Storage TX Portfolio Properties:

Cash Flow Analysis

	2014	2015	2016	TTM 5/31/2017	Underwritten(1)	Underwritten $ per SF
Base Rent	$2,037,054	$2,929,132	$3,519,796	$3,668,121	$3,794,562	$11.09
Gross Up Vacancy	0	0	0	0	424,140	1.24
Other Income	168,429	278,199	374,187	418,235	418,235	1.22
Vacancy & Credit Loss	0	0	0	0	(550,581)	(1.61)
Effective Gross Income	$2,205,483	$3,207,331	$3,893,982	$4,086,356	$4,086,356	$11.94

Real Estate Taxes	$322,207	$829,714	$913,076	$929,570	$978,144	$2.86
Insurance	32,703	34,258	42,122	45,143	32,137	0.09
Management Fee	43,799	162,317	192,396	202,375	204,318	0.60
Other Operating Expenses	573,680	791,987	785,744	811,022	811,022	2.37
Total Operating Expenses	$972,389	$1,818,277	$1,933,337	$1,988,110	$2,025,621	$5.92

Net Operating Income	$1,233,094	$1,389,054	$1,960,645	$2,098,247	$2,060,736	$6.02
TI/LC	0	0	0	0	34,213	0.10
Capital Expenditures	0	0	0	0	0	0.00
Net Cash Flow	$1,233,094	$1,389,054	$1,960,645	$2,098,247	$2,026,523	$5.92

Occupancy	NAP(2)	79.9%	90.0%	91.4%	89.6%
NOI Debt Yield	NAP(2)	6.5%	9.1%	9.8%	10.2%(3)
NCF DSCR	NAP(2)	1.67x	2.35x	2.52x	2.43x

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were are not considered for the underwritten cash flow.
(2)	Occupancy, NOI Debt Yield, and NCF DSCR for the Brookwood Self Storage TX Portfolio are unavailable for 2014 because the Leander Self Storage Property was constructed in 2015.

(3)	Calculated net of a $1,250,000 holdback reserve. The holdback reserve of $1,250,000 shall be disbursed to the borrower upon satisfaction of certain requirements including, but not limited to, (i) no event of default has occurred and is continuing and (ii) lender has received evidence that the debt yield equals or exceeds 10.0%. The NOI Debt Yield calculated based upon the fully funded aggregate Brookwood Self Storage TX Portfolio Loan amount of $21,500,000 is 9.6%.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #13: TOWN SQUARE PLAZA

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CREFI
Location (City/State)	Pottstown, Pennsylvania	Cut-off Date Balance(2)		$21,450,000
Property Type	Retail	Cut-off Date Balance per SF(1)		$99.49
Size (SF)	215,610	Percentage of Initial Pool Balance		2.3%
Total Occupancy as of 3/15/2017	98.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/15/2017	98.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2005 / NAP	Mortgage Rate		4.32000%
Appraised Value	$30,500,000	Original Term to Maturity (Months)		120
Appraisal Date	5/8/2017	Original Amortization Term (Months)		360
Borrower Sponsor(1)	Marc Jacobowitz and Yerachmeal Jacobson	Original Interest Only Period (Months)		36
Property Management	Bluejay Management, LLC	First Payment Date		7/6/2017
		Maturity Date		6/6/2027

Underwritten Revenues	$3,244,935
Underwritten Expenses	$1,024,499	Escrows
Underwritten Net Operating Income (NOI)	$2,220,436		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,107,659	Taxes	$0	$47,352
Cut-off Date LTV Ratio	70.3%	Insurance	$4,910	$2,455
Maturity Date LTV Ratio	61.3%	Replacement Reserve	$0	$2,751
DSCR Based on Underwritten NOI / NCF	1.74x / 1.65x	TI/LC(2)	$250,000	$0
Debt Yield Based on Underwritten NOI / NCF	10.4% / 9.8%	Other(3)	$35,625	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$21,450,000	73.0%	Purchase Price	$28,600,000	97.3%
Principal’s New Cash Contribution	7,938,212	27.0	Closing Costs	497,677	1.7
			Reserves	290,535	1.0

Total Sources	$29,388,212	100.0%	Total Uses	$29,388,212	100.0%

(1)	Marc Jacobowitz and Yerachmeal Jacobson are the guarantors of the non-recourse carveouts under the Town Square Plaza Loan documents.

(2)	The TI/LC Reserve is capped at $250,000. If the Upfront TI/LC Reserve is drawn upon such that the balance is below the cap of $250,000, on each monthly payment date the borrower is required to deposit the $8,984 for Ongoing TI/LC Reserves until such time as the TI/LC Reserve account balance reaches the cap of $250,000.

(3)	The Other upfront reserve consists of $35,625 for immediate repairs.

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the Town Square Plaza Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)(2)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(3)	Tenant GLA	% of Owned GLA	UW Base Rent(4)	% of Total UW Base Rent	UW Base Rent $ per SF(4)	Lease Expiration	Renewal / Extensions Options
Lowe’s (GL)(5)	NR / A3 / A-	134,574	62.4%	$1,079,054	43.8%	$8.02	1/30/2030	4, 5-year options
Michaels	NR / B1 / B	21,562	10.0	204,839	8.3	$9.50	2/28/2019	3, 5-year options
PetSmart	NR / B3 / B-	20,075	9.3	291,087	11.8	$14.50	1/31/2021	2, 5-year options
Rite-Aid	B / B3 / B	13,813	6.4	334,652	13.6	$24.23	1/31/2025	1, 5-year option
Sleepy’s	NR / NR / NR	5,900	2.7	123,900	5.0	$21.00	11/30/2020	2, 5-year options
LongHorn Steakhouse	NR / NR / NR	5,592	2.6	96,800	3.9	$17.31	10/31/2020	2, 5-year options
BB&T	NR / NR / NR	3,064	1.4	159,097	6.5	$51.92	11/30/2024	2, 5-year options
AT&T	A- / Baa1 / BBB+	2,950	1.4	78,529	3.2	$26.62	10/31/2020	NA
Hair Cuttery	NR / NR / NR	1,280	0.6	32,640	1.3	$25.50	11/30/2017	NA
King Wok	NR / NR / NR	1,200	0.6	36,924	1.5	$30.77	11/30/2020	NA
Ten Largest Owned Tenants		210,010	97.4%	$2,437,522	98.9%	$11.61
Remaining Owned Tenants		1,200	0.6	27,000	1.1	$22.50
Vacant Spaces (Owned Space)		4,400	2.0	0	0.0	$0.00
Total / Wtd. Avg. All Owned Tenants		215,610	100.0%	$2,464,522	100.0%	$11.67

(1)	Based on the underwritten rent roll dated March 15, 2017.

(2)	Tenants at the Town Square Plaza Property are not required to report sales.

(3)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(4)	UW Base Rent and UW Base Rent $ per SF include contractual rent increases through December 1, 2017 ($1,080) and the present value of rent steps for Lowe’s (GL) and BB&T ($95,982).

(5)	Lowe’s (GL) owns its improvements and is subject to a ground lease with an initial term expiring January 30, 2030.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #13: TOWN SQUARE PLAZA

The following table presents certain information relating to the lease rollover schedule at the Town Square Plaza Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(3)(4)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2017	1,280	0.6	0.6%	32,640	1.3	$25.50	1
2018	1,200	0.6	1.2%	27,000	1.1	$22.50	1
2019	21,562	10.0	11.2%	204,839	8.3	$9.50	1
2020	15,642	7.3	18.4%	336,153	13.6	$21.49	4
2021	20,075	9.3	27.7%	291,087	11.8	$14.50	1
2022	0	0.0	27.7%	0	0.0	$0.00	0
2023	0	0.0	27.7%	0	0.0	$0.00	0
2024	3,064	1.4	29.1%	159,097	6.5	$51.92	1
2025	13,813	6.4	35.5%	334,652	13.6	$24.23	1
2026	0	0.0	35.5%	0	0.0	$0.00	0
2027	0	0.0	35.5%	0	0.0	$0.00	0
2028 & Thereafter	134,574	62.4	98.0%	1,079,054	43.8	$8.02	1
Vacant	4,400	2.0	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	215,610	100.0%		$2,464,522	100.0%	$11.67	11

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	UW Base Rent and UW Base Rent $ per SF include contractual rent increases through December 1, 2017 ($1,080) and the present value of rent steps for Lowe’s (GL) and BB&T ($95,982).

(4)	Wtd. Avg. UW Base Rent $ per SF excludes vacant space.

The following table presents certain information relating to historical leasing at the Town Square Plaza Property:

Historical Leased %(1)

	2014	2015	2016	As of 3/15/2017(2)
Owned Space	99.4%	99.4%	98.7%	98.0%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.
(2)	Based on the underwritten rent roll dated March 15, 2017.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Town Square Plaza Property:

Cash Flow Analysis(1)

	2014	2015	2016	TTM 3/31/2017	Underwritten(2)	Underwritten $ per SF
Base Rent	$2,380,357	$2,401,118	$2,398,847	$2,382,596	$2,367,460	$10.98
Contractual Rent Steps	0	0	0	0	97,062	0.45
Gross Up Vacancy	0	0	0	0	124,297	0.58
Reimbursements	651,205	788,170	820,734	740,781	816,418	3.79
Other Income(3)	8,291	8,932	9,333	9,206	9,206	0.04
Vacancy & Credit Loss	(3,629)	0	0	0	(169,508)	(0.79)
Effective Gross Income	$3,036,225	$3,198,219	$3,228,914	$3,132,583	$3,244,935	$15.05

Real Estate Taxes	$397,475	$459,336	$543,760	$547,881	$536,623	$2.49
Insurance	22,839	23,208	23,570	23,569	28,056	0.13
Management Fee	91,087	95,947	96,867	93,977	97,348	0.45
Other Operating Expenses	324,349	450,614	343,636	296,018	362,472	1.63
Total Operating Expenses	$835,750	$1,029,105	$1,007,833	$961,446	$1,024,499	$4.75

Net Operating Income	$2,200,475	$2,169,114	$2,221,080	$2,171,137	$2,220,436	$10.30
TI/LC	0	0	0	0	79,761	0.37
Capital Expenditures	0	0	0	0	33,017	0.15
Net Cash Flow	$2,200,475	$2,169,114	$2,221,080	$2,171,137	$2,107,659	$9.78

Occupancy	99.4%	99.4%	98.7%	98.3%	95.0%
NOI Debt Yield	10.3%	10.1%	10.4%	10.1%	10.4%
NCF DSCR	1.72x	1.70x	1.74x	1.70x	1.65x

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent includes contractual rent increases through December 1, 2017 ($1,080) and the present value of rent steps for Lowe’s (GL) and BB&T ($95,982).

(3)	Other Income consists of $6,000 of annual signage income from AT&T plus other miscellaneous items.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #14: 7 EAST 96TH STREET

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CREFI
Location (City/State)	New York, New York	Cut-off Date Balance		$20,000,000
Property Type	Office	Cut-off Date Balance per SF		$1,052.63
Size (SF)	19,000	Percentage of Initial Pool Balance		2.1%
Total Occupancy as of 8/6/2017(1)	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 8/6/2017(1)	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1913 / 2017	Mortgage Rate		4.70000%
Appraised Value	$38,000,000	Original Term to Maturity (Months)		120
Appraisal Date	6/1/2017	Original Amortization Term (Months)		NAP
Borrower Sponsor(2)	Edmond M. Safra	Original Interest Only Period (Months)		120
Property Management	Self Managed	First Payment Date		8/6/2017
		Maturity Date		7/6/2027

Underwritten Revenues	$1,815,942
Underwritten Expenses	$326,518	Escrows
Underwritten Net Operating Income (NOI)	$1,489,424		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,418,542	Taxes	$18,047	$18,047
Cut-off Date LTV Ratio	52.6%	Insurance	$10,789	$981
Maturity Date LTV Ratio	52.6%	Replacement Reserve	$0	$816
DSCR Based on Underwritten NOI / NCF	1.56x / 1.49x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	7.4% / 7.1%	Other(3)	$150,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$20,000,000	100.0%	Principal Equity Distribution(4)	$18,681,544	93.4%
			Closing Costs	1,139,620	5.7
			Reserves	178,836	0.9
Total Sources	$20,000,000	100.0%	Total Uses	$20,000,000	100.0%

(1)	The 7 East 96th Street Property is currently 100% occupied by the sole tenant and is expected to remain 100% occupied as of August 6, 2017 (the Cut-off Date of the 7 East 96th Street Loan).

(2)	Edmond M. Safra is the guarantor of the non-recourse carveouts under the 7 East 96th Street loan.

(3)	The upfront other reserve is for unfunded tenant obligations totaling $150,000 for the Alpha Plus US LP space.

(4)	In April 2016, Manhattan Country School sold the 7 East 96th Street Property, which was vacant, to the Sponsor for $20,000,000. The 7 East 96th Street Loan is a recapitalization loan.

The following table presents certain information relating to the single tenant at the 7 East 96th Street Property:

Largest Owned Tenant Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extensions Options
Alpha Plus US LP(2)	NR / NR / NR	19,000	100.0%	$1,590,000	100.0%	$83.68	5/31/2037	1, 10-year option
Vacant Spaces (Owned Space)		0	0	0	0	0
Total / Wtd. Avg. All Owned Tenants		19,000	100.0%	$1,590,000	100.0%	$83.68

(1)	Based on the underwritten rent roll dated August 6, 2017.

(2)	The sole tenant, Alpha Plus US LP is currently doing business as the Wetherby-Pembridge School.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #14: 7 EAST 96TH STREET

The following table presents certain information relating to the lease rollover schedule at the 7 East 96th Street Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2017	0	0.0	0.0%	0	0.0	$0.00	0
2018	0	0.0	0.0%	0	0.0	$0.00	0
2019	0	0.0	0.0%	0	0.0	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028 & Thereafter	19,000	100.0	100.0%	1,590,000	100.0	$83.68	1
Vacant	0	0.0	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	19,000	100.0%		$1,590,000	100.0%	$83.68	1

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents certain information relating to historical leasing at the 7 East 96th Street Property:

Historical Leased %(1)(2)

As of 8/6/2017(3)
Owned Space	100.0%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.
(2)	Due to the recent acquisition of the 7 East 96th Street Property as vacant, historical leasing information is not available.

(3)	Based on the underwritten rent roll dated August 6, 2017.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 7 East 96th Street Property:

Cash Flow Analysis(1)

	Underwritten	Underwritten $ per SF
Base Rent	$1,590,000	$83.68
Contractual Rent Steps	0	0.00
Gross Up Vacancy	0	0.00
Reimbursements	321,518	16.92
Other Income	0	0.00
Vacancy & Credit Loss	(95,576)	(5.03)
Effective Gross Income	$1,815,942	$95.58

Real Estate Taxes	$200,521	$10.55
Insurance	66,519	3.50
Management Fee	54,478	2.87
Other Operating Expenses	5,000	0.26
Total Operating Expenses	$326,518	$17.19

Net Operating Income	$1,489,424	$78.39
TI/LC	61,090	3.22
Capital Expenditures	9,792	0.52
Net Cash Flow	$1,418,543	$74.66

Occupancy	100.0%
NOI Debt Yield	7.4%
NCF DSCR	1.49x

(1)	The 7 East 96th Street Property, which was built in 1913, lacks historical cash flow information because it initially served as a luxury residence and subsequently operated as a school facility for the Manhattan Country School from 1966 to 2015. In April 2016, Manhattan Country School sold the 7 East 96th Street Property, which was vacant, to the Sponsor for $20,000,000. The 7 East 96th Street Property is currently 100% leased by Alpha Plus US LP under a new 20-year NNN lease and will operate the Wetherby-Pembridge School at the 7 East 96th Street Property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #15: residence inn columbus easton

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CREFI
Location (City/State)	Columbus, Ohio	Cut-off Date Balance		$19,926,475
Property Type	Hospitality	Cut-off Date Balance per Room		$166,053.96
Size (Rooms)	120	Percentage of Initial Pool Balance		2.1%
Total TTM Occupancy as of 2/28/2017	83.6%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 2/28/2017	83.6%	Type of Security		Fee Simple
Year Built / Latest Renovation	2000, 2013	Mortgage Rate		4.55000%
Appraised Value(1)	$31,500,000	Original Term to Maturity (Months)		120
Appraisal Date(1)	4/1/2018	Original Amortization Term (Months)		360
Borrower Sponsor(2)	Morton L. Olshan	Original Interest Only Period (Months)		0
Property Management(3)	Mall Properties, Inc.	First Payment Date		6/1/2017
		Maturity Date		5/1/2027

Underwritten Revenues	$6,271,636
Underwritten Expenses	$3,607,582	Escrows
Underwritten Net Operating Income (NOI)	$2,664,054
Underwritten Net Cash Flow (NCF)	$2,413,188		Upfront	Monthly
Cut-off Date LTV Ratio(1)	63.3%	Taxes	$25,319	$25,319
Maturity Date LTV Ratio(1)	51.4%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	2.18x / 1.97x	FF&E(4)	$0	$0
Debt Yield Based on Underwritten NOI / NCF	13.4% / 12.1%	Other(5)	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$20,000,000	100.0%	Loan Payoff	$7,165,056	35.8%
			Principal Equity Distribution	7,014,852	35.1
			Other Uses(5)	5,283,750	26.4
			Closing Costs	511,023	2.6
			Reserves	25,319	0.1
Total Sources	$20,000,000	100.0%	Total Uses	$20,000,000	100.0%

(1)	The “as-is” Appraised Value for the Residence Inn Columbus Easton Property is $30,900,000 with an “as-is” date of valuation of March 23, 2017. The “as complete’ Appraised Value is $31,500,000 as of the prospective date of April 1, 2018. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio were calculated based on the “as complete” Appraised Value of $31,500,000.

(2)	Morton L. Olshan is the guarantor of the non-recourse carveouts under the Residence Inn Columbus Easton Loan.

(3)	The property manager for the Residence Inn Columbus Easton Property is Mall Properties, Inc. d/b/a Olshan Properties.

(4)	On each monthly payment date, the borrower is required to deposit into an FF&E reserve account an amount equal to the greater of (i) one twelfth of 4.0% of the greater of (x) the annual gross revenues for the hotel related operations at the Residence Inn Columbus Easton Mortgaged Property for the immediately preceding calendar year and (y) the projected annual gross revenues for the hotel related operations at the Residence Inn Columbus Easton Mortgaged Property for the calendar year in which such monthly payment date occurs as set forth in the approved annual budget (or if no approved annual budget then exists, the annual budget for the prior year, until such time as an approved annual budget exists) and (ii) the amount of the deposit (if any) then required under the franchise agreement. In accordance with the Residence Inn Columbus Easton Mortgage Loan documents, the FF&E Reserve account will be held by Iberia Bank. Until (i) an event of default under the Residence Inn Columbus Easton Loan, or (ii) the debt service coverage ratio falling below 1.25X (a “Trigger Period”), the borrower has direct access to the FF&E reserve account held by Iberia Bank and distributions are not controlled by lender, provided, that the borrower is required to delivery quarterly reports to lender. Upon the occurrence and during the continuance of a Trigger Period, all sums on deposit in the account held by Iberia Bank are transferred to an account held by lender and during such period, monthly deposits are made to an account maintained by the lender and are subject to distribution procedures set forth in the Residence Inn Columbus Easton Loan documents. Provided no other Trigger Period shall have occurred and is then continuing, upon the expiration of any applicable Trigger Period, funds held in the account maintained by lender are transferred back to the account held by Iberia Bank.

(5)	On the origination date of the Residence Inn Columbus Easton Loan, the borrower deposited $5,283,750 into a PIP reserve account held by Signature Bank. Until the occurrence and during the continuance of a Trigger Period, the borrower has direct access to the PIP reserve account held by Signature Bank and distributions are not controlled by the lender, provided, that the borrower is required to deliver quarterly reports to the lender. Upon the occurrence and during the continuance of a Trigger Period, all sums on deposit in the PIP reserve account held by Signature Bank will be transferred to an account held by the lender. Provided no other Trigger Period has occurred and is then continuing, upon the expiration of any applicable Trigger Period, funds held in the account maintained by the lender will be transferred back to the PIP reserve account held by Signature Bank.

The following table presents certain information relating to the 2016 demand analysis with respect to the Residence Inn Columbus Easton Property based on market segmentation, as provided in the appraisal for the Residence Inn Columbus Easton Property:

2016 Accommodated Room Night Demand(1)

Commercial	Leisure	Group	Extended Stay
30%	20%	10%	40%

(1)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #15: residence inn columbus easton

The following tables present certain information relating to historical occupancy, ADR and RevPAR at the Residence Inn Columbus Easton Property and its competitive set, as provided in a market report:

Historical Statistics(1)

	Residence Inn Columbus Easton			Competitive Set			Penetration
	TTM 2/28/2015	TTM 2/28/2016	TTM 2/28/2017	TTM 2/28/2015	TTM 2/28/2016	TTM 2/28/2017	TTM 2/28/2015	TTM 2/28/2016	TTM 2/28/2017
Occupancy	78.7%	82.1%	83.6%	72.9%	76.4%	77.3%	108.0%	107.4%	108.1%
ADR	$164.44	$168.37	$167.27	$124.76	$131.91	$133.75	131.8%	127.6%	125.1%
RevPAR	$129.42	$138.23	$139.84	$90.91	$100.84	$103.44	142.4%	137.1%	135.2%

(1)	Source: February 2017 travel research report.

■	Operating History and Underwritten Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Residence Inn Columbus Easton Property:

Cash Flow Analysis(1)

	2014	2015	2016	TTM 2/28/2017	Underwritten	Underwritten $ per Room
Room Revenue	$5,792,481	$6,021,122	$6,067,460	$6,163,535	$6,163,535	$51,363
Other Revenue(2)	130,423	134,736	111,128	108,101	108,101	901
Total Revenue	$5,922,904	$6,155,858	$6,178,588	$6,271,636	$6,271,636	$52,264

Room Expense	1,106,462	1,179,348	1,114,230	1,094,895	1,130,950	9,425
Other Expense	25,793	27,238	23,419	23,233	23,233	194
Total Departmental Expense	$1,132,255	$1,206,586	$1,137,649	$1,118,128	$1,154,183	$9,618
Total Undistributed Expense	1,829,419	1,907,039	1,864,097	1,954,949	2,022,511	16,854
Total Fixed Charges	409,799	409,117	436,802	441,392	430,887	3,591
Total Operating Expenses	$3,371,473	$3,522,742	$3,438,548	$3,514,469	$3,607,582	$30,063

Net Operating Income	$2,551,431	$2,633,116	$2,740,040	$2,757,167	$2,664,054	$22,200
FF&E	236,916	246,234	247,144	250,865	250,865	2,091
Net Cash Flow	$2,314,515	$2,386,882	$2,492,896	$2,506,301	$2,413,188	$20,110

Occupancy	79.5%	80.1%	82.7%	83.6%	83.6%
NOI Debt Yield	12.8%	13.2%	13.8%	13.8%	13.4%
NCF DSCR	1.89x	1.95x	2.04x	2.05x	1.97x

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other Revenue consists of revenue from the sundry shop, meeting room and banquet, and other miscellaneous income items.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.